Exhibit 10.5

$150,000,000

CREDIT AGREEMENT,

dated as of April 17, 2012,

among

APPLIED MEDICAL RESOURCES CORPORATION

and

APPLIED MEDICAL DISTRIBUTION CORPORATION,

as the Borrowers,

APPLIED MEDICAL CORPORATION,

as the Guarantor,

CERTAIN FINANCIAL INSTITUTIONS,

as the Lenders,

and

CITIBANK, N.A.,

as the Administrative Agent.

CITIBANK, N.A.

as Sole Lead Arranger and Sole Bookrunner

HSBC BANK USA, NATIONAL ASSOCIATION,

as Syndication Agent

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

SCHEDULES

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Percentages and Amounts
SCHEDULE III	-	Administrative Information

EXHIBITS

EXHIBIT A-1	-	Form of Revolving Note
EXHIBIT A-2	-	Form of Swing Line Note
EXHIBIT B-1	-	Form of Term Note
EXHIBIT B-2	-	Form of Delayed Draw Term Note
EXHIBIT C-1	-	Form of Borrowing Request
EXHIBIT C-2	-	Form of Continuation/Conversion Notice
EXHIBIT C-3	-	Form of Issuance Request
EXHIBIT D	-	Form of Assignment and Assumption
EXHIBIT E	-	Form of Mortgage
EXHIBIT F	-	Form of Compliance Certificate
EXHIBIT G	-	Form of Pledge Agreement
EXHIBIT H	-	Form of Security Agreement
EXHIBIT I-1	-	Form of Bailee Waiver
EXHIBIT I-2	-	Form of Landlord Waiver
EXHIBIT J	-	Form of Guaranty
EXHIBIT K	-	Form of Effective Date Certificate
EXHIBIT L	-	Form of Solvency Certificate
EXHIBIT M	-	Form of Incremental Commitment Joinder Agreement
EXHIBIT N-1	-	Form of U.S. Tax Compliance Certificate
EXHIBIT N-2	-	Form of U.S. Tax Compliance Certificate
EXHIBIT N-3	-	Form of U.S. Tax Compliance Certificate
EXHIBIT N-4	-	Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of April 17, 2012, among APPLIED MEDICAL RESOURCES CORPORATION, a California corporation (“AMRC”), APPLIED MEDICAL DISTRIBUTION CORPORATION, a California corporation (“AMDC”; and together with AMRC, each a “Borrower” and collectively the “Borrowers”), APPLIED MEDICAL CORPORATION, a Delaware corporation (“Holdings”), the Lenders (as defined herein) from time to time parties hereto, and CITIBANK, N.A., a national banking association (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers are either direct or indirect wholly-owned Subsidiaries (such capitalized term and all other capitalized terms used in these recitals without definition shall have the meanings provided for in Article I hereto) of Holdings;

WHEREAS, the Borrowers develop, manufacture and market medical devices for surgical procedures; and

WHEREAS, the Borrowers desire to obtain from the Lenders:

(a) Term Loan Commitments pursuant to which Term Loans will be made by the Term Lenders on the date of the initial Credit Extension in an aggregate principal amount not to exceed the Term Loan Commitment Amount; and

(b) Revolving Loan Commitments pursuant to which (i) Revolving Loans will be made by the Revolving Lenders from time to time in an aggregate principal amount at any one time outstanding not to exceed the Revolving Loan Commitment Amount, (ii) Letters of Credit will be issued by each L/C Issuer from time to time in a maximum aggregate principal amount at any one time outstanding not to exceed the Letter of Credit Commitment Amount and (iii) Swing Line Loans will be made by the Swing Line Lender in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Loan Commitment Amount, provided that, in any event, the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, together with the aggregate principal amount of all Letter of Credit Outstandings, shall not at any one time exceed the Revolving Loan Commitment Amount; and

(c) Delayed Draw Term Loan Commitments pursuant to which Delayed Draw Term Loans will be made by the Delayed Draw Term Lenders from time to time in an aggregate principal amount not to exceed the Delayed Draw Term Loan Commitment Amount; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments, make such Loans and issue (or participate in) Letters of Credit, in each case for the account of the Borrowers;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

“Account” means any “account” (as defined in Section 9-102(a)(2)(i) or 9-102(a)(2)(ii) of the U.C.C.) of any Person.

“Acquired Entity” is defined in the definition “Permitted Acquisition”.

“Adjusted Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (rounded upwards to the next nearest 1/100 of 1%) (a) (i) the rate per annum equal to the rate determined by the Administrative Agent to be the rate per annum (rounded upward to the nearest 1/100 of 1%) appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, or (ii) in the event the rates referenced in the preceding clause (i) are not available, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the offered quotation rate to major banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, by (b) an amount equal to (i) one minus (ii) the Eurodollar Reserve Requirement.

“Administrative Agent” is defined in the preamble and includes each successor Administrative Agent pursuant to Section 9.5.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate for loans denominated in Dollars;

(b)  1/2 of one percent per annum above the Federal Funds Rate; and

(c) the British Bankers Association Interest Settlement Rate applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time on such day).

For purposes hereof, “Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent in a commercially reasonable manner.

Any change in the Alternate Base Rate due to a change in the calculation thereof by the Administrative Agent shall be effective on the effective date of such change and without the necessity of notice being provided to the Borrowers or any other Person.

“AMDC” is defined in the preamble.

“AMRC” is defined in the preamble.

“Applicable Margin” means (a) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth below in the column entitled “Applicable Margin for Base Rate Loans”; and (b) with respect to the unpaid principal amount of each Eurodollar Rate Loan, the applicable percentage set forth below in the column entitled “Applicable Margin for Eurodollar Rate Loans”.

Level	Leverage Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For Eurodollar Rate Loans

I.	Greater than or equal to 2.00:1.00	1.25%	2.25%

II.	Greater than or equal to 1.50:1.00 but less than 2.00:1.00	1.00%	2.00%

III.	Greater than or equal to 0.75:1.00 but less than 1.50:1.00	0.75%	1.75%

IV.	Less than 0.75:1.00	0.50%	1.50%

The Leverage Ratio that is used to compute the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by AMRC to the Administrative Agent pursuant to clause (d) of Section 7.1.1; changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the first Business Day following delivery by AMRC to the Administrative Agent of a new Compliance Certificate pursuant to clause (d) of

Section 7.1.1. If AMRC shall fail to deliver a Compliance Certificate as and when required pursuant to clause (d) of Section 7.1.1, the Applicable Margin from and including the date of such required delivery to but not including the date AMRC delivers to the Administrative Agent such Compliance Certificate shall conclusively be presumed to equal the relevant Applicable Margin set forth at Level I above. In the event that (i) any financial statement delivered pursuant to clause (a) or (b) of Section 7.1.1 or any Compliance Certificate delivered by AMRC is shown to be inaccurate at any time that this Agreement is in effect and (ii) such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin applied for such period, then (x) AMRC shall promptly (and, in any event, within five Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such period, (y) the Applicable Margin for such period shall be determined by reference to such corrected Compliance Certificate and (z) the Borrowers shall promptly (and in any event within three Business Days thereafter) pay to the Administrative Agent the accrued additional interest owing as a result of the application of such increased Applicable Margin for such period. Notwithstanding the foregoing, until the date on which AMRC is first required to deliver a Compliance Certificate after the Effective Date pursuant to clause (d) of Section 7.1.1, the Applicable Margin shall be determined with reference to Level III above.

“Applicable Revolving Percentage” means, relative to any Revolving Lender, the percentage of the total Revolving Loan Commitment represented by such Revolving Lender’s Revolving Loan Commitment. If the Revolving Loan Commitment has terminated or expired, the Applicable Revolving Percentage shall be determined based upon the Revolving Loan Commitment most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means the Assignment and Assumption substantially in the form of Exhibit D attached hereto.

“Authorized Officer” means, relative to any Loan Party, each Financial Officer and other officers of such Loan Party whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.2, as such certificate may be updated from time to time.

“Bailee Waiver” means a Bailee Waiver in substantially the form of Exhibit I-1 attached hereto.

“Base Rate Loan” means a Loan bearing interest at a fluctuating interest rate determined by reference to the Alternate Base Rate.

“Borrower” and “Borrowers” are defined in the preamble.

“Borrowing” means the Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

“Borrowing Request” means a Borrowing Request, duly executed by an Authorized Officer of either Borrower, in substantially the form of Exhibit C-1 attached hereto.

“Business Day” means (a) any day on which the Administrative Agent is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and (b) relative to the making, continuing, conversion into, prepaying or repaying of any Eurodollar Rate Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market.

“Capital Expenditures” means, for any period, the sum (without duplication) of (a) the aggregate amount of all expenditures of Holdings and its Subsidiaries for fixed or capital assets or additions to plant, property or equipment (including replacements and capitalized repairs) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) the aggregate amount of all Capitalized Lease Liabilities payments during such period; provided, however, that Capital Expenditures shall not include (i) the amount of Net Disposition Proceeds and Net Insurance Proceeds reinvested in accordance with clause (g) of Section 3.1.2; (ii) expenditures made in order to finance the consummation of a Permitted Acquisition (or incurred by the Person acquired in the Permitted Acquisition prior to the consummation of such Permitted Acquisition), (iii) the purchase price of Equipment that is purchased simultaneously with the trade-in of existing Equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such Equipment for the Equipment being traded in at such time, (iv) expenditures that are accounted for as Capital Expenditures by Holdings or any of its Subsidiaries and that actually are paid for, or reimbursed to Holdings or any of its Subsidiaries in cash or Cash Equivalent Investments, by a Person other than Holdings or any of its Subsidiaries, and for which neither Holdings nor any of its Subsidiaries has provided or will provide or incur, directly or indirectly, any consideration or obligation in respect of such expenditures to such Person or any other Person (whether before, during or after such period) or (v) expenditures made with cash proceeds from issuances of Equity Interests of Holdings or from a contribution of capital made to a Borrower.

“Capital Expenditures Exclusion” means:

(a) for Fiscal Year 2012 the lesser of (i) $10,000,000 or (ii) the actual cash Capital Expenditures that are incurred in connection with the capital costs of Holdings and its Subsidiaries; provided that (A) AMRC may, in its sole discretion, by notice to the Administrative Agent, allocate such amounts to one or more Fiscal Quarters during Fiscal Year 2012, provided that not more than $7,500,000 shall be so allocated to the Fiscal Quarter ending March 31, 2012, (B) such amounts may only be allocated by AMRC if, as of the relevant Fiscal Quarter end of the Fiscal Quarter in which such amounts are so allocated, the aggregate amount of (x) cash and Cash Equivalent Investments of Holdings and its Subsidiaries plus (y) the unused portion of the Revolving Loan Commitment Amount is not less than $40,000,000 and (C) such amounts shall be excluded from the calculation of the Fixed Charge Coverage Ratio only for the four full Fiscal Quarter period following the Fiscal Quarter end in which such amounts are so allocated (and no subsequent Fiscal Quarter); and

(b) for Fiscal Year 2014 the lesser of (i) $10,000,000 or (ii) the actual cash Capital Expenditures that are incurred in connection with the capital costs of Holdings and its Subsidiaries; provided that (A) AMRC may, in its sole discretion, by notice to the Administrative Agent, allocate such amounts to one or more Fiscal Quarters during Fiscal Year 2014, (B) such amounts may only be allocated by AMRC if, as of the relevant Fiscal Quarter end of the Fiscal Quarter in which such amounts are so allocated, (I) the aggregate amount of (x) cash and Cash Equivalent Investments of Holdings and its Subsidiaries plus (y) the unused portion of the Revolving Loan Commitment Amount is not less than $40,000,000 and (II) EBITDA for the Rolling Period ending as of the relevant Fiscal Quarter end of the Fiscal Quarter in which such amounts are so allocated is not less than $85,000,000 and (C) such amounts shall be excluded from the calculation of the Fixed Charge Coverage Ratio only for the four full Fiscal Quarter period following the Fiscal Quarter in which such amounts are so allocated (and no subsequent Fiscal Quarter).

“Capitalized Lease Liabilities” means all monetary obligations of the Holdings and its Subsidiaries under any leasing or similar arrangement with respect to any real or personal property which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Carry-Forward Amount” is defined in Section 7.2.5.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Revolving Lenders, as collateral for Letter of Credit Outstandings or obligations of the Revolving Lenders to fund participations in respect of Letter of Credit Outstandings, cash or deposit account balances or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investment” means, at any time:

(a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition thereof, issued or guaranteed by the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) commercial paper, maturing not more than one year from the date of acquisition thereof and rated (at the time of acquisition thereof) at least A-2 by S&P or P-2 by Moody’s, which is issued by a corporation (other than an Affiliate of any Loan Party) organized under the Laws of any state of the United States or of the District of Columbia;

(c) any certificate of deposit or bankers acceptance or time deposit, maturing not more than one year after such time, which is issued by a commercial banking institution that (i) is a member of the Federal Reserve System, (ii) has a combined capital and surplus and undivided profits of not less than $250,000,000 and (iii) has a credit rating (at the time of acquisition thereof) of A2 or higher from Moody’s or A or higher from S&P;

(d) any investment in money market mutual funds that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated (at the time of acquisition thereof) AAA- by S&P and Aaa3 by Moody’s;

(e) any repurchase agreement that is entered into with a commercial banking institution of the stature referred to in clause (c) with respect to securities of the type described in any of clauses (a) through (c), has a maturity of not more than 90 days and a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial banking institution;

(f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) have (at the time of acquisition thereof) one of the two highest ratings obtainable from either S&P or Moody’s;

(g) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; and

(h) other short-term investments utilized by Holdings or any Subsidiaries in jurisdictions other than the United States in accordance with normal investment practices for cash management in investments of a type and credit quality analogous to any of the foregoing, including any cash held in foreign currencies on deposit or otherwise invested with banking institutions of recognized standing in the relevant jurisdiction.

“Cash Management Liabilities” means all obligations of Holdings and its Subsidiaries owing to any Lender or Affiliate thereof (or any Person that was a Lender or Affiliate thereof at the time of entry) with respect to any treasury or cash management services (including, without limitation, automated clearinghouse transactions, return items and overdraft protection) that are provided to Holdings or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means:

(a) the failure at any time of the Management Investors, in the aggregate, to own beneficially at least 25% of the issued and outstanding voting Equity Interests of Holdings, on a fully diluted basis;

(b) any three or more of the Key Executives cease performing an active role in the senior management of any Borrower, unless the Administrative Agent approves any new executive replacing such three or more Key Executives within 30 days after the occurrence of the foregoing;

(c) the failure of Holdings at any time to own, either directly or indirectly, beneficially 100% of the issued and outstanding Equity Interests of either Borrower (whether voting or non-voting), on a fully diluted basis, such Equity Interests to be held free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Lender Parties pursuant to the Loan Documents);

(d) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Management Investors, shall after the Effective Date become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; or

(e) during any period of 12 consecutive months, a majority of the seats (other than vacant seats) on the board of directors or similar governing body of Holdings shall cease to be occupied by Persons who were (i) members of the board of directors or similar governing body of Holdings on the Effective Date or nominated or designated by directors who were directors of Holdings on the Effective Date (in each case other than any Person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors or similar governing body of Holdings, other than any such solicitation made by the board of directors or similar governing body of Holdings) or (ii) appointed, designated or approved by the directors so nominated or designated.

“Change in Law” means the occurrence, after the Effective Date, of (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case constitute a “Change in Law” regardless of the date enacted, adopted or issued.

“Citibank” is defined in the preamble.

“Class” means each separate class of Lenders comprising the Revolving Lenders, the Term Lenders, the Delayed Draw Term Lenders or the Swing Line Lender, as the case may be.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means the Equity Interests of each Borrower and any assets of the Borrowers or of any other Loan Party that is subject to a Lien required pursuant to any Loan Document.

“Commitment” means, as the context may require, a Lender’s Revolving Loan Commitment, Term Loan Commitment, Delayed Draw Term Loan Commitment, Letter of Credit Commitment or Swing Line Loan Commitment.

“Commitment Amount” means, as the context may require, the Revolving Loan Commitment Amount, the Term Loan Commitment Amount, the Delayed Draw Term Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

“Commitment Increase Effective Date” is defined in clause (d) of Section 2.10.

“Commitment Termination Event” means (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3 or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to AMRC that the Commitments have been terminated.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with AMRC within the meaning of Section 4001 of ERISA or is a part of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the Code.

“Communications” is defined in clause (c)(ii) of Section 10.2.

“Compliance Certificate” means a Compliance Certificate duly executed by a Financial Officer of Holdings, substantially in the form of Exhibit F attached hereto together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the compliance of the Loan Parties with the financial covenants contained herein.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss (including by providing a Lien on its property or assets, maintaining any financial statement condition or liquidity level, or purchasing or leasing any property or services)) the indebtedness or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Contingent Liability of any guaranteeing Person shall be equal to the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Contingent Liability, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Contingent Liability shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the applicable Loan Party.

“Connection Income Taxes” mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes, excise Taxes, or branch profits Taxes.

“Continuation/Conversion Notice” means a Continuation/Conversion Notice duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit C-2 attached hereto.

“Credit Extension” means, as the context may require (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, any increase in the Stated Amount of any Letter of Credit or the extension of any Stated Expiry Date of any existing Letter of Credit, by an L/C Issuer.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions, in each case from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to clause (b) of Section 4.14, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and AMRC that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, if any, shall be specifically identified) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender Party any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified AMRC, the Administrative Agent, any L/C Issuer or the Swing Line Lender that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable Default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or AMRC, to confirm in writing to the Administrative Agent and AMRC that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause upon receipt of such confirmation by the Administrative Agent and AMRC), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to clause (b) of Section 4.14) upon delivery of notice of such determination to AMRC and each other Lender Party.

“Delayed Draw Term Lender” means a Lender with a Delayed Draw Term Loan Commitment or holding Delayed Draw Term Loans as designated in Schedule II hereto, in an Assignment and Assumption or an Incremental Commitment Joinder Agreement.

“Delayed Draw Term Loan” is defined in Section 2.1.3.

“Delayed Draw Term Loan Commitment” is defined in Section 2.1.3.

“Delayed Draw Term Loan Commitment Amount” means, on any date prior to the Delayed Draw Term Loan Commitment Termination Date, $65,000,000, as such amount may be increased pursuant to Section 2.10 or reduced pursuant to Section 2.3, minus the original principal amount of all Delayed Draw Term Loans made prior to such date.

“Delayed Draw Term Loan Commitment Termination Date” means the earlier of (a) April 17, 2017 and (b) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described above, the Delayed Draw Term Loan Commitment shall terminate automatically and without any further action.

“Delayed Draw Term Note” means a promissory note of the Borrowers that is payable to any Delayed Draw Term Lender, substantially in the form of Exhibit B-2 attached hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Delayed Draw Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Deposit Account” has the meaning provided for in the U.C.C. and includes, without limitation, each bank account, lock-box account, concentration account and collateral account maintained by Holdings or any of its Subsidiaries.

“Deposit Account Bank” means each bank or other financial institution that has entered into a Deposit Account Control Agreement.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement in such form as may be reasonably acceptable to the Administrative Agent, executed by a Deposit Account Bank and any applicable Loan Party.

“Disbursement” is defined in Section 2.7.3.

“Disbursement Date” is defined in Section 2.7.3.

“Disclosure Schedule” means the Disclosure Schedule attached as Schedule I hereto.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security or any other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests and cash in lieu of fractional shares of such Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale), (b) is redeemable at the option of the holder thereof (other than for Qualified Equity Interests and cash in lieu of fractional shares of such Qualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale), (c) provides for and requires scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the then Stated Maturity Date in effect at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees, directors, managers, officers or consultants of Holdings (or any parent company) or its Subsidiaries or by any such plan to such Persons, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and the symbol “$” mean lawful money of the United States.

“Domestic Subsidiary” means each Subsidiary of either Borrower that is organized under the Laws of any State of the United States or the District of Columbia.

“EBITDA” means, for any period, the sum, without duplication, for such period, of:

(a) Net Income during such period;

plus

(b) Interest Expense during such period and, to the extent not reflected in such Interest Expense, any (i) non-cash losses with respect to obligations under any Swap Agreements (including any applicable termination payment) entered into for the purpose of hedging interest rate risk and (ii) bank and financing fees (including commitment and agency fees) and out-of-pocket transaction costs and expenses with respect to the Loan Documents that were or are incurred;

plus

(c) out-of-pocket transaction costs and expenses with respect to the 2012 Equity Offering in calendar years 2011 and 2012 (in an aggregate amount not to exceed, in the case of such costs and expenses in calendar year 2012, $2,000,000);

plus

(d) the amount deducted, in determining Net Income, of all income, excise, property, franchise and similar taxes and foreign withholdings taxes (whether paid or deferred and including any penalties and default interest payments) of Holdings and its Subsidiaries during such period;

plus

(e) the amount deducted, in determining Net Income, representing amortization and depreciation of assets of Holdings and its Subsidiaries during such period;

plus

(f) non-cash compensation, in the form of Equity Interests in Holdings, paid to employees, officers or directors of Holdings or its Subsidiaries during such period;

plus

(g) any other non-cash charges, including (i) any non-cash write-offs or write-downs, (ii) non-cash equity-based awards compensation expense, (iii) non-cash losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets or long-lived assets and (iv) all non-cash losses from investments recorded using the equity method;

plus

(h) any net non-cash loss resulting during such period from currency transaction losses.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 10.8.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under clauses (b)(iii), (v) and (vi) of Section 10.10 (subject to such consents, if any, as may be required under clause (b)(iii) of Section 10.10).

“Environmental Consultant” is defined in clause (b) of Section 7.1.6.

“Environmental Laws” means all Laws relating to public health and safety and protection of the environment, preservation or reclamation of natural resources, Release of any Hazardous Material or to health and safety matters, including CERCLA, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C., §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., the Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., and any similar or implementing state or local Law.

“Equipment” has the meaning provided for in the U.C.C. and includes, without limitation, all Equipment wherever located and whether or not affixed to any real property, including all accessories, additions, attachments, improvements, substitutions and replacements thereto.

“Equity Interests” means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or other purchase rights with respect to the foregoing), whether now outstanding or issued after the Effective Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any ERISA Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) the failure by any Pension Plan or Multiemployer Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) and, in the case of any Multiemployer Plan, Sections 431 and 432 of the Code, in all cases whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan or Multiemployer Plan; (d) the incurrence by any Loan Party or any of it ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate or to appoint a trustee to administer any Pension Plan or Multiemployer Plan, or the commencement of proceedings by the PBGC to terminate any Pension Plan or Multiemployer Plan; (f) the incurrence by any Loan Party or any of its ERISA Affiliates of any Withdrawal Liability; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“ERISA Reportable Event” means (a) any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30 day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 4043; (b) withdrawal from a Pension Plan described in Section 4063 of ERISA; (c) a cessation of operations described in Section 4062(e) of ERISA; (d) any requirement to make additional contributions or give security to any Pension Plan pursuant to Section 436 of the Code or Section 206(g) of ERISA; or (e) a failure to make a payment required by Section 412(m) of the Code or Section 302(e) of ERISA when due.

“Eurodollar Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Adjusted Eurodollar Rate. All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

“Eurodollar Reserve Requirement” means, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the F.R.S. Board) under regulations issued from time to time by the F.R.S. Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Rate Loans. For the purposes of this Agreement, Eurodollar Rate Loans shall constitute Eurocurrency liabilities and shall be subject to applicable reserve requirements without the benefit of or credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

“Event of Default” is defined in Section 8.1.

“Excluded Foreign Subsidiaries” means any Subsidiary (a) that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (b) substantially all of the assets of which consist of Equity Interests in one or more Subsidiaries described in clause (a) of this definition or (c) the Equity Interests of which are directly or indirectly owned by any Subsidiary described in clause (a).

“Excluded Taxes” means with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise, excise or similar taxes imposed on it (in lieu of net income taxes), by the United States, or by the jurisdiction (or any political subdivision thereof or taxing authority thereof or therein) (i) under the laws of which such recipient is organized or in which its principal office is located, (ii) in the case of any Lender Party, in which its applicable lending office is located, (iii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender or any other recipient (including a participant) of a payment hereunder (other than an assignee pursuant to a request by AMRC under Section 4.13), any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender or recipient at the time such Foreign Lender or recipient becomes a party hereto (or designates a new lending office) or acquires an interest hereunder or is attributable to such Foreign Lender’s or recipient’s failure or inability (other than a Change in Law) to comply with clause (e) of Section 4.6, except to the extent that such Foreign Lender or recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from either Borrower with respect to such withholding Tax pursuant to Section 4.6, and (d) any U.S. federal withholding Taxes imposed by FATCA.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by such Person’s board of directors or senior management, whose determination will be conclusive.

“Family Member” means, with respect to any natural person who is a Management Investor referred to in clause (i) of the definition of “Management Investor”, all lineal descendants, adopted children, foster children, stepchildren, and individuals that were a minor when another Family Member of such Management Investor became a legal guardian of that individual, in each case of a common ancestor (where such Management Investor may be either the common ancestor or a lineal descendant of the common ancestor), and any such lineal descendant’s spouse or spousal equivalent (a cohabitant occupying a relationship generally equivalent to that of a spouse); provided that the common ancestor is no more than five generations removed from the youngest generation of Family Members. “Family Member” shall also include a spouse, spousal equivalent or stepchild that was a Family Member of a Management Investor referred to in clause (i) of the definition of “Management Investor” but is no longer a family member due to a divorce or other similar event.

“FATCA” means Sections 1471 through 1474 of the Code as of the Effective Date and any successor version (that is substantively comparable and not materially more onerous to comply with) and any current or future United States Treasury regulations or other official administrative guidance or interpretations thereof.

“Federal Funds Rate” is defined in the definition “Alternate Base Rate”.

“Financial Officer” means the president, chief executive officer, chief financial officer and principal accounting officer of each Borrower and Holdings whose signatures and incumbency have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.2 or otherwise.

“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.

“Fiscal Year” means any period of 12 consecutive calendar months ending on December 31.

“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of:

(a) (i) EBITDA for the Rolling Period ending as of such Fiscal Quarter end;

minus

(ii) the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries during such Rolling Period (other than Capital Expenditures financed (or refinanced) to the extent permitted by clause (e) of Section 7.2.2 or from the proceeds of Delayed Draw Term Loans); provided that the foregoing shall not include the Capital Expenditures Exclusion;

minus

(iii) all income and franchise taxes required to be paid in cash by Holdings and its Subsidiaries during such Rolling Period;

minus

(iv) all restricted payments (whether or not financed with the proceeds of a Delayed Draw Term Loan) paid by Holdings in cash of the type referred to in clause (a)(v) of Section 7.2.7 for such Rolling Period; provided, that with respect to any such restricted payment that is paid to a holder of Equity Interests of Holdings who is not known by an Authorized Officer of Holdings to be a Minority Stockholder (or to a Person acting on behalf of a Person that is not a Minority Stockholder) that is financed (or refinanced) from the proceeds of a Delayed Draw Term Loan, only 50% of the principal amount of each such Delayed Draw Term Loan shall be counted for purposes of this clause (iv);

minus

(v) all earn-outs and similar deferred consideration that is paid in cash during such Rolling Period pursuant to any acquisition of Holdings or its Subsidiaries that was consummated during or prior to such Rolling Period;

to

(b) the sum of:

(i) all Interest Expense required to be paid in cash in respect of Funded Debt during such Rolling Period;

(ii) all regularly scheduled amortization payments of principal of Indebtedness (including scheduled payments of the Term Loans and the Delayed Draw Term Loans but excluding (i) any final or “balloon” payments thereof required to be made at maturity and any re-margin payments, (ii) scheduled repayments of the Revolving Loans and other Indebtedness subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment Amount or equivalent loan commitment, as the case may be, and (iii) for the avoidance of doubt, any payments made pursuant to a mandatory prepayment, mandatory redemption or like provision) made during such Rolling Period.

Notwithstanding the foregoing, (a) for the Fiscal Quarter ending March 31, 2012 the Fixed Charge Coverage Ratio shall be calculated based solely upon those elements included in the calculation thereof for the one Fiscal Quarter period ending on March 31, 2012 (and not for the Rolling Period ending on March 31, 2012); (b) for the Fiscal Quarter ending June 30, 2012 the Fixed Charge Coverage Ratio shall be calculated based solely upon those elements included in the calculation thereof for the two Fiscal Quarter period ending on June 30, 2012 (and not for the Rolling Period ending on June 30, 2012); and (c) for the Fiscal Quarter ending September 30, 2012 the Fixed Charge Coverage Ratio shall be calculated based solely upon those elements included in the calculation thereof for the three Fiscal Quarter period ending on September 30, 2012 (and not for the Rolling Period ending on September 30, 2012). From and after December 31, 2012, the Fixed Charge Coverage Ratio shall be calculated based upon the relevant elements included in the calculation thereof for each relevant applicable Rolling Period.

“Flood Insurance Acts” means, collectively, (a) the National Flood Insurance Act of 1968 and (b) the Flood Disaster Protection Act of 1973, each as amended and together with any successor law of such type.

“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than that in which either Borrower is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means each Subsidiary of either Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding Letter of Credit Outstandings with respect to Letters of Credit issued by such L/C Issuer, other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Revolving

Percentage of outstanding Swing Line Loans made by such Swing Line Lender, other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the type referred to in clause (a), (b) (provided that in the case of letters of credit referred to therein only to the extent, however, of unpaid reimbursement obligations with respect to letters of credit that have been drawn), (c) and (f) (provided that Indebtedness under clause (f) shall be included in any Fiscal Quarter only to the extent of any such obligations that are actually due and payable as of the last day of such Fiscal Quarter) of the definition thereof of Holdings and its Subsidiaries.

“GAAP” is defined in Section 1.4.

“Governmental Authority” means the government of the United States or any other nation or government, any state or other political subdivision thereof, or any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty” means the Guaranty substantially in the form of Exhibit J attached hereto.

“Hazardous Material” means (a) any “hazardous substance” as defined by CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) any petroleum product or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

“Holdings” is defined in the preamble.

“Improvements” means, with respect to any Mortgaged Property, all buildings, structures and other improvements now or hereafter existing, erected or placed on or under such Mortgaged Property, or in any way used in connection with the use, enjoyment, occupancy or operation of such Mortgaged Property or any portion thereof, and all fixtures of every kind and nature whatsoever now or hereafter owned by any of the Borrowers or its Subsidiaries and used or procured for use in connection with such Mortgaged Property.

“Incremental Commitment” is defined in clause (a) of Section 2.10.

“Incremental Commitment Joinder Agreement” means Incremental Commitment Joinder Agreement, substantially in the form of Exhibit M attached hereto.

“Incremental Commitment Request” is defined in clause (a) of Section 2.10.

“Incremental Loan” is defined in clause (a) of Section 2.10.

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such Person for borrowed money, whether or not appearing on the balance sheet of such Person, including all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, the Loans);

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (including, without limitation, the Letters of Credit), whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

(d) the Termination Value of all Swap Agreements of such Person;

(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business); provided that earn-outs and other similar deferred consideration that is payable in connection with any acquisition shall constitute Indebtedness only as and to the extent that the obligations related thereto are reflected on the balance sheet of such Person in accordance with GAAP;

(f) Disqualified Equity Interests of such Person;

(g) all obligations and liabilities secured by any Lien on such Person’s property or assets, even though such Person shall not have assumed or become liable for the payment thereof; provided that if such Person has no other liability with respect to such obligations and liabilities, such amount shall equal the lesser of (i) the aggregate unpaid amount of such obligations and liabilities and (ii) the Fair Market Value of the property or assets that are subject to any such Lien;

(h) all Off-Balance Sheet Obligations of such Person; and

(i) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer; provided, however, that to the extent any such Indebtedness is limited recourse to Holdings or any of its Subsidiaries only the amount of such Indebtedness that is recourse to Holdings or its Subsidiaries shall be included for purposes of this definition.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment hereunder or under any Loan Document other than Excluded Taxes or Other Taxes.

“Intellectual Property Collateral” is defined in the Security Agreement.

“Interest Expense” means, for any period, the aggregate consolidated interest expense of Holdings and its Subsidiaries for such period, as determined in accordance with GAAP, including, without duplication, the portion of any Capitalized Lease Liabilities of Holdings and its Subsidiaries allocable to interest expense, all commissions, discounts and other fees charged with respect to letters of credit and bankers’ acceptance financing, the amortization of debt discounts and the net costs under Swap Agreements in respect of interest rates, in each case, allocable to such period in accordance with GAAP.

“Interest Period” means, relative to any Eurodollar Rate Loan, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section 2.4 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter, in each case as any Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that:

(a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six different dates;

(b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

(c) if there is no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month; and

(d) the Borrowers shall not be permitted to select, and there shall not be applicable, any Interest Period that would (i) be broken by reason of a mandatory payment of Term Loans required pursuant to clause (b) of Section 3.1.2 or (ii) end later than the Stated Maturity Date.

“Inventory” means “inventory” as defined in Section 9-102(a)(48) of the U.C.C.

“Investment” means, with respect to any Person and without duplication, (a) any loan, advance, other extension of credit or capital contribution made by such Person to any other Person (excluding Accounts generated in the ordinary course of business of such Person and non-cash loans provided by such Person to or for the benefit of its employees for the purpose of purchasing Equity Interests of such Person or its Affiliates pursuant to a stock purchase or stock option plan), (b) any Contingent Liability of such Person incurred in connection with any item described in clause (a), and (c) any Equity Interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property.

“IRS” means the United States Internal Revenue Service.

“Issuance Request” means an Issuance Request duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit C-3 hereto.

“Key Executives” means, collectively, Said S. Hilal, Nabil Hilal, Samir Tall, Gary Johnson and Stephen E. Stanley.

“Landlord Waiver” means a Landlord Waiver in substantially the form of Exhibit I-2 attached hereto.

“Laws” means, collectively, all statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities of any Governmental Authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, consent decrees, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Issuer” means Citibank in its capacity as issuer of a Letter of Credit. At the request of Citibank, another Lender or an Affiliate of Citibank may issue one or more Letters of Credit hereunder, in which event such other Lender or Affiliate shall be an L/C Issuer hereunder.

“Lender Party” means, as the context may require, any Lender (including the Swing Line Lender), any L/C Issuer or the Administrative Agent, together with each of their respective successors, transferees and assigns.

“Lenders” means the Persons listed on Schedule II and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Commitment Joinder Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Letter of Credit” is defined in clause (a) of Section 2.1.4.

“Letter of Credit Commitment” is defined in Section 2.1.4. The Letter of Credit Commitment is a sub-facility of the Revolving Loan Commitment and is a part of, and not in addition to, the Revolving Loan Commitment.

“Letter of Credit Commitment Amount” means, on any date, $15,000,000, as such amount is reduced from time to time in accordance with Section 2.3, 8.2 or 8.3.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of:

(a) the outstanding principal amount of Funded Debt as of the last day of such Fiscal Quarter of Holdings and its Subsidiaries;

to

(b) EBITDA for the Rolling Period ending as of the last day of such Fiscal Quarter.

“Lien” means any security interest, mortgage, pledge, hypothecation, collateral, assignment for security, encumbrance, lien (statutory or otherwise) or charge against or interest in property to secure payment of a debt or performance of an obligation, or other priority or preferential arrangement in the nature of a security interest.

“Loan” means, as the context may require, either a Revolving Loan, a Term Loan, a Delayed Draw Term Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, the Notes, the Letters of Credit, the Security Agreement, each Mortgage, the Pledge Agreement, the Guaranty, each Deposit Account Control Agreement, and (b) each Assignment and Assumption, each Bailee Waiver, each Landlord Waiver and each other agreement, instrument or document executed and delivered pursuant to or in connection with this Agreement.

“Loan Party” means Holdings, the Borrowers and each Subsidiary of Holdings that has executed the Guaranty or a supplement thereto.

“Management Investors” means, collectively, (a) the Key Executives, (b) any of such Key Executives’ Trusts and Family Members and (c) any other Person (other than a natural Person) that is controlled by (within the meaning provided for in the second sentence of the definition “Affiliate”) any Management Investor referred to in clauses (a) and (b) of this definition.

“Material Adverse Effect” means any event or series of events (whether or not related) that could reasonably be expected to have a material adverse effect on:

(a) the business, assets, operations, properties or financial condition of Holdings and its Subsidiaries, taken as a whole;

(b) the ability of Holdings, the Borrowers or any other Loan Party to perform or pay its Obligations in accordance with the terms hereof or of any other Loan Document;

(c) the Administrative Agent’s first priority security interest (subject to the Liens permitted in Section 7.2.3) in the Collateral; or

(d) the (i) validity or enforceability of (A) any agreement referred to in clause (a) of the definition “Loan Documents” or (B) any material document referred to in clause (b) of the definition “Loan Documents” (other than any Assignment and Assumption Agreement) or (ii) the rights and remedies available to the Administrative Agent or the Lenders with respect to any of the foregoing.

“Material Agreements” means, collectively, all the agreements evidencing the Indebtedness referred to at Item 7.2.2(c) (“Ongoing Indebtedness”) of the Disclosure Schedule and all other agreements, documents and instruments the breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash, an amount equal to 103% of the Fronting Exposure of all the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by the Administrative Agent and each applicable L/C Issuer in their sole discretion.

“Minority Stockholders” means, any Person, together with its Affiliates, holding 400,000 or more shares of Preferred Stock of Holdings as of the Effective Date.

“Monthly Payment Date” means the last Business Day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means (a) a mortgage, deed of trust, deed to secure debt, assignment of leases and rents or other security document granting a security interest to the Administrative Agent on the Mortgaged Property, substantially in the form of Exhibit E attached hereto, but including such changes as are reasonably necessary in order to comply with the requirements of the Law of the State or County in which the applicable Real Property Assets are located; and (b) each other mortgage, deed of trust, deed to secure debt, assignment of leases and rents or other security agreement reasonably acceptable to the Administrative Agent, with respect to any additional Mortgaged Property after the date of the initial Credit Extension.

“Mortgaged Property” means (a) all fee owned Real Property Assets identified at Item 6.10(c) (“Real Property Assets”) of the Disclosure Schedule and all other fee owned Real Property Assets with respect to which a Mortgage is granted pursuant to Section 7.1.8 or 7.1.9 and (b) all Improvements and other property owned by any Borrower or any other Loan Party and located thereon, all as more particularly described in each Mortgage executed by a Loan Party.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Debt Proceeds” means, in the case of the issuance, placement or sale of any Indebtedness by Holdings or any of its Subsidiaries of the type referred to in clause (a) of the definition thereof (excluding Indebtedness permitted to be outstanding pursuant to Section 7.2.2), the sum of:

(a) the gross cash proceeds received by Holdings or any of its Subsidiaries from such issuance, placement or sale of such Indebtedness (including any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable or otherwise, but only as and when received);

minus

(b) in connection with such issuance, placement or sale of such Indebtedness, all fees (including original issue discount and upfront fees) and expenses and underwriters’ discounts and commissions paid in cash by Holdings or any of its Subsidiaries to Persons other than Holdings, any of its Subsidiaries or any of their Affiliates.

“Net Disposition Proceeds” means the sum of:

(a) the gross cash proceeds received by Holdings or any of its Subsidiaries (i) from any Permitted Disposition or (ii) as a result of the taking of any of their assets under the power of eminent domain, condemnation or similar proceeding (each, a “Taking”), including any cash payments received by way of a deferred payment of principal pursuant to a note or installment receivable or otherwise, but only when and as received;

minus

(b) in connection with such Permitted Disposition or Taking (i) all fees and expenses paid in cash by Holdings or any of its Subsidiaries which have not been paid to Holdings, any of its Subsidiaries or any of their Affiliates; (ii) all taxes actually paid or reasonably estimated by Holdings (determined in good faith by a Financial Officer) to be payable in cash in connection with such Permitted Disposition or Taking; provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, exceeded the amount actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be promptly paid, pursuant to clause (d) of Section 3.1.2 (but subject to reinvestment rights set forth in clause (g) of Section 3.1.2), as Reduced Net Disposition Proceeds; (iii) all Indebtedness (other than Indebtedness incurred pursuant to the Loan Documents) permitted by this Agreement that is payable to a Person other than Holdings, any of its Subsidiaries or any of their Affiliates, which Indebtedness is secured by the assets the subject of a Permitted Disposition or Taking and is required to be repaid (and is in fact repaid) by the holder thereof upon consummation of such Permitted Disposition or Taking; and (iv) any reserve for (and amounts in any escrow account in respect of) any reasonably anticipated adjustment for a period not later than one year after the applicable Permitted Disposition or Taking, in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, for any period, all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income or net loss on the consolidated statements of income of Holdings and its Subsidiaries at such time; provided, however, that there shall be excluded from Net Income (a) the income of any Person in which any other Person has a joint interest (other than a Subsidiary) except to the extent of the amount of dividends or other distributions that were actually paid in cash to Holdings or any of its Subsidiaries by such Person during such period; (b) the net income or net loss of any Person prior to the date it became a Subsidiary of, or was merged or consolidated into, AMRC or any of its Subsidiaries; or (c) the undistributed earnings of any Subsidiary of AMRC (other than AMDC) to the extent that the declaration or payment of such dividends or distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than those arising under any Loan Documents) or requirement of Law applicable to such Subsidiary.

“Net Insurance Proceeds” means the sum of:

(a) insurance proceeds that have been received by Holdings or any of its Subsidiaries on account of the loss or damage to any of the property of Holdings or any of its Subsidiaries paid under any casualty insurance policy in respect of a covered loss thereunder, but only when and as received in cash, net of all out-of-pocket fees and expenses paid in cash by any Holdings or any of its Subsidiaries (other than to Holdings, any of its Subsidiaries or any of their Affiliates) in connection with the adjustment, settlement or collection of any claims;

minus

(b) all Indebtedness (other than Indebtedness incurred pursuant to the Loan Documents) permitted by this Agreement that is payable to a Person other than Holdings, any of its Subsidiaries or any of their Affiliates, which Indebtedness is secured by the property or assets the subject of the relevant insurance event and is required to be repaid (and is in fact repaid) by the holder thereof upon the occurrence of such insurance event.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or affected Lenders in accordance with the terms of Section 10.1 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean each Lender that is not a Defaulting Lender.

“Note” means, as the context may require, either a Revolving Note, a Term Note, a Delayed Draw Term Note or a Swing Line Note.

“Obligations” means (a) all obligations (monetary or otherwise) of Holdings, the Borrowers and each other Loan Party arising under or in connection with this Agreement and each other Loan Document, including principal, interest (including post-default interest and interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding referred to in Section 8.1.9, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the reasonable fees and disbursements of counsel to the Administrative Agent and each Lender required to be paid by the Borrowers) that are owing under this

Agreement and the other Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due, (b) the Cash Management Liabilities and (c) Swap Liabilities arising from any Swap Agreement that is entered into in accordance with the terms of this Agreement and at the time of entering into was between a Borrower or any of its Subsidiaries, on the one hand, and a Lender or an Affiliate of a Lender, on the other hand.

“Off-Balance Sheet Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Organizational Document” means, with respect to any Loan Party, its articles of incorporation, partnership agreement, operating agreement, by-laws and governing documents applicable to any of its authorized Equity Interests.

“Other Connection Taxes” means, with respect to any recipient of any payment to be made hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). For the avoidance of doubt, Other Connection Taxes include, but are not limited to, Taxes imposed by a jurisdiction under the laws of which such recipient is organized or in which its principal office is located.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document, or from the execution, delivery or enforcement of or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment or sale of a participation (other than an assignment made pursuant to Section 4.13).

“Participant” is defined in clause (d) of Section 10.10.

“Participant Register” is defined in clause (d) of Section 10.10.

“Patriot Act” is defined in clause (a) of Section 6.23.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth opposite the name of such Lender on Schedule II hereto, in a duly executed Incremental Commitment Joinder Agreement or in a duly executed Assignment and Assumption, as such percentage may be adjusted from time to time pursuant to each Assignment and Assumption executed and delivered pursuant to Section 10.10 and as provided in clause (h) of Section 2.10.

“Permitted Acquisition” means the acquisition by a Borrower or any of its Subsidiaries of all or substantially all the assets of a Person or line of business of a Person, or all or substantially all of the Equity Interests of a Person (referred to herein as the “Acquired Entity”); provided that (a) the business of such Acquired Entity shall constitute a business permitted by Section 7.2.1; (b) such acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of Holdings, any of its Subsidiaries or any of their Related Parties; (c) subject to the proviso at the end of clause (g) of this definition, the Acquired Entity shall, upon consummation of the acquisition, be owned (or, in the case of an asset purchase, such assets shall be owned) by a Borrower or a Wholly-Owned Subsidiary that is a Domestic Subsidiary of a Borrower; (d) at the time of such transaction, both immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (e) after giving effect to such transaction, the Borrowers shall be in compliance on a pro forma basis with the financial covenants in Section 7.2.4 as of the end of the most recent Fiscal Quarter for which financial statements have been delivered hereunder (which compliance shall be evidenced by the due completion, execution and delivery by a Financial Officer of Holdings of a Compliance Certificate); (f) Holdings and its Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 7.2.2; and (g) the aggregate cash consideration for all Permitted Acquisitions (including, without limitation, (i) by exchange of Equity Interests (but excluding cash equity contributions and proceeds from the issuance of additional Equity Interests) or other property, (ii) payments made at or prior to the consummation of such Permitted Acquisition, or as part of a deferred payment at any future time (such as “earn-outs” and similar payments), regardless whether such payments are subject to any contingency, and (iii) all Indebtedness incurred or assumed in connection therewith) shall not exceed $25,000,000 during the term of this Agreement, provided that, of such amount, the aggregate consideration of those Permitted Acquisitions during the term of this Agreement that do not satisfy the requirements of clause (c) shall not exceed $10,000,000.

“Permitted Disposition” means any sale, lease, transfer or other disposition of assets (including, without limitation, Equity Interests of any Subsidiary of Holdings and Accounts) of Holdings or any of its Subsidiaries not otherwise permitted by Section 7.2.10 (other than clause (c) thereof); provided, however, that (a) the aggregate Fair Market Value of all the assets subject to such dispositions shall not exceed $10,000,000 in any Fiscal Year, (b) not less than 75% (or, in the case of any Real Property Asset, 100%) of the consideration received therefrom shall be in the form of cash or Cash Equivalent Investments (provided that there shall be no such cash or Cash Equivalent Investment requirement with respect to that part of any Real Property Asset that is sold in a “forward” or “reverse” like kind exchange pursuant to Section 1031 of the Code), (c) Holdings and its Subsidiaries shall have received fair value therefor, and (d) both immediately before and after giving effect to each such sale, lease, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing (other than with respect to any such Permitted Disposition made pursuant to a legally binding commitment entered into at a time when no Default or Event of Default existed).

“Permitted Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund,

extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount (or accreted value, if applicable) of such Refinanced Indebtedness, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a Weighted Average Life to Maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Contingent Liabilities thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Contingent Liabilities thereof are subordinated on terms no less favorable to the Lenders in any material respect, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding, extending, renewing or replacing Indebtedness, except as otherwise permitted hereunder and (e) the terms and conditions (excluding interest rates and any prepayment premium, redemption or put provisions) of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness; provided that a certificate of a Financial Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions, of such Indebtedness or substantially final drafts of the documentation relating thereto, stating that the Borrowers have determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, Governmental Authority or other entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in clause (c)(i) of Section 10.2.

“Pledge Agreement” means the Pledge Agreement substantially in the form of Exhibit G attached hereto.

“Preferred Stock” means, collectively, the issued and outstanding (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, (iv) Series D Preferred Stock, (v) Series E Preferred Stock and (vi) Series F Preferred Stock.

“Pro Rata” means (a) with respect to all payments, computations and other matters relating to any Term Loan or the Term Loan Commitment of any Term Lender, such Term Lender’s Percentage with respect to the same, (b) with respect to all payments, computations and other matters relating to any Revolving Loan or the Revolving Loan Commitment of any Revolving Lender, including any Letters of Credit or Swing Line Loans issued or participated in by each such Revolving Lender, such Revolving Lender’s Percentage with respect to the same, (c) with respect to all payments, computations and other matters relating to any Delayed Draw Term Loan or any Delayed Draw Term Loan Commitment of any Delayed Draw Term Lender, such Delayed Draw Term Lender’s Percentage with respect to the same, and (d) for all other purposes the percentage obtained by dividing (i) the sum of (x) the Term Loan Commitment of such Lender (or, if the Term Loan Commitment has been terminated, the aggregate outstanding principal amount of Term Loans of such Lender) plus (y) the Delayed Draw Term Loan Commitment of such Lender plus the aggregate outstanding principal amount of Delayed Draw Term Loans of such Lender plus (z) the Revolving Loan Commitment of such Lender (or, if the Revolving Loan Commitment has been terminated, the sum of the aggregate outstanding principal amount of the Revolving Loans of such Lender plus the aggregate principal amount of all participations by such Lender in any Letter of Credit Outstandings and obligation to make Revolving Loans with respect to outstanding Swing Line Loans) by (ii) (x) the Term Loan Commitment Amount of all the Lenders (or, if the Term Loan Commitment has been terminated, the aggregate outstanding principal amount of Term Loans of all the Lenders) plus (y) the Delayed Draw Term Loan Commitment Amount of all of the Lenders, plus the aggregate outstanding principal amount of Delayed Draw Term Loans of all of the Lenders plus (z) the Revolving Loan Commitment Amount of all the Lenders (or, if the Revolving Loan Commitment has been terminated, the sum of the aggregate outstanding principal amount of the Revolving Loans of all the Lenders plus the aggregate principal amount of all participations of all the Lenders in any Letter of Credit Outstandings and obligation to make Revolving Loans with respect to outstanding Swing Line Loans).

“Qualified Equity Interest” means any Equity Interest, other than a Disqualified Equity Interest.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Real Property Assets” means all interest of any Loan Party in any real property.

“Reduced Net Disposition Proceeds” means, without duplication, (a) Net Disposition Proceeds minus the amount of such Net Disposition Proceeds that are applied as provided in clause (g) of Section 3.1.2 and (b) all Net Disposition Proceeds which the AMRC has, pursuant to clause (g) of Section 3.1.2, stated will be reinvested but is not so reinvested as therein provided.

“Reduced Net Insurance Proceeds” means, without duplication, (a) Net Insurance Proceeds minus the amount of such Net Insurance Proceeds that are applied as provided in clause (g) of Section 3.1.2 and (b) all Net Insurance Proceeds which AMRC has, pursuant to clause (g) of Section 3.1.2, stated will be reinvested but is not so reinvested as therein provided.

“Refinanced Indebtedness” is defined in the definition “Permitted Refinancing Indebtedness”.

“Refunded Swing Line Loans” is defined in clause (b) of Section 2.8.

“Register” is defined in clause (c) of Section 10.10.

“Reimbursement Obligation” is defined in Section 2.7.4.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means a “release” or “threatened release” as such terms are defined in CERCLA, including any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material into the indoor or outdoor environment.

“Required Lenders” means, at the time any determination thereof is to be made, Non-Defaulting Lenders holding not less than 50% of the then aggregate unused Commitments and unpaid principal amount of the Loans and Letter of Credit Outstandings (excluding the Commitments and aggregate unpaid principal amount of Loans and Letter of Credit Outstandings, and unused Commitments held by Defaulting Lenders).

“Resource Conservation and Recovery Act” means, collectively, the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, as amended, 42 U.S.C. §§6901, et seq., as in effect from time to time.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Outstandings and Swing Line Loans at such time.

“Revolving Lender” means each Lender with a Revolving Loan Commitment or holding Revolving Loans as designated on Schedule II hereto, in an Assignment and Assumption or in an Incremental Commitment Joinder Agreement.

“Revolving Loan Commitment” is defined in Section 2.1.2.

“Revolving Loan Commitment Amount” means, on any date, $35,000,000, as such amount may, from time to time, be increased pursuant to Section 2.10 or be reduced pursuant to Section 2.3, 8.2 or 8.3.

“Revolving Loan Commitment Termination Date” means the earliest of (a) April 17, 2017, (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3 and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

“Revolving Loans” is defined in Section 2.1.2.

“Revolving Note” means a promissory note of the Borrowers that is payable to any Revolving Lender, substantially in the form of Exhibit A-1 attached hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Rolling Period” means, as of any date of calculation, the immediately preceding four Fiscal Quarters.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit H attached hereto.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of Holdings.

“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of Holdings.

“Series C Preferred Stock” means the Series C Preferred Stock, par value $0.001 per share, of Holdings.

“Series D Preferred Stock” means the Series D Preferred Stock, par value $0.001 per share, of Holdings.

“Series E Preferred Stock” means the Series E Preferred Stock, par value $0.001 per share, of Holdings.

“Series F Preferred Stock” means the Series F Preferred Stock, par value $0.001 per share, of Holdings.

“Solvent” means, when used with respect to any Person, that, as of any date of determination:

(a) the amount of the present fair saleable value of the assets of such Person, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date;

(b) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business; and

(c) such Person is able to pay its debts as they mature.

The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Amount” of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

“Stated Expiry Date” is defined in Section 2.7.1.

“Stated Maturity Date” means April 17, 2017.

“Subsidiary” means, with respect to any Person:

(a) any corporation of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time Equity Interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or by one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Equity Interests (whether by proxy, agreement, operation of law or otherwise); or

(b) any partnership, joint venture, limited liability company or other entity as to which such Person, or one or more Subsidiaries of such Person, owns (whether in the form of voting or participation in profits or capital contribution) more than a 50% Equity Interest, acts as the general partner or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture, limited liability company or other entity, as the case may be.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swap Liabilities” means any and all obligations of Holdings or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired, under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swing Line Lender” means Citibank in its capacity as the Lender making Swing Line Loans, and any successor thereto in such capacity.

“Swing Line Loans” are defined in Section 2.1.5.

“Swing Line Loan Commitment” is defined in Section 2.1.5. The Swing Line Loan Commitment is a sub-facility of the Revolving Loan Commitment and is a part of, and not in addition to, the Revolving Loan Commitment.

“Swing Line Loan Commitment Amount” means, on any date, $5,000,000, as such amount is reduced from time to time pursuant to Section 2.3.

“Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender, in the form of Exhibit A-2 attached hereto, evidencing the aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Taking” is defined in the definition “Net Disposition Proceeds”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Value” means, with respect to one or more Swap Agreements at any time, after taking into account the effect of any netting agreement relating to such Swap Agreements, the maximum aggregate amount that AMRC or any of its Subsidiaries would be required to pay if any such Swap Agreement was terminated at such time.

“Term Lender” means a Lender with a Term Loan Commitment or holding Term Loans as designated in Schedule II hereto or in an Assignment and Assumption.

“Term Loan” is defined in Section 2.1.1.

“Term Loan Commitment” means, relative to any Term Lender, such Lender’s obligation to make Term Loans pursuant to Section 2.1.1.

“Term Loan Commitment Amount” means, at any time prior to the Term Loan Commitment Termination Date, $50,000,000.

“Term Loan Commitment Termination Date” means the earlier of (a) immediately after the making of the initial Credit Extension and (b) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described above, the Term Loan Commitments shall terminate automatically and without any further action.

“Term Note” means a promissory note of the Borrowers that is payable to any Term Lender, substantially in the form of Exhibit B-1 attached hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Title Insurance Company” means Fidelity Title National Insurance Company or any other nationally reputable title insurance company that is retained by either Borrower and is reasonably acceptable to the Administrative Agent.

“Title Policy” is defined in clause (c) of Section 5.1.20.

“Trusts” means, with respect to any natural Person, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual or in respect of which such individual or a Family Member of such individual serves as trustee or in a similar capacity or has the power, directly or indirectly, to vote or direct the voting of all the Equity Interests of Holdings held by such trust or other estate planning vehicle.

“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

“U.C.C.” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“United States” or “U.S.” means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Permitted Refinancing Indebtedness, the effects of any amortization or prepayments made on such Permitted Refinancing Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly-Owned Subsidiary” means any Subsidiary of a Person of which the securities (except in the case of a corporation for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“2012 Equity Offering” means any proposed initial public offering of Equity Interests of Holdings, whether offered for sale by Holdings or by holders of Equity Interests of Holdings, pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (including, without limitation, the registration statement on Form S-1 initially filed by Holdings on November 14, 2011 and any amendments thereto) and any offering, transfer, issuance or sale of Equity Interests of Holdings consummated in connection therewith or as an alternative thereto.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each disclosure schedule and each other Loan Document.

SECTION 1.3 Certain Rules of Construction. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be. The words “herein”, “hereof” and “hereunder” and other words of similar import refer, as the context may require, to the relevant agreement as a whole, including all annexes, exhibits and schedules, and not to any particular section, subsection or clause contained in such agreement, annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words

“without limitation”, and where general words are followed by a specific listing of items, the general words shall be given their widest meaning and shall not be limited by an enumeration of specific matters; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent not prohibited by the Loan Documents) or, in the case of any Governmental Authority, Persons succeeding to the relevant functions of such Governmental Authority; all references to any Law shall include any amendments and successors of the same; all references to any agreement, instrument or document shall refer to each such agreement, instrument or document as amended, amended and restated, restated or otherwise modified from time to time (subject to any restrictions on any of the foregoing as may be set forth in this Agreement); and the words “asset” and “property” shall have the same meaning and refer to tangible and intangible assets and properties, including cash, securities, accounts and contract rights. A Default shall be deemed to exist at all times during the period commencing on the date that such Default occurs to the date on which such Default is waived by the applicable Lender Parties as required under Section 10.1 or cured within any period of cure expressly provided for in this Agreement. An Event of Default shall be deemed to exist at all times during the period commencing on the date that such Event of Default occurs to the date on which such Event of Default is waived by the applicable Lender Parties as required under Section 10.1. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that a member of management or officer or member of the board of directors or comparable body of such Loan Party has actual knowledge or awareness of a particular fact or circumstance or a member of management or officer or director of such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. For purposes of computing a period of time from a specified date, the word “from” means “from and including” and the word “to” and “until” each mean “to, but excluding”; provided that in calculating fees and interest payable hereunder, such period shall, in any event, consist of at least one full day. Reference to “ordinary course of business” means, in respect of any transaction relating to a Loan Party, the ordinary course of such Loan Party’s business that is substantially the same as previously conducted by such Loan Party or is substantially consistent with past practice of such Loan Party, in each case undertaken by such Loan Party in good faith and not for the purpose of evading any covenant or restriction contained in this Agreement or any other Loan Document.

SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) as in effect from time to time; provided that notwithstanding the foregoing, all financial covenants herein shall be calculated, without giving effect to any election under Accounting Standards codification 820-10 “Fair Value Measurements and Disclosure” (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. In the event that any “Accounting Change” (as defined below) shall occur that results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, AMRC and the Administrative Agent shall enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition and performance of Holdings and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting

Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Change” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

SECTION 1.5 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans, and each L/C Issuer agrees that it will issue Letters of Credit and each Revolving Lender severally agrees that it will purchase participation interests in each such Letter of Credit, all pursuant to the Commitments described in this Section.

SECTION 2.1.1 Term Loan Commitment. On the day of the initial Credit Extension, each Term Lender agrees to make a loan (relative to such Term Lender, its “Term Loan”) to the Borrowers equal to such Term Lender’s Percentage of the Term Loan Commitment Amount. The commitment of each Term Lender described in this Section is herein referred to as its “Term Loan Commitment”. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

SECTION 2.1.2 Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Revolving Lender agrees to make loans (relative to such Revolving Lender, its “Revolving Loans”) to the Borrowers equal to such Revolving Lender’s Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by either Borrower to be made on such day. The commitment of each Revolving Lender described in this Section is herein referred to as its “Revolving Loan Commitment”. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans.

SECTION 2.1.3 Delayed Draw Term Loan Commitment. From time to time on any Business Day occurring prior to the Delayed Draw Term Loan Commitment Termination Date, each Delayed Draw Term Lender agrees to make loans (relative to such Delayed Draw Term Lender, its “Delayed Draw Term Loans”) to the Borrowers equal to such Delayed Draw Term Lender’s Percentage of the aggregate amount of the Borrowing of the Delayed Draw Term Loans requested by either Borrower to be made on such day. The commitment of each Delayed

Draw Term Lender described in this Section is herein referred to as its “Delayed Draw Term Loan Commitment”. No amounts paid or prepaid with respect to Delayed Draw Term Loans may be reborrowed.

SECTION 2.1.4 Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date and not less than 30 Business Days prior to the Stated Maturity Date for the Revolving Loans, each L/C Issuer will:

(a) issue one or more standby letters of credit (relative to such L/C Issuer, its “Letter of Credit”) for the account of the Borrowers or their Domestic Subsidiaries in Stated Amounts requested by either Borrower on such day and with a Stated Expiry Date not later than the earlier of (i) one year from such requested date of issuance and (ii) five Business days prior to the Stated Maturity Date for the Revolving Loans; or

(b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) one year from the date of such extension and (ii) five Business Days prior to the Stated Maturity Date for the Revolving Loans; provided that any Letter of Credit with a one year term may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in the preceding clause (ii)) so long as each applicable L/C Issuer has the option to prevent such renewal before the expiration of any such additional period.

The commitment of each L/C Issuer to issue, and each Revolving Lender to participate in, each Letter of Credit described in this Section is herein referred to as the “Letter of Credit Commitment”.

SECTION 2.1.5 Swing Line Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Swing Line Lender agrees to make loans (relative to such Lender, its “Swing Line Loans”) to the Borrowers equal to the aggregate amount of the Borrowing of the Swing Line Loans requested by either Borrowers to be made on such day. The commitment of the Swing Line Lender described in this Section is herein referred to as its “Swing Line Loan Commitment”. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Swing Line Loans.

SECTION 2.2 Lenders Not Permitted or Required To Make Credit Extensions. No Lender shall be permitted or required to make any Loan or participate in any Letter of Credit, and no L/C Issuer shall be obligated to issue or extend any Letter of Credit, under any circumstances described below in this Section.

SECTION 2.2.1 Term Loans. No Borrowing of Term Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Term Loans (a) of all Term Lenders would exceed the Term Loan Commitment Amount or (b) of any Term Lender would exceed such Term Lender’s Percentage of the Term Loan Commitment Amount.

SECTION 2.2.2 Revolving Loans, Swing Line Loans and Letters of Credit. No Borrowing of Revolving Loans or Swing Line Loans or issuance or extension of a Letter of Credit shall be made if, after giving effect thereto:

(a) the aggregate outstanding principal amount of all the Revolving Loans and Swing Line Loans, together with the aggregate principal amount of all Letter of Credit Outstandings, (i) of all the Revolving Lenders and the Swing Line Lender would exceed the Revolving Loan Commitment Amount or (ii) of any Revolving Lender would exceed such Revolving Lender’s Percentage of the Revolving Loan Commitment Amount;

(b) the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount; or

(c) the aggregate principal amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount.

SECTION 2.2.3 Delayed Draw Term Loans. No Borrowing of Delayed Draw Term Loans shall be made:

(a) if the aggregate outstanding principal amount of all such requested Delayed Draw Term Loans that are required to be funded pursuant to the applicable Borrowing Request (i) by all the Delayed Draw Term Lenders would exceed the Delayed Draw Term Loan Commitment Amount or (ii) by any Delayed Draw Term Lender would exceed such Delayed Draw Term Lender’s Percentage of the Delayed Draw Term Loan Commitment Amount;

(b) in the case of any Borrowing of a Delayed Draw Term Loan that is used to finance or refinance the purchase of any Equipment, (i) unless a Borrower has delivered to the Administrative Agent, not later than 15 days (or such shorter period of time as the Administrative Agent may consent to in its sole discretion) prior to the making of any such Borrowing, a copy of the related invoice that is dated not more than 12 months prior to the date the requested Delayed Draw Term Loan is to be made or (ii) if the amount of such Borrowing would exceed 80% of the cost (as set forth in the related invoice that is delivered to the Administrative Agent) of such Equipment; provided, that if the Borrowers are unable to deliver a copy of the related invoice as provided in clause (b)(i) the Borrowers may deliver in lieu thereof an appraised value of the applicable Equipment (which shall be satisfactory to the Administrative Agent in its reasonable discretion), in which case the amount of the applicable Borrowing shall not exceed 80% of the appraised value of the applicable Equipment;

(c) in the case of any Borrowing of a Delayed Draw Term Loan that is used to finance or refinance the purchase of any Real Property Asset, (i) unless a Borrower has delivered to the Administrative Agent, not later than 60 days (or such shorter period of time as the Administrative Agent may consent to in its sole discretion) prior to the making of any such Borrowing, a substantially final copy of the purchase agreement and a reasonably detailed description of such Real Property Asset or (ii) if the amount of such Borrowing would exceed 75% of the lesser of (A) the purchase price of such Real Property Asset or (B) the appraised value (as determined by the Administrative Agent in its reasonable discretion) of such Real Property Asset; or

(d) in the case of any Borrowing of a Delayed Draw Term Loan that is used to finance (or refinance) the purchase, redemption or other acquisition of any Equity Interests of Holdings for the purpose of Holdings purchasing, redeeming or otherwise acquiring Equity Interests:

(A) of a stockholder of Holdings that is not known by Holdings to be a Minority Stockholder pursuant to clause (a)(v)(A) of Section 7.2.7, unless after giving pro forma effect to such Borrowing the conditions set forth in such clause for making such dividends, distributions and other payments to Holdings have been satisfied; and

(B) of a stockholder of Holdings that is known by Holdings to be a Minority Stockholder pursuant to clause (a)(v)(B) of Section 7.2.7, unless after giving pro forma effect to such Borrowing, the conditions set forth in such clause for making such dividends, distributions and other payments to Holdings have been satisfied.

SECTION 2.3 Reduction of the Commitment Amounts.

(a) Optional Reduction. Each Borrower may, at any time and from time to time on any Business Day after the date of the initial Credit Extension, voluntarily reduce the unused amount of any remaining Commitment Amount; provided, however, that (i) all such reductions shall be made on not less than one Business Day’s prior notice to the Administrative Agent and be permanent, (ii) any partial reduction of any unused amount of the Revolving Loan Commitment Amount or Delayed Draw Term Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000, (iii) the Revolving Loans shall have been prepaid to the extent required by Section 3.1.2 and (iv) any partial reduction of the unused amount of the Swing Line Loan Commitment shall be in a minimum amount of $500,000 and in an integral multiple of $100,000; provided that a notice of a Commitment reduction delivered by either Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by either Borrower (by notice to the Administrative Agent on or prior to the date of the requested Commitment reduction) if (x) such condition is not satisfied and (y) the Borrowers pay all amounts that are required to be paid in accordance with Section 4.4. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the then current amount of the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and Letter of Credit Commitment Amount, as the case may be, to the amount of the Revolving Loan Commitment Amount, as reduced, without any further action on the part of any Lender Party or otherwise.

(b) Mandatory Reduction. The Delayed Draw Term Loan Commitment shall be permanently reduced, dollar-for-dollar, by the aggregate principal amount of the Delayed Draw Term Loans made from time to time by the Delayed Draw Term Lenders.

SECTION 2.4 Borrowing Procedures.

(a) Borrowing Requests. By delivering a duly completed and executed Borrowing Request to the Administrative Agent on or before 2:00 p.m. (New York City time),

on a Business Day occurring prior to the Term Loan Commitment Termination Date (in the case of the Term Loans), the Revolving Loan Commitment Termination Date (in the case of the Revolving Loans) or the Delayed Draw Term Loan Commitment Termination Date (in the case of the Delayed Draw Term Loans), each Borrower may from time to time irrevocably request that (i) a Base Rate Loan be made not less than one Business Day thereafter or that (ii) a Eurodollar Rate Loan be made not less than three Business Days thereafter; provided, however, that (A) no Loan shall be made as a Eurodollar Rate Loan after the day that is one month prior to the Stated Maturity Date and (B) any request for a Base Rate Loan all the proceeds of which are used to finance any Reimbursement Obligation may be made on or before 2:00 p.m. (New York City time), on the day of the proposed Borrowing. All Loans (other than Swing Line Loans) shall be made in a minimum amount of $1,000,000 and an integral multiple of $100,000; provided that Delayed Draw Term Loans are not required to be in any integral amount. The proceeds of all Loans shall be used solely for the purposes described in Section 4.10.

(b) Funding by Lenders. The Administrative Agent shall promptly notify each relevant Lender of its receipt of a Borrowing Request pursuant to clause (a), the amount required to be funded by each such Lender and when such amount must be funded. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 1:00 p.m. (New York City time) on such Business Day each relevant Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the relevant Borrower by wire transfer to the accounts either Borrower shall have specified in their Borrowing Request.

SECTION 2.5 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 2:00 p.m. (New York City time) on a Business Day, each Borrower may from time to time irrevocably elect on not less than one Business Day’s notice, in the case of Base Rate Loans, and not less than three Business Days’ notice, in the case of Eurodollar Rate Loans, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or be, in the case of Eurodollar Rate Loans, converted into Base Rate Loans or continued as Eurodollar Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically (subject to Sections 4.1 and 4.2) continue as a Eurodollar Rate Loan with an Interest Period of the same duration as the Interest Period then expiring); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders, (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Rate Loans when any Default or Event of Default has occurred and is continuing, unless the Required Lenders otherwise agree, (c) no Loans may be continued as, or be converted into, Eurodollar Rate Loans after the day that is one month prior to the Stated Maturity Date, (d) if the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced by payment, prepayment or conversion to be less than $1,000,000 such Eurodollar Rate Loans shall automatically convert to Base Rate Loans and (e) the Delayed Draw Term Loans are not required to be in any integral amount as provided above.

SECTION 2.6 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrowers to repay such Eurodollar Rate Loans in accordance with the terms of this Agreement.

SECTION 2.7 Letters of Credit. Each Borrower may request, in accordance with the terms hereof, the issuance of a Letter of Credit for their own account, in a form reasonably acceptable to the Administrative Agent and the applicable L/C Issuer, at any time and from time to time while the Revolving Loan Commitment remains in effect.

SECTION 2.7.1 Issuance Procedures. (a) By delivering to the relevant L/C Issuer, and, if the L/C Issuer is not Citibank, the Administrative Agent, a duly completed and executed Issuance Request, together with a duly completed application and agreement for such Letter of Credit as such L/C Issuer may specify, on or before 2:00 p.m. (New York City time) on a Business Day not less than 30 days prior to the Revolving Loan Commitment Termination Date, each Borrower may, from time to time irrevocably request, on not less than three Business Days’ notice, that such L/C Issuer issue or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by such Borrower and approved by such L/C Issuer, such Letter of Credit to be used solely for the purposes described in Section 4.10. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier of (i) one year from the date of issuance and (ii) five Business Days prior to the Stated Maturity Date for the Revolving Loans; provided, however, that a Letter of Credit may, if requested by a Borrower, provide on terms acceptable to the Administrative Agent and each applicable L/C Issuer, for renewal for successive periods of one year or less (but not beyond five Business Days prior to the Stated Maturity Date for the Revolving Loans), unless the Administrative Agent or such L/C Issuer shall have delivered to the beneficiary of such Letter of Credit a notice of non-renewal. The relevant L/C Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Unless notified in writing by the Administrative Agent or the Required Lenders before it issues a Letter of Credit that a Default or Event of Default exists or that the conditions precedent for issuing the same have not been established, the relevant L/C Issuer may issue the requested Letter of Credit in accordance with such L/C Issuer’s customary practices. In the event and to the extent that the provisions of any Letter of Credit application and agreement of either Borrower conflicts with this Agreement, the provisions of this Agreement shall govern.

(b) No L/C Issuer shall be under any obligation to issue any Letter of Credit if at the time of request of such issuance any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any requirement of Law applicable to such L/C Issuer or any directive from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it. No L/C Issuer shall be required to amend, extend or renew any Letter of Credit if at the time of the request therefor it would not be required to issue a Letter of Credit as provided in this clause.

(c) If the L/C Issuer is the Administrative Agent, it will notify the Revolving Lenders, within three Business Days after the end of each calendar month, of all issuance, renewal and amendment to Letters of Credit during the preceding calendar month. If the L/C Issuer is not the Administrative Agent it will notify the Administrative Agent promptly (and, in any event, within three Business Days following the occurrence thereof) of the issuance, renewal and amendment of all Letters of Credit issued by it.

SECTION 2.7.2 Other Revolving Lenders’ Participation. (a) Upon the issuance of each Letter of Credit pursuant hereto, and without further action, each Revolving Lender (other than each L/C Issuer) shall be deemed to have irrevocably and unconditionally purchased (without recourse, representation or warranty), to the extent of its Percentage, a participation interest in each such Letter of Credit, including all Reimbursement Obligations with respect thereto.

(b) If either (i) any L/C Issuer makes any payment or disbursement under any Letter of Credit and the Borrowers have not, in accordance with Section 2.7.3, reimbursed in full the applicable L/C Issuer with respect thereto or (ii) any reimbursement received by any L/C Issuer from the Borrowers is returned or rescinded upon or during any bankruptcy or reorganization of any Loan Party or otherwise, each Revolving Lender shall be irrevocably and unconditionally obligated to pay to each applicable L/C Issuer its Percentage of such payment or disbursement; provided that no such payment by the Revolving Lenders shall diminish the Obligations of the Borrowers under Section 2.7.3 to repay such disbursements and payments in full. Each Revolving Lender agrees to make its required reimbursement payment not later than 4:00 p.m. (New York City time) on the Business Day that it receives a notice of payment or disbursement by the Administrative Agent or the applicable L/C Issuer (or, if any Revolving Lender receives such notice after 5:00 p.m. (New York City time) on any Business Day, prior to 2:00 p.m. (New York City time) on the next following Business Day), together with interest thereon from the date of requested prepayment until the date of such reimbursement at a rate per annum equal to the greater of (x) the Federal Funds Rate or (y) the rate determined by the Administrative Agent in accordance with banking industry rates on interbank compensation, for the first three Business Days following such Revolving Lender’s receipt of such notice, and thereafter at the interest rate applicable to Base Rate Loans that are Revolving Loans. Any Revolving Lender’s failure to make available to the applicable L/C Issuer its Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available such other Revolving Lender’s Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Percentage of any such payment or disbursement.

(c) Each Revolving Lender (i) that has complied with its obligations under this Section shall be entitled to receive its Pro Rata share of Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each relevant Letter of Credit and (ii) if such Revolving Lender has funded a reimbursement payment as provided in clause (b) with respect to a particular Letter of Credit, its Pro Rata share of all reimbursement payments paid by the Borrowers with respect thereto.

SECTION 2.7.3 Disbursements. Each L/C Issuer will notify AMRC and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such L/C Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, such L/C Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Not later than 4:00 p.m. (New York City time) on any Business Day that each relevant L/C Issuer notifies AMRC and the Administrative Agent that it has made a Disbursement under a Letter of Credit (or, if the Borrowers receive such notice after 3:00 p.m. (New York City time) on any Business Day, prior to 10:00 a.m. (New York City time) on the next following Business Day), the Borrowers will reimburse the Administrative Agent, for the account of the relevant L/C Issuer and each such Revolving Lender that has made a reimbursement payment to such L/C Issuer with respect thereto pursuant to clause (b) of Section 2.7.2, for all amounts which such L/C Issuer and each such Revolving Lender have disbursed under such Letter of Credit, together with interest thereon from the Disbursement Date through the date of such reimbursement at a rate per annum applicable to Base Rate Loans that are Revolving Loans (subject to Section 3.2.2 with respect to late payments).

SECTION 2.7.4 Reimbursement. The obligation (a “Reimbursement Obligation”) of the Borrowers under Section 2.7.3 to reimburse each L/C Issuer with respect to each Disbursement and, upon the failure of the Borrowers to reimburse each such L/C Issuer (or if any reimbursement by the Borrowers must be returned or disgorged by any such L/C Issuer for any reason), each Revolving Lender’s obligation under Section 2.7.2 to reimburse each such L/C Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or each such Revolving Lender, as the case may be, may have or have had against any L/C Issuer, the Administrative Agent or any Revolving Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit, any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit, or the existence of any Default or Event or Default; provided, however, that after paying in full its Reimbursement Obligations hereunder, nothing herein shall adversely affect the right of the Borrowers or each such Lender, as the case may be, to commence any proceeding against any L/C Issuer in accordance with the last paragraph of Section 2.7.6.

SECTION 2.7.5 Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent to AMRC, upon the occurrence and during the continuation of any other Event of Default, the Borrowers shall Cash Collateralize all the Letters of Credit Outstandings in an amount equal to 103% thereof. Such cash collateral shall be held in a collateral account under the sole dominion and control of the Administrative Agent as collateral security for the applicable Obligations, all on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; provided that the Administrative

Agent shall release such Cash Collateral to the Borrowers promptly after such Event of Default no longer exists.

SECTION 2.7.6 Nature of Reimbursement Obligations. The Borrowers and, to the extent set forth in Section 2.7.2, each Revolving Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No L/C Issuer shall be responsible for, nor shall any of the obligations of the Borrowers or any Revolving Lender with respect to any Letter of Credit be affected by, any of the following:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Loan Document, any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) the failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telecopier, telex or otherwise;

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit;

(f) any other act or omission to act or delay of any kind of the L/C Issuers, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder; or

(g) the existence of any Default or Event of Default, or the termination of the Commitments.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the L/C Issuers, the Administrative Agent or any Revolving Lender hereunder. In furtherance of the foregoing, neither the Administrative Agent nor any L/C Issuer or Lender shall have any liability or responsibility by reason of, or in connection with, the form, validity issuance, transfer, payment, non-payment or any other transaction related to any Letter of Credit, provided none of the foregoing shall excuse any L/C Issuer from liability to the Borrowers or the Lenders to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers and the Lenders to the extent permitted by applicable Law) suffered by the Borrowers, the Administrative Agent or the Lenders that are caused by such L/C Issuer’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any L/C Issuer (as finally determined by a court of competent jurisdiction), such L/C Issuer shall be deemed to have exercised reasonable care in each such determination. Without limiting the foregoing, the parties agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, each L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

SECTION 2.7.7 Uniform Customs and Practice. The (a) Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any commercial Letter of Credit shall apply to each such commercial Letter of Credit and (b) the International Standby Practices 1998 published by the Institute of International Banking Law & Practice most recently at the time of issuance of any standby Letter of Credit shall apply to each such standby Letter of Credit.

SECTION 2.8 Swing Line Loans. (a) Borrowing Requests. By utilizing a form of electronic communication that has been approved by the Administrative Agent and the Swing Line Lender each Borrower may irrevocably request, on or before 2:00 p.m. (New York City time) on any Business Day a proposed Swing Line Loan is to be made, that Swing Line Loans be made by the Swing Line Lender in any minimum or multiple amount. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurodollar Rate Loans. Promptly following confirmation from the Administrative Agent to the Swing Line Lender that all the conditions for making a Swing Line Loan have been satisfied, the proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by its close of business on the Business Day in which it receives such confirmation from the Administrative Agent, to the applicable Borrower, by wire transfer in accordance with the written instructions provided to the Swing Line Lender by such Borrower. Upon the making of any Swing Line Loan, and without further action, each Revolving Lender (other than the Swing Line Lender) shall be deemed to have irrevocably and unconditionally purchased (without recourse, representation or warranty), to the extent of its Percentage, a participation interest in each such Swing Line Loan.

(b) Refinancing Swing Line Loans. (i) If:

(A) requested at any time by the Swing Line Lender (as communicated to the Administrative Agent and AMRC) in its sole discretion when any Swing Line Loan is outstanding;

(B) any Swing Line Loan is or will be outstanding on a date when either Borrower requests that a Revolving Loan be made; or

(C) any Default or Event of Default shall occur and be continuing;

each Revolving Lender (other than the Swing Line Lender) irrevocably agrees that it will, promptly following notice from the Administrative Agent to the Revolving Lenders of the

occurrence of any of the events referred to in the preceding clauses (A) through (C) (which notice the Administrative Agent agrees to provide promptly for and on behalf of the Swing Line Lender), make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Revolving Lender’s Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the “Refunded Swing Line Loans”). On or before 1:00 p.m. (New York City time) on the first Business Day following the occurrence of one of the foregoing (provided that if any Revolving Lender shall receive such notice at or prior to 2:00 p.m. (New York City time) on a Business Day such funding shall be made by such Revolving Lender on or before 2:00 p.m. (New York City time) on such Business Day), each such Revolving Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Revolving Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender’s Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become outstanding under such Revolving Lender’s Revolving Note and shall no longer be owed under the Swing Line Note. The Borrowers hereby authorize the Administrative Agent and the Swing Line Lender to charge the Borrowers’ accounts with the Administrative Agent and the Swing Line Lender in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of the Revolving Loans made by the Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.

(ii) If for any reason any Swing Line Loan cannot be refinanced by a Refunded Swing Line Loan in accordance with clause (i), the request for any such Refunded Swing Line Loan shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan, and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to clause (i) shall be deemed payment in respect of such participation.

(iii) In the event any Revolving Lender fails to fund when due as herein provided its Refunded Swing Line Loan or participation in any Swing Line Loan, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at a rate per annum equal to the greater of (x) the Federal Funds Rate or (y) the rate determined by the Administrative Agent in accordance with banking industry rates on interbank compensation, for the first Business Day following such Revolving Lender’s receipt of such notice, and thereafter at the interest rate applicable to Base Rate Loans that are Revolving Loans. Each Revolving Lender’s obligation to make Refunded Swing Line Loans and fund its participation in any Swing Line Loan shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (D) any breach of this

Agreement or any other Loan Document by the Borrowers, any Lender or the Administrative Agent; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment that is received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned or disgorged by the Swing Line Lender for any reason, each Revolving Lender shall pay to the Swing Line Lender its Percentage thereof promptly following a demand therefor by the Administrative Agent (which demand the Administrative Agent agrees to promptly make upon the request of the Swing Line Lender), plus interest thereon from the date of such demand to the date such amount is returned to the Swing Line Lender, at a rate per annum equal to the greater of (x) the Federal Funds Rate or (y) the rate determined by the Administrative Agent in accordance with banking industry rates on interbank compensation, for the first Business Day following such Revolving Lender’s receipt of such notice, and thereafter at the interest rate applicable to Base Rate Loans that are Revolving Loans.

SECTION 2.9 Notes. Each Lender’s Loans under a Commitment shall, if requested by such Lender, be evidenced by a Note payable to the order of such Lender in a principal amount equal to such Lender’s Percentage of the original Commitment Amount. Each Lender shall record in its records the outstanding amount owing pursuant to its Notes; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Loan Party. Such notations shall be conclusive and binding on the Borrowers absent manifest error.

SECTION 2.10 Increase in Certain Commitment Amounts.

(a) Request for Increase. If no Default or Event of Default has occurred and is continuing AMRC may at any time and from time to time, request (each an “Incremental Commitment Request”) by delivering a notice to the Administrative Agent (who shall promptly notify the Lenders of the substance thereof) that the Delayed Draw Term Loan Commitment Amount be increased by an aggregate amount (for all such requests) not exceeding $75,000,000 and the Revolving Loan Commitment Amount be increased by aggregate amount (for all such requests) not exceeding $15,000,000 (each such increase, an “Incremental Commitment”; and the loans made pursuant to each such Incremental Commitment, the “Incremental Loans”); provided that (i) each increase in the Revolving Loan Commitment Amount pursuant to this Section shall reduce, dollar-for-dollar, the amount by which the Delayed Draw Term Loan Commitment Amount may be increased pursuant to this Section; (ii) each such Incremental Commitment Request shall request an increase in a minimum amount of (A) $10,000,000 (or, if less, the remaining portion of such of total amount) and integral multiples of $5,000,000 in excess thereof, in the case of increases of the Delayed Draw Term Loan Commitment Amount, and (B) $5,000,000 (or, if less, the remaining portion of such total amount) and integral multiples of $1,000,000 in excess thereof, in the case of increases of the Revolving Loan Commitment Amount; and (iii) AMRC may not submit more than five Incremental Commitment Requests during the term of this Agreement. The notice by the Administrative Agent to the Lenders describing each Incremental Commitment Request shall specify the time period (to be determined by the Borrowers in consultation with the Administrative Agent but in no event be less than 15 Business Days from the date of delivery by AMRC of the applicable Incremental Commitment Request to the Administrative Agent) within which each Lender is required to inform the Administrative Agent whether such Lender intends to provide any portion of the applicable Incremental Commitment.

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within the required time period whether or not it agrees to provide any portion of the applicable Incremental Commitment and, if so, shall specify the amount of such Incremental Commitment it desires to be allocated to it. Any Lender not responding within such time period shall be deemed to have declined to increase its Delayed Draw Term Loan Commitment or Revolving Loan Commitment, as the case may be. Each determination by a Lender to provide a portion of an Incremental Commitment shall be made by it in its sole and absolute discretion.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify AMRC and each Lender of the Lenders’ responses to each Incremental Commitment Request. To achieve the full amount of the Incremental Commitment specified in the applicable Incremental Commitment Request, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) AMRC may obtain the agreement of additional Eligible Assignees to become Delayed Draw Term Lenders or Revolving Lenders, as the case may be, pursuant to an Incremental Commitment Joinder Agreement. Each such Eligible Assignee shall, as a condition to providing any Incremental Commitment, be required to deliver all forms, if any, that are required to be delivered by such Eligible Assignee pursuant to clause (e) of Section 4.6 and any other information that the Administrative Agent requires from Lenders as a condition to becoming a party to this Agreement.

(d) Effective Date and Allocations. If the Delayed Draw Term Loan Commitment Amount or Revolving Loan Commitment Amount is increased in accordance with this Section, the Administrative Agent and AMRC shall determine the effective date of each such increase (each a “Commitment Increase Effective Date”) and the final allocation of each Incremental Commitment. The Administrative Agent shall promptly notify AMRC and the Lenders of the final allocation of such increase and the applicable Commitment Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to the occurrence of each Commitment Increase Effective Date, AMRC shall deliver to the Administrative Agent a certificate dated each applicable Commitment Increase Effective Date and signed by a Financial Officer of each Borrower (i) certifying and attaching the resolutions adopted by each Borrower approving the applicable Incremental Commitment and (ii) certifying that, before and after giving effect to such Increase Effective Date and any Incremental Loans made on such date, (A) the representations and warranties contained in Article V and the other

Loan Documents are true and correct in all material respects on and as of such Commitment Increase Effective Date; provided, that such representations and warranties (x) that relate solely to an earlier date shall be true and correct as of such earlier date in all material respects and (y) shall be true and correct in all respects if they are qualified by a materiality standard; (B) no Default or Event of Default shall have occurred and be continuing; and (C) all reasonable fees due and payable to each Delayed Draw Term Lender or Revolving Lender (including in its capacity as Administrative Agent) providing such Incremental Commitment have been or simultaneously will be paid in full. In addition, prior to the occurrence of each Commitment Increase Effective Date this Agreement shall have been amended, on terms reasonably satisfactory to the Administrative Agent and the Borrowers, to the extent necessary to evidence the Incremental Loans.

(f) Modifications to Loan Documents. Each Lender Party authorizes the Administrative Agent, without the requirement to obtain the consent of the Lender Parties, to enter into amendments to this Agreement and the other Loan Documents which it determines are reasonably necessary in order to establish new tranches and make related amendments for the purpose of giving effect to the terms of this Section 2.10.

(g) Terms of Incremental Commitment. The terms and provisions of the Incremental Loans pursuant to each Incremental Commitment shall (i) rank pari passu in right of payment and of security with, and shall have the same guarantees as the existing Loans; (ii) have a maturity no sooner than the Stated Maturity Date and, in the case of the Incremental Loans in respect of the Delayed Draw Term Loan Commitment, a Weighted Average Life to Maturity that is no shorter than the existing Delayed Draw Term Loans, in each case as set forth in the applicable Incremental Commitment Joinder Agreement; (iii) have interest rates, margins, fees, premiums and funding discounts as set forth in each applicable Incremental Commitment Joinder Agreement; provided, however, that if the interest rate margin for any Incremental Loans made pursuant to an Incremental Commitment is greater than the interest rate margin on the existing Loans, the interest rate margin on the existing Loans shall be increased so as to equal the interest rate margin applicable to the Incremental Loans made pursuant to such Incremental Commitment; and (iv) otherwise be treated the same as, and not be entitled to any additional benefits than or impose any more obligations than, the existing Delayed Draw Term Loans or Revolving Loans, as the case may be.

(h) Notes. Any existing (i) Delayed Draw Term Lender that has a Delayed Draw Term Note or (ii) Revolving Lender that has a Revolving Note, in each case, that participates in any Incremental Commitment shall, substantially contemporaneously with the delivery of its Delayed Draw Term Note or Revolving Note, as the case may be, to be replaced by the Borrowers, receive a replacement Delayed Draw Term Note or Revolving Note, as the case may be, that evidences the aggregate principal amount of its Delayed Draw Term Loans or Revolving Loans, as the case may be. Any new Lender participating in any Incremental Commitment and requesting a Delayed Draw Term Note or Revolving Note shall receive the same in an amount equal to the aggregate principal amount of the applicable Incremental Loans it is required to fund pursuant to the terms of this Section.

(i) Percentage Adjustment. The Borrowers and the Lenders authorize the Administrative Agent to ratably adjust the Percentage of each Delayed Draw Term Lender or

Revolving Lender, in order to give effect to any Incremental Commitment with respect to the Delayed Draw Term Loan Commitment or Revolving Loan Commitment, as the case may be. Upon a Lender providing any Incremental Commitment, each other Lender in the same Class as such Lender that does not participate in such Incremental Commitment shall have its Percentage reduced on a pro rata basis such that the total Percentage of all Lenders of such Class shall remain 100%.

(j) Incremental Revolver Prepayment. If the Borrowers shall increase the Revolving Loan Commitment pursuant to this Section they shall prepay any Revolving Loans that are outstanding on the date of such increase (and pay any amounts required pursuant to Section 4.4) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Percentages as provided in clause (i) that arise from any non-ratable increase in the Revolving Loan Commitment.

ARTICLE III

PAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date therefor and pursuant to Sections 8.2 and 8.3. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section.

SECTION 3.1.1 Voluntary Prepayments. Prior to the applicable Stated Maturity Date, either Borrower may, at any time and from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided, however, that:

(a) any such prepayments shall be made Pro Rata among Loans of the same Class and, if applicable, having the same Interest Period of all the applicable Lenders;

(b) all such voluntary prepayments shall require (i) in the case of Eurodollar Rate Loans, notice to the Administrative Agent on or before 2:00 p.m. (New York City time) not less than three Business Days in advance of any prepayment thereof, and (ii) in the case of Base Rate Loans, notice to the Administrative Agent on or before 2:00 p.m. (New York City time) on the Business Day of any prepayment thereof; and

(c) all such voluntary partial prepayments shall be (i) in the case of Revolving Loans, Term Loans and Delayed Draw Term Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 or, if less, the aggregate principal amount of the relevant Loans outstanding hereunder, or (ii) in the case of Swing Line Loans, in any minimum or multiple amount; provided, that a notice of a voluntary prepayment delivered by either Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by such Borrower (by notice to the Administrative Agent on or prior to the date of the requested prepayment) if (x) such condition is not satisfied and (y) the Borrowers pay all amounts that are required to be paid in accordance with Section 4.4.

SECTION 3.1.2 Mandatory Repayments and Prepayments.

(a) Excess Outstandings. The Borrowers shall, on each date (i) when the sum of (A) the aggregate outstanding principal amount of all Revolving Loans, (B) the aggregate outstanding principal amount of all Swing Line Loans and (C) the aggregate outstanding principal amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time), first, prepay all the Swing Line Loans until they have been paid in full, second, repay the outstanding Reimbursement Obligations until they have been paid in full, third, prepay the Revolving Loans until they have been paid in full and, fourth, Cash Collateralize all remaining Letters of Credit Outstandings or back-stop them by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer; and (ii) when the aggregate outstanding principal amount of all the Swing Line Loans exceeds the Swing Line Loan Commitment Amount (as it may be reduced from time to time), make a mandatory prepayment of the Swing Line Loans, in each case in an aggregate amount equal to such excess.

(b) Term Loans. Subject to clause (e), the Borrowers shall, beginning on July 2, 2012 and on each Quarterly Payment Date thereafter, make a scheduled repayment of the aggregate outstanding principal amount of the Term Loans in an amount equal to $980,000 (as adjusted, from time to time, pursuant to Sections 3.1.2. and 3.1.3).

(c) Delayed Draw Term Loans. Subject to clause (e) and the immediately following sentence, the Borrowers shall make equal scheduled repayments of each Borrowing of a Delayed Draw Term Loan, commencing on the first Quarterly Payment Date that is at least six months after each such Borrowing and continuing on each Quarterly Payment Date thereafter, based upon a seven year amortization thereof in the case of each such Delayed Draw Term Loan the proceeds of which are used to finance the purchase of Equipment or the purchase or redemption of Equity Interests of Holdings, and 15 year amortization thereof in the case of each such Delayed Draw Term Loan the proceeds of which are used to finance the purchase of Real Property Assets (each foregoing payment schedule to be specified by the Administrative Agent in accordance with provisions of this Section, which payment schedules (as determined in accordance with this Section) shall be binding on the Borrowers absent manifest error) (as adjusted from time to time pursuant to Sections 3.1.2 and 3.1.3). The Incremental Loans of each Incremental Delayed Draw Term Lender shall mature in consecutive installments as specified in the Incremental Commitment Joinder Agreement pursuant to which such Incremental Loans were made (as adjusted from time to time pursuant to Sections 3.1.2 and 3.1.3).

(d) Mandatory Prepayments from Certain Sources. The Borrowers shall, not later than the first Business Day following receipt by Holdings, the Borrowers or any of their Subsidiaries of any Net Debt Proceeds, Net Disposition Proceeds or Net Insurance Proceeds in excess of $2,500,000 in the aggregate during any Fiscal Year (or, to the extent clause (g) is applicable, on the dates specified therein with respect to Reduced Net Disposition Proceeds and Reduced Net Insurance Proceeds, respectively), apply amounts equal to 100% of all such Net Debt Proceeds, Net Disposition Proceeds and Net Insurance Proceeds (or, to the extent clause (g)

is applicable, Reduced Net Disposition Proceeds and Reduced Net Insurance Proceeds, respectively) to:

(A) first, make a mandatory prepayment of the Term Loans and Delayed Draw Term Loans, on a pro rata basis;

(B) second, if all the Term Loans and Delayed Draw Term Loans have been paid in full, make a mandatory prepayment of the Swing Line Loans (without any reduction in the related Commitments); and

(C) third, if all the Term Loans, Delayed Draw Term Loans, and Swing Line Loans have been paid in full, repay outstanding Reimbursement Obligations.

AMRC shall deliver to the Administrative Agent (i) on or prior to the time of each prepayment required under this Section a certificate signed by a Financial Officer setting forth in reasonable detail (x) the calculation of the amount of such prepayment and (y) with respect to any prepayment of Reduced Net Disposition Proceeds or Reduced Net Insurance Proceeds, the information required in clause (g) to the extent required thereby and (ii) notice of each mandatory prepayment on or before 2:00 p.m. one Business Day in advance of such prepayment.

(e) Stated Maturity Date. On the Stated Maturity Date, the Borrowers shall (i) repay in full the then aggregate outstanding principal amount of all the Loans and (ii) Cash Collateralize all other Letter of Credit Outstandings or arrange for a back-stop letter of credit to be issued, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer.

(f) Acceleration. The Borrowers shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Letter of Credit Outstandings pursuant to Section 8.2 or Section 8.3, (i) repay all (or if only a portion is accelerated thereunder, such portion of) the Loans and Reimbursement Obligations then outstanding and (ii) Cash Collateralize all other Letter of Credit Outstandings or arrange for a back-stop letter of credit to be issued, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer.

(g) Reinvestment. If no Default or Event of Default has occurred and is continuing, AMRC may, during the 90 day period following receipt by Holdings or any of its Subsidiaries or the Administrative Agent, as the case may be, of any Net Disposition Proceeds or Net Insurance Proceeds, in each case required to be applied as described in clause (d) of Section 3.1.2 in an aggregate amount with respect to any single or related series of events of less than $7,500,000, notify the Administrative Agent of its intention to apply the same to acquire, construct or make improvements to assets that are useful to the Borrowers or their Subsidiaries in the ordinary course of their business; provided that any such Net Disposition Proceeds or Net Insurance Proceeds that are paid to or on behalf of any Loan Party may only be applied to acquire, construct or make improvements to assets of the Loan Parties that are useful in the ordinary course of their business. Such notice by AMRC (i) shall describe in reasonable detail the transaction giving rise to such Net Disposition Proceeds or Net Insurance Proceeds and the proposed reinvestment assets to be acquired, constructed or improved and (ii) state that AMRC or one or more of its Subsidiaries has a reasonable and good faith intention to apply such Net Disposition Proceeds or Net Insurance Proceeds, as the case may be, within 270 days of its receipt to the acquisition, construction or improvement of assets that are useful to the Borrowers or their Subsidiaries in the ordinary course of their business. To the extent that AMRC does not send the notice referred to in the preceding sentence or AMRC or one or more of its Subsidiaries does not acquire, construct, or improve assets that are useful to the Borrowers or their Subsidiaries in the ordinary course of their business within such 270 day period, an amount equal to such portion of the relevant Net Disposition Proceeds or Net Insurance Proceeds, as the case may be, shall be applied as a mandatory prepayment or payment of the outstanding Term Loans, Delayed Draw Loans, Swing Line Loans and Reimbursement Obligations in the order described in clause (d) to the extent required thereby. All Net Disposition Proceeds and Net Insurance Proceeds paid on account of the loss or damage to any Collateral in respect of any single or related series of events in an amount exceeding $7,500,000 required to be applied as set forth in clause (d) of Section 3.1.2 or during the continuance of any Event of Default shall be applied as a mandatory prepayment pursuant to clause (d), provided that if no Event of Default has occurred and is continuing the Administrative Agent may, in its sole discretion, authorize the Borrowers to reinvest such amount in accordance with the terms hereof.

SECTION 3.1.3 Application of Prepayments, etc. (a) Each prepayment of the Term Loans and Delayed Draw Term Loans pursuant to Section 3.1.1 shall be applied in direct order of the scheduled repayments of the Term Loans and Delayed Draw Term Loans as set forth in clauses (b) and (c) of Section 3.1.2, respectively.

(b) Each prepayment of the Term Loans and Delayed Term Loans pursuant to clause (d) of Section 3.1.2 shall be applied in the inverse order of the scheduled repayments of the Term Loans and Delayed Draw Term Loans set forth in clauses (b) and (c) of Section 3.1.2, respectively.

(c) Any prepayments or repayments of Loans made under this Agreement shall be applied first, to the prepayment of applicable Base Rate Loans and, second, to the prepayment of applicable Eurodollar Rate Loans.

(d) Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty but subject to Section 4.4.

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section.

SECTION 3.2.1 Rates. Subject to Sections 2.4 and 2.5, either Borrower may elect, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, that Loans comprising a Borrowing accrue interest at a rate per annum:

(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

(b) on that portion maintained from time to time as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin.

SECTION 3.2.2 Post-Default Rates. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay, but only to the extent permitted by applicable Law, interest (after as well as before judgment) on the Obligations at a rate per annum equal to (a) in the case of Loans, the rate per annum otherwise applicable to such Loans plus 2.00% per annum, and (b) in the case of Letter of Credit Outstandings and other amounts due under this Agreement or under any other Loan Document, by acceleration or otherwise, the rate per annum equal to the rate that would be applicable to a Base Rate Loan plus 2% per annum, in each case from the date of such non-payment until such amount is paid in full (in any such case, after as well as before judgment); provided that no interest at such default rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be paid as follows:

(a) on the Stated Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) with respect to Base Rate Loans, on each Monthly Payment Date;

(d) with respect to Eurodollar Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the last day of the third month of such Interest Period); and

(e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3 Fees. The Borrowers agree to pay the fees set forth in this Section. All such fees shall be non-refundable.

SECTION 3.3.1 Unused Commitment Fee. (a) The Borrowers agree to pay to the Administrative Agent, for the Pro Rata account of each Revolving Lender (other than any Defaulting Lender), for the period (including any portion thereof when the Revolving Loan Commitment is suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, an unused commitment fee at the rate per annum equal to 0.25%

per annum on such Lender’s Percentage of the average daily unused portion of the Revolving Loan Commitment Amount. Such unused commitment fees shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date. For purposes of calculating the unused commitment fee the making of Swing Line Loans by the Swing Line Lender shall not constitute the usage of the Revolving Loan Commitment.

(b) The Borrowers agree to pay to the Administrative Agent, for the Pro Rata account of each Delayed Draw Term Lender (other than any Defaulting Lender), for the period (including any portion thereof when the Delayed Draw Term Loan Commitment is suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Delayed Draw Term Loan Commitment Termination Date, an unused commitment fee at the rate per annum equal to 0.25% per annum on such Lender’s Percentage of the average daily unused portion of the Delayed Draw Term Loan Commitment Amount. Such unused commitment fees shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Delayed Draw Term Loan Commitment Termination Date.

SECTION 3.3.2 Letter of Credit Fee. The Borrowers agree to pay to the Administrative Agent, for the Pro Rata account of each Revolving Lender, a Letter of Credit fee in an amount equal to the then Applicable Margin with respect to each Revolving Loan that is a Eurodollar Rate Loan (whether or not Eurodollar Rate Loans are actually outstanding) multiplied by the average daily principal amount of Letter of Credit Outstandings of each such Letter of Credit, such fee to be paid by the Borrowers in arrears on each Quarterly Payment Date (commencing with the first Quarterly Payment Date following the Effective Date) and on the expiry date of each such Letter of Credit. The Borrowers further agree to pay to each L/C Issuer with respect to each of its newly issued or re-issued Letters of Credit (a) a fronting fee equal to 0.125% of the face amount of such Letter of Credit and (b) all related customary costs, expenses and processing charges.

SECTION 3.3.3 Administrative Agent’s Fees, etc. The Borrowers agree to pay to the Administrative Agent, for its own account, fees in the amounts, on the dates and in the manner previously agreed to by the Borrowers and the Administrative Agent.

ARTICLE IV

YIELD PROTECTION, TAXES AND RELATED PROVISIONS

SECTION 4.1 Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to AMRC and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Eurodollar Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such Law or assertion.

SECTION 4.2 Inability to Determine Rates. If the Administrative Agent shall have determined or been instructed by the Required Lenders that adequate means do not exist for adequately and fairly determining the cost to the Lenders or do not adequately cover the costs of such Lenders of making or maintaining Eurodollar Rate Loans or calculating the same then, upon notice from the Administrative Agent to AMRC and the Lenders, the obligations of all Lenders under Sections 2.4 and 2.5 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Administrative Agent shall notify AMRC and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3 Increased Costs, Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender Party (except any reserve requirement reflected in the Eurodollar Reserve Requirement);

(b) subject any Lender Party to any Tax with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it; or

(c) impose on any Lender Party or the London interbank market any other condition, cost or expense affecting this Agreement (other than Taxes), any Eurodollar Rate Loan or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender Party of making, converting to, continuing or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), then, upon request of such Lender Party, the Borrowers will pay to such Lender Party such additional amounts as will compensate such Lender Party for such additional costs incurred or reduction suffered. A certificate of such Lender Party delivered to AMRC (with a copy to the Administrative Agent) as to such additional amounts that are necessary to compensate such Lender Party as aforesaid shall, absent manifest error, be conclusive and binding on the Borrowers and shall be payable within 10 days after receipt thereof by the Borrowers. Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender Party pursuant to this Section (i) for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender Party notifies AMRC of the Change in Law giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) for Indemnified Taxes or

Other Taxes, or for the imposition of, or any change in the rate of any Taxes described in clauses (b), (c) or (d) of the definition of Excluded Taxes or Connection Income Taxes.

SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of:

(a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.5, Section 3.1, Section 4.1, Article VIII or otherwise;

(b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor;

(c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice therefor; or

(d) the operation of Section 4.13;

then, upon the notice of such Lender to AMRC setting forth in reasonable detail the basis therefor (with a copy to the Administrative Agent), the Borrowers shall promptly (and, in any event, within three Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. For the purpose of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

SECTION 4.5 Increased Capital Requirements. If any Lender Party determines that any Change in Law affecting such Lender Party or any lending office of such Lender Party or such Lender Party’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender Party’s capital or on the capital of such Lender Party’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender Party or the Loans made by, or the Letters of Credit issued by or participated in by such Lender Party, to a level below that which such Lender Party or such Lender Party’s holding company could have achieved but for such Change in Law (taking into consideration such Lender Party’s policies and the policies of such Lender Party’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender Party such additional amounts as will compensate such Lender Party or such Lender Party’s holding company for any such reduction suffered. A certificate of a Lender Party delivered to AMRC

(with a copy to the Administrative Agent) as to any such additional amounts or reduced returns shall, absent manifest error, be conclusive and binding on the Borrowers, and shall be payable within 10 days after the receipt thereof. In determining such amount, each Lender Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender Party pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender Party notifies AMRC of the Change in Law giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.6 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of the Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting or duplicating the provisions of clause (a), the Borrowers shall timely pay, as applicable, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers. The Borrowers shall indemnify each Lender Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the applicable Lender Party, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to AMRC by the applicable Lender Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of the applicable Lender Party, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which either Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to AMRC (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by AMRC or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if requested by AMRC or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by AMRC or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that either Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to AMRC and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of either Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party (or any subsequent versions thereof or successors thereto);

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit N-1, N-2, N-3 or N-4, as applicable; and duly completed copies of IRS Form W-8BEN (or any subsequent versions thereof or successors thereto); or

(iv) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent, any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit each Borrower to determine the withholding or deduction required to be made.

(v) Each Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any material respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(vi) any Lender Party that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender Party becomes a Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender Party is exempt from U.S. federal backup withholding tax.

(vii) The Administrative Agent shall deliver to AMRC on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter promptly following a request therefor by AMRC) two copies of IRS Form W-9 (or any subsequent versions thereof or successors thereto) certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax, together with such other documentation as will enable the Borrowers to determine whether the Administrative Agent is subject to U.S. federal backup withholding tax or information reporting requirements.

(f) Treatment of Certain Refunds. If any Lender Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the applicable Lender Party in connection with such refund, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the applicable Lender Party, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Lender Party in the event the applicable Lender Party is required to repay such refund to such Governmental Authority. This clause shall not be construed to require any Lender Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

(g) FATCA. If a payment made to a Lender Party under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation as may be necessary for either Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender Party has or has not complied with such Lender Party’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the Effective Date. Each Lender Party agrees that if any form or certification it previously delivered to AMRC expires, becomes obsolete or is inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent of its legal inability to do so.

(h) Lender Indemnification. Each Lender Party shall severally indemnify the Administrative Agent for any Indemnified Taxes (but, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender Party that are paid or payable by the Administrative Agent in connection with any Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this clause shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender Party a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

SECTION 4.7 Payments, Interest Calculations, etc. (a) Unless otherwise expressly provided in this Agreement or any other Loan Document, all payments by the Borrowers pursuant to or in respect of this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the Pro Rata account of the Lender Parties entitled to receive such payment, provided, however, that all payments with respect to the Swing Line Loans shall be made only to the Swing Line Lender. All such payments required to be made to the Administrative Agent or the Swing Line Lender (in the case of the Swing Line Loans), as the case may be, shall be made without setoff, deduction or counterclaim, not later than 2:00 p.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to AMRC. Funds received after that time shall, for purposes of calculating interest only, be deemed to have been received by the Administrative Agent and the Swing Line Lender (in the case of the Swing Line Loans) on the next succeeding Business Day and any applicable interest shall continue to accrue thereon. The Administrative Agent shall promptly remit (and, in any event, on the same Business Day if received by the Administrative Agent is so received on or prior to 2:00 p.m. (New York City time)) in same day funds to each Lender Party its share, if any, of such payments received by the Administrative Agent for the account of such Lender Party.

(b) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on Base Rate Loans, 365 days or, if appropriate, 366 days). If a Loan is repaid on the same day it is made one day’s interest shall be charged. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period” with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.8 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its Pro Rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

SECTION 4.9 Setoff. If any Event of Default shall have occurred and be continuing, each Lender Party and its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender Party or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of any such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender Party or Affiliate, irrespective of whether or not such Lender Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and be held in trust for the benefit of the Administrative Agent and the other Lender Parties, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or its Affiliates may have. Each Lender and L/C Issuer agrees to notify AMRC and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.10 Use of Proceeds. The Borrowers shall apply, subject to any other restrictions contained herein, all the proceeds of (a) the Term Loans to (i) pay the transaction costs and expenses incurred by the Borrowers in connection herewith, (ii) repay the Indebtedness identified in Item 5.1.5 (“Indebtedness to be Paid”) of the Disclosure Schedule, and (iii) after all the amounts set forth in the previous clauses (i) and (ii) have been paid in full, to finance the working capital and other general corporate purposes; (b) the Delayed Draw Term Loans to (i) (A) finance the purchase of Equipment and Real Property Assets, (B) refinance Indebtedness that was previously used to finance the purchase of Equipment or Real Property Assets or (C) finance Equipment or Real Property Assets to the extent previously purchased without any financing and (ii) finance the purchase, redemption or other acquisition of Equity Interests of Holdings (A) that are permitted to be so purchased, redeemed or acquired in accordance with clause (a)(v) of Section 7.2.7 or (B) to the extent previously purchased, redeemed or otherwise acquired (in accordance with the requirements of clause (a)(v) of Section 7.2.7) without any financing from and after the first day of the first full Fiscal Quarter immediately preceding the making of any such Delayed Draw Term Loan; and (c) all other Credit Extensions to finance the working capital and other general corporate purposes (including, without limitation, Investments and Permitted Acquisitions), subject to the limitations set forth herein.

SECTION 4.11 Funding and Payment Reliance, etc. (a) Unless the Administrative Agent shall have been notified by any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date in accordance with clause (b) of Section 2.4 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made its share of the applicable Borrowing available to the Administrative Agent, such Lender and the Borrowers severally agree to pay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent at (i) in the case of a payment to be made by such Lender, (A) for the first three Business Days after such payment was due, the greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) thereafter, at the interest rate applicable to Base Rate Loans; and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to AMRC the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. Nothing in this Section or otherwise set forth in this Agreement or any other Loan Document shall require the Administrative Agent or any Lender to advance funds on behalf of any other Lender, relieve any Lender from its obligation to fulfill its commitments hereunder or prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of its failure to advance such funds.

(b) Unless the Administrative Agent shall have received notice from either Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to the greater of (x) the Federal Funds Rate or (y) the rate determined by the Administrative Agent in accordance with banking industry rates on interbank compensation, for the first Business Day following such Lender’s receipt of such demand, and thereafter at the interest rate applicable to Base Rate Loans that are Revolving Loans.

SECTION 4.12 Designation of a Different Lending Office. If any Lender Party requests compensation under Section 4.3 or 4.5, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender Party or any Governmental Authority for the account of any Lender Party pursuant to Section 4.6, then such Lender Party shall, at the request of AMRC, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender Party, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 4.3, 4.5 or 4.6, as the case may be, in the future and (b) would not subject such Lender Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender Party. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender Party in connection with any such designation or assignment.

SECTION 4.13 Replacement of Lenders. If (a) any Lender Party requests compensation under Section 4.3 or 4.5, (b) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender Party or any Governmental Authority for the account of any Lender Party pursuant to Section 4.6, (c) any Lender is a Defaulting Lender or (d) any Lender is a Non-Consenting Lender, then AMRC may, at its sole expense and effort, upon notice to such Person and the Administrative Agent, require such Person to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, consents required by, and fees to be paid pursuant to Section 10.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.3 or 4.6) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in clause (b) of Section 10.10;

(ii) such Lender Party shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan

Documents (including any amounts under Section 4.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.3 or 4.5 or payments required to be made pursuant to Section 4.6, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

No Lender Party shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender Party or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 4.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.6 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 4.15; fourth, as AMRC may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and AMRC, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or Letter of Credit Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to clause (iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this clause shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 3.3.1 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for any period during which that Lender is a Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive a Letter of Credit fee pursuant to Section 3.3.2 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.15.

(C) With respect to any commitment fee or Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B), the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that (A) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless AMRC shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (B) second, Cash Collateralize each L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 4.15.

(b) Defaulting Lender Cure. If AMRC, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Revolving Loan Commitments (without giving effect to clause (a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Non-Defaulting Lender having been a Defaulting Lender.

(c) New Swing Line Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereof.

SECTION 4.15 Cash Collateral by the Borrowers. (a) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to clause (a)(iv) of Section 4.14 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Outstandings, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person, other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 4.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Outstandings (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 4.14, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and, provided, further, that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 5.1 Initial Credit Extension. The obligations of the Lenders and, if applicable, the L/C Issuers to fund the initial Credit Extension shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section to the satisfaction of each Lender Party. There shall be delivered to the Administrative Agent, on behalf of each Lender Party, a sufficient number of originally executed counterparts or copies, as the case may be, of each of the items set forth below; provided that the Administrative Agent shall give AMRC reasonable prior notice of the required quantity of such counterparts and copies.

SECTION 5.1.1 Agreement. The Administrative Agent shall have received this Agreement duly executed by each Lender, the Administrative Agent and an Authorized Officer of Holdings and each of the Borrowers.

SECTION 5.1.2 Resolutions, Good Standing, etc. The Administrative Agent shall have received from each Loan Party a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary (or the equivalent function or sole member or manager with respect to any Loan Party which does not have a Secretary or Assistant Secretary), as to:

(a) resolutions of its Board of Directors (or equivalent body) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it;

(b) each Organizational Document of each Loan Party; and

(c) the incumbency and signatures of each officer (including each Authorized Officer) of each such Loan Party that is authorized to act with respect to each Loan Document executed by it,

upon which certificate each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary (or the equivalent function or sole member or manager with respect to any Loan Party which does not have a Secretary or Assistant Secretary), of the relevant Loan Party canceling or amending such prior certificate. In addition, the Administrative Agent shall have received good standing certificates for each jurisdiction in which each Loan Party is organized that affirms the good standing of each of such Loan Party.

SECTION 5.1.3 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, its Term Note, Delayed Draw Term Note, Swing Line Note and Revolving Note in an amount equal to such Lender’s applicable Commitment Amount, each dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of each Borrower.

SECTION 5.1.4 Required Consents and Approvals. All required consents and approvals shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and from (a) all relevant Governmental Authorities and (b) any other Person whose consent or approval the Administrative Agent deems necessary to effect the transactions contemplated hereby.

SECTION 5.1.5 Payment of Outstanding Indebtedness, etc. The Administrative Agent shall have received satisfactory evidence that all the Indebtedness identified in Item 5.1.5 (“Indebtedness to be Paid”) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, have been paid in full and all obligations with respect thereto will, substantially concurrently with the making of the initial Credit Extension, be terminated (other than contingent indemnification obligations), and that all Liens securing payment of any such Indebtedness will substantially contemporaneously be released at the time of the making of the initial Credit Extension, on terms and in a manner satisfactory to the Administrative Agent. In addition, the Administrative Agent shall have received termination agreements and U.C.C.-3 termination statements or other instruments as may be suitable or appropriate in connection with the foregoing.

SECTION 5.1.6 Opinions of Counsel. The Administrative Agent shall have received legal opinions, each dated the date of the initial Credit Extension and addressed to the Administrative Agent and all the Lenders, from New York and California legal counsel to Holdings and the Borrowers.

SECTION 5.1.7 Financial Information, etc. The Administrative Agent shall have received true and correct copies of:

(a) audited consolidated financial statements for Holdings and its Subsidiaries for Fiscal Years 2008, 2009 and 2010, in each case prepared in accordance with GAAP consistently applied;

(b) (i) quarterly unaudited consolidated financial statements for Holdings and its Subsidiaries for the three-month period ending December 31, 2011 and (ii) annual unaudited consolidated financial statements for Holdings and its Subsidiaries for Fiscal Year 2011, in each case prepared in accordance with GAAP consistently applied and subject to year-end audit adjustments and the absence of footnotes; and

(c) projections for Holdings and its Subsidiaries for the period from the Effective Date through December 31, 2016, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, which projections shall be prepared on an annual basis.

SECTION 5.1.8 Evidence of Insurance. The Administrative Agent shall have received evidence of the insurance coverage required to be maintained pursuant to Section 7.1.4.

SECTION 5.1.9 Guaranty. The Administrative Agent shall have received the Guaranty, dated as of the date hereof and duly executed by an Authorized Officer of each Subsidiary of Holdings (other than the Borrowers and each Excluded Foreign Subsidiary).

SECTION 5.1.10 Pledged Property. The Administrative Agent shall have received:

(a) the Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Holdings, the Borrowers and each of their Subsidiaries (other than any Excluded Foreign Subsidiary);

(b) original certificates (if any) evidencing all of the issued and outstanding Equity Interests required to be pledged pursuant to the terms of the Pledge Agreement, which certificates shall be accompanied by undated stock and other powers duly executed in blank by each relevant pledgor; and

(c) the original promissory notes evidencing intercompany Indebtedness required to be pledged pursuant to the terms of the Pledge Agreement, duly endorsed in blank by each relevant pledgor in favor of the Administrative Agent.

SECTION 5.1.11 U.C.C. Search Results, etc. The Administrative Agent shall have received:

(a) U.C.C. search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of the initial Credit Extension, listing all effective U.C.C. financing statements, federal and state tax Liens, and judgment Liens which name Holdings, the Borrowers or any other Loan Party, as the debtor, and which are filed in each jurisdiction in which U.C.C. filings are to be made pursuant to this Agreement or the other Loan Documents and in each jurisdiction where any Loan Party has its principal place of business or owns any Real Property, together with copies of such financing statements (none of which (other than any Liens permitted under this Agreement and Liens to be terminated on the date of the initial Credit Extension) shall cover any of the Collateral); and

(b) with respect to all the Intellectual Property Collateral, search results from the United States Patent and Trademark Office and United States Copyright Office to the extent of any patents, trademarks or copyrights form a part of the Collateral.

SECTION 5.1.12 Security Agreement, Filings, etc. The Administrative Agent shall have received the Security Agreement, dated as of the date hereof, duly executed by an Authorized Officer of the Borrowers and each of their Subsidiaries (other than any Excluded Foreign Subsidiary), together with:

(a) U.C.C.-1 financing statements naming the Borrowers and each of such Subsidiaries, as the case may be, as the debtor and the Administrative Agent as the secured party, such U.C.C. financing statements to be filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, appropriate to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreement; and

(b) delivery of appropriate trademark, copyright and patent security supplements to be filed with the United States Patent and Trademark Office and United States Copyright Office to the extent relevant.

SECTION 5.1.13 Solvency Certificate. The Administrative Agent shall have received a solvency certificate in substantially the form of Exhibit L attached hereto, duly executed by a Financial Officer of Holdings, dated the date of the initial Credit Extension.

SECTION 5.1.14 Effective Date Certificate. The Administrative Agent shall have received an Effective Date Certificate in substantially the form of Exhibit K attached hereto, duly executed by a Financial Officer of Holdings and each Borrower and dated the date of the initial Credit Extension. All documents and agreements appended to the Effective Date Certificate shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

SECTION 5.1.15 Satisfactory Due Diligence. Each Lender Party shall have completed, to its satisfaction, a due diligence analysis with respect to the business, assets, operations, condition (financial and otherwise) and prospects of Holdings and its Subsidiaries, including with respect to their ability to comply with the representations and warranties and covenants contained in this Agreement and the other Loan Documents, and their customer and vendor references. Without limiting the foregoing, the Administrative Agent shall have reviewed and be satisfied with (a) the contemplated corporate structure of Holdings and its Subsidiaries, (b) the terms and provisions of Holdings and its Subsidiaries existing and proposed capital structure (both debt and equity), and (c) the ownership structure of Holdings.

SECTION 5.1.16 Environmental Matters. The Administrative Agent shall have received true and correct copies of the Phase I environmental assessment reports with respect to each Mortgaged Property, all of the foregoing to be from a satisfactory environmental consultant and otherwise be reasonably satisfactory to the Administrative Agent and each Lender.

SECTION 5.1.17 Appraisals. The Administrative Agent shall have received appraisals of each Mortgaged Property, which appraisals shall be in form, scope and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.1.18 Patriot Act. Each Lender shall have received all documentation and other information requested by such Lender at least three Business Days before the Effective Date, and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

SECTION 5.1.19 Administrative Agent’s Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, and for the account of each other Lender Party, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if invoiced prior to the Effective Date, 10.3.

SECTION 5.1.20 Mortgages, etc. With respect to each Mortgaged Property identified in clause (a) of the definition thereof, the Administrative Agent shall have received all of the following:

(a) a Mortgage encumbering each Mortgaged Property in favor of the Administrative duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof in order to create a valid, perfected first priority security interest and mortgage Lien under applicable Law in favor of the Administrative Agent, and such U.C.C.-1 financing statements and any other instruments as are, in the judgment of the Administrative Agent, necessary to create a valid, perfected first priority security interest and mortgage Lien under applicable Law in favor of the Administrative Agent;

(b) maps or plans of an as-built survey of the sites of the Mortgaged Property that are certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to each of them, dated not more than 30 days prior to the date of the initial Credit Extension by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plans and the surveys on which they are based shall be made in accordance with the most recent Minimum Standard

Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping and meeting the accuracy requirements as defined therein and shall otherwise be acceptable to Administrative Agent and the Title Insurance Company. The legal description of the applicable Mortgaged Property shall be shown on the face of each survey or affixed thereto, and the same shall conform to the legal description contained in the Title Insurance described in clause (c). In addition, such maps, plats or surveys shall be sufficient for the Title Insurance Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by clause (c);

(c) a mortgagee’s title insurance policy (or policies) or marked up unconditional commitment for such insurance that is issued by the Title Insurance Company in favor of the Administrative Agent and is in form and substance satisfactory to the Administrative Agent (the “Title Policy”). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording and similar taxes, and all related expenses, if any, have been paid;

(d) such affidavits, certificates, information (including financial data) and instruments of indemnification (including so-called “gap” indemnification) as shall be required to induce the Title Insurance Company to issue the Title Policy and endorsements contemplated herein;

(e) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant waivers or other instruments as necessary or required to consummate the transaction contemplated herein or as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the applicable Mortgage with respect to such Mortgaged Property;

(f) if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts, a policy of flood insurance with financially sound and reputable insurance companies that (i) covers any parcel of the Mortgaged Property that is located in a flood zone and (ii) is written in an amount not less than the (x) outstanding principal amount of the Indebtedness secured thereby and (y) the maximum limit of coverage made available with respect to the particular type of Mortgaged Property under the Flood Insurance Acts; and

(g) a copy of (i) all documents referred to, or listed as exceptions to title in, the Title Policy and (ii) all other material documents affecting the Mortgaged Property, including all building, construction, environmental and other permits, licenses, franchises, approvals, consents, authorizations and other approvals required in connection with the construction, ownership, use, occupation or operation of the Mortgaged Property.

SECTION 5.2 All Credit Extensions. The obligation of each Lender and L/C Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the fulfillment of each of the conditions precedent set forth in this Section.

SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both immediately before and after giving effect to any Credit Extension:

(a) the representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made; provided, that such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard; and

(b) no Default or Event of Default shall have then occurred and be continuing or would result therefrom.

SECTION 5.2.2 Credit Extension Request, etc. The Administrative Agent (and each relevant L/C Issuer, if a Letter of Credit is being requested) shall have received, as herein provided, a duly completed and executed Borrowing Request, if a Loan is being requested or an Issuance Request, if a Letter of Credit is being requested or extended. Each delivery of a Borrowing Request or Issuance Request shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

SECTION 5.2.3 Delayed Draw Term Loans. In the case of any Delayed Draw Term Loan the proceeds of which are used to finance (a) the purchase of any Equipment or Real Property Assets, the Administrative Agent shall have (i) a first priority security interest (subject to Liens permitted pursuant to Section 7.2.3) on any such Equipment or Real Property Asset and (ii) received (A) those items referred to in clause (b) or (c), as applicable, of Section 2.2.3 and (B) in the case of any Real Property Assets, all those items referred to in Section 5.1.20 that relate thereto and are requested to be delivered by the Administrative Agent, or (b) the purchase, redemption or other acquisition of Equity Interests of Holdings, (i) the Administrative Agent shall have received those items referred to in clause (d) of Section 2.2.3 and (ii) AMRC shall have satisfied all the conditions set forth in clause (a)(v) of Section 7.2.7 for making dividends, distributions and other payments to Holdings.

SECTION 5.2.4 Determinations Under Section 5.1. For purposes of determining compliance with the conditions specified in Section 5.1, each Lender and L/C Issuer shall be deemed to have consented to and approved each document or other matter required thereunder to be consented to or approved by each of them unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received a notice from such Lender or L/C Issuer prior to the initial Credit Extension specifying its objection thereto and such Lender shall not have made available to the Administrative Agent its ratable portion of the requested Borrowing or the L/C Issuer shall not have issued the requested Letter of Credit.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce each Lender Party to enter into this Agreement and to make Credit Extensions hereunder, Holdings and the Borrowers represent and warrant to each Lender Party as set forth in this Article.

SECTION 6.1 Organization, etc. Each Loan Party and each of its Subsidiaries (a) (i) is a corporation, partnership or limited liability company validly organized and existing and in good standing (to the extent the concept of good standing is applicable under the laws of such jurisdiction) under the Laws of the jurisdiction of its organization and (ii) is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the nature of its business requires such qualification (to the extent the concept of good standing is applicable under the laws of such jurisdiction), except where the failure to be so qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (b) has full power and authority and holds all requisite permits, licenses, authorizations, approvals, entitlements, accreditations and privileges, from Governmental Authorities or otherwise, to (i) enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it, in each case, except in the case of this clause (b)(ii), where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document executed or to be executed by it, are within each such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not:

(a) contravene or result in a default under any such Loan Party’s (i) Organizational Documents or (ii) Material Agreements in any material respect;

(b) contravene any Law binding on any such Loan Party;

(c) violate, conflict with, result in a breach of, or result in the impairment, forfeiture or non-renewal of, any material permit, license, authorization, approval, entitlement, accreditation or privilege of any Governmental Authority; or

(d) result in, or require the creation or imposition of, any Lien on any such Loan Party’s properties (other than Liens in favor of the Lender Parties pursuant to any Loan Document).

SECTION 6.3 Required Approvals. Except as duly obtained and in full force and effect prior to the date of the initial Credit Extension, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for:

(a) the due execution, delivery or performance by each Loan Party of this Agreement or each other Loan Document to which it is a party; or

(b) the grant by any Loan Party of the security interests, pledges and Liens granted by the Loan Documents.

SECTION 6.4 Validity, etc. This Agreement constitutes, and each other Loan Document executed by Holdings, the Borrowers and each other Loan Party will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Holdings, the Borrowers and each other relevant Loan Party enforceable in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law). Each of the Loan Documents which purports to create a security interest in favor of the Administrative Agent (on behalf of the Lender Parties) creates a valid first priority security interest (subject to Liens permitted by Section 7.2.3) in the Collateral, securing the payment of the Obligations, and subject to the exceptions and limitations set forth in the Loan Documents, all filings and other actions necessary or desirable to perfect such security interest as a first priority security interest (subject to Liens permitted by Section 7.2.3) have been duly taken.

SECTION 6.5 Financial Information. (a) Subject to Section 6.15 hereof, the balance sheets and financial statements of Holdings and its Subsidiaries delivered to the Lenders pursuant to clauses (a) and (b) of Section 5.1.7 and clauses (a) and (b) of Section 7.1.1 have each been or will be, as the case may be, prepared in accordance with GAAP consistently applied and do or will, as the case may be, present fairly in all material respects the financial condition of Holdings and its Subsidiaries as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited interim financial statements are subject to normal year-end adjustments and absence of footnotes.

(b) Except as disclosed in the financial statements referred to above or the notes thereto and for the items disclosed in the Disclosure Schedule, as of the date of the initial Credit Extension neither Holdings nor any of its Subsidiaries have any material contingent liabilities.

SECTION 6.6 No Material Adverse Change. Since December 31, 2011 there has been no fact, event or circumstance which had, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 6.7 Litigation, Labor Matters, etc. (a) Except as set forth in Item 6.7(a) (“Litigation”), there is no pending or, to the knowledge of any Loan Party, threatened, litigation, action, proceeding or labor controversy against any Loan Party, any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, (i) with respect to any Loan Document or (ii) which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) The hours worked by and payments made to employees of each Loan Party and each of its Subsidiaries has not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, in each case except as any of the foregoing, either individually or in the aggregate, would not reasonably be expected to have a Material

Adverse Effect. There are no strikes, slowdowns, labor disputes, work stoppages or controversies pending, or to the knowledge of any Loan Party threatened, among any Loan Party or any of its Subsidiaries and their employees, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6.8 Capitalization. As of the date of the initial Credit Extension, the authorized Equity Interests in each Borrower and its Subsidiaries are set forth in Item 6.8 (“Initial Capitalization”) of the Disclosure Schedule. Except as set forth in such Disclosure Schedule, as of the date of the initial Credit Extension there are no (a) outstanding rights to purchase, options, warrants or similar rights pursuant to which any Borrower or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its Equity Interests or (b) voting rights agreements applicable to any Equity Interests of any Borrower or any of its Subsidiaries. As of the date of the initial Credit Extension, the Equity Interests so specified on the Disclosure Schedule are fully paid and non-assessable and are owned by the applicable Person, directly or indirectly, free and clear of all Liens (other than Liens in favor of the Administrative Agent pursuant to the Loan Documents).

SECTION 6.9 Compliance with Laws, etc. Each Loan Party and each of its Subsidiaries is in compliance with all Laws applicable to it or its properties, except where the failure to be in compliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.10 Properties, Permits, etc. (a) Each Loan Party and each of its Subsidiaries is in compliance with all permits, licenses, authorizations, approvals, entitlements, accreditations and privileges of Governmental Authorities or otherwise that are required for such Person to lawfully own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired by such Person, other than those permits, licenses, authorizations, approvals, entitlements, accreditations and privileges the lack of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement, accreditation or privilege, and there is no claim that any of the foregoing is not in full force and effect, except where such suspension, revocation, impairment, forfeiture, non-renewal or claim could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Each Loan Party and its Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens except as permitted pursuant to Section 7.2.3. All such properties and assets are in good working order and condition, ordinary wear and tear excepted and except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c) Item 6.10(c) (“Real Property Assets”) of the Disclosure Schedule contains a true and complete list of: (i) the location by state and address of all Real Property Assets owned by each Loan Party as of the date of the initial Credit Extension, and describes the interest therein held by such Loan Party, under the heading “Fee Properties”; and (ii) all Real Property Assets leased or subleased by each Loan Party, as lessee or sublessee, as of the date of the initial Credit Extension, under the heading “Leased Properties”.

(d) Each Loan Party and its Subsidiaries has (i) good and marketable fee title to all of its owned Real Property Assets material to their business and (ii) good and valid title to the leasehold estates in all of the leased Real Property Assets material to their business, in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except for Liens permitted by clauses (a), (b), (c), (d), (e), (h), (i), (j) and (s) of Section 7.2.3.

(e) All permits required to have been issued to each Loan Party and its Subsidiaries with respect to its Real Property Assets to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, other than such permits which, if not obtained, would not have a Material Adverse Effect on the intended use or operation of any such Real Property Assets. All the Real Property Assets comply in all material respects with all applicable Laws. No consent or approval of any landlord or other third party in connection with any leased Property Assets is necessary for any Loan Party or its Subsidiaries to enter into and execute the Loan Documents.

(f) All easements, cross easements, licenses, air rights and rights-of way or other similar property interests, if any, necessary for the full utilization of the Improvements located on all Real Property Assets for their intended purposes have been obtained and are in full force and effect, except where the failure to have any of the foregoing could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the intended utilization or purpose of such Real Property Assets.

(g) The representations and warranties contained in the Security Agreement, Pledge Agreement and each Mortgage with respect to the Collateral are true and correct in all material respects, provided that such representations and warranties, (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard.

SECTION 6.11 Taxes, etc. Each Loan Party and each of its Subsidiaries has (a) timely filed all tax returns and reports required by Law to have been filed by it, and (b) paid all federal income Taxes and other Taxes of Governmental Authorities thereby shown to be owing, except any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, in each case with respect to clauses (a) and (b), to the extent that the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.12 ERISA. (a) Each Pension Plan (and the related trusts and funding agreements) complies in form and in operation with, and has been administered in compliance with, the applicable requirements of ERISA and the Code in all respects, except where the failure to so comply, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Pension Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the U.S. Internal Revenue Service has issued a favorable determination letter with respect to each such Pension Plan which may be relied on currently. No Loan Party nor any of its Subsidiaries has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code which has not been satisfied in full.

(b) During the 36 month period prior to the Effective Date or the making of any Credit Extension, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code. No Loan Party nor any of its Subsidiaries has incurred liability to the PBGC (other than for current premiums) with respect to any Pension Plan which has not been satisfied in full. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Loan Party or any Commonly Controlled Entity under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Loan Party nor any member of any Commonly Controlled Entity has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan which has not been satisfied in full or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Loan Party nor any member of any Commonly Controlled Entity has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

SECTION 6.13 Environmental Warranties. Except, in each case, as may be disclosed on Item 6.13 (“Environmental”) of the Disclosure Schedule:

(a) All facilities and property (including underlying groundwater) owned, operated or leased by each Loan Party and each of its Subsidiaries has been, and continue to be, owned, operated or leased by each Loan Party and each of its Subsidiaries in compliance with all applicable Environmental Laws, except for such violations that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) There have been no past, and there are no pending or threatened claims, complaints, notices or requests for information received by any Loan Party or its Subsidiaries any with respect to any alleged violation of or liability pursuant to any Environmental Law that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) There have been no Releases at, on or under any property now or previously owned, operated or leased by any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) Each Loan Party and each of its Subsidiaries has been issued, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations relating to environmental matters that are necessary or desirable for their businesses, except where the failure to have or do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) No property now or previously owned, operated or leased by any Loan Party or any of its Subsidiaries is listed or (to the best of their knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except where the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Loan Party or any of its Subsidiaries, except where the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(g) No Loan Party, any of its Subsidiaries or any other Person (to the best of their knowledge (after due inquiry)) has transported or arranged for the transportation of any Hazardous Material to any location which is listed or (to the best of their knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Loan Party or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury (including claims under CERCLA) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) There are no polychlorinated biphenyls, friable asbestos or other Hazardous Materials present at any property now or previously owned, operated or leased by any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) No conditions exist at, on or under any property now or previously owned, operated or leased by any Loan Party or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 6.14 Inventory. Holdings and the Borrowers, for and on behalf of themselves and each other Loan Party, shall at all times hereafter keep correct and accurate records in all material respects describing generally the kind, type, cost and quantity of Inventory.

SECTION 6.15 Accuracy of Information. (a) All written information (other than any projections and pro forma financial information and any general economic or specific industry information) furnished from time to time (whether prior to or after the Effective Date) by or on behalf of any Loan Party or any of its Related Parties in writing to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, is and will be, as the case may be, true and accurate in all material respects on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not materially misleading.

(b) All projections and estimates prepared by any Loan Party and delivered to the Lender Parties hereunder have been prepared in good faith on the basis of assumptions believed by the preparer thereof to be reasonable at the time made (it being agreed that projections are subject to uncertainties and contingencies and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and that such differences may be material).

SECTION 6.16 Absence of Default. No Loan Party nor any of its Subsidiaries is (a) in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness or (b) in violation of any (i) applicable Law, (ii) contract, agreement, lease or other instrument or (iii) permit, license, authorization, entitlement, accreditation or privilege of any Governmental Authority, which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 6.17 Margin Regulations; Bank Secrecy Act, etc. (a) No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying “margin stock” (as defined in F.R.S. Board Regulation U). None of the proceeds of any Credit Extension will be used for the purpose of, or be made available by any Loan Party or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying “margin stock” (as so defined) or otherwise in violation of Regulations T, U or X of the F.R.S. Board.

(b) None of the proceeds of any Credit Extension shall be used, directly or indirectly, in a manner that would cause the Administrative Agent or any Lender to violate the Foreign Corrupt Practices Act of 1977, the Bank Secrecy Act or any of the sanctions programs administered by the Office of the Foreign Assets Control of the United States Department of Treasury.

SECTION 6.18 Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” nor a “company controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party nor any of its Subsidiaries is a “holding company”, a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 2005, as amended.

SECTION 6.19 Material and Other Agreements; Governmental Approvals. (a) Set forth on Item 6.19(a) (“Material Agreements”) of the Disclosure Schedule is a listing, as of the date of the initial Credit Extension, of all the Material Agreements.

(b) Each Loan Party and each of its Subsidiaries is in compliance with the terms contained in each agreement, document or instrument to which it is a party or to which any of its property or assets is bound (including each Material Agreement), except where the failure to be in compliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.20 Solvency. Holdings and its Subsidiaries, on a consolidated basis, are, and after giving effect to the initial Credit Extension and all other Indebtedness and obligations incurred in connection with the Loan Documents or otherwise on the date of the initial Credit Extension will be, Solvent.

SECTION 6.21 Insurance. Item 6.21 (“Insurance”) of the Disclosure Schedule sets forth a true, complete and correct description of all insurance maintained by each Loan Party and each of its Subsidiaries as of the date of the initial Credit Extension. As of such date, such insurance is in full force and effect and all premiums required to be paid have been duly paid.

SECTION 6.22 Affiliate Transactions. Except as described on Item 6.22 (“Affiliate Transactions”) of the Disclosure Schedule, no Affiliate of any Loan Party is a party to any transaction with any Loan Party, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, in each case which would violate Section 7.2.12.

SECTION 6.23 Patriot Act, etc. (a) To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”). No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any payments to any official or employee of any Governmental Authority, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. No Loan Party nor any of its Subsidiaries is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of its properties to any Lien, seizure or other forfeiture under any criminal Law, racketeer influenced and corrupt organizations Law, civil or criminal, or other similar Laws.

(b) No Loan Party nor any of its Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or is otherwise associated with any such Person in any manner that violates such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 6.24 Flood Zones. As of the date of the initial Credit Extension, no portion of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts, except as listed on Item 6.24 (“Flood Zones”) of the Disclosure Schedule.

ARTICLE VII

COVENANTS

SECTION 7.1 Affirmative Covenants. Holdings and each Borrower agree with each Lender Party that, until all Commitments have irrevocably terminated and all the Obligations under the Loan Documents (other than unasserted contingent indemnification liabilities) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been Cash Collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and performed in full, Holdings and each Borrower will perform the obligations set forth in this Section.

SECTION 7.1.1 Financial Information, Reports, Notices, etc. Holdings and each Borrower will furnish, or will cause to be furnished, to the Administrative Agent (for distribution to each Lender) copies of the following financial statements, reports, notices and information:

(a) (i) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of Holdings, the Borrowers and their Subsidiaries as of the end of each such Fiscal Quarter, and the related consolidated statements of income and cash flow of Holdings, the Borrowers and their Subsidiaries for each such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of each such Fiscal Quarter, in each case certified as complete and correct by a Financial Officer of Holdings as fairly presenting in all material respects the financial position of Holdings and its consolidated Subsidiaries as of the date thereof and for the period then ended (subject to year-end audit adjustment and the absence of footnotes), together with (i) comparable financial statements at the close of and for the corresponding Fiscal Quarter for the previous Fiscal Year and for the corresponding portion of the previous Fiscal Year and (ii) a comparison of such financial statements with the projections for the applicable period provided pursuant to clause (i);

(ii) within 60 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Holdings, the Borrowers and their Subsidiaries as of the end of each such Fiscal Year, and the consolidated and consolidating statement of income and consolidated statement of cash flow of Holdings the Borrowers and their Subsidiaries for each such Fiscal Year and the previous Fiscal Year, in each case certified as complete and correct by a Financial Officer of Holdings as fairly presenting in all material respects the financial position of Holdings and its consolidated Subsidiaries as of each such Fiscal Year then ended (subject to year-end audit adjustment and the absence of footnotes), together with (i) comparable financial statements for the previous Fiscal Year and (ii) a comparison of such financial statements with the projections for the applicable period provided pursuant to clause (i);

(b) within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for Holdings and its Subsidiaries, including therein a consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and consolidated statements of cash flow of Holdings and its Subsidiaries for such Fiscal Year, in each case certified without any “going concern” (or similar qualification) or any qualification or exception as to the scope of such audit, by Grant Thornton LLP or other independent certified public accountants of nationally recognized standing or otherwise reasonably satisfactory to the Administrative Agent;

(c) concurrently with the delivery of the financial statements pursuant to clauses (a) and (b), a certificate from a Financial Officer of Holdings that such Financial Officer has no knowledge of any Default or Event of Default existing as of such date except as specified in such certificate (and, if any Default or Event of Default then exists, reasonably detailed information regarding the same and the actions which the Borrowers have taken or propose to take with respect thereto);

(d) (i) within 120 days after the end of each Fiscal Quarter ending on the last day of each Fiscal Year and (ii) within 45 days after the end of each other Fiscal Quarter, a Compliance Certificate, executed by a Financial Officer of Holdings, showing (in reasonable detail and with appropriate calculations and computations), computations of the financial covenants set forth in Sections 7.2.4 and (in the case of each Fiscal Year end) 7.2.5 as of the last day of the immediately preceding Fiscal Quarter;

(e) promptly and in any event within five days after a Financial Officer obtains knowledge of the occurrence of any Default, Event of Default or event that could reasonably be expected to result in a Material Adverse Effect, a statement of an Authorized Officer of AMRC setting forth reasonably detailed information regarding such Default, Event of Default or event, and the action which the Borrowers have taken and propose to take with respect thereto;

(f) promptly and in any event within five days after a Financial Officer obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7, (ii) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 6.7 or (iii) any change in the certified public accountants of Holdings or its Subsidiaries described in clause (b), notice thereof by an Authorized Officer of AMRC;

(g) substantially concurrently with the sending or filing thereof, copies of all reports, financial statements and registration statements which Holdings or any of its Subsidiaries files with the Securities and Exchange Commission or any securities exchange, except that Holdings and its Subsidiaries shall not be required to deliver any of the foregoing which has previously been delivered hereunder;

(h) all such notices and documents required to be delivered pursuant to the Security Agreement, the Pledge Agreement and each Mortgage;

(i) promptly when available and, in any event, within 60 days after the last day of each Fiscal Year, (i) a budget for Holdings and its Subsidiaries for such Fiscal Year and (ii) a projected consolidated balance sheet of Holdings and its Subsidiaries for such Fiscal Year, together with related quarterly consolidated statement of projected income for such Fiscal Year), which projections shall be accompanied by a certificate of a Financial Officer of Holdings stating that such projections are based on estimates, information and assumptions that such Financial Officer believes in good faith to be reasonable at the time made and prepared (it being understood that projections are subject to uncertainties and contingencies and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and that such differences may be material);

(j) substantially concurrently with the receipt or delivery thereof by Holdings or any of its Subsidiaries, all material notices, including notices of default or termination, received or delivered by Holdings or any of its Subsidiaries pursuant to any Material Agreement or Indebtedness of such Loan Party;

(k) promptly after any change in the accounting policies or financial reporting practices of Holdings or any of its Subsidiaries (other than any such change required by GAAP) the implementation of which could reasonably be expected to have a material impact on the calculation or presentation of the financial statements and balance sheets delivered, from time to time, pursuant to clause (a) or (b), notice thereof by an Authorized Officer of AMRC;

(l) promptly upon a Financial Officer obtaining knowledge of the occurrence thereof, notice of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m) promptly upon a Financial Officer obtaining knowledge of the occurrence thereof, notice of any proceeding, demand, investigation or claim of any Governmental Authority regarding the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and

(n) such other information respecting the condition or operations, financial or otherwise, of Holdings or any of its Subsidiaries as any Lender Party through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to clauses (a), (b) and (g) of Section 7.1.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto, on the website www.appliedmedical.com, and AMRC notifies the Administrative Agent of the same; or (ii) on which such documents are posted on the Borrowers’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and AMRC notifies the Administrative Agent of the same.

SECTION 7.1.2 Compliance with Laws; Payment of Obligations. (a) Holdings and each Borrower will, and will cause each of their Subsidiaries to, comply with all permits, licenses, authorizations, approvals, entitlements, accreditations and privileges of each

Governmental Authority and all applicable Laws (including any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting each property owned, leased, subleased or otherwise occupied by Holdings or any of its Subsidiaries), except where the failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Holdings and each Borrower will, and will cause each of their Subsidiaries to, pay before the same become delinquent, all (i) its Indebtedness (subject to any subordination provisions relating thereto) and other obligations, including all income and other Taxes, assessments and charges imposed by Governmental Authorities upon it or upon its property, and (ii) lawful claims for labor, materials and supplies or otherwise (including any payments required to be made pursuant to all leases, subleases, tenancies, occupancy agreements, rental agreements and other similar agreements, except for the non-payment of such Indebtedness, other obligations, Taxes, assessments, charges and claims that (A) are being contested in good faith by appropriate proceedings which (i) suspend judicial enforcement of the contested Indebtedness, obligation or Tax or claims and any Lien arising therefrom and (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books or (B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. If such contest is terminated, adversely resolved or the conditions set forth in this Section are no longer met, Holdings, each Borrower and each of their Subsidiaries shall promptly pay or discharge the contested Indebtedness, obligations, taxes and claims.

SECTION 7.1.3 Maintenance of Properties and Franchises. (a) Holdings and each Borrower will, and will cause each of their Subsidiaries to, in the exercise of its reasonable business judgment, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals, additions, improvements and replacements so that its business carried on in connection therewith may be properly conducted at all times.

(b) Holdings and each Borrower will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and qualification as a foreign entity in each jurisdiction where it has assets or conducts business and (ii) the permits, licenses, authorizations, approvals, entitlements, accreditations, privileges and franchises of all Governmental Authorities or otherwise necessary for the proper conduct of its business; provided, that the foregoing shall not prohibit any transaction permitted by Section 7.2.6 or Section 7.2.9 or the termination, revocation, expiration or absence of any of the foregoing that, either individually or in the aggregate, could not reasonably expected to have a Material Adverse Effect.

SECTION 7.1.4 Insurance. (a) Holdings and each Borrower will maintain, and will cause each of their Subsidiaries to maintain, insurance policies and coverage with respect to their property and assets to such extent and covering such risks as is customary for companies in sound financial condition in the same or similar businesses and operations and in the same or similar locations. If any portion of the Mortgaged Property, excluding Mortgaged Property located outside of the United States, is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts, Holdings, each applicable Loan Party shall maintain or cause to be maintained flood insurance, as described in clause (f) of Section 5.1.20, with respect to such Mortgaged Property. All such insurance will be provided (i) by insurers having an A.M. Best policyholders rating of not less than “A” or (ii) by such other insurers as the Administrative Agent may approve.

(b) All premiums on insurance policies required under this Section will be paid by Holdings or its applicable Subsidiaries. All insurance policies relating to “key man” life insurance, business interruption and any loss or damage sustained in respect of any item constituting a part of the Collateral (other than in respect of any property or asset subject to a Lien permitted by clause (b), (c), (j), (l) or (s) of Section 7.2.3) will contain a loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Administrative Agent. All insurance policies relating to general liability, umbrella and excess insurance coverages will contain an additional insured endorsement, in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Administrative Agent. All such insurance policies will (except as otherwise agreed by the Administrative Agent) provide that neither Holdings, any of the Borrowers, any of their Subsidiaries, nor any Lender Party will be a coinsurer thereunder.

Unless the Administrative Agent otherwise agrees, all such insurance policies that have been endorsed in favor of the Administrative Agent will provide, that the insurer will, simultaneously with the delivery to Holdings, the Borrowers or any of their Subsidiaries of any notice of cancellation or termination of such policy, deliver to the Administrative Agent a copy of such notice. Unless the Administrative Agent otherwise agrees, all such insurance policies and loss payable clauses will provide, that they may not be canceled or terminated unless the Administrative Agent is given at least the same number of days’ notice that the insurance company which issued such policies is required to give Holdings, the Borrowers or any of their Subsidiaries.

(c) If Holdings, the Borrowers or any of their Subsidiaries fails to maintain any policy of insurance that is required by this Section the Administrative Agent may (but shall not be required), at the sole cost and expense of the Borrowers, obtain and maintain such policies of insurance, pay the related premiums and take such other action as it deems reasonably advisable. Notwithstanding the foregoing, the Administrative Agent shall have no liability with respect to the cost, scope, amount or other terms with respect to the insurance purchased by it pursuant to this provision.

(d) Upon the occurrence and during the continuance of an Event of Default, Holdings, the Borrowers and their Subsidiaries shall promptly comply with all the instructions of the Administrative Agent with respect to filing claims under any policy of insurance that is required by this Section, receiving receipt and giving acquittance for any payments that may be payable thereunder, and executing any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

SECTION 7.1.5 Books and Records; Inspections. (a) Holdings and each Borrower will, and will cause each of their Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and transactions, in accordance with GAAP.

(b) Holdings and each Borrower will, and will cause each of their Subsidiaries to, permit the Administrative Agent and each Lender or any of their respective representatives (including outside auditors), upon reasonable prior notice, at reasonable times and intervals and during normal business hours, to visit all of their offices, to discuss their financial matters with their officers and independent public accountant (provided that officers of Holdings or the Borrowers shall be entitled to be present at and participate in any such discussion) and to examine (and, at the expense of the Borrowers, copy extracts from) and conduct audits of any of its Inventory, Accounts, other assets and books or other corporate records (including computer records); provided that excluding any such visits and inspections during the continuation of an Event of Default, only two such visits during any calendar year by the Administrative Agent, on behalf of the Lenders, shall be at the Borrowers’ expense.

(c) Subject to clause (b), the Borrowers will pay all the reasonable and documented out-of-pocket fees and expenses of the Administrative Agent and each Lender in the exercise of their rights pursuant to this Section. Notwithstanding anything to the contrary in this Section, none of Holdings, either Borrower nor any of their Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (b) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 7.1.6 Environmental Covenants. (a) Holdings and each Borrower will, and will cause each of their Subsidiaries to (and Holdings and its Subsidiaries will exercise commercially reasonable efforts to cause their lessees and other Persons occupying any of the properties owned or leased by any of them to):

(i) use and operate all of its properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(ii) take all such actions as are necessary and appropriate so that no liability with respect to the Environmental Laws may arise which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(iii) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties regarding compliance with, or liability pursuant to, Environmental Laws, and shall cure and have dismissed with prejudice to the reasonable satisfaction of the Administrative Agent any actions and proceedings regarding compliance with, or liability pursuant to, Environmental Laws which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(iv) promptly notify the Administrative Agent of any Releases as to which any Loan Party has knowledge at, on or under such properties which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and promptly remediate all such Releases in accordance with applicable Environmental Laws; and

(v) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.

(b) Prior to acquiring any ownership interest in any Real Property Asset that could give rise to any of Holdings, the Borrowers or any of their Subsidiaries being found an owner, operator or otherwise subject to potential material liability under any Environmental Law the Borrowers will (i) obtain a written report by a reputable independent environmental consultant reasonably acceptable to the Administrative Agent (an “Environmental Consultant”) as to its assessment of the presence or potential presence of significant levels of any Hazardous Material on, in, under or about such property, or of other conditions that could give rise to a potentially significant liability to any of Holdings, the Borrowers and their Subsidiaries under violations of any Environmental Law relating to such transaction, and notify the Administrative Agent of such potential transaction, and (ii) if requested by the Administrative Agent after learning of such potential transaction, provide such report to the Administrative Agent and afford the Administrative Agent a reasonable opportunity to review and, if requested by the Administrative Agent, discuss such report with the Environmental Consultant who prepared it and a knowledgeable representative of the Borrowers. The Administrative Agent shall have the right, but shall not have any duty, to obtain, review, or discuss any such report.

(c) If any Loan Party materially breaches the terms of this Agreement with respect to environmental matters or there has occurred and there is continuing any Event of Default, promptly following a request therefor by the Administrative Agent to AMRC, the Borrowers will permit an environmental consultant selected by the Administrative Agent and approved by the Borrowers (which consent shall not be unreasonably withheld or delayed) to perform an environmental assessment on all Real Property Assets (including, without limitation, reviewing documents, interviewing knowledgeable persons, and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by any of Holdings, the Borrowers or any of their Subsidiaries, or on which operations of the Borrowers or any of their Subsidiaries otherwise take place). Such environmental assessment shall be in form, scope, and substance reasonably satisfactory to the Administrative Agent, subject to the approval of the Borrowers, which shall not be unreasonably withheld or delayed. Holdings, each Borrower and each of their Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and shall pay the reasonable costs of such environmental assessment promptly following written demand therefore by the Administrative Agent. The Administrative Agent shall have the right, but not the duty, to obtain such environmental report.

SECTION 7.1.7 Swap Agreements. (a) Holdings and each Borrower will, and will cause each of their Subsidiaries to, only enter into Swap Agreements for the purpose of

(i) hedging or mitigating risks to which the Borrowers or any of its Subsidiaries has actual exposure (other than those in respect of Equity Interests of the Borrowers or any of their Subsidiaries), and (ii) effectively capping, collaring or exchanging interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrowers or any of their Subsidiaries.

(b) All Swap Agreements of Holdings and its Subsidiaries shall be unsecured unless such counterparty is a Lender or an Affiliate of a Lender at the time of entering into thereof, in which case the obligations under each such Swap Agreement shall be secured pro rata with all the other Obligations hereunder; provided that the obligations under each Swap Agreement by any Subsidiary of Holdings that is not a Loan Party may be secured by the assets or property of each such Subsidiary to the extent permitted under clause (r) or (s) of Section 7.2.3.

SECTION 7.1.8 Future Subsidiaries. Upon any Person becoming, from and after the date of the initial Credit Extension, either a direct or indirect Subsidiary of any Loan Party, or upon any Loan Party acquiring additional Equity Interests of any existing Subsidiary, AMRC shall notify the Administrative Agent of such transaction and in each case, to the extent such actions are permitted by applicable Law and, in the case of any guaranty or security provided under the Laws of any country other than the United States, only to the extent the Administrative Agent reasonably determines that the value to the Lender Parties of requiring AMRC to take, or cause to be taken, such actions outweighs the cost and burden for AMRC to do so:

(a) such Person shall, if it is not an Excluded Foreign Subsidiary, (i) within five Business Days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, become (if not already a party thereto) a party to the Guaranty, the Pledge Agreement and the Security Agreement in a manner contemplated in each such Loan Document and (ii) with respect to any such Person that is a Domestic Subsidiary, within 30 days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, if it maintains any Deposit Accounts, enter into a Deposit Account Control Agreement with a Deposit Account Bank (subject to the limitations set forth in Section 7.2.16);

(b) each applicable Loan Party and each such Subsidiary that is not an Excluded Foreign Subsidiary shall, pursuant to the Pledge Agreement, pledge to the Administrative Agent:

(i) within five Business Days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, all of the outstanding Equity Interests of such Subsidiary owned directly by it (but, in the case of an Excluded Foreign Subsidiary, not more than 66% of the voting Equity Interests of such Excluded Foreign Subsidiary shall be so pledged), along with undated stock or other powers for such certificates, executed in blank (or, if any such Equity Interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such Equity Interests has been granted to and perfected by the Administrative Agent in accordance with the U.C.C. or any similar United States Law which may be applicable); and

(ii) within five Business Days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, all notes evidencing intercompany Indebtedness in favor of each such Subsidiary (to the extent required in the Pledge Agreement), as the case may be;

(c) within 30 days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, the Administrative Agent shall have received from each such Subsidiary that is not an Excluded Foreign Subsidiary copies of U.C.C. search reports certified by a party reasonably acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of Holdings, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the United States jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in each jurisdiction (if any) in the United States where each such Subsidiary has its principal place of business or owns any Real Property Asset, together with copies of such financing statements (none of which (other than Liens permitted under this Agreement) shall cover any of the Collateral);

(d) within 30 days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, the Administrative Agent shall have received from each such Subsidiary that is not an Excluded Foreign Subsidiary, acknowledgment copies of properly filed U.C.C.-1 financing statements or such other evidence of filing or delivery for filing as may be acceptable to the Administrative Agent, naming each such Subsidiary as the debtor and the Administrative Agent as the secured party, filed under relevant jurisdictions comprising the United States as may be necessary or reasonably requested of the Administrative Agent to perfect the first priority security interest of the Administrative Agent on the assets of such Subsidiary that is subject to the Security Agreement (including, with respect to any Intellectual Property Collateral, appropriate trademark, copyright and patent security supplements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and with respect to assets located on leased property, subject to Section 7.2.17, a Landlord Waiver or Bailee Waiver, as the case may be); and

(e) within 30 days (or such longer period as the Administrative Agent may consent to in its sole discretion) of the consummation of each such transaction, the Administrative Agent shall have received from each such Subsidiary that is not an Excluded Foreign Subsidiary and that owns in fee interest any Real Property Asset, those items referred to in Section 5.1.20 requested by the Administrative Agent with respect to each such Real Property Asset, other than with respect to any Real Property Asset permitted to be encumbered pursuant to clause (b), (c), (j) or (s) of Section 7.2.3.

The foregoing shall be accompanied with other documentary evidence, requested by the Administrative Agent, reasonably satisfactory to the Administrative Agent that evidences the foregoing, including copies of the resolutions of the Board of Directors (or equivalent body) of such Subsidiary authorizing the relevant transactions, copies of such Subsidiary’s Organizational Documents, incumbency certificates of such Subsidiary, certificates as to compliance by such

Subsidiary with the requirements of this Section, opinions of legal counsel and evidence of the insurance required to be maintained pursuant to Section 7.1.4.

SECTION 7.1.9 Further Assurances; Additional Collateral. (a) Subject to limitations and exceptions contained in the Loan Documents, Holdings and each Borrower will, and will cause each of their Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable U.S. Law, or which the Administrative Agent or the Required Lenders may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing the Collateral to be subject to a first priority security interest in favor of the Administrative Agent (subject to the Liens permitted by Section 7.2.3) securing all the Obligations, all at the expense of the Borrowers.

(b) Subject to limitations and exceptions contained in the Loan Documents, if any property or asset is acquired by Holdings, the Borrowers or any of their Subsidiaries (other than an Excluded Foreign Subsidiary) after the date of the initial Credit Extension, AMRC will promptly notify the Administrative Agent thereof (except (A), in the case of personal property (excluding any leasehold interests), such notice shall not be required if (i) the Administrative Agent has a valid first-priority perfected security interest in such property or asset by virtue of any actions previously taken by or on behalf of the Administrative Agent or (ii) such actions are not required by the terms of the Security Agreement or the Pledge Agreement, and (B), in the case of a Real Property Asset, to the extent such Real Property Asset is subject to a Lien in favor of a third Person pursuant to clause (b), (c), (j) or (s) of Section 7.2.3), and will cause (except with respect to any such personal property or Real Property Asset described in the preceding parenthetical of this clause) such property or asset to be subjected to a first priority security interest in favor of the Administrative Agent (subject to the Liens permitted by Section 7.2.3) and will take, and cause each of its Subsidiaries (other than its Excluded Foreign Subsidiaries) to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including the actions described in Section 7.1.8 and clause (a) and, subject to the limitations set forth in Section 7.2.17, (i) Landlord Waivers with respect to Inventory located on leased Real Property Assets and (ii) Bailee Waivers with respect to assets located in a public warehouse.

Notwithstanding anything to the contrary in this Section, AMRC shall only be required to take, or cause to be taken, any described action to the extent such action is permitted by applicable Law and, in the case of any guaranty or security provided under the Laws of any country other than the United States, only to the extent the Administrative Agent reasonably determines that the value to the Lender Parties of requiring AMRC to take, or cause to be taken, such action outweighs the cost and burden for AMRC to do so.

SECTION 7.2 Negative Covenants. Holdings and each Borrower agree with each Lender Party that, until all Commitments have irrevocably terminated and all the Obligations under the Loan Documents (other than unasserted contingent indemnification liabilities) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been Cash Collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and performed in full, Holdings and each Borrower will perform the obligations set forth in this Section.

SECTION 7.2.1 Business Activities. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, engage in any material line of business substantially different from those business activities described in the second recital and other business activities reasonably related, ancillary or incidental thereto.

SECTION 7.2.2 Indebtedness. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Indebtedness in respect of the Credit Extensions and other Obligations;

(b) Indebtedness of Holdings or its Subsidiaries in respect of any Swap Agreement entered into in accordance with Section 7.1.7;

(c) Indebtedness identified in Item 7.2.2(c) (“Ongoing Indebtedness”) of the Disclosure Schedule, together with Permitted Refinancing Indebtedness in respect thereof;

(d) Indebtedness of (i) any Borrower to any of its Subsidiaries or (ii) any Subsidiary of a Borrower to any Borrower or any other Subsidiary of a Borrower, provided that (A) all such Indebtedness (except Indebtedness owing to any Person that is not a Loan Party) that is incurred after the Effective Date (when added to the aggregate outstanding principal amount of intercompany loans referred to in clause (a)(iii) of Section 7.2.7 that are incurred after the Effective Date) in excess of $5,000,000 in the aggregate principal amount outstanding at any time shall be (I) evidenced by a promissory note in form and substance reasonably satisfactory to the Administrative Agent, (II) pledged and delivered to the Administrative Agent pursuant to the Pledge Agreement and (III) in the case that the borrower under such intercompany Indebtedness is a Borrower, subordinated to the repayment of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and (B) in the case of any such Indebtedness of any such Person that is not a Loan Party that is owing to a Loan Party (x) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect thereto and (y) such Indebtedness shall be permitted only if the corresponding Investment is permitted under clause (e) of Section 7.2.6;

(e) Indebtedness of the Borrowers or their Subsidiaries that is incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Liabilities and purchase money Indebtedness; provided that (i) the aggregate principal amount of all such Indebtedness that may be incurred in any Fiscal Year shall not exceed the lesser of (i) $7,500,000 and (ii) the excess of (A) the amount for such Fiscal Year (or part thereof) as set forth in Section 7.2.5 over (B) cash expenditures by the Borrowers or their Subsidiaries that are made or incurred during such Fiscal Year pursuant to Section 7.2.5 (provided that the aggregate amount of such Indebtedness shall not exceed $25,000,000 during the term of this Agreement) and (ii) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvements;

(f) Indebtedness of any Person that becomes a Subsidiary of a Borrower (or is assumed by a Borrower or a Subsidiary of a Borrower) in connection with a Permitted Acquisition after the Effective Date hereof (and any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any such Indebtedness); provided that (i) such Indebtedness exists at the time of any such Permitted Acquisition and was not created in contemplation of or in connection with any such Permitted Acquisition, (ii) immediately before and after giving effect to any such Person becoming a Subsidiary or a Borrower or the assumption of such Indebtedness by a Borrower, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this clause shall not exceed $8,000,000 at any time outstanding;

(g) (i) Indebtedness owed to any Person providing workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits pursuant to reimbursement or indemnification obligations to such Person, in each case to the extent incurred in the ordinary course of business; and (ii) Indebtedness (other than Indebtedness for borrowed money) in respect of tenders, statutory obligations, bids and similar obligations, surety, stay, or customs or performance or appeal bonds, in each case to the extent incurred in the ordinary course of business;

(h) Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business;

(i) Indebtedness incurred by any Subsidiary of Holdings that is not a Loan Party to any Person (other than a Loan Party); provided that the aggregate principal amount of such Indebtedness shall not exceed $25,000,000 in the aggregate at any time outstanding;

(j) Indebtedness arising in the ordinary course of business consisting of the financing of insurance premiums for insurance policies not prohibited hereunder;

(k) Contingent Liabilities of either Borrower and their Subsidiaries in respect of Indebtedness of any other Borrower or any other Subsidiaries of the Borrowers, provided that (i) such Indebtedness is permitted by this Section and such Contingent Obligations are not otherwise prohibited by the terms of this Section; (ii) in the case of Contingent Liabilities of any Subsidiary of Holdings that is a Loan Party in favor of any Subsidiary of Holdings that is not a Loan Party, (A) no Default or Event of Default shall have occurred and continuing immediately before or after giving effect thereto and (B) such Contingent Liabilities shall be permitted only if the corresponding Investment is permitted under clause (e) of Section 7.2.6 and (iii) the Contingent Liabilities permitted under this clause shall be subordinated to the Obligations of each applicable Borrower and Subsidiary if, and on the same terms as, the Indebtedness so subject to such Contingent Obligations is subordinated to the Obligations;

(l) Indebtedness of either Borrower or any of their Subsidiaries in the form of (i) financing obligations owed to the seller in connection with a Permitted Acquisition or (ii)

earn-outs and other similar forms of deferred consideration that is paid in connection with a Permitted Acquisition, in each case, in an aggregate outstanding principal amount at any time not exceeding $8,000,000;

(m) other Indebtedness in an aggregate outstanding principal amount at any time not exceeding $1,500,000; and

(n) Indebtedness of Holdings that is incurred pursuant to, and in accordance with, clause (a)(iii) of Section 7.2.7.

SECTION 7.2.3 Liens. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations and granted pursuant to any Loan Document in favor of any Lender Party;

(b) Liens granted to secure payment of the Indebtedness permitted pursuant to clause (e) of Section 7.2.2, provided that (i) each such Lien covers only those assets acquired with the proceeds of such Indebtedness, and any proceeds, accessions, replacements or products thereof; (ii) each such Lien attaches to the relevant capital asset concurrently with or within 90 days after the acquisition thereof; and (iii) the principal amount of such Indebtedness does not exceed the lesser of the cost or the Fair Market Value of the relevant asset as of the date of the acquisition thereof; provided that, subject to the foregoing limitations, individual financings of equipment provided by one lender or lessor may be cross collateralized to other financings of equipment provided by such lender or lessor;

(c) Liens existing on the Effective Date and disclosed on Item 7.2.3(c) (“Existing Liens”) of the Disclosure Schedule and any modifications, replacements, renewals or extensions thereof, provided that such Liens (i) do not spread to cover any additional property or assets after the Effective Date and (ii) only secure the Indebtedness permitted by clause (c) of Section 7.2.2;

(d) Liens for Taxes, assessments or other charges or levies of any Governmental Authority not at the time (i) overdue for the lesser of (A) 30 days or (B) the number of days which would result in (x) the payment of any penalty or interest or (y) the imposition of any Lien on any property or asset of Holdings or its Subsidiaries, or (ii) being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e) Liens of carriers, warehousemen, mechanics, materialmen, suppliers, landlords and similar Liens imposed by Law that are incurred in the ordinary course of business and either (i) secure obligations that are not overdue by more than 30 days or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(f) deposits, letters of credit, bank guarantees and pledges of cash securing (i) obligations in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits (including those to secure health, safety and environmental obligations) (other than Liens imposed by ERISA), (ii) the performance of tenders, statutory obligations, bids, leases and other similar obligations (other than for borrowed money) or (iii) to secure obligations on surety, stay, customs, performance or appeal bonds, but only in each case to the extent the foregoing is incurred or entered into in the ordinary course of business of the Borrowers;

(g) judgment Liens not constituting an Event of Default under Section 8.1.6;

(h) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries; and

(i) with respect to the Mortgaged Property, Liens listed as exceptions on Schedule B of the title insurance with respect thereto that have been approved by the Administrative Agent.

(j) Liens existing on any property or asset prior to the acquisition thereof by Holdings or any of its Subsidiaries (or on the property or asset of any Person prior to such Person becoming a Subsidiary of Holdings); provided that (i) such Liens are not created in contemplation of or in connection with such acquisition, (ii) such Liens do not apply to any other property or assets of Holdings or any its Subsidiaries and (iii) such Liens secure Indebtedness permitted under Section 7.2.2 that are in existence on the date of such acquisition, together with extensions, renewals and replacements of such Liens in connection with the extension, renewal or replacement of the related Indebtedness that is permitted by Section 7.2.2;

(k) Liens (i) of a collection bank arising under Section 4-208 of the U.C.C. covering only the items being collected upon and arising in the ordinary course of collection or (ii) in favor of a banking or other financial institution arising as a matter of law or under customary contractual provisions encumbering deposits or other funds maintained with such banking or other financial institution (including the right of set off and grants of security interests in deposits and/or securities held by such banking or other financial institution) and that are within the general parameters customary in the banking industry;

(l) Liens arising from precautionary U.C.C. financing statements relating to operating leases, consignment agreements or bailee arrangements (and in no event Indebtedness);

(m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business and not otherwise prohibited by the terms of this Agreement;

(o) Liens solely on any cash or Cash Equivalent Investments made by the Borrowers or any of their Subsidiaries in favor of the seller of any property and to be applied against the purchase price obligations, in each case in connection with any transaction not otherwise prohibited by the terms of this Agreement;

(p) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted under clause (j) of Section 7.2.2;

(q) Liens of carriers or expeditors arising as a matter of law or an applicable contract with any Person to secure payment obligations in connection with the importation or exportation of goods, provided such Liens (i) arise in the ordinary course of business and (ii) are secured only by those assets subject to import or export;

(r) Liens granted by any Subsidiary of Holdings that is not a Loan Party on its property or assets to secure Indebtedness permitted pursuant to clause (i) of Section 7.2.2; and

(s) other Liens granted by any Subsidiary of Holdings securing obligations in an aggregate principal amount not to exceed $1,500,000, provided that if such Liens attach to any of the property or assets of Holdings or its Subsidiaries that are subject to Liens in favor of the Administrative Agent (for the benefit of the Lender Parties) pursuant to the Loan Documents, such Liens shall, if they secure Indebtedness that is permitted pursuant to clause (m) of Section 7.2.2, be subordinated to the Liens in favor of the Administrative Agent (for the benefit of the Lender Parties) on terms in form and substance satisfactory to the Administrative Agent.

SECTION 7.2.4 Financial Condition. Holdings and the Borrowers will not permit:

(a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for the Rolling Period ending on each date set forth below to be, as of such date, less than the ratio set forth below opposite each such date:

Date	Minimum Fixed Charge Coverage Ratio
March 31, 2012	1.15:1.00
June 30, 2012	1.15:1.00
September 30, 2012	1.15:1.00
December 31, 2012	1.25:1.00
March 31, 2013	1.25:1.00
June 30, 2013	1.25:1.00
September 30, 2013	1.25:1.00
December 31, 2013	1.25:1.00
March 31, 2014	1.25:1.00
June 30, 2014	1.25:1.00
September 30, 2014	1.25:1.00
December 31, 2014	1.25:1.00
March 31, 2015	1.25:1.00
June 30, 2015	1.25:1.00
September 30, 2015	1.25:1.00
December 31, 2015	1.25:1.00
March 31, 2016	1.25:1.00
June 30, 2016	1.25:1.00
September 30, 2016	1.25:1.00
December 31, 2016	1.25:1.00

(b) Leverage Ratio. The Leverage Ratio for the Rolling Period ending on each date set forth below to be, as of such date, greater than the ratio set forth opposite each such date:

Date	Maximum Leverage Ratio
March 31, 2012	2.25:1.00
June 30, 2012	2.25:1.00
September 30, 2012	2.50:1.00
December 31, 2012	2.25:1.00
March 31, 2013	2.00:1.00
June 30, 2013	2.00:1.00
September 30, 2013	2.00:1.00
December 31, 2013	2.00:1.00
March 31, 2014	2.00:1.00
June 30, 2014	2.00:1.00
September 30, 2014	2.00:1.00
December 31, 2014	2.00:1.00
March 31, 2015	1.75:1.00
June 30, 2015	1.75:1.00
September 30, 2015	1.75:1.00
December 31, 2015	1.75:1.00
March 31, 2016	1.75:1.00
June 30, 2016	1.75:1.00
September 30, 2016	1.75:1.00
December 31, 2016	1.75:1.00

SECTION 7.2.5 Capital Expenditures, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in any Fiscal Year in excess of the amount set forth opposite each Fiscal Year below:

Fiscal Year	Amount
December 31, 2012	$75,000,000
December 31, 2013	$75,000,000
December 31, 2014	$75,000,000
December 31, 2015	$55,000,000
December 31, 2016	$55,000,000

provided, however, that no such Capital Expenditure shall be made if any Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the making of any such Capital Expenditure. To the extent Capital Expenditures are made during any period in an amount less than the amounts provided in the above chart, (a) the Capital Expenditures that may be made pursuant to this Section in the next following period as provided in the above chart shall be increased by 50% of the amount of the permitted Capital Expenditures not so made in the immediately preceding period (the “Carry-Forward Amount”); (b) no Carry-Forward Amount may be carried-forward beyond the immediately following period in which it arose; and (c) the full amount of any Carry-Forward Amount shall be used in each applicable period before any of the Capital Expenditures permitted to be made in such period (without giving effect to any Carry-Forward Amount) shall be used.

SECTION 7.2.6 Investments. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

(a) Investments existing on the Effective Date and identified in Item 7.2.6(a) (“Ongoing Investments”) of the Disclosure Schedule;

(b) Investments in the form of cash and Cash Equivalent Investments;

(c) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.5;

(d) Investments comprising the Equity Interests of Subsidiaries of Holdings set forth in Item 6.8 (“Initial Capitalization”) of the Disclosure Schedule and other Investments from time to time in Subsidiaries of Holdings; provided that the aggregate amount of Investments made after the Effective Date by Loan Parties in Subsidiaries of Holdings that are not Loan Parties pursuant to this clause and clauses (e) and (j) shall not exceed (i) $7,500,000 in any Fiscal Year or (ii) $20,000,000 in the aggregate during the term of this Agreement (without regard to any write-down or write-offs);

(e) intercompany loans and Contingent Liabilities permitted by clause (d) or (k) of Section 7.2.2; provided that the aggregate amount of such Investments made after the Effective Date by Loan Parties in Subsidiaries of Holdings that are not Loan Parties pursuant to this clause and clauses (d) and (j) shall not exceed (i) $7,500,000 in any Fiscal Year or (ii) $20,000,000 in the aggregate during the term of this Agreement (without regard to any write-down or write-offs);

(f) notes payable or Equity Interests, in each case issued by account debtors, to the Borrowers or any of their Subsidiaries in good faith settlement of delinquent obligations and pursuant to any plan of reorganization or similar proceeding upon the bankruptcy, insolvency, court protection or reorganization of any such account debtor;

(g) Investments in the form of Swap Agreements permitted by Section 7.1.7;

(h) advances in the ordinary course of business to the employees, officers and directors of the Borrowers and their Subsidiaries; provided that the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs) shall not exceed $5,000,000;

(i) non-cash loans, advances or guarantees (other than withholding for Taxes) in the ordinary course of business for the purpose of financing the purchase of Equity Interests of Holdings by employees of either Borrower or their Subsidiaries pursuant to employee stock purchase or stock option plan;

(j) Contingent Liabilities by the Borrowers and their Subsidiaries with respect to leases (other than Capitalized Lease Liabilities) and other obligations that do not constitute Indebtedness that are entered into in the ordinary course of business; provided that the aggregate amount of such Investments made after the Effective Date by Loan Parties in Subsidiaries of Holdings that are not Loan Parties pursuant to this clause and clauses (d) and (e) shall not exceed (i) $7,500,000 in any Fiscal Year or (ii) $20,000,000 in the aggregate during the term of this Agreement (without regard to any write-down or write-offs);

(k) Investments in the ordinary course of business consisting of prepaid expenses;

(l) Permitted Acquisitions;

(m) the reinvestment of Net Disposition Proceeds or Net Insurance Proceeds pursuant to clause (g) of Section 3.1.2;

(n) Investments held by a Subsidiary of Holdings acquired after the Effective Date or of a Person merged, amalgamated or consolidated with or into any Borrower or any of their Subsidiaries, in each case in accordance with this Section and Section 7.2.9, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(o) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; and

(p) in addition to Investments otherwise expressly permitted above in this Section, Investments by the Borrowers or any of their Subsidiaries in an aggregate amount not to exceed at any time outstanding (i) $10,000,000 plus (ii) any cash returns or repayments in respect of such Investments; provided, that both immediately before and after giving effect to each such Investment, no Default or Event of Default shall have occurred and be continuing.

SECTION 7.2.7 Restricted Payments; Payments on Other Indebtedness. (a) Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to (notwithstanding the terms of any Organizational Document or any other agreement or instrument), declare, pay or make on any of its Equity Interests (or any warrants, options or other rights with respect thereto) any dividend, distribution or other payment on account of its Equity Interests, whether on account of the purchase, redemption, sinking or analogous fund, retirement or defeasance of any Equity Interests and whether in cash, property or obligations (other than dividends or distributions payable solely in its Equity Interests, warrants to purchase its Equity Interests or split-ups or reclassifications of its Equity Interests into additional or other shares of its Equity Interests), or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking or analogous fund, retirement or defeasance of, any such Equity Interests (or any options, warrants or other rights with respect thereto); provided, however that:

(i) Subsidiaries of AMRC may make dividends, distributions and other payments to AMRC and its Subsidiaries; and

(ii) Holdings and its Subsidiaries may make, incur, assume or suffer to exist Investments to the extent permitted by Section 7.2.6;

(iii) AMRC may make dividends, distributions and other payments to Holdings for the purpose of Holdings paying its actual (and not anticipated) federal, state and local income taxes on behalf of such consolidated group; provided, however, that (A) such dividends, distributions or other payments, as the case may be, are applied promptly, and in any event within three Business Days after the receipt thereof, to the payment of such income taxes and (B) all such payments that are incurred after the Effective Date in the form of a loan (when added to the intercompany Indebtedness referred to in clause (d) of Section 7.2.2 (other than such Indebtedness owing to any Person that is not a Loan Party) that is incurred after the Effective Date) in excess of $5,000,000 in the aggregate principal amount outstanding at any time, shall be evidenced by a promissory note, in a form reasonably acceptable to the Administrative Agent, that has been duly pledged in accordance with the terms of the Pledge Agreement to the Administrative Agent (for the benefit of the Lender Parties) and shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash; provided further, however, that (x) in no event shall the total dividends, distributions or other payments paid or loaned by AMRC to Holdings pursuant to this clause exceed the amount of income taxes that would have been payable by AMRC if AMRC was not consolidated with Holdings for income tax purposes and (y) any tax refunds received by Holdings shall be returned promptly to AMRC or the applicable Subsidiary;

(iv) AMRC may make dividends, distributions and other payments to Holdings for the purpose of Holdings paying its (A) corporate overhead expenses that are incurred in the ordinary course of business on an arm’s-length basis and (B) franchise taxes and other similar taxes, fees and expenses required to maintain its corporate existence; and

(v) AMRC may make dividends, distributions and other payments to Holdings, for the purpose of Holdings purchasing, redeeming or otherwise acquiring Holdings’ Equity Interests from, or making payments of dividends, distributions and other payments to, holders of Holdings’ Equity Interests (and Holdings may, in turn, purchase, redeem or otherwise acquire Holdings’ Equity Interests from, or make dividends, distributions or other payments to, holders of Holdings’ Equity Interests), in an aggregate amount not to exceed $10,000,000 in any Fiscal Year or $50,000,000 during the term of this Agreement; provided that no Default or Event of Default has occurred and is continuing immediately before or after giving effect thereto; provided, further that:

(A) if any such holder of Equity Interests of Holdings is not known by Holdings to be a Minority Stockholder and during any Fiscal Year the amount of dividends, distributions and other payments made pursuant to this clause exceeds in the aggregate $2,000,000, after giving pro forma effect to any such dividend, distribution or other payment (x) for the most recent Fiscal Quarter for which financial statements have been delivered (1) the Leverage Ratio shall not exceed the maximum Leverage Ratio requirement then in effect pursuant to clause (b) of Section 7.2.4 and (2) the Borrowers are in compliance with the Fixed Charge Coverage Ratio requirement then in effect pursuant to clause (a) of Section 7.2.4 (compliance with the foregoing to be evidenced by the due completion, execution and delivery by a Financial Officer of Holdings of a Compliance Certificate), provided that this clause (x) shall apply only if a Delayed Draw Term Loan is used to finance the purchase, redemption or other acquisition of such relevant Equity Interests; and (y) the aggregate amount of (1) cash and Cash Equivalent Investments of Holdings and its Subsidiaries plus (2) the unused portion of the Revolving Loan Commitment Amount shall not be less than $40,000,000;

(B) if any such stockholder of Holdings is known by Holdings to be a Minority Stockholder, after giving pro forma effect to any such dividend, distribution or other payment (x) for the most recent Fiscal Quarter for which financial statements have been delivered (1) the Leverage Ratio shall not exceed the maximum Leverage Ratio requirement then in effect pursuant to clause (b) of Section 7.2.4 minus .50, and (2) the Borrowers are in compliance with the Fixed Charge Coverage Ratio requirement then in effect pursuant to clause (a) of Section 7.2.4 (compliance with the foregoing to be evidenced by the due completion, execution and delivery by a Financial Officer of Holdings of a Compliance Certificate); and (y) the amount of (1) cash and Cash Equivalent Investments of Holdings and its Subsidiaries plus (2) the unused portion of the Revolving Loan Commitment Amount shall not be less than $40,000,000.

(b) Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness of any Borrower or its Subsidiaries that is owing to any Person as part of the purchase price consideration for a Permitted Acquisition, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except:

(i) payment of regularly scheduled interest and principal payments of such Indebtedness as and when due;

(ii) any refinancing, refunding, extension, renewal or replacement of such Indebtedness to the extent it is Permitted Refinancing Indebtedness; and

(iii) payment of any such secured Indebtedness that becomes due as a result of the voluntary transfer or sale of the property or assets securing such Indebtedness.

SECTION 7.2.8 Limitation on Activities of Holdings. Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of AMRC, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iv) any activities relating to the corporate governance of Holdings and its Subsidiaries (v) the performance of its obligations under and in connection with the Loan Documents and any documentation governing any Indebtedness or Contingent Obligation permitted to be incurred or made by it under Section 7.2, (vi) the performance of its obligations under investor rights agreements, voting agreements, stock option agreements, stock purchase agreements and administration of its relationships with current, prospective or former holders of its Equity Interests, including stockholder communications and notice requirements, (vii) any public or private offering of its Equity Interests or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including activities relating to qualification of the registration or qualification requirements of applicable federal or state securities regulations or necessary in order to rely upon exemptions from such requirements and entry into any registration rights or similar agreement with respect to its Equity Interests, including the costs, fees and expenses related thereto, (viii) any transaction that Holdings is permitted to enter into or consummate under Article VII (including, but not limited to, the making of any dividend, distribution, repurchase, redemption, purchase or other restricted payment permitted by Section 7.2.7 or holding of any cash or Cash Equivalent Investments received in connection with the foregoing that is made in accordance with Section 7.2.7 pending application thereof in the manner contemplated by Section 7.2.7, the incurrence of any Indebtedness permitted to be incurred by it under Section 7.2.2 and the making of any Investment permitted to be made by it under Section 7.2.6), (ix) holding of any cash or Cash Equivalent Investments received in connection the issuance and sale of its Equity Interests, (x) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues, valuation and investment banking services and paying taxes, (xi) providing indemnification to officers and directors and as otherwise permitted in Section 7.2.12, (xii) maintenance or establishment and administration of stock incentive plans and (xiii) activities reasonably incidental to the business or activities described in clauses (i) to (xii) of this paragraph.

SECTION 7.2.9 Fundamental Changes, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or sell, lease, transfer or otherwise dispose of (in each case in one transaction or series of transactions) all or substantially all of its assets, other than the following if no Default or Event of Default has occurred and is continuing immediately before or after giving effect thereto:

(a) any Subsidiary of Holdings that is a Loan Party may merge or consolidate with and into, either Borrower (provided that a Borrower is the surviving entity) or any other Subsidiary that is a Loan Party; provided, that when any Wholly Owned Subsidiary is merging with another Subsidiary of Holdings, a Wholly Owned Subsidiary shall be the surviving entity;

(b) any Subsidiary of Holdings (other than the Borrowers) may sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another Loan Party; provided, that if the transferor in any such transaction is a Loan Party, the transferee must either be a Borrower or another Wholly Owned Subsidiary;

(c) any Subsidiary of Holdings that is not a Loan Party may merge or consolidate with and into, or may sell, lease, transfer or otherwise dispose of all or substantially all of its assets, to any other Subsidiary of Holdings that is not a Loan Party;

(d) any Subsidiary of Holdings (other than the Borrowers) may liquidate or dissolve if (i) Holdings or the Borrowers determine in good faith that such liquidation or dissolution is in the best interest of Holdings and the Borrowers and (ii) it is not materially disadvantageous to the Lenders;

(e) any Subsidiary of Holdings may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to clause (l) or (n) of Section 7.2.6; provided, in any such merger, consolidation or amalgamation to which a Borrower is a party, such Borrower is the surviving corporation; and

(f) subject to all the restrictions contained in the preceding clauses (a), (b), (c) and (d), any Subsidiary of Holdings may merge, dissolve, liquidate, consolidate or amalgamate to effect a sale, transfer or other disposition permitted pursuant to clause (c), (g) or (h) of Section 7.2.10.

SECTION 7.2.10 Asset Dispositions, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of (in each case in one transaction or series of transactions) all or any part of its assets (including Accounts, Inventory and Equity Interests of the Borrowers and their Subsidiaries) to any Person, except:

(a) if such sale, transfer, lease, contribution, conveyance or disposition is (i) of Inventory in the ordinary course of business or (ii) in respect of cash or Cash Equivalent Investments in the ordinary course of business;

(b) in respect of (i) Equipment that is worn out or obsolete and is sold or disposed of in the ordinary course of business of the Borrowers and their Subsidiaries or (ii) assets that are subject to damage or destruction, or a condemnation proceeding instituted by a Governmental Authority;

(c) if such sale, transfer, lease, conveyance or disposition is a Permitted Disposition;

(d) if such sale, transfer, lease, conveyance or other disposition is permitted by Section 7.2.9;

(e) sales, transfers or dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof (other than in connection with factoring programs, receivables programs or other similar programs);

(f) termination of leases or subleases (other than Capitalized Lease Obligations), licenses, or sublicenses in the ordinary course of business;

(g) sales, transfers or dispositions of assets by a Subsidiary of Holdings to either Borrower or any Wholly Owned Subsidiary; provided, that (i) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to any such sale, transfer or disposition, (ii) if the transferor of such property is a Loan Party the transferee must be either be a Borrower or another Loan Party and (iii) any such transaction involving a Subsidiary of Holdings that is not a Loan Party shall be made in compliance with Section 7.2.12; and

(h) sales, transfers or dispositions of assets by a Subsidiary of Holdings that is not a Loan Party to another Subsidiary of Holdings that is not a Loan Party.

SECTION 7.2.11 Modification of Certain Agreements. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any of their Organizational Documents or any Material Agreement which in any case:

(a) is contrary to the terms of this Agreement or any other Loan Document; or

(b) could reasonably be expected to result in a Material Adverse Effect.

SECTION 7.2.12 Transactions with Affiliates. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its Affiliates unless such arrangement or contract is not otherwise prohibited by this Agreement or the other Loan Documents and:

(a) is on terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(b) is between or among (i) the Borrowers and their Wholly Owned Subsidiaries that are Domestic Subsidiaries, (ii) two or more Loan Parties or (iii) two or more Subsidiaries of the Borrowers that are not Loan Parties;

(c) is for the payment in the ordinary course of business of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of Holdings and its Subsidiaries;

(d) is approved in good faith by the majority of the disinterested members of the board of directors (or similar governing body) of a Borrower or Holdings;

(e) is between or among a Loan Party and one or more Subsidiaries of the Borrowers that is not a Loan Party to the extent permitted pursuant to clause (d) or (m) of Section 7.2.2 or clause (d), (e), (j) or (p) of Section 7.2.6; or

(f) constitutes the making of any repurchases, redemptions and other acquisitions of Holdings’ Equity Interests and dividends, distributions and other payments permitted to be made in accordance with the terms of Section 7.2.7.

SECTION 7.2.13 Negative Pledges, Restrictive Agreements, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document):

(a) prohibiting the ability to comply with and perform their Obligations;

(b) prohibiting or restricting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired; or

(c) prohibiting or restricting the ability of any Subsidiary of Holdings to make any payments, directly or indirectly, to the Borrowers by way of dividends, distributions, return on equity, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing shall not, in any event, prohibit (i) restrictions imposed by any agreement relating to Liens permitted by Section 7.2.3 if such restrictions apply only to the property subject to such permitted Liens; (ii) customary restrictions contained in agreements relating to the sale of assets pending the closing of such sale if such restrictions apply only to the assets to be sold; (iii) customary provisions in licenses and leases of intellectual property entered into in the ordinary course of business that do not materially interfere with the business of Holdings and its Subsidiaries; (iv) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures (but not Subsidiaries) permitted by Section 7.2.6 and that are entered into in the ordinary course of business; (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of either Borrower or any of their Subsidiaries; (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (vii) restrictions under any documents relating to secured Indebtedness permitted under this Agreement if such restrictions apply only to the property or assets securing such Indebtedness and no other property or assets of Holdings and its Subsidiaries; (viii) customary restrictions contained in documents governing Indebtedness permitted by Section 7.2.2, so long as such restrictions (A) do not impair in the ability of the Loan Parties to perform their obligations under this Agreement or the other Loan Documents, and (B) are not materially more burdensome taken as a whole than that those contained under this Agreement or the other Loan Documents, provided that any such restrictions as they relate to clause (c) above only, may only relate to those Subsidiaries of Holdings that are not Loan Parties; and (ix) the terms of applicable Law.

SECTION 7.2.14 Fiscal Year End, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, change its Fiscal Year. In addition, except as required by GAAP neither Holdings, the Borrowers nor any of their Subsidiaries shall make any significant change in its accounting treatment or reporting practices.

SECTION 7.2.15 Limitation on Sale and Leaseback Transactions. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction Holdings, the Borrowers or any of their Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

SECTION 7.2.16 Deposit Account Control Agreements. Beginning on the date that is 90 days after the Effective Date (or such longer period of time as the Administrative Agent may consent to in its sole discretion), Holdings and the Borrowers will not, and will not permit any of the other Loan Parties to, have any Deposit Account that is located in the United States (other than any (i) zero-balance account for the purpose of managing local disbursements, (ii) payroll, withholding tax, trust, escrow, flexible benefit and other fiduciary accounts or (iii) any other Deposit Account in which the average daily balance on deposit therein for any period of 90 consecutive days is equal to or less than $250,000) unless the same is subject to a Deposit Account Control Agreement with a Deposit Account Bank.

SECTION 7.2.17 Bailee Waivers and Landlord Waivers. Beginning on the date that is 90 days after the Effective Date (or such later date as the Administrative Agent may consent to in its sole discretion), if the total cost of Inventory of the Loan Parties located in any single public warehouse or other facility that is under the control of a third Person is equal to or greater than $4,000,000, the Borrowers will not, and will not permit any of the other Loan Parties to, fail to exercise commercially reasonable efforts to cause each such third Person to execute a Bailee Waiver or Landlord Waiver, as the case may be, if a Mortgage has not been delivered with respect thereto.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section shall constitute an “Event of Default”.

SECTION 8.1.1 Non-Payment of Obligations. Any Loan Party shall default in the payment or prepayment when due of any (a) principal on any Loan; (b) Reimbursement Obligation; or (c) interest on a Credit Extension, fee, indemnity or other monetary Obligation hereunder or under any other Loan Document; provided, that in the case of clause (c) only, such default shall continue for a period of three Business Days.

SECTION 8.1.2 Breach of Representations and Warranties. Any representation or warranty of any Loan Party made or deemed to be made hereunder, in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to any Lender Party in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V), is or shall be incorrect in any material respect when made (or in all respects if such representation or warranty is qualified as to materiality).

SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. Any Loan Party shall default in the due performance and observance of any of its obligations under Sections 4.10 or 7.1.1 (subject to a three Business Day grace period, except with respect to clause (e) of Section 7.1.1, for which there shall be no grace period), clause (b) of Section 7.1.3 (with regard to maintenance of corporate existence), 7.1.4, 7.1.5, 7.1.8, 7.1.9 (with respect to maintaining the Administrative Agent’s first priority (subject to the Liens permitted pursuant to Section 7.2.3) security interest in the Collateral) or 7.2.

SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any other Loan Party shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items covered by Sections 8.1.1 or 8.1.3), and such default shall continue unremedied for a period of 30 days after the earlier of (a) any officer of any Loan Party having knowledge thereof or (b) notice thereof having been given to AMRC by the Administrative Agent.

SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due, whether by scheduled repayment, prepayment, acceleration or otherwise, in respect of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Loan Party or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000 (including undrawn committed amounts), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to either (a) accelerate the maturity of any such Indebtedness or (b) permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6 Judgments. Any (a) money judgment, writs or warrants of attachment, executions or similar processes involving any aggregate amount (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has not denied coverage) in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries or any of their respective properties or (b) non-monetary judgment shall be rendered against any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and, in either case, (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.

SECTION 8.1.7 ERISA Events. An ERISA Event shall have occurred that, individually or when taken together with all other ERISA Events that have occurred and are continuing, could reasonably be expected to have a Material Adverse Effect.

SECTION 8.1.8 Change in Control. Any Change in Control shall occur.

SECTION 8.1.9 Bankruptcy, Insolvency, etc. Any Loan Party or any of its Subsidiaries shall:

(a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for any Loan Party or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days;

(d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against any Loan Party or any of its Subsidiaries; provided, however, that if not commenced by any such Loan Party or any of its Subsidiaries such proceeding shall be consented to or acquiesced in by any such Loan Party or any of its Subsidiaries, or shall result in the entry of an order for relief or shall remain for 45 days undismissed; or

(e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.1.10 Impairment of Loan Documents, Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party that is a party thereto; any Loan Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any security interest in favor of the Administrative Agent for the benefit of the Lender Parties securing (or required to secure) any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (subject, in the case of non-possessory security interests only, to Liens permitted by Section 7.2.3).

SECTION 8.1.11 Impairment of Business. The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or the commencement by any Governmental Authority of a criminal or civil proceedings against any Loan Party or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought include forfeiture to any Governmental Authority of any portion of the property of such Person, in each case which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically become immediately due and payable, without notice or demand.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur and be continuing for any reason, whether voluntary or involuntary, the Administrative Agent, may, and upon the direction of the Required Lenders, shall, by notice to AMRC declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon (without further notice, demand or presentment) the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall become immediately due and payable and the Commitments shall terminate.

SECTION 8.4 Foreclosure on Collateral. If any Event of Default shall occur and be continuing, the Administrative Agent shall have, in addition to all rights and remedies provided for in the U.C.C. and applicable Law, all such rights (including the right of foreclosure) with respect to the Collateral as provided in the Pledge Agreement, the Security Agreement and each other Loan Document.

SECTION 8.5 Appointment of Administrative Agent as Attorney-in-Fact. Holdings and the Borrowers hereby constitute and appoint the Administrative Agent as their attorney-in-fact with full authority in the place and stead of each of them and in the name of each of them, from time to time in the Administrative Agent’s discretion while any Event of Default is continuing, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement and any other Loan Document, including to: (a) ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) enforce the obligations of any account debtor or other Person obligated on the Collateral and enforce the rights of Holdings and the Borrowers with respect to such obligations and to any property that secures such obligations; (c) file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of the Administrative Agent and the Lenders with respect to any of the Collateral; (d) pay or discharge Taxes or Liens levied or placed upon or threatened against the Collateral in amounts necessary to discharge the same as determined by the Administrative Agent in its sole discretion (all of such payments made by the Administrative Agent shall become Obligations, due and payable immediately without demand); (e) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with the Accounts, chattel paper or general intangibles and other documents relating to the Collateral; (f) take any act required of Holdings or either Borrower under this Agreement or any other Loan Document; and (g) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrowers’ expense, at any time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral. Holdings and the Borrowers hereby ratify and approve all acts of the Administrative Agent made or taken pursuant to this Section, agrees to cooperate with the exercise by the Administrative Agent in the exercise of its rights pursuant to this Section and shall not, either directly or indirectly, take or fail to take any action which could impair, in any respect, any action taken by the Administrative Agent pursuant to this Section. The appointment pursuant to this Section of the Administrative Agent as Holdings and the Borrowers’ attorney and the Administrative Agent’s rights and powers are coupled with an interest and are irrevocable, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full in cash of all Obligations under the Loan Documents (other than unasserted contingent indemnification liabilities).

SECTION 8.6 Payments Upon Acceleration. After the occurrence of an Event of Default and the acceleration of the Obligations pursuant to Section 8.2 or 8.3, the Administrative Agent shall apply all payments in respect of the Obligations and all proceeds of Collateral to the Obligations in the following order:

(a) first, to pay Obligations (other than Swap Liabilities and Cash Management Liabilities) in respect of any fees, expenses or indemnities then due to the Administrative Agent (including, without limitation, fees and expenses referred to in Sections 3.3, 10.3 and 10.4), whether or not the same is allowed in any bankruptcy or insolvency proceeding of any Loan Party;

(b) second, to pay Obligations (other than Swap Liabilities and Cash Management Liabilities) in respect of any fees, expenses or indemnities then due to the Lenders and the L/C Issuers, whether or not the same is allowed in any bankruptcy or insolvency proceeding of any Loan Party;

(c) third, to pay interest due in respect of the Loans and Letters of Credit (whether or not the same is allowed in any bankruptcy or insolvency proceeding of any Loan Party);

(d) fourth, to (i) pay the principal outstanding with respect to the Loans and Reimbursement Obligations and Swap Liabilities arising from any Swap Agreement that is required to be maintained by the terms of this Agreement and at the time of entering into was between a Borrower or any of its Subsidiaries, on the one hand, and a Lender or an Affiliate of a Lender, on the other hand, and Cash Management Liabilities and (ii) (A) Cash Collateralize all other Letter of Credit Outstandings (in an amount equal to 103% of such Letter of Credit Outstandings) on terms and pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer or (B) arrange for a back-stop letter of credit to be issued in an amount equal to 103% of such Letter of Credit Outstandings on terms, pursuant to documentation and from a financial institution, all in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer.

(e) fifth, to pay all other Obligations (including Swap Liabilities arising from any Swap Agreement that was not required to be maintained by the terms of this Agreement and at the time of entering into was between a Borrower or any of its Subsidiaries, on the one hand, and a Lender or an Affiliate of a Lender, on the other hand); and

(f) sixth, to pay who may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order of each category and shall only be applied to the next succeeding category after all amounts in the preceding category have been paid in full in cash and (ii) amounts owing to each relevant Lender Party in clauses (b) through (e) shall be allocated to the payment of the relevant Obligations ratably, based on the proportion of each Lender Party’s (or, in the case of Cash Management Liabilities and Swap Liabilities that are referred to above, each such Lender Party’s Affiliates) interest in the aggregate outstanding Obligations described in each such relevant clause.

ARTICLE IX

THE ADMINISTRATIVE AGENT

SECTION 9.1 Appointment. (a) Each Lender and L/C Issuer hereby irrevocably appoints Citibank to act on its behalf as Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender and L/C Issuer authorizes the Administrative Agent to act on behalf of such Lender and L/C Issuer under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. In performing its duties hereunder the Administrative Agent is acting solely on behalf of itself, the Lenders and the L/C Issuers, and shall not have any fiduciary, trust or similar relationship with Holdings, the Borrowers or any other Loan Party. Without limiting the foregoing, the parties agree that the duties of the Administrative Agent shall be mechanical and administrative in nature. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither Holdings, the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the determination of the Administrative Agent, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2 Exculpation. (a) Neither the Administrative Agent, nor any of its directors, officers, employees, agents or Related Parties thereof, shall be liable to any Lender or

L/C Issuer for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except as determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from its or his own willful misconduct or gross negligence. Under no circumstances shall the Administrative Agent or its Related Parties be responsible for, or incur any liability with respect to, or have any duty to ascertain or inquire into: (i) any representations or warranties or statements made by Holdings, the Borrowers or any other Loan Party in connection with any Loan Document; (ii) the effectiveness, enforceability, validity or due execution of any Loan Document; (iii) the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents; (iv) the validity, genuineness, enforceability, existence, value or sufficiency of, or taking any action with respect to the care, protection or preservation of, any Collateral; (v) the performance or observance by Holdings, the Borrowers or any other Loan Party of any covenants or agreements or other terms or conditions contained in the Loan Documents; (vi) the contents of any certificate, report or document delivered pursuant to or in connection with any Loan Document; (vii) the satisfaction of any conditions (including any conditions set forth in Article V) set forth in the Loan Documents; (viii) the existence of any Default or Event of Default; or (ix) the financial condition of Holdings, the Borrowers or any other Loan Party.

(b) The Administrative Agent (i) is not required to make any inquiry respecting the performance by Holdings, the Borrowers or any other Loan Party of its obligations hereunder or under any other Loan Document (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent), and any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action; (ii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to Holdings, the Borrowers or any of their Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates; (iii) shall not be deemed to have knowledge of the existence of any Default or Event of Default unless it has received written notice from an Authorized Officer or a Lender that specifically refers to and describes the same; (iv) shall not be subject to any fiduciary or other implied duties, regardless of whether any Default or Event of Default has occurred and is continuing; and (v) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other percentage of the Lenders as shall be expressly provided for herein), provided that the Administrative Agent shall not, in any event, be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(c) The Administrative Agent shall not in any event be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1).

SECTION 9.3 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.4 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise any and all of its rights under the Loan Documents by or through any of its directors, officers, employees, agents or Related Parties thereof, and the exculpatory provisions of this Article shall apply to each such Person or when acting on behalf of the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Person appointed by it to act on its behalf, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of any such Person.

SECTION 9.5 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and AMRC. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with AMRC, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify AMRC, the Lenders and the L/C Issuers that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) the Required Lenders shall thereafter perform all the duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 and Section 10.4 shall continue in effect, for the benefit of such retiring Administrative Agent and its directors, officers, employees, agents and Related Parties thereof, in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 9.6 Rights as a Lender. Citibank shall have the same rights and powers with respect to the Credit Extensions made by it or any of its Affiliates as any other Lender, and may exercise such rights and powers to the same extent as if it were not the Administrative Agent. Citibank and each of its Affiliates may accept deposits from, lend money to, act as a financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrowers or any Subsidiary or Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Citibank shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any Subsidiary or Affiliate of Holdings or the Borrowers to the extent such information was obtained or received in any capacity other than as Administrative Agent.

SECTION 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon any other Lender Party or any of their Related Parties, and based on such Lender’s or L/C Issuer’s review of the financial information of Holdings, the Borrowers and each of their Subsidiaries and such other documents, information and investigations as such Lender and L/C Issuer has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents, and to extend its Commitments and make its Credit Extensions. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon any other Lender Party or any of their Related Parties, and based on other documents, information and investigations as it from time to time shall deem appropriate, continue to make its own decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 9.8 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request given to the Administrative Agent by Holdings or either Borrower and required to be delivered to the Lenders pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by Holdings or either Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from Holdings or either Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 9.9 Certain Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b) Each Lender and L/C Issuer agrees that none of them shall have any right individually to seek to realize upon the Collateral, it being agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lender Parties pursuant to the terms of the Loan Documents.

(c) Each Lender and L/C Issuer irrevocably authorize the Administrative Agent to release any security interest or Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full in cash or cash collateralization of all Loans and all other Obligations under the Loan Documents (other than unasserted contingent indemnification Obligations) payable under this Agreement and the other Loan Documents, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder, (iii) constituting property in which Holdings, the Borrowers or any of their Subsidiaries owned no interest at the time the security interest and/or Lien was granted, (iv) constituting property leased to Holdings, the Borrowers or any of their Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Holdings, the Borrowers or any such Subsidiary to be, renewed or extended, (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full, or (vi) if approved by the Required Lenders or, if required by Section 10.1, each Lender and L/C Issuer, if applicable. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(d) Each Lender and L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest on property granted to or held by the Administrative Agent under any Loan Document to the holder of a security interest on such property that is permitted by clause (b) of Section 7.2.3.

(e) Each Lender and L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Loan Party from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted by this Agreement.

(f) The Administrative Agent may from time to time make disbursements and advances that, in its sole discretion, it deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral, to enhance the likelihood or maximize the amount of the Obligations that are repaid by the Loan Parties or pay any other amount chargeable to the Loan Parties hereunder. All such amounts disbursed or advanced by the Administrative Agent shall be Obligations that are secured by the Collateral and be repayable by the Borrowers on demand.

SECTION 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Outstandings shall then be due and payable and irrespective of whether the Administrative Agent shall have made any demand on Holdings, the Borrowers or any other

Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole or any part of the amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Outstandings and all other Obligations that are owing and unpaid, and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Parties and their respective agents and counsel and all other amounts due the Lender Parties under Sections 3.3, 10.3 and 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuers to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 10.3 and 10.4.

SECTION 9.11 Application to L/C Issuers. Each L/C Issuer shall have all of the benefits and immunities provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements pertaining to the Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article, included such L/C Issuer with respect to such acts or omissions.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, etc. (a) Except for (i) updates, modifications and other supplements to the schedules to this Agreement or any other Loan Documents made by the Borrowers from time to time by delivering a replacement schedule to the Administrative Agent and (ii) actions expressly permitted to be taken by the Administrative Agent pursuant to the terms of the Loan Documents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by Holdings, the Borrowers or any of their Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, Holdings, the Borrowers and the Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the Lenders shall only require the written consent of the Required Lenders.

(b) Notwithstanding clause (a), no amendment, modification, termination or waiver of this Agreement or any other Loan Document shall, unless in writing and signed by the Administrative Agent, each affected L/C Issuer and each Lender directly affected thereby:

(i) increase the Commitment Amount or change the Percentage of any affected Lender; (ii) reduce the principal of, rate of interest on, or fees payable with respect to any Loan or Letter of Credit Outstandings of any affected Lender; (iii) extend the due date for, or reduce the amount of, any scheduled payment or prepayment under clause (a), (b), (c), or (e) of Section 3.1.2 of principal on any Loan or Reimbursement Obligation of any affected Lender; (iv) extend the due date for, or reduce the amount of, any scheduled payment of interest (other than any waiver of any increase in the interest rate pursuant to Section 3.2.2, which, for the avoidance of doubt, will be governed by clause (a)) or fees as to any affected Lender; (v) release all or substantially all of the Collateral (which action shall be deemed to affect all the Lenders); (vi) release all or substantially all Loan Parties from their guarantee obligations under any Loan Document except as specifically provided for in the Loan Documents (which action shall be deemed to affect all the Lenders); (vii) alter in any manner the pro rata sharing of payments required hereunder (which action shall be deemed to affect all the Lenders) or the term “Pro Rata”; (viii) amend or waive this Section or the definition of the “Required Lenders” or any other provision specifying the number or percentage of Lenders required to take any action under any Loan Document (which action shall be deemed to affect all the Lenders); (ix) change Section 8.6 (which shall be deemed to affect all the Lenders); or (x) postpone the scheduled date of expiration of any Commitment of any affected Lender. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent, the Swing Line Lender or any L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by the Administrative Agent, the Swing Line Lender or such L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action.

(c) No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Holdings or the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. The remedies provided in this Agreement are cumulative, and not exclusive of remedies provided by Law.

(d) In addition, notwithstanding anything to the contrary contained in this Section 10.1 or any other Loan Document, (a) if the Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision; and (b) guarantees, collateral security documents and related documents executed by Holdings or any Subsidiary in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.2 Notices. (a) Except in the case of notices and communications expressly permitted to be as provided in clause (b), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and addressed to such party at its address or telecopy number set forth on Schedule III hereto, in an Assignment and Assumption or at such other address or telecopy number as may be designated by such party in a notice to the other parties given in accordance with this Section. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b), shall be effective as provided therein.

(b) Notices and other communications to the Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Holdings or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) (i) Holdings and the Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lender Parties by posting the Communications on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Administrative Agent and its Related Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent and its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party, any other Lender Party or other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Lender Party by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 10.3 Payment of Costs and Expenses. (a) Holdings and the Borrowers agree to pay all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent, its directors, officers, employees, agents and their Related Parties (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of accountants, appraisers, investment bankers, environmental advisors, management consultants and other consultants, if any, who may be retained by the Administrative Agent, together with one primary legal counsel and, if necessary, one local counsel, in each relevant jurisdiction acting on behalf of the Administrative Agent) that are incurred in connection with:

(i) the syndication of the credit facilities provided for herein;

(ii) the negotiation, preparation, execution, delivery and administration of this Agreement and each other Loan Document (including with respect to due diligence matters, the preparation of additional Loan Documents, the review and preparation of agreements, instruments or documents pursuant to Section 7.1.8 and pursuant to clause (d) of Section 9.9), and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, and the Administrative Agent’s consideration of their rights and remedies hereunder or in connection herewith from time to time whether or not the transactions contemplated hereby or thereby are consummated;

(iii) the filing, recording, refiling or rerecording of the Loan Documents and any other security instruments executed in connection with the transactions contemplated hereby;

(iv) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;

(v) sums paid or incurred to pay any amount or take any action required by Holdings, the Borrowers or any other Loan Party under the Loan Documents that Holdings, the Borrowers or any such Loan Party fails to pay or take; and

(vi) costs of appraisals, field exams, inspections and verification of the Collateral, including, without limitation, travel, lodging, meals and other charges, including the costs, fees and expenses of independent auditors and appraisers (subject to the limitations otherwise set forth herein).

(b) Holdings and the Borrowers further agree to reimburse each Lender Party upon demand for all expenses (including, without limitation, the fees and documented out-of-pocket expenses of one primary legal counsel to the Lender Parties as a group, other than in the event of a conflict between two or more Lender Parties, in which case each such Lender Party subject to such conflict shall be entitled to its own legal counsel), incurred by each Lender Party in connection with (i) the consideration of their rights and remedies hereunder; (ii) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations; (iii) the enforcement or protection of its rights in connection with this Agreement or any other Loan Document; and (iv) any litigation, dispute, suit or proceeding relating to this Agreement or any Loan Document.

(c) To the extent that Holdings or the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) to be paid by it to the Administrative Agent or any L/C Issuer (or any director, officer, employee, agent or Related Party thereof), each Lender severally agrees to pay to the Administrative Agent or such L/C Issuer (or any such director, officer, employee, agent or Affiliate thereof), such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or payment is sought) of such unpaid amount. The obligations of the Lenders under this clause are several and not joint.

(d) All amounts due under this Section shall be payable promptly and, in any event, not later than 10 days after demand therefor.

SECTION 10.4 Indemnification by Holdings and the Borrowers. (a) Holdings and the Borrowers agree to indemnify, exonerate and hold each Lender Party and each of their respective directors, officers, employees, agents and Related Parties (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, claims, damages and expenses (in each case whether asserted by any third party or Holdings, the Borrowers or any of its Affiliates and irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including, without limitation, the fees and out-of-pocket expenses of the Indemnified Parties (including the fees and out-of-pocket expenses of one primary legal counsel to the Indemnified Parties as a group with the same or substantially similar claims, other than in the event of a conflict between two or more Indemnified Parties, in which case each such Indemnified Party subject to such conflict shall be entitled to its own legal counsel) who may be retained by the Indemnified Parties) (collectively, the “Indemnified Liabilities”), that arise out of or relate to:

(i) the negotiation, preparation, execution, delivery or performance of the terms of, or consummation of the transactions contemplated by, this Agreement, any other Loan Document or any other agreement or instrument contemplated thereby (including any action brought by or on behalf of Holdings, the Borrowers or any other Loan Party as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

(ii) any Credit Extension or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);

(iii) any acquisition or proposed acquisition by Holdings, the Borrowers or any other Loan Party of all or any portion of the Equity Interests or assets of any Person, whether or not the Administrative Agent or any Lender is party thereto;

(iv) Environmental Laws relating to Holdings, the Borrowers or any their Subsidiaries, including the assertion of any Lien thereunder;

(v) the presence on or under, or the discharge, emission, spill or disposal from, any Real Property Assets or into or upon any land or the atmosphere, of any Hazardous Material where a source of the Hazardous Material is such Real Property Assets (including, without limitation, (A) the costs of defending and or counterclaiming or claiming over against third parties in respect of any related action or matter; and (B) any cost, liability or damage arising out of a settlement of any such action entered into by any Lender);

(vi) complying with or otherwise in connection with any order, consent, decree, settlement, judgment or verdict arising from the deposit, storage, disposal, burial, dumping, injection, spilling, leaking, or other placement or release in, on or from any property owned or leased by Holdings, the Borrowers or any of their Subsidiaries of any Hazardous Material (including, without limitation, any order under the Environmental Laws to clean-up or decommission), whether or not such deposit, storage, disposal, burial, dumping, injecting, spillage, leaking or other placement or release in, on or from any such property of any Hazardous Material (A) results by, through or under any Real Property Assets of Holdings, the Borrowers or any of their Subsidiaries, (B) occurred with Holdings or a Borrower’s knowledge and consent, or (C) occurred before or after the Effective Date, whether with or without Holdings or a Borrower’s knowledge or;

(vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory;

except in each case (x) for any such Indemnified Liabilities arising solely from the relevant Indemnified Party’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) resulting from a claim brought by either Borrower or any other Loan Party against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if any such Borrower or Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This clause shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Holdings and Borrowers agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. Such indemnification shall be available regardless whether the relevant Indemnified Party is found to have acted with comparative, contributory or sole negligence. Under no circumstances shall any Indemnified Party be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(b) To the extent that Holdings or the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) to be paid by it to the Administrative Agent or any L/C Issuer (or any director, officer, employee, agent or Affiliate thereof), each Lender severally agrees to pay to the Administrative Agent or such L/C Issuer (or any director, officer, employee, agent or Affiliate thereof), such Lender’s Percentage (determined as of the time that the applicable unreimbursed indemnity payment is sought) of such unpaid amount. The obligations of the Lenders under this clause are several and not joint and shall survive the termination of this Agreement.

(c) All amounts due under this Section shall be payable promptly and, in any event, not later than three Business Days after demand therefor.

(d) Each Loan Party also agrees that, without the prior consent of the Administrative Agent (not to be unreasonably withheld), neither it nor any of its Affiliates will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes a full and unconditional written release of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

SECTION 10.5 Survival. The obligations of Holdings and the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. All covenants, agreements, representations and warranties made by each Loan Party in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender Parties and shall survive the execution and delivery of the Loan Documents and the making of any Credit Extension, regardless of any investigation made by any Lender Party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The terms of this Agreement and the other Loan Documents supersede all prior agreements, written or oral, with respect to the matters covered thereby.

SECTION 10.6 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof have been executed on behalf of Holdings, the Borrowers, the Administrative Agent and each initial Lender and the same shall have been received by, and released to, the Administrative Agent and notice thereof shall have been given by the Administrative Agent to Holdings, the Borrowers and each Lender. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 10.10 Assignments and Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement and each other Loan Document shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Holdings and the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or any other Loan Document without the prior consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b), (ii) by way of participation in accordance with the provisions of clause (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) In any case not described in clause (b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Holdings and the Borrowers otherwise consent (such consent of Holdings and the Borrowers not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause shall not prohibit any Lender from assigning a proportionate part of all the assigning Lender’s rights of obligations in respect of any Class of Commitments or Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) and, in addition:

(A) the consent of Holdings and the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) any Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Holdings and the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and provided, further, that Holdings and the Borrowers’ consent shall not be required during the primary syndication of the Commitments;

(B) the consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each L/C Issuer and Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Loan Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) Holdings, the Borrowers or any of their Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries or (C) competitors of Holdings or any of its

Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Holdings, the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, each Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender or rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Upon request, AMRC (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of Holdings and the Borrowers, shall maintain at an office specified from time to time a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Holdings, the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Holdings, the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, Holdings, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, Holdings, the Borrowers or any of their Affiliates or Subsidiaries or a competitor of Holdings or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) each Loan Party and Lender Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.4 with respect to any payments made by such Lender to its Participants.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all the Lenders or any affected Lender (if it is the same Lender selling the participation to the Participant) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.3, 4.4 and 4.6 (subject to the requirements and limitations therein, including the requirements under Section 4.6 (it being understood that the documentation required under Section 4.6 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b); provided that such Participant (A) agrees to be subject to the provisions of Sections 4.12 and 4.13 as if it were an assignee under clause (b); and (B) shall not be entitled to receive any greater payment under Sections 4.3 or 4.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at AMRC’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, provided that such Participant agrees to be subject to Section 4.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 10.11 Press Releases and Related Matters. Each party hereto agrees that it will not issue any press release or other public disclosure relating to the Loan Documents using the name of any Loan Party, any Lender or any of their respective Affiliates (other than, in the case of the Loan Parties, the filing of the Loan Documents with the Securities and Exchange Commission) without the prior consent of the party whose name is being used in such press release or other public disclosure. Holdings and the Borrowers consent to the publication by the Administrative Agent or any Lender of a customary tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Administrative Agent and each such Lender shall provide a draft of any such tombstone or similar advertising material to the Borrowers for review and reasonable comment prior to the publication thereof. In addition, the Administrative Agent reserves the right to provide to industry trade organizations customary information for inclusion in league table measurements.

SECTION 10.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR

WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR HOLDINGS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN; HOLDINGS, THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY LENDER PARTY OR AFFILIATE THEREOF IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE IN ANY OTHER FORUM; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. HOLDINGS AND THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. HOLDINGS AND THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. HOLDINGS AND THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT HOLDINGS OR THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, HOLDINGS AND THE BORROWERS HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.13 Waiver of Jury Trial, etc. THE LENDER PARTIES, HOLDINGS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES, HOLDINGS OR THE BORROWERS. HOLDINGS AND THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS

PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THIS AGREEMENT.

SECTION 10.14 Waiver of Consequential Damages, etc. TO THE EXTENT PERMITTED BY APPLICABLE LAW, HOLDINGS, THE BORROWERS AND EACH OTHER LOAN PARTY SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, ANY CREDIT EXTENSION OR THE USE OF THE PROCEEDS THEREOF. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT FOR SUCH DAMAGES ARISING SOLELY FROM THE RELEVANT LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.

SECTION 10.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 10.16 Confidentiality. Each Lender Party agrees to keep confidential the Information (as defined below), except that each Lender Party shall be permitted to disclose Information (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information); (b) to the extent requested by any Governmental Authority (including any self-regulatory agency having or claiming to have jurisdiction) or in connection with any pledge or assignment permitted by clause (e) of Section 10.10; (c) to the extent otherwise required by applicable Laws or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to the enforcement of its rights hereunder or under any other Loan Document; (e) to any other party hereto; (f) subject to any agreement containing provisions substantially the same as set forth in this Section, to (i) any prospective or actual assignee Lender or Participant or (ii) any prospective or actual counterparty (or its advisors) to any Swap Agreement relating to the Borrowers or any of their Subsidiaries; (g) with the consent of AMRC; (h) any nationally recognized rating agency, the National Association of Insurance Commissioners or its Securities Valuation Office, any insurer or re-insurer of any Lender Party or any similar organization of any of the foregoing that requires access to information about such Lender Party’s investment portfolio for purposes of rating such investment portfolio or insuring such Lender Party or its assets; (i) on a confidential basis to (i) any rating agency in connection with rating Holdings, any of the Borrowers, and of their

Subsidiaries or the Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a non-confidential basis from a source other than Holdings or the Borrowers. In addition, each Lender Party may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender Parties in connection with administration and management of this Agreement and the other Loan Documents.

For purposes of this Section, “Information” means all information that is received from any Loan Party relating to any Loan Party or any of their respective businesses other than any such information that is available to any Lender Party on a non-confidential basis prior to its disclosure by a Loan Party. Each Lender Party shall be considered to have complied with its obligations under this Section if it exercises the same degree of care to maintain the confidentiality of the Information as such Person would accord its own confidential information.

Notwithstanding anything herein to the contrary, “Information” shall not include, and each Lender Party and its Affiliates and Related Parties may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment.

SECTION 10.17 Patriot Act Information. Each Lender Party hereby notifies Holdings, the Borrowers and each other Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrowers or any other Loan Party, which information includes the name and address of Holdings, the Borrowers and each such other Loan Party and other information that will allow each Lender Party to identify Holdings, the Borrowers and each other Loan Party in accordance with the Patriot Act. Holdings, the Borrowers and each other Loan Party shall, and shall cause each of their Subsidiaries to, provide such information and take such actions as are reasonably requested by any Lender Party in order to assist such Lender Party in maintaining compliance with the Patriot Act.

SECTION 10.18 Guaranty of Holdings and the Borrowers.

(a) Guaranty. Holdings and each Borrower jointly and severally unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all the Obligations. The foregoing guaranty constitutes a guaranty of payment when due and not merely of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against either Borrower, any other Loan Party or any Collateral before or as a condition to the obligations of Holdings or either Borrower hereunder. Notwithstanding the foregoing, the obligations of Holdings and each Borrower hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render any such Person’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state Law.

(b) Acceleration of Guaranty. Holdings and each Borrower agrees that, if any Event of Default under Section 8.1.9 shall occur or the Credit Extensions are declared due and payable, Holdings and each Borrower will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Obligations that are then due and payable.

(c) Guaranty Absolute. The guaranty pursuant to this Section is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all Commitments have irrevocably terminated and all the Obligations under the Loan Documents (other than unasserted contingent indemnification liabilities) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been Cash Collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer) and performed in full. Holdings and each Borrower guarantees that the Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of Holdings and each Borrower under this Section shall be absolute and unconditional irrespective of:

(i) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;

(ii) the failure of any Lender Party:

(A) to assert any claim or demand or to enforce any right or remedy against Holdings, either Borrower, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

(B) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;

(iv) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(v) any defense, set-off or counterclaim which may at any time be available to or be asserted by Holdings, any Borrower or any other Loan Party against any Lender Party;

(vi) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (Holdings and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise; or

(vii) any other circumstances (other than payment or performance in accordance with the terms of the Loan Documents) which might otherwise constitute a defense available to, or a legal or equitable discharge of, Holdings, any Borrower or any other Loan Party, including as a result of any proceeding of the nature referred to in Section 8.1.9.

SECTION 10.19 Authorization of AMRC. Holdings and AMDC authorize AMRC to take all those actions specifically delegated to AMRC pursuant to the terms of this Agreement and the other Loan Documents, and each such Person agrees to bound in all respects by such actions taken by AMRC on its behalf. Holdings and AMDC hereby ratify, approve and confirm any and all actions previously taken by AMRC to effectuate this Agreement.

SECTION 10.20 Other Agents. Citibank, N.A. is designated as the Sole Lead Arranger and Sole Bookrunner and HSBC Bank USA, National Association is designated as the Syndication Agent under this Agreement, and their execution of this Agreement shall evidence their acceptance thereof. None of such Persons shall have any additional rights or obligations or any liabilities under this Agreement or any other Loan Document as a result of such designation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

APPLIED MEDICAL RESOURCES CORPORATION

By:	/s/ Samir Tall
	Name:	Samir Tall
	Title:	Chief Financial Officer

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:	/s/ Samir Tall
	Name:	Samir Tall
	Title:	Chief Financial Officer

APPLIED MEDICAL CORPORATION

By:	/s/ Samir Tall
	Name:	Samir Tall
	Title:	Chief Financial Officer

CITIBANK, N.A., as Administrative Agent

By:	/s/ Alison Davis
	Name:	Alison Davis
	Title:	Senior Vice President

LENDER:

CITIBANK, N.A.

By:	/s/ Alison Davis
	Name:	Alison Davis
	Title:	Senior Vice President

LENDER:

AMERICANWEST BANK

By:	/s/ William L. Meyer
	Name:	William L. Meyer
	Title:	Senior Vice President

LENDER:

ONEWEST BANK, FSB

By:	/s/ David E. Ritchie
	Name:	David E. Ritchie
	Title:	Executive Vice President

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Elisa Angeles
	Name:	Elisa Angeles
	Title:	Vice President

LENDER:

BANK OF THE WEST

By:	/s/ Robert Thomas
	Name:	Robert Thomas
	Title:	Vice President

DISCLOSURE SCHEDULE

ITEM 5.1.5	Indebtedness to be Paid.
ITEM 6.7	Litigation.
ITEM 6.8	Initial Capitalization.
ITEM 6.10(c)	Real Property Assets.
ITEM 6.13	Environmental.
ITEM 6.19(a)	Material Agreements.
ITEM 6.21	Insurance.
ITEM 6.22	Affiliate Transactions.
ITEM 6.24	Flood Zones
ITEM 7.2.2(c)	Ongoing Indebtedness.
ITEM 7.2.3(c)	Existing Liens.
ITEM 7.2.6(a)	Ongoing Investments.

ITEM 5.1.5 Indebtedness to be Paid/Terminated.

1.	Loan Agreement, dated as of July 23, 2010, by and between Applied Medical Resources Corporation and U.S. Bank National Association. As of April 2, 2012, the outstanding principal amount of this Indebtedness was $8,255,625.

2.	Loan Agreement dated as of June 15, 2011, made by Applied Medical Resources Corporation and Citibank, N.A. As of April 2, 2012, the outstanding principal amount of this Indebtedness was $4,291,272.

3.	Revolving Loan and Security Agreement, dated as of March 14, 2011, made by and among Applied Medical Resources Corporation, Applied Medical Distribution Corporation and Citibank, N.A. As of April 2, 2012, the outstanding principal amount of this Indebtedness was $20,000,000.

4.	Loan Agreement dated as of December 1, 2010, made by Applied Medical Resources Corporation and Citibank, N.A. As of April 2, 2012, the outstanding principal amount of this Indebtedness was $11,739,343.

5.	Promissory Note of Applied Medical Resources Corporation dated June 16, 2010, in the original principal amount of $4,697,200.00 payable to Banc of America Leasing & Capital, LLC (as assignee of General Electric Capital Corporation). As of April 2, 2012, the outstanding principal amount of this Indebtedness was $2,426,006.

6.	Promissory Note of Applied Medical Resources Corporation dated June 16, 2010, in the original principal amount of $5,274.180.00 payable to Fifth Third Bank (as assignee of General Electric Capital Corporation). As of April 2, 2012, the outstanding principal amount of this Indebtedness was $2,724,004.

ITEM 6.7(a) Litigation.

Tyco Healthcare Group LP and United States Surgical Corp. vs. Applied Medical Resources Corp. United States District Court for the Eastern District of Texas, Civil Action Nos. 9:09CV176 and 9:06CV151 (Patent Litigation)

ITEM 6.8 Initial Capitalization.

1.	Applied Medical Distribution Corporation, a California corporation, is authorized to issue 1,000 shares of common stock, $.001 par value. 1,000 shares have been issued to Applied Medical Resources Corporation, representing 100% of the outstanding shares.

2.	Applied Medical Resources Corporation, a California corporation, is authorized to issue 1,000 shares of common stock, no par value. 1,000 shares have been issued to Applied Medical Corporation, representing 100% of the outstanding shares.

3.	Applied Medical Properties I, LLC, a California Limited Liability Company of which Applied Medical Resources Corporation is the sole member.

4.	Applied Medical Properties II, LLC, a California Limited Liability Company of which Applied Medical Resources Corporation is the sole member.

5.	Applied Medical International C.V., a Dutch limited partnership between Applied Medical Resources Corporation as the general partner, holding 99% percentage interest, and Applied Medical Distribution Corporation as the limited partner, holding 1% percentage interest.

6.	Applied Medical Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands, is authorized to issue 5,000 ordinary shares with a nominal value of 18 Euro per share. Applied Medical International C.V. owns 1,000 shares of the issued share capital of Applied Medical Europe B.V., representing 100% of the outstanding shares.

7.	Applied Medical Australia Pty Limited, an Australian company. Applied Medical International C.V. owns 60 ordinary shares and 2 C Class shares, representing 100% of the outstanding shares.

8.	Applied Medical UK Limited, a private limited company incorporated in the United Kingdom under the Companies Act of 1985. The share capital of Applied Medical UK Limited is £1000 divided into 1,000 shares of £1 each. Applied Medical Europe B.V. owns 600 shares of the issued share capital of Applied Medical UK Limited, representing 100% of the outstanding shares.

9.	Applied Medical France SAS, a French simplified joint stock company. Applied Medical France SAS is authorized to issue 3,700 shares with a value of 10 Euro per share. Applied Medical Europe B.V. owns 3,700 shares of the issued share capital of Applied Medical France SAS, representing 100% of the outstanding shares.

10.	Applied Medical Deutschland GmbH, a German company with limited liability. The authorized share capital of Applied Medical Deutschland GmbH is 25,000 Euros, all of which is held by Applied Medical Europe B.V.

11.	Applied Medical Distribution Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands, is authorized to issue 90,000 ordinary shares with a nominal value of 1 Euro per share. Applied Medical Europe B.V. owns 18,000 shares of the issued share capital of Applied Medical Distribution Europe B.V., representing 100% of the outstanding shares.

12.	Applied Medical Japan K.K., a Japan corporation with 1000 authorized shares. Applied Medical Japan K.K. is not authorized to issue share certificates. AMRC owns 50 shares, representing 100% of the outstanding shares.

ITEM 6.10(c) Real Property Assets.

Fee Properties

1.	30200 Avenida de las Banderas, Rancho Santa Margarita, CA 92688

2.	22872 Avenida Empresa, Rancho Santa Margarita, CA 92688

3.	22822 Avenida Empresa, Rancho Santa Margarita, CA 92688

4.	22982 Arroyo Vista, Rancho Santa Margarita, CA 92688

5.	22942 Arroyo Vista, Rancho Santa Margarita, CA 92688

6.	30331 Esperanza, Rancho Santa Margarita, CA 92688

7.	30152 Esperanza, Rancho Santa Margarita, CA 92688

8.	30281 Esperanza, Rancho Santa Margarita, CA 92688

9.	20161 Windrow Drive, Lake Forest, CA 92630

10.	20162 Windrow Drive, Lake Forest, CA 92630

11.	9451 Toledo Way, Irvine, CA 92618

12.	9401 Toledo Way, Irvine, CA 92618

Leased Properties

1.	Lease between Colton Plano, L.P. and Applied Medical Resources Corporation for a strip of land, approximately 20 feet wide and approximately 475 feet long, located adjacent to Applied Medical Resources Corporations’ real properties located at 30200 Avenida de las Banderas, 22872 Avenida Empresa and 22822 Avenida Empresa in Rancho Santa Margarita, CA 92688 (Walkway)

2.	Lease between Medline Industries, Inc. and Applied Medical Distribution Corporation for real property located at Medline B54, 3301 Route 6, Wawayanda, New York 10940.

Deeds of Trust

Deeds of Trust on real property owned by EEM Property Mgt., LLC and located at 30222 Esperanza, Rancho Santa Margarita, CA 92688 (See Paragraph 4, Item 7.2.6(a)).

ITEM 6.13 Environmental.

None

ITEM 6.19(a) Material Agreements.

Term Loan Agreement made as of September 8, 2006 (as amended by the First Amendment to Real Estate Term Loan Agreement, dated as of March 31, 2010), by and between Comerica Bank and Applied Medical Resources Corporation.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The omissions are indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

ITEM 6.21 Insurance.

Schedule of Insurance

Policy	Carrier	Policy Number	Effective Dates	Key Limits		Deductible / Retention	Premium	Taxes & Assessments
Domestic General Liability	ACE American Insurance Co.	*****	10/1/2011 - 10/01/2012	*****	General Aggregate	*****	*****	*****
				*****	Products /Completed Operations Aggregate
				*****	Each Occurrence
				*****	Personal & Advertising Injury
				*****	Medical Expenses
				*****	Damage to Premises Rented to You
				*****	Employee Benefits Liability - Each Wrongful Act or series of related Wrongful Acts
				*****	Employee Benefits Liability - Each Annual Aggregate
				7/15/2009	EBL Retroactive Date
				*****	Stop Gap (*****)

Automobile Liability	ACE American Insurance Co.	*****	10/1/2011 - 10/01/2012	*****	Liability (Symbol 1)	*****	*****	*****
				*****	Medical Pay (Symbol 2)
				*****	Uninsured Motorist
				*****	Underinsured Motorist
				*****	Physical Damage
				*****	Comprehensive	*****
					Collision	*****

Umbrella	ACE American Insurance Co.	*****	10/1/2011 - 10/01/2012	*****	Each Occurrence	*****	*****	*****
				*****	Aggregate

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The omissions are indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

Excess Non-Products	Liberty Mutual Fire Ins. Co.	*****	10/1/2011 - 10/01/2012	*****	Each Occurrence	*****	*****	*****
				*****	Aggregate

Products-Completed Operations (Claims Made)	Illinois Union Insurance Company (ACE)	*****	10/1/2011 - 10/01/2012	*****	Each Occurrence	*****	*****	*****
				*****	Aggregate	*****
				3/1/1989	Retroactive Date	*****

Excess Products (Claims Made) Completed Operations	Navigators Specialty Insurance Co	*****	10/1/2011 - 10/01/2012	*****	Each Occurrence	*****	*****	*****
				*****	Aggregate
				3/1/1989	Retroactive Date

Foreign Package	ACE American Insurance Co.	*****	10/1/2011 - 10/01/2012	*****	Coverage A - Bodily Injury/Property Damage	*****	*****	*****
Commercial General Liability (Coverages A, B & C)				*****	Each Occurrence
				*****	Products-Completed Operations Aggregate
				*****	Damage to Premises Rented to You
				*****	Coverage B - Personal & Advertising Injury Aggregate
				*****	Coverage C - Medical Payments
				*****	Employee Benefits Liability (Claims Made)
				*****	Each Claim	*****
				*****	Annual Aggregate	*****
Business Auto Liability				*****	Automobile Bodily Injury/ Property Damage	*****
				*****	Hired Auto Physical Damage
				*****	Each Person
				*****	Each Accident
				*****	Medical Payments

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The omissions are indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

				*****	Each Person
				*****	Each Accident

Voluntary Workers Compensation				State of Hire	North Americans	*****
				Country of Origin	Third Country Nationals
				EL Only	Local Nationals
Executive Assistance Services (including Repatriation)				*****	Medical Assistance Services	*****
Contingent Employer’s Liability				*****	Each Accident	*****
				*****	Each Employee - by Disease (incl. Endemic disease)
				*****	Policy Period - by Disease (incl. Endemic disease)
Accidental Death and Dismemberment				*****	Per covered persons	*****
				*****	Aggregate per Occurrence
Special Risks				*****	Each Loss NO Annual Aggregate	*****
				*****	Each Loss NO Annual Aggregate - Incident Response
				*****	Medical, Death or Dismemberment
				*****	Sublimit - Each Life
				*****	Sublimit - Each Incident

Cargo / Inland Marine	St. Paul Marine Fire and Marine Ins. Co.	*****	10/1/2011 - Continuous	*****	Per any one conveyance connecting conveyance	*****	*****	*****
				*****	Exhibition and Trade Fair Risks

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The omissions are indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

Property	Zurich American Insurance Company	*****	03/01/2011- 03/01/2012	*****	All Risk, Property Damage and Time Element (including Named Windstorm)	*****	*****	*****
				*****	Demolition and Increased Cost of Construction
				*****	Errors and Omissions
				*****	Miscellaneous Unnamed Locations
				*****	New Construction, Alterations, Additions, Renovations and Repairs
				*****	Off Premises Service Interruption
				*****	Breakdown of Equipment
				*****	Ammonia Contamination
				*****	Spoilage
				*****	Valuable Papers and Records
				*****	Earth Movement in the Annual Aggregate, but subject to additional limits per Zone as defined in the policy.
				*****	Flood in the Annual Aggregate, but not to exceed the following limits in the Annual Aggregate:
				*****	Locations with any part of the legal description within a 100-year flood plain, including Australia and the Netherlands
				*****	Locations outside a 100-year plain, but with any part of the legal description within a 500-year flood plain

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The omissions are indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

				30 days	Civil Authority - for property within 1 mile, but not to exceed *****
				365 days	Extended Period of Indemnity
				24 months	Gross Earnings
				30 days	Ingress / Egress - for property within 1 mile, but not to exceed *****
				90 days	Ordinary Payroll
				120 days	Newly Acquired
				48 hours	Protection and Preservation of Property

Difference in Conditions $10M excess $10M	Endurance American Specialty Insurance Company	*****	03/01/2011-03/01/2012	*****	Earth Movement	*****	*****	*****

Difference in Conditions $15M excess $20M	Westchester Surplus Lines Insurance Company	*****	03/01/2011-03/01/2012	*****	Earth Movement	*****	*****	*****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The omissions are indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

Workers Compensation	Hartford	*****	10/01/2011 - 10/01/12	*****	Claims Made	*****	*****	*****
ERISA	Travelers	*****	10/01/09 - 10/01/12	*****	A-Blkt	*****	*****	*****
Fiduciary	Travelers	*****	11/1/2010 - 11/1/2013	*****	Claims - Duty to Defend	*****	*****	*****
Key Man
Directors & Officers Insurance	National Union (Chartis)	*****	10/1/2011 - 10/01/2012	*****	Claims Made	*****	*****	*****

Directors & Officers Insurance	Illinois Union Insurance Co. (ACE)	*****	10/1/2011 - 10/01/2012	*****	Claims Made	*****	*****	*****

ITEM 6.22 Affiliate Transactions.

None

ITEM 6.24 Flood Zones.

20161 Windrow, Lake Forest, CA 92630

ITEM 7.2.2(c) Ongoing Indebtedness.

1.	Term Loan Agreement made as of September 8, 2006 (as amended by the First Amendment to Real Estate Term Loan Agreement, dated as of March 31, 2010), by and between Comerica Bank and Applied Medical Resources Corporation.

Outstanding principal balance at March 31, 2012: $19,191,773.

2.	Repurchase price payable to T. Peter Thomas (former director of Holdings) resulting from Holding’s election to repurchase 37,950 shares of Class B Common Stock issued upon exercise of stock options—$495,247.50

3.	Amount payable as purchase price ($5,926,250) pursuant to that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, dated for reference purposes February 28, 2012, for the purchase of real property and improvements located at 30152 Aventura, Rancho Santa Margarita, California

4.	Amount payable as purchase price ($4,050,000) pursuant to that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, dated for reference purposes February 28, 2012, for the purchase of real property and improvements located at 22432 Empresa, Rancho Santa Margarita, California

5.	Accrued loss contingency arising from the March 2010 jury verdict and related obligations arising from the litigation matter described in Item 6.7(a). As of March 31, 2012, the amount of the accrued loss contingency is $5.878 million, including estimated prejudgment interest.

ITEM 7.2.3(c) Existing Liens.1

1.	Financing Statement filed with the California Secretary of State on July 1, 2009 (Filing No. 09-7201123590), as amended by the Financing Statement Amendment on April 2, 2010 (Filing no. 10-72278156), to secure debt under the Term Loan Agreement made as of September 8, 2006 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time), by and between Comerica Bank and Applied Medical Resources Corporation.

2.	Properties described in the Deed of Trust, Security Agreement and Fixture Filing (with Assignment of Rents and Leases), dated September 8, 2006, executed by Applied Medical Resources Corporation, as Trustor, to Fidelity National Title Company, as Trustee, in favor of Comerica Bank, as Beneficiary, recorded on September 15, 2006 in Official Records, Office of the County Recorder of Orange County, California, as Instrument No. 2006000614579, as amended by that certain First Amendment to Deed of Trust, dated as of March 31, 2010, between AMRC and Comerica, recorded on April 8, 2010 in Official Records, Office of the County Recorder of Orange County, California, as Instrument No. 2010000165320.

3.	Financing Statement filed with the California Secretary of State on June 16, 2010 (Filing No. 10-7235127078), as amended by the Financing Statement Amendment on February 10, 2011 (Filing no. 11-72603506), to secure debt under the Promissory Note of Applied Medical Resources Corporation dated June 16, 2010, in the original principal amount of $4,697,200.00 payable to Banc of America Leasing & Capital, LLC (as assignee of General Electric Capital Corporation). As of April 2, 2012, the outstanding principal amount of this Indebtedness was $2,426,006.

4.	Financing Statement filed with the California Secretary of State on June 16, 2010 (Filing No. 10-7235083281), as amended by the Financing Statement Amendment on July 27, 2010 (Filing no. 10-72395101), to secure debt under the Promissory Note of Applied Medical Resources Corporation dated June 16, 2010, in the original principal amount of $5,274.180.00 payable to Fifth Third Bank (as assignee of General Electric Capital Corporation). As of April 2, 2012, the outstanding principal amount of this Indebtedness was $2,724,004.

[1]

All amounts outstanding under the notes referenced in numbers 3 and 4 of this Item 7.2.3(c) will be paid on the Effective Date with proceeds of the Loans. Once all amounts paid have been recognized as good and available funds, the liens represented by numbers 3 and 4 of this Item 7.2.3(c) will be released by General Electric Capital Corporation within twenty-one (21) days after the appropriate assignee’s prior written request for such release.

ITEM 7.2.6(a) Ongoing Investments.

1.	Investments consisting of Equity Interests in the following subsidiaries:

Applied Medical Resources Corporation

Applied Medical Distribution Corporation

Applied Medical Properties I, LLC

Applied Medical Properties II, LLC

Applied Medical International, C.V.

Applied Medical Australia, Pty. Ltd.

Applied Medical Europe B.V.

Applied Medical Distribution Europe B.V. and Branch Offices

Applied Medical UK Limited

Applied Medical France SAS

Applied Medical Deutschland GmbH

Applied Medical Japan K.K.

2.	Amounts receivable arising from cash loans and advances to current or former employees of Borrowers with an aggregate outstanding principal amount of $539,767 at March 31, 2012.

3.	3,300,000 shares of Common Stock of Cardica, Inc. (acquired for $5,445,000 on February 12, 2012).

4.

Promissory Notes of EEM Property Mgmt, LLC (secured by deeds of trust on real property located at 30222 Esperanza, Rancho Santa Margarita, California). In December 2011, Applied Medical Properties I, LLC purchased a promissory note secured by a junior deed of trust on this property for a purchase price of $825,000. The outstanding principal amount of the junior note as of December 31, 2011 was $1,242,000. In January 2012, Applied Medical Properties II, LLC purchased the promissory note secured by a senior deed of trust on this property for a purchase price of $1,502,000 including accrued interest and expenses of $93,000 which were paid in February 2012. The outstanding principal amount of the senior note as of December 31, 2011 was $1,415,000.[2]

5.	Intercompany loans receivable of Applied Medical International C.V. ($10,567,241 as of March 31, 2012, payable by Applied Medical Europe B.V.) and Applied Medical Europe B.V ($2,427,652 as of March 31, 2012, payable by branch offices of Applied Medical Distribution Europe B.V).

[2]

If held by a Loan Party sixth (6) months after the Effective date, the Investments referenced in number 4 of this Item 7.2.6(a) are to be delivered to the Administrative Agent pursuant to Section 3.3 of the Security Agreement.

SCHEDULE II

PERCENTAGES AND AMOUNTS
Lender	Revolving Loan Commitment		Term Loan Commitment		Delayed Draw Term Loan Commitment
	Percentage	Amount	Percentage	Amount	Percentage	Amount
Citibank, N.A.	18.03921569%	$6,313,725	18.03921569%	$9,019,608	53.33333333%	$34,666,667
AmericanWest Bank	10.00000000%	$3,500,000	10.00000000%	$5,000,000	10.00000000%	$6,500,000
OneWest Bank, FSB	35.29411764%	$12,352,941	35.29411764%	$17,647,059	0.00000000%	$0
HSBC Bank USA, National Association	23.33333333%	$8,166,667	23.33333333%	$11,666,667	23.33333333%	$15,166,667
Bank of the West	13.33333333%	$4,666,667	13.33333333%	$6,666,667	13.33333333%	$8,666,667

TOTAL:	100%	$35,000,000	100%	$50,000,000	100%	$65,000,000

SCHEDULE III

ADMINISTRATIVE INFORMATION

Holdings and Borrowers

Applied Medical Corporation

Applied Medical Resources Corporation

Applied Medical Distribution Corporation

22872 Avenida Empresa

Rancho Santa Margarita, CA 92688

Attention: Legal Department

Facsimile No.: 949-713-8914

Administrative Agent

Citibank, N.A.

20 Pacifica, Suite 300

Irvine, CA 92618

Attention: Alison Davis, Senior Vice President

Facsimile No.: 866-407-2344

With a copy to (in the case of any notice

pursuant to clause (g) of Section 7.1.1):

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attention: Jeffrey L. Dunetz, Esq.

Facsimile No.: 212-849-5670

Lenders

Citibank, N.A.

20 Pacifica, Suite 300

Irvine, CA 92618

Attention: Alison Davis, Senior Vice President

Facsimile No.: 866-407-2344

AmericanWest Bank

41 West Riverside Avenue, Suite 210

Spokane, WA 99201

Attention: William L. Meyer, Senior Vice President

Facsimile No.: 509-344-5509

OneWest Bank, FSB

1 Banting

Irvine, CA 92618

Attention: Tonni Cholahan, Vice President

Facsimile No.: 866-574-8226

HSBC Bank USA, National Association

660 S. Figueroa Street, 8th Floor

Los Angeles, CA 90017

Attention: Elisa Angeles, Vice President

Facsimile No.: 213-553-8067

Bank of the West

4400 MacArthur Blvd.

Mail Sort: SC-634-01-C

Newport Beach, CA 92660

Attention: Robert Thomas, Vice President

Facsimile No.: 949-797-1959

EXHIBIT A-1

REVOLVING NOTE

$	[Date]

FOR VALUE RECEIVED, the undersigned, APPLIED MEDICAL RESOURCES CORPORATION and APPLIED MEDICAL DISTRIBUTION CORPORATION (each a “Borrower” and collectively the “Borrowers”), unconditionally, jointly and severally, promises to pay to the order of                              (the “Lender”) on the Stated Maturity Date, the principal sum of                              ($                ) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to that certain Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), the Borrowers, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrowers also, jointly and severally, promise to pay interest on the unpaid principal amount of this Revolving Note from time to time outstanding from the date hereof until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without set-off or counterclaim in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Revolving Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS REVOLVING NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

APPLIED MEDICAL RESOURCES CORPORATION

By:
Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:
Name:
Title:

REVOLVING NOTE

SIGNATURE PAGE

EXHIBIT A-2

SWING LINE NOTE

$	[Date]

FOR VALUE RECEIVED, the undersigned, APPLIED MEDICAL RESOURCES CORPORATION and APPLIED MEDICAL DISTRIBUTION CORPORATION (each a “Borrower” and collectively the “Borrowers”), unconditionally, jointly and severally, promises to pay to the order of                                  (the “Lender”) on the Stated Maturity Date, the principal sum of                              ($                ) or, if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender pursuant to that certain Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), the Borrowers, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrowers also, jointly and severally, promise to pay interest on the unpaid principal amount of this Swing Line Note from time to time outstanding from the date hereof until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without set-off or counterclaim in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Swing Line Note is the Swing Line Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swing Line Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Swing Line Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS SWING LINE NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

APPLIED MEDICAL RESOURCES CORPORATION

By:
Name:
Title

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:
Name:
Title:

REVOLVING NOTE

SIGNATURE PAGE

EXHIBIT B-1

TERM NOTE

$	[Date]

FOR VALUE RECEIVED, the undersigned, APPLIED MEDICAL RESOURCES CORPORATION and APPLIED MEDICAL DISTRIBUTION CORPORATION (each a “Borrower” and collectively the “Borrowers”), unconditionally, jointly and severally, promises to pay to the order of                          (the “Lender”) on the Stated Maturity Date, the principal sum of                             ($                 ) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender pursuant to that certain Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), the Borrowers, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Term Note) due and payable on the Stated Maturity Date. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrowers also, jointly and severally, promise to pay interest on the unpaid principal amount of this Term Note from time to time outstanding from the date hereof until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without set-off or counterclaim in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Term Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor

THIS TERM NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

APPLIED MEDICAL RESOURCES CORPORATION

By:
Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:
Name:
Title:

TERM NOTE

SIGNATURE PAGE

EXHIBIT B-2

DELAYED DRAW TERM NOTE

$	[Date]

FOR VALUE RECEIVED, the undersigned, APPLIED MEDICAL RESOURCES CORPORATION and APPLIED MEDICAL DISTRIBUTION CORPORATION (each a “Borrower” and collectively the “Borrowers”), unconditionally, jointly and severally, promises to pay to the order of                              (the “Lender”) on the Stated Maturity Date, the principal sum of                              ($                ) or, if less, the aggregate unpaid principal amount of all Delayed Draw Term Loans made by the Lender pursuant to that certain Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), the Borrowers, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Delayed Draw Term Note) due and payable on the Stated Maturity Date. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrowers also, jointly and severally, promise to pay interest on the unpaid principal amount of this Delayed Draw Term Note from time to time outstanding from the date hereof until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without set-off or counterclaim in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Delayed Draw Term Note is one of the Delayed Draw Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Delayed Draw Term Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Delayed Draw Term Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS DELAYED DRAW TERM NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

APPLIED MEDICAL RESOURCES CORPORATION

By:
Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:
Name:
Title:

DELAYED DRAW TERM NOTE

SIGNATURE PAGE

EXHIBIT C-1

BORROWING REQUEST

Citibank, N.A., as

Administrative Agent

20 Pacifica, Suite 300 Irvine, CA 92618

Attention:	Alison Davis

Senior Vice President

APPLIED MEDICAL CORPORATION

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to clause (a) of Section 2.4 of the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The undersigned Borrower hereby requests that a [Revolving Loan] [Term Loan] [Delayed Draw Term Loan] be made in the aggregate principal amount of $                     on                     ,          as a [Eurodollar Rate Loan having an Interest Period of [one] [two] [three] [six] month(s)] [Base Rate Loan].3 The proceeds of the requested [Revolving Loan] [Term Loan] [Delayed Draw Term Loan] shall be used in accordance with Section 4.10 of the Credit Agreement.

The undersigned Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the undersigned Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by such Borrower that, on the date of such Loans, and immediately before and after giving effect thereto and to the application of the proceeds therefrom, all statements and conditions set forth in Sections 5.2.1 and 5.2.3, as applicable, of the Credit Agreement are true and correct.

Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned Borrower,

3

This Borrowing Request must be delivered to the Administrative Agent, at or prior to 2:00 P.M. (New York City time), not less than one Business Day in advance of a request for a Base Rate Loan and not less than three Business Days in advance of a request for a Eurodollar Rate Loan, provided that this Borrowing Request may be delivered by 2:00 P.M. (New York City time) if made for a Base Rate Loan all the proceeds of which are used to finance the payment of Reimbursement Obligations.

each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following Persons at the financial institutions indicated below:

Amount to be Transferred	Name of Person to be Paid	ABA and Account No.	Name and Address of Transferee Bank
$

Attention:
$

Attention:
$	[Name of Borrower]
Attention:

IN WITNESS WHEREOF, the undersigned Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this          day of                     .

[APPLIED MEDICAL RESOURCES CORPORATION]

[APPLIED MEDICAL DISTRIBUTION CORPORATION]

By:
Name:
Title:

BORROWING REQUEST

SIGNATURE PAGE

EXHIBIT C-2

CONTINUATION/CONVERSION NOTICE

Citibank, N.A. as

Administrative Agent

20 Pacifica, Suite 300

Irvine, CA 92618

Attention:	Alison Davis

Senior Vice President

APPLIED MEDICAL CORPORATION

Ladies and Gentlemen:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.5 of the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.4

The undersigned Borrower hereby requests that on                     ,             ,

(1) $             of the presently outstanding principal amount of the [Revolving Loans] [Term Loans] [Delayed Draw Term Loans] [and $             of the presently outstanding principal amount of the [Revolving Loans] [Term Loans] [Delayed Draw Term Loans],

(2) all of which are presently being maintained as 5[Base Rate Loans] [Eurodollar Rate Loans with Interest Periods ending on                     ,        ],

(3) be 6[converted into] [continued as],

[4]

This Continuation/Conversion Notice must be delivered to the Administrative Agent, at or prior to 2:00 P.M. (New York City time), not less than one Business Day in advance of a request for a conversion into a Base Rate Loan and not less than three Business Days in advance of a request for a conversion or a continuation into a Eurodollar Rate Loan.

[5]	Select appropriate interest rate option and, if applicable, the number of months with respect to Eurodollar Rate Loans.
[6]	Insert and complete as appropriate.

(4) 2[Eurodollar Rate Loans having an Interest Period of [one] [two] [three] [six] month(s)] [Base Rate Loans].

The undersigned Borrower hereby certifies and warrants that no Default or Event of Default has occurred and is continuing.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.7

[7]	To be inserted upon conversion of a Base Rate Loan into a Eurodollar Rate Loan on a date other than a Quarterly Payment Date.

IN WITNESS WHEREOF, the undersigned Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this          day of                     .

[APPLIED MEDICAL RESOURCES CORPORATION]

[APPLIED MEDICAL DISTRIBUTION CORPORATION]

By:
Name:
Title

CONTINUATION/CONVERSION NOTICE

SIGNATURE PAGE

EXHIBIT C-3

ISSUANCE REQUEST

Citibank, N.A., as

Administrative Agent

20 Pacifica, Suite 300

Irvine, CA 92618

Attention:	Alison Davis
Senior Vice President

APPLIED MEDICAL CORPORATION

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.7.1 of the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.8

The undersigned Borrower hereby requests that on                     ,              (the “Date of Issuance”) 9                          (the “L/C Issuer”) 10[issue a standby Letter of Credit in the initial Stated Amount of $                 and with a Stated Expiry Date of                     ,              [extend the Stated Expiry Date of Letter of Credit No.         , issued on                         ,             , in the initial Stated Amount of $                 and in favor of                 , as beneficiary, to a revised Stated Expiry Date (as defined therein) of                     ,             .

11[The beneficiary of the requested Letter of Credit will be 12                , and such Letter of Credit will be in support
of 13                     .]

The undersigned Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the 14[issuance] [extension]

[8]	This Issuance Request must be delivered to the Administrative Agent, at or prior to 2:00 P.M. (New York City time), not less than three Business Days in advance of a request for a Letter of Credit.
[9]	Insert name of L/C Issuer.
[10]	Insert and complete as appropriate.
[11]	Delete if Issuance Request is for an extension.
[12]	Insert name and address of beneficiary.
[13]	Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.
[14]	Insert as appropriate.

of the Letter of Credit requested hereby constitutes a representation and warranty by the undersigned Borrower that, on such date of 6[issuance] [extension], and both immediately before and after giving effect thereto and the application of the proceeds therefrom, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct.

Except to the extent, if any, that prior to the time of the 6[issuance] [extension] requested hereby the Administrative Agent and the L/C Issuer shall receive written notice to the contrary from the undersigned Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

IN WITNESS WHEREOF, the undersigned Borrower has caused this Issuance Request to be executed and delivered and the certification and warranties contained herein made by its duly Authorized Officer this      day of     .

[APPLIED MEDICAL RESOURCES CORPORATION]

[APPLIED MEDICAL DISTRIBUTION CORPORATION]

By:

Name:
Title:

ISSUANCE REQUEST

SIGNATURE PAGE

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]15 Assignor identified in item 1 below ([the][each, an]16 “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]17 hereunder are several and not joint.]18 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[15]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[16]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[17]	Select as appropriate.
[18]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3. Borrowers: Applied Medical Resources Corporation and Applied Medical Distribution Corporation

4. Administrative Agent: Citibank, N.A., as Administrative Agent under the Credit Agreement

5. Credit Agreement: The $150,000,000 Credit Agreement, dated as of April 17, 2012, among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

6. Assigned Interest:

Assignor[s][19]	Assignee[s][20]	Facility Assigned[21]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[22]	Percentage Assigned of Commitment/ Loans[23]	CUSIP Number
				$	$	%
				$	$	%

[7. Trade Date:     ]24

[19]	List each Assignor, as appropriate.
[20]	List each Assignor, as appropriate.
[21]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Loan Commitment,” “Term Loan Commitment,” etc.)

[22]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[23]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[24]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                          , 20             [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFORE.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR][25]

By:

Name:
Title:

[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE[26]
[NAME OF ASSIGNEE]

By:

Name:
Title:

[NAME OF ASSIGNOR]

By:

Name:
Title:

[25]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[26]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

ASSIGNMENT AND ASSUMPTION

SIGNATURE PAGE

[Consented to and][27] Accepted:

CITIBANK, N.A., as
Administrative Agent

By:

Name:
Title:

[Consented to:][28]

[NAME OF RELEVANT PARTY]

By:

Name:
Title:

[27]	To be added only if the consent of the Administrative Agent, AMRC, the L/C Issuer or the Swing Line Lender is required by the terms of the Credit Agreement.
[28]	To be added only if the consent of AMRC, the Swing Line Lender or the L/C Issuer is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION

SIGNATURE PAGE

ANNEX 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION

Section 1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any Lien or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of either Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by either Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under clauses (b)(iii), (v) and (vi) of Section 10.10 of the Credit Agreement (subject to such consents, if any, as may be required under clause (b)(iii) of Section 10.10 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1. or 7.1.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase[the] [such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 2. Payments.

[From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.] Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee. [From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]1

Section 3. General Provisions.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[1]	Selected bracketed language to be acceptable to the Administrative Agent.

EXHIBIT E

RECORDING REQUESTED BY AND

WHEN RECORDED, MAIL TO:

Mayer Brown LLP

1675 Broadway

New York, New York 10019-5820

Attention: Andrew W. Greig, Esq.

SPACE ABOVE FOR RECORDER’S USE

APPLIED MEDICAL RESOURCES CORPORATION

as Grantor,

to

FIDELITY NATIONAL TITLE INSURANCE COMPANY,

as Trustee

for the benefit of

CITIBANK, N.A., as Administrative Agent,

as Beneficiary

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND PROFITS,

SECURITY AGREEMENT AND FIXTURE FILING

Dated as of [            ], [            ]

This instrument affects real and personal property

located in Orange County,

State of California.

THIS INSTRUMENT CONTAINS FUTURE ADVANCE PROVISIONS.

THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO

BECOME FIXTURES AND UPON RECORDING IS EFFECTIVE AS

A FINANCING STATEMENT FILED AS A FIXTURE FILING.

(continued)

(continued)

SCHEDULES

Schedule 1 — Legal Description

Schedule 2 — Permitted Encumbrances

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND PROFITS,

SECURITY AGREEMENT AND FIXTURE FILING

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND PROFITS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of [            ], [            ] (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Deed of Trust”), made by APPLIED MEDICAL RESOURCES CORPORATION, a California corporation (the “Grantor”), having an address at 22872 Avenida Empresa, Rancho Santa Margarita, CA 92688, Attention: Legal Department, to FIDELITY NATIONAL TITLE INSURANCE COMPANY, having an address of 1300 Dove Street, Suite 310, Newport Beach, CA 92660 (the “Trustee”), for the benefit of CITIBANK, N.A., a national banking association having an address at 20 Pacifica, Suite 300, Irvine, CA 92618, Attention: Alison Davis, Vice President (“Citibank”), as Administrative Agent for the various financial institutions (collectively, the “Lenders”) which are, or may from time to time hereafter become, parties to the Credit Agreement, as hereinafter defined (Citibank in its capacity as Beneficiary is referred to herein as the “Beneficiary”).

W I T N E S E T H:

WHEREAS, the Grantor is on the date of delivery hereof the holder of a fee simple estate in the parcel or parcels of land described in Schedule 1 attached hereto (the “Land”) and of the Improvements (such term and other capitalized terms used in this Deed of Trust having the respective meanings specified or referred to in Article V);

WHEREAS, pursuant the terms of the Credit Agreement, dated as of April 17, 2012 (together with all amendments, amendments and restatements, supplements and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Grantor, Applied Medical Distribution Corporation, a California corporation (“AMDC”, and together with Grantor, the “Borrowers”), Applied Medical Corporation, as guarantor, the Lenders and the Beneficiary, the Lenders have agreed to make Loans to the Borrowers, and each L/C Issuer has agreed to issue Letters of Credit for the benefit of the Borrowers, which Credit Extensions may have an aggregate maximum principal amount at any one time outstanding of Two Hundred Twenty-Five Million and 00/100 Dollars ($225,000,000.00);

WHEREAS, as provided in the Credit Agreement, the Grantor is required to execute and deliver this Deed of Trust to the Trustee for the benefit of the Beneficiary to secure the payment and performance of the Obligations;

WHEREAS, it is in the best interest of the Grantor to execute this Deed of Trust inasmuch as the Grantor derives substantial benefits from the Credit Extensions made pursuant to the Credit Agreement;

WHEREAS, this Deed of Trust secures not only present Indebtedness, but also future advances made pursuant to the Credit Agreement, whether such future advances are obligatory or are to be made at the option of Beneficiary or otherwise;

WHEREAS, Grantor is the legal owner of the Trust Premises (as defined below); and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Deed of Trust.

G R A N T:

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to secure full payment and performance of the Obligations and induce the Lender Parties to make the Credit Extensions (including the initial Credit Extension) to the Grantor, the Grantor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, pledges, assigns, transfers and conveys to the Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY, for the use and benefit of the Beneficiary, for its benefit and the benefit of each other Lender Party, the following property (collectively, the “Trust Premises”):

(a) Real Estate. The fee simple estate in the Land, and all additional lands and estates therein now owned or hereafter acquired by the Grantor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in anywise pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Grantor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates; and any after-acquired title to any of the foregoing (collectively, the “Real Estate”);

(b) Improvements. All buildings, structures and other improvements and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property which are considered fixtures under applicable Law (collectively, the “Improvements”; the Real Estate and the Improvements collectively referred to as the “Property”);

(c) Goods. All building materials, goods, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, water heaters, hood and fan combinations, kitchen equipment, kitchen cabinets and other similar equipment), stocks, supplies, blinds, window shades, drapes, carpets, floor coverings, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter owned by the Grantor and located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and maintenance of the Property, whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (collectively, the “Goods”);

(d) Intangibles. All goodwill, trademarks, trade names, option rights, purchase contracts, books and records and general intangibles of the Grantor relating to the Property and all accounts, contract rights, instruments, chattel paper and other rights of the Grantor for the payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of the Grantor relating to the Property (collectively, the “Intangibles”);

(e) Leases. Without limiting Beneficiary’s rights under Section 1.14, all rights of the Grantor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the “Leases”), and the right, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents and Profits (as hereinafter defined) paid or payable thereunder;

(f) Plans. All rights of the Grantor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (collectively, the “Plans”);

(g) Permits. All rights of the Grantor in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of all or any portion of the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by Governmental Authorities having jurisdiction (collectively, the “Permits”);

(h) Leases of Furniture, Furnishings and Equipment. All right, title and interest of the Grantor as lessee in, to and under any leases of furniture, furnishings and equipment now or hereafter installed in or at any time used in connection with the Property;

(i) Rents and Profits. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Grantor from the Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants, under the Leases (collectively, the “Rents and Profits”);

(j) Proceeds. All proceeds relating to the foregoing, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Trust Premises, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Premises by any Governmental Authority, (iii) any recoveries by the Grantor against third parties with respect to any litigation or dispute concerning any of the Trust Premises including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, the Trust Premises, and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of the Trust Premises and all rights arising out of Trust Premises (collectively, the “Proceeds”); and

(k) Other Property. All other property and rights of the Grantor of every kind and character relating to the Property, and all proceeds and products of any of the foregoing;

AND, without limiting any of the other provisions of this Deed of Trust, the Grantor expressly grants to the Trustee, as secured party, for the benefit of the Beneficiary, a security interest in all of those portions of the Trust Premises which are or may be subject to the provisions applicable to secured transactions in the U.C.C. of the State;

FOR THE PURPOSE OF SECURING THE FOLLOWING OBLIGATIONS

A. Payment in full of the Obligations;

B. Payment of all sums advanced by the Beneficiary to protect or preserve the Property or the lien and security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of the Grantor’s obligations hereunder or for any other purpose provided herein (whether or not the original Grantor remains the owner of the Property at the time of such advances), and all other amounts owing by the Grantor to the Beneficiary and the Trustee;

C. Performance of every obligation, covenant and agreement of the Grantor contained herein or any other Loan Document;

D. Performance of every obligation, covenant and agreement of the Grantor contained in any document, instrument or agreement now or hereafter executed by the Grantor which recites that the obligations thereunder are secured by this Deed of Trust; and

E. Any and all other indebtedness (including, without limitation, the Obligations) now owing or which may hereafter be owing by the Grantor to the Beneficiary, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS DEED OF TRUST SHALL NOT SECURE ANY OBLIGATIONS UNDER SECTIONS 6.13 AND 7.1.6 OF THE CREDIT AGREEMENT AND 10.4 OF THE

CREDIT AGREEMENT TO EXTENT RELATING TO INDEMNIFIED LIABILITIES THAT ARISE OUT OF OR RELATE TO THE MATTERS DESCRIBED IN ANY OF SECTIONS 10.4(a)(IV), 10.4(a)(V), OR 10.4(a)(VI) OF THE CREDIT AGREEMENT.

TO HAVE AND TO HOLD the Trust Premises, together with the rights, privileges and appurtenances thereto belonging unto (i) the Trustee, its substitutes or successors, forever, to the extent the same constitutes real property or an interest therein and (ii) Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of the Beneficiary and Beneficiary’s successors and assigns forever, for the purpose of securing payment and performance by the Grantor of the Obligations, and the Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Trust Premises unto each of the Trustee and Beneficiary, their substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any part thereof.

FURTHER to secure the full, timely and proper payment and performance of the Obligations, the Grantor hereby covenants and agrees with and warrants to the Trustee and the Beneficiary as follows:

ARTICLE I

COVENANTS AND AGREEMENTS OF THE GRANTOR

SECTION 1.1 Payment of Obligations. The Grantor agrees that:

(a) it will duly and punctually pay and perform or cause to be paid and performed each of the Obligations at the time and in accordance with the terms specified in the Credit Agreement; and

(b) when and as due and payable from time to time in accordance with the terms hereof or of any other Loan Documents, pay and perform, or cause to be paid and performed, all other Obligations.

SECTION 1.2 Title to Trust Premises, etc. The Grantor represents and warrants to and covenants with the Beneficiary that:

(a) as of the date hereof and at all times hereafter while this Deed of Trust is outstanding, the Grantor is and shall be the absolute owner and holder of the fee simple estate in the Property and the absolute owner of the legal and beneficial title to all other property included in the Trust Premises, subject in each case only to this Deed of Trust and the encumbrances set forth in Schedule 2 hereto (collectively, the “Permitted Encumbrances”);

(b) the Grantor has good and lawful right, power and authority to execute this Deed of Trust and to convey, transfer, assign, mortgage and grant a security interest in the Trust Premises, all as provided herein;

(c) this Deed of Trust has been duly executed, acknowledged and delivered on behalf of the Grantor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Grantor have been duly and fully given and performed and this Deed of Trust constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms; and

(d) the Grantor, at its expense, will warrant and defend to the Beneficiary and any purchaser under the power of sale herein or at any foreclosure sale such title to the Trust Premises and the first mortgage Lien and first priority perfected security interest of this Deed of Trust thereon and therein against all claims and demands and will maintain, preserve and protect such Lien and security interest and will keep this Deed of Trust a valid, direct first mortgage Lien of record on and a first priority perfected security interest in the Trust Premises, subject only to the Permitted Encumbrances.

SECTION 1.3 Title Insurance.

SECTION 1.3.1 Title Insurance Policy. Concurrently with the recordation of this Deed of Trust, the Grantor, at its expense, has caused the Title Insurance Company to issue and deliver to the Beneficiary an ALTA 2006 loan policy or policies of title insurance in an amount satisfactory to the Beneficiary naming the Beneficiary as the insured, insuring the title to and the first mortgage Lien of this Deed of Trust on the Property subject only to the Permitted Encumbrances and with endorsements required by Beneficiary under Section 5.1.22 of the Credit Agreement and as otherwise reasonably requested by Beneficiary. The Grantor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.

SECTION 1.3.2 Title Insurance Proceeds. All proceeds received by and payable to the Beneficiary for any loss under the loan policy or policies of title insurance delivered to the Beneficiary pursuant to Section 1.3.1, or under any policy or policies of title insurance delivered to the Beneficiary in substitution therefor or replacement thereof, shall be the property of the Beneficiary and shall, except as expressly provided to the contrary in the Credit Agreement, be applied by the Beneficiary in accordance with the provisions of the Credit Agreement.

SECTION 1.4 Recordation. The Grantor, at its expense, will at all times cause this Deed of Trust and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with any Loan Document and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by Law in order to establish, preserve, perfect and protect the Lien and security interest of this Deed of Trust as a valid, direct first mortgage Lien and first priority perfected security interest in the Trust Premises, subject only to the Permitted Encumbrances. The Grantor will pay or cause to be paid, and will indemnify the Beneficiary in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Deed of Trust and any and all supplements and amendments hereto.

SECTION 1.5 Payment of Impositions, etc. Subject to Section 1.8, the Grantor will pay or cause to be paid, before any fine, penalty, interest or cost may be added for non-payment and before the commencement of any action to foreclose the Lien of any Imposition (as defined below) against all or any portion of the Trust Premises, all Taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other levies or payments, of every kind and nature whatsoever of any Governmental Authority, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a Lien upon the Trust Premises, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly, and all taxes, assessments or charges which may be levied on the Obligations, or the interest thereon (collectively, the “Impositions”). The Grantor will deliver to the Beneficiary, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

SECTION 1.6 Insurance and Legal Requirements. The Grantor, at its expense, will comply, or cause compliance in all material respects with:

(a) all provisions of any insurance policy covering or applicable to the Trust Premises or any part thereof, all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Premises or any use thereof (collectively, the “Insurance Requirements”); and

(b) all Laws applicable to the Trust Premises including the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways;

in each case regardless whether compliance therewith shall require structural changes in or interference with the use and enjoyment of the Trust Premises or any part thereof.

SECTION 1.7 Security Interests, etc. The Grantor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other Lien on or in the Trust Premises or any part thereof or the interest of the Grantor or the Trustee therein, or any Proceeds thereof or Rents and Profits or other sums arising therefrom, other than (a) Permitted Encumbrances, and (b) Liens of mechanics, materialmen, suppliers, vendors or any Person providing labor or materials or rights thereto incurred in the ordinary course of the business of the Grantor for sums not yet due or any such Liens or rights thereto which are at the time being contested as permitted by Section 1.8. The Grantor will not postpone the payment of any sums for which Liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such Liens or rights thereto are at the time being contested as permitted by Section 1.8), or enter into any contract under which payment of such sums is postponable (unless such contract expressly provides for the legal, binding and effective waiver of any such Liens or rights thereto), in either case, for more than thirty days after the completion of the action giving rise to such Liens or rights thereto.

SECTION 1.8 Permitted Contests. To the extent permitted under the Credit Agreement, after prior notice to the Beneficiary, the Grantor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Law applicable to the Trust Premises or Insurance Requirement or Lien of a mechanic, materialman, supplier or vendor, provided that, (a) in the case of an unpaid Imposition, Lien or charge, such proceedings shall suspend the collection thereof from the Grantor, the Trustee, the Beneficiary, and the Trust Premises (including any rent or other income therefrom) and shall not interfere with the payment of any such rent or income, (b) neither the Trust Premises nor any rent or other income therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, lost or interfered with, (c) in the case of any Imposition, none of the Grantor, the Trustee, nor the Beneficiary would be in danger of any civil liability (other than for the contested amount and for interest and penalties thereon, which amount, interest and penalties shall be payable by the Grantor) or, in the case of any applicable Law, none of the Grantor, the Trustee nor the Beneficiary would be in danger of any civil or criminal liability for failure to comply therewith, (d) the Grantor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Beneficiary, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Trust Premises or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to the Notes and the Letters of Credit or under this Deed of Trust (other than any unpaid Imposition, Lien, encumbrance or charge at the time being contested in accordance with this Section) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Grantor to comply therewith shall not affect the validity of any insurance required to be maintained by the Grantor under Section 2.1 and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on Grantor’s books.

SECTION 1.9 Leases. The Grantor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property after the date hereof without first obtaining the written consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed).

SECTION 1.10 Compliance with Instruments. The Grantor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Grantor under the terms thereof, except where the failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Grantor will not take any action which may result in a forfeiture or termination of the rights afforded to the Grantor under any such instruments and will not, without the prior consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed), amend any of such instruments except where such action or amendment, either individually or in the aggregate, (i) could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or (ii) could reasonably be expected to have a Material Adverse Effect.

SECTION 1.11 Maintenance and Repair, etc. Subject to the provisions of Section 1.12, the Grantor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that the utility of the Trust Premises will not be diminished in any material respect, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, which, if not made, would reasonably be expected to impair the use, occupancy or value of the Property in a material respect. All repairs, replacements and renewals shall be equal in quality and class to the original Improvements. The Grantor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by Law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Grantor shall, by any applicable Law, be required to take such action or be liable for failure to do so.

SECTION 1.12 Alterations, Additions, etc. So long as no Event of Default shall have occurred and be continuing, the Grantor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition: (a) shall not change the general character of the Property or impair the usefulness of the Property; (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all applicable Laws and Insurance Requirements; and (c) is promptly and fully paid for, or caused to be paid for, by the Grantor.

SECTION 1.13 Acquired Property Subject to Lien. All property at any time acquired by the Grantor and provided or required by this Deed of Trust to be or become subject to the security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the security interest of this Deed of Trust without further action on the part of the Grantor, the Trustee or the Beneficiary. The Grantor, at its expense, will execute and deliver to the Beneficiary (and will record and file as provided in Section 1.4) promptly following a request thereof by the Beneficiary an instrument supplemental to this Deed of Trust satisfactory in substance and form to the Beneficiary, whenever such an instrument is necessary under applicable Law to subject to the Lien and security interest of this Deed of Trust all right, title and interest of the Grantor in and to all property provided or required by this Deed of Trust to be subject to the Lien and security interest hereof.

SECTION 1.14 Assignment of Rents and Profits, Proceeds, etc. Notwithstanding any provision to the contrary in this Deed of Trust, the assignment, grant and conveyance of the Leases, Rents and Profits, Proceeds and other rents, income, proceeds and benefits of the Trust Premises contained in the Granting Clause of this Deed of Trust to the maximum extent permitted by law shall constitute an absolute, present and irrevocable assignment, grant and conveyance and not an assignment for security, provided that permission is hereby given to the Grantor, so long as no Event of Default has occurred and is continuing, to collect, receive and apply such Rents and Profits, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not more than one (1) month in advance thereof, and in accordance with all of the other terms, conditions and provisions hereof, the other Loan Documents and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence and during the continuance of any Event of Default, such permission shall terminate immediately and automatically, without notice to the Grantor or any other Person. Such assignment shall be fully effective without any further action on the part of the Grantor or the Beneficiary and the Beneficiary shall be entitled, at its option, upon the occurrence and during the continuance of any Event of Default, to collect, receive and apply all Rents and Profits, Proceeds and all other rents, income, proceeds and benefits from the Trust Premises, including all right, title and interest of the Grantor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Beneficiary takes possession of the Trust Premises or any part thereof. The Grantor further grants to the Beneficiary and the Trustee the right, at the Beneficiary’s option, upon the occurrence and during the continuance of any Event of Default hereunder, to:

(a) enter upon and take possession of the Property for the purpose of collecting Rents and Profits, Proceeds and said rents, income, proceeds and other benefits;

(b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under the Leases, contract or other instrument to which said Rents and Profits, Proceeds or other rents, income, proceeds or benefits relate;

(c) let or convey the Trust Premises or any portion thereof or any interest therein;

(d) repair, restore or improve the Property to the extent reasonably necessary to lease or convey the Property;

(e) perform such other acts the Beneficiary or the Trustee is entitled to perform hereunder or that the Grantor is entitled to perform as landlord under any Lease; and

(f) apply Rents and Profits, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Obligations in accordance with Section 3.9.

Neither the exercise of any rights under this Section by Beneficiary or the Trustee nor the application of any such Rents and Profits, income or other benefits to payment of the Obligations shall cure or waive any Event of Default or notice provided for hereunder, or invalidate any act done pursuant hereto or pursuant to any such notice, but shall be cumulative of all other rights and remedies. This assignment is given as Trust Premises security only and shall not be construed as obligating Beneficiary or the Trustee to perform any of the covenants or undertakings required to be performed by Grantor contained in the Leases. No action taken by the Beneficiary or the Trustee hereunder shall make the Beneficiary a “mortgagee-in-possession” or obligate the Beneficiary to attempt to collect Rent or other amounts from any tenant or to perform any obligations of landlord under any Lease. The execution of this Deed of Trust constitutes and evidences the irrevocable consent of the Grantor to the entry upon and taking possession of the Property.

SECTION 1.15 No Claims Against the Beneficiary or the Trustee. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary or the Trustee, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Beneficiary or the Trustee in respect of labor or services or the furnishing of any materials or other property or any claim that any Lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the Lien and security interest of this Deed of Trust. All contractors, subcontractors, vendors and other persons dealing with the Property, or with any persons interested therein, are hereby required to take notice of the provisions of this Section.

SECTION 1.16 Indemnification. The Grantor will protect, indemnify, save harmless and defend the Beneficiary, the Trustee, the Lender Parties and their respective officers, directors, employees, representatives and agents (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, expenses (including the reasonable fees and documented out-of-pocket expenses of one primary legal counsel to the Indemnified Parties (other than in the event of an actual conflict between the Trustee, the Beneficiary and/or any other Indemnified Party, in which case such Indemnified Party shall be entitled to its own legal) (collectively, the “Indemnified Liabilities”) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Deed of Trust, any other Loan Documents or the Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Grantor to perform or comply with any of the terms of this Deed of Trust or any other Loan Document, under which Grantor is obligated, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Premises or any part thereof made or suffered to be made by or on behalf of the Grantor, (f) any gross negligence or tortious act on the part of the Grantor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h) (i) any Hazardous Material on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas in violation of Environmental Laws, (ii) any violation or claim of violation by the Grantor of any Environmental Laws, or (iii) the imposition of any Lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material, except for any such Indemnified Liabilities arising for the account of any Indemnified Party by reason of such Indemnified Party’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If any action or proceeding is commenced in which any Indemnified Party is made a party by reason of the execution of this Deed of Trust or any other Loan Document, or in which it becomes necessary to defend or uphold the Lien of this Deed of Trust, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and Lien created hereby or otherwise, shall be paid by the Grantor to such Indemnified Parties, as the case may be, as hereinafter provided. The Grantor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Deed of Trust or any Obligation. All amounts payable to the Indemnified Parties under this Section shall be deemed Obligations secured by this Deed of Trust. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Grantor, upon request of such Indemnified Party, will, at the Grantor’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Grantor and reasonably acceptable to such Indemnified Party. The obligations of the Grantor under this Section shall survive any discharge or reconveyance of this Deed of Trust and payment in full of the Obligations.

SECTION 1.17 No Credit for Payment of Taxes. The Grantor shall not be entitled to any credit against the Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Deed of Trust.

SECTION 1.18 Right of Beneficiary to Require Appraisal. The Beneficiary shall have the right during the term of the Credit Agreement, to obtain one fair market value appraisal of the Property per Fiscal Year from such appraisers that are members of the American Institute of Real Estate Appraisers, in such form as is satisfactory to the Beneficiary; provided, however, upon the occurrence and during the continuance of an Event of Default, the foregoing limitation shall not apply and the Beneficiary shall have the right, from time to time, to obtain one or more fair market value appraisals of the Property. The cost of any such appraisals, whether an Event of Default exists or not, shall be paid by the Grantor.

SECTION 1.19 Security Agreement and Fixture Filing. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Deed of Trust and included as part of the Collateral which are or may be subject to Division 9 of the U.C.C. as enacted in the State, this Deed of Trust is hereby made, and declared to be a security agreement encumbering each and every item of the Trust Premises now or hereafter owned by the Grantor, and included herein as a part of the Trust Premises, in compliance with the provisions of the U.C.C. as enacted in the State. This Deed of Trust shall also constitute a “fixture filing” under Section 9-502(b) of the U.C.C. of the State, as amended or recodified from time to time, against each and every item of the Trust Premises which is or is to become fixtures. In this respect, the Grantor, as “Debtor”, expressly grants to the Beneficiary, as “Secured Party”, a security interest in and to all of the Grantor’s estate, right, title and interest in, to and under the Trust Premises, whether now or hereafter owned by the Grantor, which constitutes the personal property and fixtures hereinabove referred to and described in this Deed of Trust, including all extensions, accessions, additions, improvements, betterments, renewals, replacements, and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof, to secure the full, timely and proper payment and performance of the Obligations. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the U.C.C. as enacted in the State against all the Collateral which is or is to become fixtures. Grantor agrees that Beneficiary shall file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Deed of Trust shall be deemed to be, a financing statement filed as a fixture filing in accordance with the laws of the State. Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor: Applied Medical Resources Corporation 22872 Avenida Empresa Rancho Santa Margarita, CA 92688 Attention: Legal Department	Name and Address of the secured party: Citibank, N.A., as Administrative Agent 20 Pacifica, Suite 300 Irvine, CA 92618 Attention: Alison Davis, Vice President
Organizational ID Number of Debtor: C1597659

This Financing Statement covers the following types or items of property:

The Trust Premises.

This instrument covers goods or items of personal property which are or are to become fixtures upon the real property described in Exhibit A attached hereto.

The Grantor is the record owner of the Land on which such fixtures are or are to be located.

In addition, the Grantor agrees to execute and deliver to the Beneficiary, upon the Beneficiary’s request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Deed of Trust, in such form as the Beneficiary may require to perfect a security interest with respect to said items. The Grantor shall pay all costs of filing such financing statements, and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Beneficiary may reasonably require. Except as permitted by the Credit Agreement, without the prior written consent of the Beneficiary, the Grantor shall not create or suffer to be created pursuant to the U.C.C. of the State any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence and during the continuation of an Event of Default, the Beneficiary shall have and shall be entitled to exercise any and all of the rights and remedies (a) as prescribed in this Deed of Trust, (b) as prescribed by applicable law or (c) as prescribed by the specific statutory provisions now or hereafter enacted, and specified in said U.C.C., all at the Beneficiary’s sole election. The Grantor and the Beneficiary agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of the Grantor and the Beneficiary that all of the Trust Premises located in, on, or about, or used, or intended to be used with or in connection with the use, operation or enjoyment of, the Property, which is described or reflected as a fixture in this Deed of Trust, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Property conveyed hereby. The Grantor warrants that the Grantor’s name, identity, and address are as set forth herein. The information contained herein is provided in order that this Deed of Trust shall comply with the requirements of the U.C.C. as enacted in the State for instruments to be filed as financing statements. In accordance with the laws of the State, this Deed of Trust shall remain effective as a fixture filing until this Deed of Trust is released, or satisfied of record, or its effectiveness otherwise terminates as to the Trust Premises. The Grantor represents and warrants to the Beneficiary that the Grantor has a record interest in the Property, to the extent such Property constitutes real property.

SECTION 1.20 Border Zone Property. The Grantor represents and warrants that the Trust Premises has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Section 25220 et. seq. or any regulation adopted in accordance therewith, and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Trust Premises that is reasonably likely to cause the Trust Premises or any part thereof to be designated as Border Zone Property.

ARTICLE II

INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

SECTION 2.1 Insurance.

SECTION 2.1.1 Risks to be Insured. The Grantor will, at its expense, maintain or cause to be maintained insurance policies and coverages with respect to the Trust Premises at least as expansive as required by the terms of the Credit Agreement.

SECTION 2.1.2 Policy Provisions. Subject to Section 7.1.4 of the Credit Agreement, all insurance maintained by the Grantor pursuant to Section 2.1.1 shall (a) with respect to property insurance, name the Beneficiary with a loss-payable endorsement as the Beneficiary’s interests may appear, (b) (except for worker’s compensation and public liability insurance) provide that during an Event of Default, the proceeds for any losses shall be adjusted by the Grantor subject to the approval of the Beneficiary, (c) include effective waivers (to the extent permitted by applicable Law) by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Deed of Trust and the Property and all claims for insurance premiums against the Beneficiary, (d) provide that any losses shall be payable notwithstanding (i) any foreclosure or other action or proceeding taken by the Beneficiary pursuant to any provision of this Deed of Trust, or (ii) any change in title or ownership of the Property where the Grantor maintains an insurable interest, (e) with respect to property insurance, unless the Beneficiary otherwise agrees, provide that such insurance may not be canceled or terminated unless the Beneficiary is given at least the same number of days’ notice that the insurance company which issued such insurance is required to give to the Grantor and (f) be reasonably satisfactory in all other respects to the Beneficiary. Any insurance maintained pursuant to this Section may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Grantor.

SECTION 2.1.3 Delivery of Policies, etc. The Grantor will deliver to the Beneficiary, promptly upon request, if available, (a) certificates of all policies evidencing all insurance required to be maintained under Section 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy; provided, however, upon the occurrence and continuance of an Event of Default, the Grantor shall, upon receipt of written request from the Beneficiary, promptly provide the Beneficiary with full copies of all such policies), and (b) evidence as to the payment of all premiums due thereon (with respect to insurance policies payable other than by a single lump sum, all installments for the current year due thereon to such date), provided that the Beneficiary shall not be deemed by reason of its custody of such policies to have knowledge of the contents thereof. The Grantor will also deliver to the Beneficiary, promptly upon request, if available, a certificate of the insurer evidencing the replacement thereof. In the event the Grantor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 2.1, the Grantor will indemnify the Beneficiary against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

SECTION 2.1.4 Separate Insurance. The Grantor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 2.1.

SECTION 2.2 Damage, Destruction or Taking; Grantor to Give Notice; Assignment of Awards. Subject to Section 3.1.2(g) of the Credit Agreement, in case of:

(a) any damage to or destruction of the Trust Premises or any part thereof; or

(b) any taking, whether for permanent or temporary use, of all or any part of the Trust Premises or any interest therein or right accruing thereto, as the result of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Trust Premises or any portion thereof (a “Taking”), or the commencement of any proceedings or negotiations which may result in a Taking, the Grantor will promptly give notice thereof to the Beneficiary, generally describing the nature and extent of such damage or destruction and the Grantor’s best estimate of the cost of restoring the Trust Premises, or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to Section 3.1.2(g) of the Credit Agreement, the Grantor shall promptly provide the Beneficiary with reasonably satisfactory evidence of such estimated cost.

SECTION 2.3 Application of Proceeds and Awards. The Beneficiary shall apply all amounts recovered under any insurance policy required to be maintained by the Grantor hereunder and all awards received by the Beneficiary on account of any Taking as provided in the Credit Agreement.

ARTICLE III

EVENTS OF DEFAULT

SECTION 3.1 Events of Default. The occurrence of any “Event of Default” under the Credit Agreement shall constitute an “Event of Default” under this Deed of Trust.

ARTICLE IV

REMEDIES, ETC.

SECTION 4.1 Acceleration. If an Event of Default shall occur and be continuing, then and in any such event the Beneficiary may at any time thereafter declare, by notice to the Grantor, the Credit Extensions and all other Obligations to be due and payable immediately or on a date specified in such notice, and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Grantor hereby waives. The Grantor will pay on demand all costs and document out-of-pocket expenses, including, without limitation, attorneys’ fees and expenses, incurred by or on behalf of the Beneficiary in enforcing this Deed of Trust or the Obligations, or any other Loan Document, or occasioned by any default hereunder or thereunder.

SECTION 4.2 Legal Proceedings; Foreclosure.

(a) If an Event of Default shall have occurred and be continuing, the Beneficiary at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment of the Obligations in accordance with the terms hereof and the other Loan Documents, foreclose this Deed of Trust and its security interests under the other Loan Documents as a mortgage and/or direct the Trustee to foreclose the Lien of this Deed of Trust as against all or any part of the Trust Premises and to have the same sold under the judgment or decree of a court of competent jurisdiction. Without limiting the foregoing, during the continuance of any Event of Default the Trustee may sell, assign, transfer and deliver the whole or, from time to time, any part of the Trust Premises, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Beneficiary in its uncontrolled discretion may determine, or as may be required by Law.

(b) Should the Beneficiary elect to foreclose by exercise of the power of sale herein contained, the Beneficiary shall deliver to the Trustee a written declaration of default and demand for sale, and shall deposit with the Trustee this Deed of Trust and any promissory notes secured as Obligations hereunder and such receipts and evidence of expenditures made and secured hereby as the Trustee may require and as may be required by applicable Laws.

(c) Upon receipt of notice from the Beneficiary, the Trustee shall cause to be recorded, published and delivered to the Grantor such notice of default and election to sell as is then required by law. Without limiting the authority granted in the immediately preceding sentence, the Trustee shall, without demand on the Grantor, after the lapse of such time as may then be required by applicable Law, sell the Trust Premises on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels and in such order as the Beneficiary may determine, but subject to any statutory right of the Grantor to direct the order in which such property, if consisting of several known lots, parcels or interests, shall be sold, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. A sale of less than the whole of the Trust Premises or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all obligations secured hereby have been paid in full in cash, or all Trust Premises is sold, without defect or irregularity. The Person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such Person at the time and place last appointed for the sale; provided that, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice of sale and notice of the time, date and place of sale shall be given in the same manner as the original notice of sale. The Trustee shall execute and deliver to the purchaser at any such sale a Trustee’s deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such Trustee’s deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Beneficiary and the Trustee, may bid at the sale.

SECTION 4.3 U.C.C. Remedies. If an Event of Default shall have occurred and be continuing, upon the direction of the Beneficiary, the Trustee may exercise from time to time and at any time any rights and remedies available to the Trustee under applicable Law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to the Trustee as a secured party under the U.C.C. of the State. If an Event of Default shall have occurred and be continuing, the Grantor shall, promptly upon request by the Beneficiary, assemble the Trust Premises, or any portion thereof generally described in such request, and make it available to the Beneficiary at such place or places designated by the Beneficiary and reasonably convenient to the Beneficiary. If the Beneficiary elects to proceed under the U.C.C. of the State to dispose of portions of the Trust Premises, the Beneficiary, at its option, may give the Grantor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Grantor at least five days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Beneficiary of any portion of the Trust Premises or any interest therein is required by Law, the Grantor conclusively agrees that five days notice to the Grantor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable. The expenses of retaking, holding, preparing for sale and the like as provided hereunder shall include the reasonable fees and documented out-of-pocket expenses of one primary legal counsel to the Beneficiary (and, if necessary, one local counsel, in each relevant jurisdiction acting on behalf of the Beneficiary) and the Trustee, collectively (other than in the event of an actual conflict between the Trustee and the Beneficiary, in which case the Trustee shall be entitled to its own legal counsel) and shall constitute Obligations secured by this Deed of Trust. From and after the occurrence of an Event of Default, Beneficiary may proceed at its election, in any sequence: (i) to dispose of any personal property separately from the sale of real property in accordance with Division 9 of the Governing State Uniform Commercial Code or other applicable law and (ii) to dispose of some or all of the Property and the personal property comprising the Trust Premises in any combination consisting of both real and personal property together in one or more sales to be held in accordance with the provisions of Section 9604(a)(1) of the U.C.C.

SECTION 4.4 Trustee Authorized to Execute Deeds, etc. The Grantor irrevocably appoints the Trustee (which appointment is coupled with an interest) the true and lawful attorney of the Grantor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

SECTION 4.5 Purchase of Trust Premises by Beneficiary. The Beneficiary may be a purchaser of the Trust Premises or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Beneficiary may apply upon the purchase price thereof the indebtedness secured hereby owing to the Beneficiary. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and Lien of this Deed of Trust and free of all rights of redemption in the Grantor.

SECTION 4.6 Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Trust Premises or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Beneficiary or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

SECTION 4.7 Waiver of Appraisement, Valuation, etc. The Grantor hereby waives, to the fullest extent the Beneficiary may lawfully do so, the benefit of all appraisement, valuation, stay and extension Laws now or hereafter in force and all rights of marshalling in the event of any sale of the Trust Premises or any part thereof or any interest therein. Grantor, on behalf of itself and any guarantor or surety to this Deed of Trust, also hereby specifically, unconditionally and irrevocably waives all rights that may be afforded by California Civil Code Section 2815.

SECTION 4.8 Sale a Bar Against Grantor. Any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against the Grantor.

SECTION 4.9 Application of Proceeds of Sale and Other Moneys. The proceeds of any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Beneficiary as part of the Trust Premises, shall be applied as provided in Section 8.6 of the Credit Agreement.

SECTION 4.10 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Beneficiary shall be entitled to appoint a receiver for all or any part of the Trust Premises, without regard to whether the Trust Premises is sufficient to satisfy the Obligations in full, whether such receivership is incidental to a proposed sale of the Trust Premises or otherwise, and the Grantor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

SECTION 4.11 Possession, Management and Income. If an Event of Default shall have occurred and be continuing, in addition to, not in limitation of, the rights and remedies provided in Section 1.12, the Beneficiary, itself or through a court-appointed receiver, may enter upon and take possession of the Trust Premises or any part thereof by summary proceeding, ejectment or otherwise and may remove the Grantor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents and Profits, issues and Proceeds accruing with respect thereto or any part thereof.

SECTION 4.12 Right of Beneficiary to Perform Grantor’s Covenants, etc. If the Grantor shall fail to make any payment or perform any act required to be made or performed hereunder or any other Loan Document, the Beneficiary may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Grantor, and may enter upon the Trust Premises for such purpose and take all such action thereon as, in the Beneficiary’s opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Beneficiary and all fees and documented out-of-pocket expenses (including the reasonable attorneys’ fees and documented out-of-pocket expenses of one primary legal counsel to the Beneficiary and, if necessary, one local counsel, in each relevant jurisdiction acting on behalf of the Beneficiary) so incurred, together with interest thereon at the rate provided for in the Credit Agreement from the date of payment or incurring, shall constitute additional indebtedness under the Credit Agreement secured by this Deed of Trust and shall be paid by the Grantor to the Beneficiary on demand.

SECTION 4.13 Subrogation. To the extent that the Beneficiary, on or after the date hereof, pays any sum due under any provision of any applicable Law or any instrument creating any Lien prior or superior to the Lien of this Deed of Trust, or the Grantor or any other Person pays any such sum with the proceeds of a Credit Extension, the Beneficiary shall have and be entitled to a Lien on the Trust Premises equal in priority to the Lien discharged, and the Beneficiary shall be subrogated to, and receive and enjoy all rights and Liens possessed, held or enjoyed by, the holder of such Lien, which shall remain in existence and benefit the Beneficiary in securing the Obligations.

SECTION 4.14 Remedies, etc., Cumulative. Each right, power and remedy of the Beneficiary provided for in this Deed of Trust or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust or the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Beneficiary of any one or more of the rights, powers or remedies provided for in this Deed of Trust, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Trustee or the Beneficiary of any or all such other rights, powers or remedies.

SECTION 4.15 No Waiver, etc. No failure by the Beneficiary to insist upon the strict performance of any term hereof or of any other Loan Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Obligations secured hereby before or after its due date, the Beneficiary shall not be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

SECTION 4.16 Compromise of Actions, etc. Any action, suit or proceeding brought by the Beneficiary pursuant to any of the terms of this Deed of Trust, the Credit Agreement, any other Loan Document, or otherwise, and any claim made by the Beneficiary hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Beneficiary without any notice to or approval of the Grantor.

SECTION 4.17 The Trustee.

(a) The Trustee accepts this Trust when the Deed of Trust is recorded. The Grantor shall pay the Trustee’s fees and reimburse the Trustee for expenses in the administration of this Trust, including reasonable fees and documented out-of-pocket expenses of one primary legal counsel of the Trustee. From time to time by a writing signed and acknowledged by the Beneficiary and recorded in the Recorder’s Office of the County in which this Deed of Trust is recorded, the Beneficiary may appoint another trustee to act in the place or stead of the Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument or substitution shall discharge the Trustee named herein and shall appoint the new trustee as the Trustee hereunder with the same effect as if originally named the Trustee herein. A writing recorded pursuant to the provisions of this Section 3.18 shall be conclusive proof of the proper substitution of such new Trustee. All references herein shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Except as otherwise required by applicable law, the Trustee shall not perform any act or omit to act hereunder unless, prior to such act or omission, the Beneficiary delivers to the Trustee direction to so act or omit to act. The Grantor hereby ratifies and confirms any and all acts which the Trustee herein named or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

(b) The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for the Trustee’s gross negligence or willful misconduct. The Trustee shall have the right to rely upon any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law or by the Beneficiary), and the Trustee shall be under no liability for interest on any moneys received by it hereunder.

(c) Notwithstanding anything herein to the contrary, the Trustee (i) shall not exercise, or waive the exercise of, any of its rights or remedies hereunder (other than its right to reimbursement) except upon the request of the Beneficiary, and (ii) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of the Beneficiary and at the direction of the Beneficiary as to the manner of such exercise or waiver, provided that the Trustee shall have the right to decline to follow any such request or direction if the Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

(d) The Beneficiary hereby agrees to indemnify and save harmless the Trustee from and against any liability or damages which the Trustee may incur or sustain in the exercise and performance of its rights and duties hereunder, unless incurred or sustained as a result of the Trustee’s gross negligence or willful misconduct.

ARTICLE V

DEFINITIONS

SECTION 5.1 Terms Defined in this Deed of Trust. When used herein the following terms have the following meanings:

“Beneficiary” is defined in the preamble.

“Credit Agreement” is defined in the second recital.

“Deed of Trust” is defined in the preamble.

“Goods” is defined in clause (c) of the granting clause.

“Grantor” is defined in the preamble.

“Impositions” is defined in Section 1.5.

“Improvements” is defined in clause (b) of the granting clause.

“Indemnified Parties” is defined in Section 1.16.

“Insurance Requirements” is defined in clause (a) of Section 1.6.

“Intangibles” is defined in clause (d) of the granting clause.

“Land” is defined in the first recital.

“Leases” is defined in clause (e) of the granting clause.

“Other Obligor” is defined in Section 7.15.

“Permits” is defined in clause (g) of the granting clause.

“Permitted Encumbrances” is defined in Section 1.2.

“Plans” is defined in clause (f) of the granting clause.

“Proceeds” is defined in clause (j) of the granting clause.

“Property” is defined in clause (b) of the granting clause.

“Real Estate” is defined in clause (a) of the granting clause.

“Rents and Profits” is defined in clause (i) of the granting clause.

“State” means the State of California.

“Taking” is defined in clause (b) of Section 2.2.

“Trustee” is defined in the preamble.

“Trust Premises” is defined in the granting clause.

“U.C.C.” means the Uniform Commercial Code as in effect in the State.

SECTION 5.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Trust, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Loan Document. This Deed of Trust is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 6.2 Amendments, etc. No amendments to or waiver of any provision of this Deed of Trust nor consent to any departure by the Grantor herefrom shall be effective unless the same shall be in writing and signed by the Grantor and the Deed of Trust, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.3 Address for Notices. All notices and other communications provided for hereunder to be made to the Grantor or to the Beneficiary shall be made as provided, in, and subject to the terms of, Section 10.2 of the Credit Agreement.

SECTION 6.4 Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under such Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 6.5 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement

SECTION 6.6 Further Assurances; Financing Statements.

SECTION 6.6.1 Further Assurances. The Grantor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Beneficiary from time to time may reasonably request:

(a) to better subject to the Lien and security interest of this Deed of Trust all or any portion of the Trust Premises,

(b) to perfect, publish notice or protect the validity of the Lien and security interest of this Deed of Trust,

(c) to preserve and defend the title to the Trust Premises and the rights of the Trustee and the Beneficiary therein against the claims of all Persons as long as this Deed of Trust shall remain undischarged,

(d) to better subject to the Lien and security interest of this Deed of Trust or to maintain or preserve the Lien and security interest of this Deed of Trust with respect to any replacement or substitution for any Improvements or any other after-acquired property, or

(e) in order further to effectuate the purposes of this Deed of Trust and to carry out the terms hereof and to better assure and confirm to the Trustee and the Beneficiary its rights, powers and remedies hereunder.

SECTION 6.6.2 Financing Statements. Notwithstanding any other provision of this Deed of Trust, the Grantor hereby agrees that, without notice to or the consent of the Grantor, the Beneficiary may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Deed of Trust.

SECTION 6.7 Additional Security. Without notice to or consent of the Grantor, and without impairment of the security interest and Lien and rights created by this Deed of Trust, the Beneficiary may accept from the Grantor or any other Person additional security for the Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent the Beneficiary from resorting, first, to such additional security, or, first, to the security created by this Deed of Trust, or concurrently to both, in any case without affecting the Beneficiary’s Lien and rights under this Deed of Trust.

SECTION 6.8 Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE. THIS DEED OF TRUST CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 6.9 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BENEFICIARY, THE TRUSTEE, ANY OTHER LENDER PARTY OR THE GRANTOR MAY BE BROUGHT AND MAINTAINED AT BENEFICIARY’S SOLE ELECTION IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK OR THE APPLICABLE COUNTY OF THE STATE WHERE THE TRUST PREMISES IS LOCATED. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUIT LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE GRANTOR MAY HAVE OR

HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS DEED OF TRUST.

SECTION 6.10 Waiver of Jury Trial, etc. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) RELATING THERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY TO ENTER INTO THIS AGREEMENT.

SECTION 6.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES NOT TO ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH OTHER PARTY HERETO ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS DEED OF TRUST OR ANY INSTRUMENT CONTEMPLATED HEREBY.

SECTION 6.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Deed of Trust and shall not affect the construction of, or be taken into consideration in interpreting, this Deed of Trust.

SECTION 6.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust. In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Deed of Trust.

SECTION 6.14 Future Advances. This Deed of Trust shall secure the Obligations, whenever incurred and as due at the times provided in the Loan Documents, and future advances (whether such advances are obligatory or are to be made at the option of the Beneficiary or the Lenders, or otherwise) made by the Beneficiary or the Lenders under the Credit Agreement, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust, which future advances are senior to Indebtedness of other creditors under subsequently recorded or filed deeds of trust or liens. Notice is hereby given that the Obligations may increase as a result of any defaults hereunder by the Grantor due to, for example, and without limitation, unpaid interest, late charges, unpaid taxes or insurance premiums which the Beneficiary elects to advance, defaults under leases that the Beneficiary elects to cure, reasonable fees and documented out-of-pocket expenses of one primary legal counsel to the Beneficiary (and, if necessary, one local counsel, in each relevant jurisdiction acting on behalf of the Beneficiary) in enforcing the Loan Documents, or other out-of-pocket expenses incurred by the Beneficiary in protecting the Trust Premises, the lien and security interest under this Deed of Trust or the Beneficiary’s rights and interests. THIS PARAGRAPH SHALL NOT CONSTITUTE A COMMITMENT BY THE BENEFICIARY OR THE LENDERS TO MAKE ADDITIONAL LOANS IN ANY AMOUNT.

SECTION 6.15 Last Dollars Secured. This Deed of Trust secures only a portion of the Obligations owing or which may become owing by Grantor to Beneficiary. The parties agree that any payments or repayments of such Obligations by Grantor shall be and be deemed to be applied first to the portion of the Obligations that is not secured hereby, it being the parties’ intent that the portion of the Obligations last remaining unpaid shall be secured hereby.

ARTICLE VII

SPECIAL LOCAL LAW PROVISIONS

By virtue of the fact that the said Land is located in the State of California, the provisions set forth below shall be applicable to this Deed of Trust, and to the extent applicable, shall modify, affect and supplement the other provisions hereof.

SECTION 7.1 Foreclosure by Power of Sale. Should the Beneficiary elect to foreclose by exercise of the power of sale herein contained, the Beneficiary shall notify the Trustee and shall deposit with the Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as the Trustee may require.

(a) Upon receipt of such notice from the Beneficiary, the Trustee shall cause to be recorded, mailed or delivered to Grantor such notice of default and election to sell as is then required by law and by this Deed of Trust. The Trustee shall, without demand on the Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as the Trustee shall deem expedient, and in such order as it may determine, at public auction, to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including without limitation the Grantor, the Trustee or the Beneficiary, may purchase at such sale and the Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers. If allowed by law, the Beneficiary, if it is the purchaser, may credit bid the outstanding amount of the indebtedness secured hereby toward payment of the purchase price. The Grantor hereby to the maximum extent permitted by law expressly waives any right of redemption after sale that Grantor may have at the time of sale or that may apply to the sale.

(b) After deducting all costs, fees and expenses of the Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale and the Trustee’s reasonable fees and documented out-of-pocket expenses of one primary legal counsel for conducting the sale, the Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof and not then repaid (with accrued interest at the post-Event of Default rate under Section 3.2.2 of the Credit Agreement (the “Default Rate”), and to all other sums then secured hereby in accordance with the Loan Documents, and the remainder, if any, to the person or persons legally entitled thereto.

(c) The Trustee may postpone sale of all or any portion of the Trust Premises by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or by subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement; or the Trustee may, in its discretion, give a new notice of sale. The Beneficiary may rescind any such notice of default at any time before the Trustee’s sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of the indebtedness secured hereby effected by any prior declaration or notice of default. The exercise by the Beneficiary of the right of rescission shall not constitute a waiver of any default and demand for sale, or notices of default and of election to cause the said real estate to be sold, nor otherwise affect any of the Loan Documents or this Deed of Trust, or any of the rights, obligations or remedies of the Beneficiary or Trustee hereunder.

SECTION 7.2 Full Reconveyance. Upon written request of the Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment by the Grantor of the Trustee’s fees, Trustee shall reconvey to the Grantor, or the person or persons legally entitled thereto, without warranty, any portion of the Trust Premises then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

SECTION 7.3 Trustee. The following provisions apply to the Trustee:

(a) The Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law, and by its acceptance hereof, the Trustee covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and Trustee hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

(b) At any time and from time to time, without liability therefor and without notice, upon written request of the Beneficiary, the Trustee shall (i) consent in writing to the making of any map or plat of the said real estate, (ii) join in granting any easement thereon, (ii) join in any extension agreement or any agreement subordinating the lien or charge hereof.

(c) The Trustee may resign at any time upon giving 30 days’ notice in writing to the Grantor and to the Beneficiary.

(d) The Beneficiary may, from time to time, by written instrument executed and acknowledged by the Beneficiary, mailed to the Grantor and recorded in the county in which the said real estate is located, and by otherwise complying with the provisions of the applicable law of the State of California, substitute a successor or successors to the person or persons then named herein or acting hereunder as the Trustee.

SECTION 7.4 Beneficiary Statements. The Grantor agrees to pay the Beneficiary for each statement of the Beneficiary as to the obligations secured hereby, furnished at the Grantor’s request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by the Beneficiary as of the time said statement is furnished. The Grantor further agrees to pay the charges of the Beneficiary for any other service rendered the Grantor, or on its behalf, in connection with this Deed of Trust or the Obligations, including without limitation the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting records pertaining to this Deed of Trust and the Obligations to show a new owner of the said real estate, and replacing an existing policy of insurance held hereunder with another such policy.

SECTION 7.5 Actions Affecting the Collateral. The Grantor, at the Grantor’s expense, shall appear in and contest any action or proceeding purporting to affect the Collateral or the security hereof or the rights or powers of the Beneficiary or the Trustee. The Grantor shall pay all costs and expenses incurred by the Beneficiary or the Trustee, including the cost of evidence of title and reasonable attorneys’ fees and documented out-of-pocket expenses of one primary legal counsel of the Beneficiary (and, if necessary, one local counsel, in each relevant jurisdiction acting on behalf of the Beneficiary) and the Trustee (other than in the event of an actual conflict between the Trustee, the Beneficiary and/or any other Indemnified Party, in which case such Indemnified Party shall be entitled to its own legal counsel), in any such action or proceeding in which the Beneficiary or the Trustee may appear.

SECTION 7.6 Copies of Notices. Grantor hereby requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at the address set forth on the preamble before the recitals of this Deed of Trust.

SECTION 7.7 CCP Section 736. The Beneficiary shall have all of the rights, privileges and remedies of a secured lender under California Code of Civil Procedure Section 736.

SECTION 7.8 Attorneys’ Fees. If any Event of Default occurs and continues, the Grantor shall pay all costs of enforcement and collection that are incurred in connection with this Deed of Trust, including but not limited to, reasonable fees and documented out-of-pocket expenses of one legal counsel of the Beneficiary (and, if necessary, one local counsel, in each relevant jurisdiction acting on behalf of the Beneficiary), whether or not such enforcement and collection includes the filing of a lawsuit. As used in this Deed of Trust, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and documented out-of-pocket expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other documented out-of-pocket expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such fees and documented out-of-pocket expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The provisions allowing for the recovery of post-judgment fees, costs and expenses are separate and several and shall survive the merger of the applicable Loan Document into any judgment.

SECTION 7.9 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust is both a real property lien and also a “security agreement”, “fixture filing” and a “financing statement” within the meaning of the U.C.C.. The collateral includes both real and personal property and all of Grantor’s other right, title and interest, whether tangible or intangible, in the Trust Premises. By executing and delivering this Deed of Trust, the Grantor grants to Trustee for the benefit of the Beneficiary, as security for the obligations secured hereby, a security interest in the Trust Premises to the full extent that any of the Trust Premises may be subject to the U.C.C.. Notwithstanding the grant of such security interest to Trustee, the beneficial owner and holder of such security interest is the Beneficiary. The Beneficiary shall be entitled upon the occurrence of an Event of Default to exercise all the remedies of a secured party under the U.C.C. as well as all other rights and remedies available at law or in equity.

SECTION 7.10 Inspection. Without limiting any other rights of the Beneficiary under this Deed of Trust, the Grantor agrees that the Beneficiary will have the same right, power and authority to enter and inspect the Trust Premises as is granted to a secured lender under Section 2929.5 of the California Civil Code, and that the Beneficiary will have the right to appoint a receiver to enforce the right to enter and inspect the Trust Premises to the extent such authority is provided under California law, including the authority given to a secured lender under Section 564(c) of the California Code of Civil Procedure.

SECTION 7.11 Marshaling of Assets, etc. Without limiting any other waivers by the Grantor under this Deed of Trust, the Grantor waives any rights, legal or equitable, to require marshaling of assets or to require foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433, and all rights of the Grantor under California Civil Code Section 2822.

SECTION 7.12 Environmental Provisions. Without limiting any of the remedies provided in the Loan Documents, the Grantor acknowledges and agrees that any and all environmental reporting, compliance and indemnity obligations of the Grantor pursuant to this Deed of Trust are environmental provisions (as defined in Section 736(f)(2) of the California Code of Civil Procedure) made by the Grantor relating to the real property security (the “Environmental Provisions”), and that the Grantor’s failure to comply with the Environmental Provisions is a breach of contract such that the Beneficiary shall have the remedies provided under Section 736 of the California Code of Civil Procedure (“Section 736”) for the recovery of damages and for the enforcement of the Environmental Provisions. Pursuant to Section 736, the Beneficiary’s action for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of

Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d, or 726(b) of the California Code of Civil Procedure. Other than the remedy provided under Section 736, all remedies provided for by the Loan Documents are separate and distinct causes of action that are not abrogated, modified, limited or otherwise affected by the remedies provided under Section 736(a) of the California Code of Civil Procedure.

SECTION 7.13 Judicial Reference. Without limiting the Beneficiary’s right to conduct and pursue any non-judicial proceeding/remedy permitted by applicable law, including a non-judicial trustee’s sale, if and to the extent that Section 6.10 of this Deed of Trust is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court the Grantor hereby consents and agrees that (a) any and all disputes and litigation shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the county of the State where the Property is located, (b) such referee shall hear and determine all of the issues in any such dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision, provided that, if during the course of any dispute any party desires to seek such a “provisional remedy” but a referee has not been appointed, or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the Superior Court in the county in which the Trust Premises is located for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 640(a), judgment may be entered upon the decision of such referee in the same manner as if the dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the presiding judge of such Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into the Loan Documents and all other agreements and instruments provided for herein or therein, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Deed of Trust or any other agreement or document entered into between the parties in connection with this Deed of Trust. In the event of litigation, this Deed of Trust may be filed as evidence of either or both parties’ consent and agreement to have any and all disputes heard and determined by a referee under California Code of Civil Procedure Section 638.

Grantor’s Initial:

SECTION 7.14 Rights Cumulative. This Deed of Trust is intended to be cumulative of any rights of the Beneficiary under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. The Grantor hereby waives any restrictions or limitations which such statutes may impose on the Grantor’s liability or the Beneficiary’s rights or remedies under this Deed of Trust.

SECTION 7.15 Additional Waivers. Grantor has executed and delivered this Deed of Trust with the intent of subjecting its interests in the Trust Premises to the lien of this Deed of Trust as security for the Obligations which include Obligations of parties other than Grantor (each an “Other Obligor”). Grantor hereby agrees, to the fullest extent permitted by law, not to assert or take advantage of:

(a) Any right to require Beneficiary to proceed against any Other Obligor, as maker of any of the Notes or other Loan Documents or any other person or to proceed against or exhaust any other security held by Beneficiary at any time or to pursue any other remedy in Beneficiary’s power before exercising any right or remedy under this Deed of Trust.

(b) Any defense that may arise by reason of:

(i) Beneficiary’s failure to proceed against any Other Obligor’s property, or any other party against whom Beneficiary might assert a claim, before proceeding against Grantor under this Deed of Trust; or

(ii) The release, suspension, discharge or impairment of any of Beneficiary’s rights against any Other Obligor or any other party against whom Beneficiary might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

(iii) Beneficiary’s failure to pursue any other remedies available to Beneficiary that would reduce the burden of the Obligations secured hereby on Grantor’s interests in the Trust Premises; or

(iv) Any extension of the time for the payment or performance of any Other Obligor’s obligations under any Note, or any of the other Loan Documents; or

(v) Any amendment of this Deed of Trust, any Note or any of the other Loan Documents, whether or not such amendment materially affects the risk that Grantor has assumed by executing this Deed of Trust; or

(vi) The incapacity or lack of authority of any Other Obligor or any person or persons; or

(vii) The failure of Beneficiary to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of any partner of any Other Obligor or any other person or persons.

(c) Demand, protest and notice of any kind, including, without limitation, the following notices:

(d) Notice of the evidence, creation or incurring of any new or additional Obligations or obligation (provided that such Obligations or obligation is not secured by this Deed of Trust); or

(e) Notice of any action or non action on the part of any Other Obligor or Beneficiary in connection with any obligation or evidence of Obligations held by Beneficiary as collateral; or

(f) Notice of payment or non payment by any Other Obligor of the Obligations secured by this Deed of Trust.

(g) Any right to assert against Beneficiary any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary to foreclose, either by judicial foreclosure or by exercise of the power of sale, this Deed of Trust, which in any manner impairs, reduces, releases, destroys or extinguishes Grantor’s subrogation rights, rights to proceed against any Other Obligor for reimbursement, or any other rights of Grantor to proceed against any other person or security. Grantor waives all rights and defenses to enforcement of all or any part of the Obligations secured hereby which defenses are based on an election of remedies by Beneficiary, even though the election of remedies, such as nonjudicial foreclosure with respect to this Deed of Trust, will destroy Grantor’s rights of subrogation and reimbursement against Other Obligors by operation of Section 580d of the California Code of Civil Procedure. Grantor makes this waiver with full knowledge that if Beneficiary (i) waives a deficiency judgment in a judicial foreclosure, or (ii) exercises the power of sale under this Deed of Trust, any action by Grantor against any Other Obligor to obtain reimbursement of any amount paid by Grantor hereunder will be barred by reason of (x) Beneficiary’s waiver of such deficiency in a judicial foreclosure or (y) Beneficiary’s exercise of such power of sale under the provisions of Section 580(d) of the California Code of Civil Procedure which provides that no judgment shall be rendered for any deficiency upon a note secured by a Deed of Trust upon real property in any case in which the real property has been sold by the trustee under the power of sale contained in the Deed of Trust. Grantor understands that absent the waiver set forth herein, Grantor would have a defense to its obligations hereunder with respect to a deficiency following a nonjudicial foreclosure or a judicial foreclosure in which the Beneficiary waived its right to a deficiency judgment against any Other Obligor and that by granting this waiver, Grantor is waiving this defense which Grantor would have against Beneficiary.

(h) Any rights arising because of Grantor’s payment or satisfaction of the Obligations secured hereby (i) against any Other Obligor, by way of subrogation to the rights of Beneficiary or otherwise, or (ii) against any other guarantor or any other party obligated to pay any of the Obligations secured hereby, by way of contribution or reimbursement or otherwise, but only until the Obligations secured hereby is paid in full.

(i) Any duty on the part of Beneficiary to disclose to Grantor any default under any Note or any other Loan Document.

(j) Any duty on the part of Beneficiary to disclose to Grantor any facts Beneficiary may now know or may hereafter know about any Other Obligor or any successors in interest (if any) regardless of whether Beneficiary (i) has reason to believe that any such facts materially increase the risk beyond the risk which Grantor intends to assume by executing this Deed of Trust, (ii) has reason to believe that these facts are unknown to Grantor or (iii) has a reasonable opportunity to communicate such facts to Grantor, it being understood and agreed that Grantor is fully responsible for being and keeping informed of the financial condition of Other Obligors or any successor in interest of any Other Obligor and of all circumstances bearing on the risk of non payment of any Obligations of any Other Obligor to Beneficiary that is secured hereby.

(k) Any right to object to the release of any portions of the Trust Premises from the lien of this Deed of Trust notwithstanding the fact that such releases may be made without Beneficiary having received any or adequate consideration therefor.

Grantor further agrees that with respect to any obligation secured hereby Beneficiary may, in such manner and upon such terms and at such times as Beneficiary deems best and without demand or notice to or consent of Grantor (i) release any party now or hereafter liable for the performance of any such obligation, (ii) extend the time for the performance of any such obligation, (iii) accept additional security therefor, and (iv) alter, substitute or release any property securing such performance.

Before executing this Deed of Trust, Grantor has made such independent legal and factual inquiries and investigations as Grantor deemed necessary or desirable with respect to the ability of Other Obligors to honor all of Other Obligors’ covenants and agreements with Beneficiary, and Grantor has relied solely on said independent inquiries and investigations preparatory to entering into this Deed of Trust.

Grantor agrees that Beneficiary may enforce this Deed of Trust without the necessity of resorting to or exhausting any security or collateral securing the Obligations, without the necessity of proceeding against any guarantor, and without the necessity of proceeding against any Other Obligor. Grantor hereby waives the right to require Beneficiary to proceed against any Other Obligor, to foreclose any lien on any real or personal property securing the Obligations, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.

Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of Beneficiary’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning any Other Obligor, whether permanent or temporary, and whether assented to by Beneficiary, Grantor hereby agrees that it shall be obligated hereunder to pay and perform its obligations in accordance with the terms of this Deed of Trust. Grantor understands and acknowledges that by virtue of this Deed of Trust, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Other Obligors. Without in any way limiting the generality of the foregoing, any subsequent modification of the Obligations in any reorganization case concerning any Other Obligor shall not affect the obligation of Grantor to perform its obligations hereunder and under the other Loan Documents.

SECTION 7.16 Controlling Provisions. In the event of any conflict between this Article VII and any other provisions of this Deed of Trust, the provisions of this Article VII shall control.

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IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be duly executed as of the day and year first above written.

GRANTOR: APPLIED MEDICAL RESOURCES CORPORATION, a California corporation
By:
Name: Title:

DEED OF TRUST AND SECURITY AGREEMENT

SIGNATURE PAGE

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}
County of

On		before me,	,
	Date		Here Insert Name and Title of the Officer

personally appeared
Name(s) of Signer(s)

                                                                                                                                                                                                                         ,

Place Notary Seal Above

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Signature of Notary Public

SCHEDULE 1

Description of the Land

[To be attached]

SCHEDULE 2

Permitted Encumbrances

[To be attached]

EXHIBIT F

COMPLIANCE CERTIFICATE

APPLIED MEDICAL CORPORATION

This Compliance Certificate is delivered to you pursuant to Section INSERT AS APPLICABLE]30 of the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein, capitalized terms used herein and in the Attachments hereto have the meanings provided in the Credit Agreement.

Holdings hereby certifies and warrants that as of             31 (the “Computation Date”), except as described on Schedule 1 attached hereto, (a) no Default or Event of Default had occurred and was continuing and (b) the representations and warranties of Holdings, the Borrowers and each other Loan Party set forth in the Loan Documents were true and correct in all material respects with the same effect as if made on such date; provided, that such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard. Holdings hereby further certifies and warrants that as of the Computation Date:

(1) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio was              to 1.00, as computed on Attachment 1 hereto. The minimum Fixed Charge Coverage Ratio required pursuant to clause (a) of Section 7.2.4 of the Credit Agreement on the Computation Date is              to 1.00 and, accordingly, the aforementioned requirements of such Section have [not] been satisfied.

(2) Leverage Ratio. The Leverage Ratio was              to 1.00, as computed on Attachment 2 hereto. The maximum Leverage Ratio allowed pursuant to clause (b) of Section 7.2.4 of the Credit Agreement on the Computation Date is              to 1.00 and, accordingly, the aforementioned requirements of such Section have [not] been satisfied.

(3) Capital Expenditures. The total Capital Expenditures made in the Fiscal Year ending on the Computation Date was [$            ]. The maximum Capital Expenditures permitted to be made in such Fiscal Year is [$            ]32 and, accordingly, the aforementioned requirements of such Section have [not] been satisfied.33

[30]	Compliance Certificates required pursuant to Sections 7.1.1(d), 7.2.7(a)(v)(A), 7.2.7(a)(v)(B) and in connection with Permitted Acquisitions.
[31]	The last day of the most recently completed Fiscal Quarter of Holdings.
[32]	May be adjusted as set forth in Section 7.2.5 of the Credit Agreement.
[33]	Include only in connection with a Compliance Certificate having a December 31st Computation Date.

IN WITNESS WHEREOF, Holdings has caused this Certificate to be executed and delivered by its Financial Officer on this          day of                     .

APPLIED MEDICAL CORPORATION
By:
Name:
Title:

COMPLIANCE CERTIFICATE

SIGNATURE PAGE

SCHEDULE 1

[DESCRIBE, IF ANY DEFAULTS OR EVENTS OF DEFAULT AS OF THE

COMPUTATION DATE]

ATTACHMENT 1

FIXED CHARGE COVERAGE RATIO

A. EBITDA for the Rolling Period.[34]

(1) Net Income during such period.	$

(2)    Interest Expense during such period and, to the extent not reflected in such Interest Expense, any (i) non-cash losses with respect to obligations under any Swap Agreements (including any applicable termination payment) entered into for the purpose of hedging interest rate risk and (ii) bank and financing fees (including commitment and agency fees) and out-of-pocket transaction costs and expenses with respect to the Loan Documents that were or are incurred.

$

(3)    Out-of-pocket transaction costs and expenses with respect to the 2012 Equity Offering in calendar years 2011 and 2012 (in an aggregate amount not to exceed, in the case of such costs and expenses in calendar year 2012, $2,000,000).

$

(4)    The amount deducted, in determining Net Income, of all income, excise, property, franchise and similar taxes and foreign withholdings taxes (whether paid or deferred and including any penalties and default interest payments) of Holdings and its Subsidiaries during such period.

$

(5) The amount deducted, in determining Net Income, representing amortization and depreciation of assets of Holdings and its Subsidiaries during such period.	$

(6) Non-cash compensation, in the form of Equity Interests in Holdings, paid to employees, officers or directors of Holdings or its Subsidiaries during such period.	$

(7)    Any other non-cash charges, including (i) any non-cash write-offs or write-downs, (ii) non-cash equity-based awards compensation expense, (iii) non-cash losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets or long-lived assets and (iv) all non-cash losses from investments recorded using

$

[34]

For the Fiscal Quarters ending March 31, 2012, June 30, 2012 and September 30, 2012, the Fixed Charge Coverage Ratio shall be calculated based only upon the one Fiscal Quarter, two Fiscal Quarter and three Fiscal Quarter, respectively, financial results of Holdings and its Subsidiaries (and not based upon the Rolling Period financial results of Holdings and its Subsidiaries).

the equity method.

(8) Any net non-cash loss resulting during such period from currency transaction losses.	$

(9) EBITDA for the Rolling Period:	$

The sum of Items A(1) through A(8).

B.     Capital Expenditures: the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries during such Rolling Period (other than Capital Expenditures financed (or refinanced) to the extent permitted by clause (e) of Section 7.2.2 of the Credit Agreement or from the proceeds of Delayed Draw Term Loans); provided that the foregoing shall not include the Capital Expenditures Exclusion.

$

C. Taxes: all income and franchise taxes required to be paid in cash by Holdings and its Subsidiaries during such Rolling Period.	$

D.     Restricted Payments: all restricted payments (whether or not financed with the proceeds of a Delayed Draw Term Loan) paid by Holdings in cash of the type referred to in clause (a)(v) of Section 7.2.7 of the Credit Agreement for such Rolling Period; provided, that with respect to any such restricted payment that is paid to a holder of Equity Interests of Holdings who is not known by an Authorized Officer of Holdings to be a Minority Stockholder (or to a Person acting on behalf of a Person that is not a Minority Stockholder) that is financed (or refinanced) from the proceeds of a Delayed Draw Term Loan, only 50% of the principal amount of each such Delayed Draw Term Loan shall be counted for purposes of this Item D.

$

E.     Earn-outs: all earn-outs and similar deferred consideration that is paid in cash during such Rolling Period pursuant to any acquisition of Holdings or its Subsidiaries that was consummated during or prior to such Rolling Period.

$

F. Adjusted EBITDA.	$

Item A(9) minus each of Item B through Item E.

G. Interest Expense: all Interest Expense required to be paid in cash in respect of Funded Debt during such Rolling Period.	$

H.     Scheduled Principal Payments: all regularly scheduled amortization payments of principal of Indebtedness (including scheduled payments of the Term Loans and the Delayed Draw Term Loans but excluding (i) any final or “balloon” payments thereof

$

required to be made at maturity and any re-margin payments, (ii) scheduled repayments of the Revolving Loans and other Indebtedness subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment Amount or equivalent loan commitment, as the case may be, and (iii) for the avoidance of doubt, any payments made pursuant to a mandatory prepayment, mandatory.

I. The sum of Item G and Item H.	$

J. Fixed Charge Coverage Ratio.[35]		to 1.00

The ratio of Item F to Item I.

[35]

Notwithstanding the foregoing, (a) for the Fiscal Quarter ending March 31, 2012 the Fixed Charge Coverage Ratio shall be calculated based solely upon those elements included in the calculation thereof for the one Fiscal Quarter period ending on March 31, 2012 (and not for the Rolling Period ending on March 31, 2012); (b) for the Fiscal Quarter ending June 30, 2012 the Fixed Charge Coverage Ratio shall be calculated based solely upon those elements included in the calculation thereof for the two Fiscal Quarter period ending on June 30, 2012 (and not for the Rolling Period ending on June 30, 2012); and (c) for the Fiscal Quarter ending September 30, 2012 the Fixed Charge Coverage Ratio shall be calculated based solely upon those elements included in the calculation thereof for the three Fiscal Quarter period ending on September 30, 2012 (and not for the Rolling Period ending on September 30, 2012). From and after December 31, 2012, the Fixed Charge Coverage Ratio shall be calculated based upon the relevant elements included in the calculation thereof for each relevant applicable Rolling Period.

ATTACHMENT 2

LEVERAGE RATIO

A. Outstanding Funded Debt.

(1) Aggregate principal amount of Revolving Loans.	$

(2) Aggregate amount of Letter of Credit Outstandings (only to the extent, however, of unpaid reimbursement obligations with respect to letters of credit that have been drawn).	$

(3) Aggregate principal amount of Term Loans.	$

(4) Aggregate principal amount of Delayed Draw Term Loans.	$

(5) Aggregate amount of Capitalized Lease Liabilities.	$

(6) Aggregate principal amount of all other obligations for borrowed money.	$

(7) Disqualified Equity Interests (only to the extent of any such obligations that are actually due and payable as of the last day of such Fiscal Quarter).	$

(8) Total Funded Debt.	$

The sum of Items A(1) to A(7).

B. EBITDA for the Rolling Period.	$

Item A(9) from Attachment 1.

C. Leverage Ratio.	$

The ratio of Item A(8) to Item B.

EXHIBIT G

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of April [    ], 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by APPLIED MEDICAL CORPORATION, a Delaware corporation (“Holdings”), APPLIED MEDICAL RESOURCES CORPORATION, a California corporation and APPLIED MEDICAL DISTRIBUTION CORPORATION, a California corporation (each a “Borrower” and collectively the “Borrowers”) and each of the other Persons (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) listed on the signature pages hereof as a “Grantor” (Holdings, the Borrowers, such other Persons and the Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the Lenders and the Administrative Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrowers;

WHEREAS, as a condition precedent to the making of the initial Credit Extension under the Credit Agreement, each Grantor is required to execute and deliver this Agreement; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and each other Lender Party to make Credit Extensions (including the initial Credit Extension) to the Borrowers pursuant to the Credit Agreement, each Grantor agrees, with the Administrative Agent for its benefit and the benefit of each other Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Additional Grantors” is defined in clause (b) of Section 7.2.

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the preamble.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Grantor” and “Grantors” are defined in the preamble.

“Holdings” is defined in the preamble.

“LLC Agreement” is defined in clause (c)(ii)(A) of Section 2.1.

“Partnership Agreement” is defined in clause (c)(ii)(A) of Section 2.1.

“Pledge Agreement Supplement” is defined in clause (b) of Section 7.2.

“Pledged Equity Interests” means all Pledged Shares, Pledged Partnership Interests and Pledged Membership Interests.

“Pledged Membership Interests” is defined in clause (c)(i) of Section 2.1.

“Pledged Notes” is defined in clause (a) of Section 2.1.

“Pledged Partnership Interests” is defined in clause (c)(ii) of Section 2.1.

“Pledged Shares” is defined in clause (b) of Section 2.1.

“Proceeds” has the meaning provided for in the U.C.C. and includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, the Collateral, and (d) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of the Collateral and all rights arising out of Collateral.

“Secured Obligations” is defined in Section 2.2.

“Securities Act” is defined in Section 6.2.

“Securities Issuer” means any issuer that has issued any Pledged Equity Interest or is the borrower under any Pledged Note, including but not limited to each Person listed under the heading “Securities Issuer” in Items A, B, C and D of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).

“U.C.C.” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of applicable Law, the perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to such matters “U.C.C.” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1 Grant of Security Interest. Each Grantor hereby pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for the ratable benefit of each of the Lender Parties, a security interest in, all of such Grantor’s right, title and interest in and to the following, whether now or hereafter existing or acquired (collectively, the “Collateral”):

(a) all promissory notes listed on Item A of Schedule I hereto and all additional intercompany promissory notes that are required, pursuant to the Credit Agreement or this Agreement, to be pledged and delivered by such Grantor to the Administrative Agent as Collateral hereunder (as such promissory notes are amended, modified, supplemented, restated or otherwise modified from time to time, and together with any extension or renewal thereof or substitution therefor, collectively the Pledged Notes”);

(b) all issued and outstanding shares of capital stock of each Securities Issuer identified in Item B of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) and all additional shares of capital stock of Subsidiaries of Holdings and either Borrower from time to time acquired by such Grantor in any manner (other than voting capital stock in any Excluded Foreign Subsidiary, in which case only 66% of the issued and outstanding voting capital stock of such Grantor in such Excluded Foreign Subsidiary), whether or not such shares of capital stock are certificated, but, in any event, including the shares of capital stock identified in Item B of Schedule I attached hereto (collectively, the “Pledged Shares”), and all options, warrants and other rights to acquire additional Pledged Shares;

(c) (i) all Equity Interests in each Securities Issuer which is a limited liability company identified in Item C of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) and all additional Equity Interests in the form of limited liability company membership interests of Subsidiaries of Holdings acquired from time to time by such Grantor (other than voting Equity Interests in any Excluded Foreign Subsidiary, in which case only 66% of the issued and outstanding voting Equity Interests of such Grantor in such Excluded Foreign Subsidiary), whether or not such limited liability company membership interests are certificated, but, in any event, including the limited liability company interests identified in Item C of Schedule I attached hereto (collectively, the “Pledged Membership Interests”), and (ii) all Equity Interests in each Securities Issuer which is a partnership identified in Item D of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) and all additional interests in the form of partnership interests of Subsidiaries of Holdings acquired from time to time by such Grantor (other than voting Equity Interests in any Excluded Foreign Subsidiary, in which case only 66% of the issued and outstanding voting Equity Interests of such Grantor in such Excluded Foreign Subsidiary), whether or not such partnership interests are certificated, but, in any event, including the partnership interests identified in Item D of Schedule I attached hereto (collectively, the “Pledged Partnership Interests”), including, in each case, (A) all rights (but not obligations) of each applicable Grantor as a member or partner thereof, as the case may be, pursuant to the applicable limited liability company agreement or other related Organizational Document (collectively, the “LLC Agreement”), partnership agreement or other related Organizational Document (collectively, the “Partnership Agreement”) or otherwise, and all rights to receive distributions, cash, instruments and other property and assets from time to time received, receivable, or otherwise distributed thereunder, (B) all claims of each Grantor for damages arising out of or for breach of or default under the applicable LLC Agreement or Partnership Agreement, as the case may be, (C) the right of each applicable Grantor to terminate the applicable LLC Agreement or Partnership Agreement, as the case may be, to perform and exercise consensual or voting rights thereunder, and to compel performance and otherwise exercise all remedies thereunder, (D) all rights of each applicable Grantor, whether as a member or partner thereof, as the case may be, or otherwise, to all property and assets of the Securities Issuer (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action, or otherwise) and (E) certificates or instruments evidencing an ownership, partnership or membership interest in the applicable Securities Issuer or its assets, together with all options, warrants and other rights to acquire additional Pledged Membership Interests and Pledged Partnership Interests;

(d) all dividends, distributions, interest and other payments and rights with respect to any of the items listed in clauses (a), (b) and (c) above; and

(e) all Proceeds of any and all of the foregoing Collateral.

SECTION 2.2 Security for Obligations. This Agreement secures the payment in full in cash of all the Obligations, including all amounts payable by Holdings, the Borrowers and each other Loan Party under or in connection with the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the “Secured Obligations”).

SECTION 2.3 Delivery of Collateral. (a) All Pledged Equity Interests that are evidenced by a physical certificate, and all other certificates or instruments representing or evidencing any Collateral, including any Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Administrative

Agent pursuant hereto at the times required by the Credit Agreement, shall be in suitable form for transfer by delivery and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

(b) All Pledged Equity Interests that are not evidenced by a physical certificate shall be perfected by the filing of the appropriate U.C.C.-1 financing statements in the applicable U.C.C. filing office in the United States and any such further action as is required, in the case of any Securities Issuer that is a Domestic Subsidiary, to perfect in favor of the Administrative Agent a first priority security interest therein pursuant to the U.C.C.

(c) If any Pledged Equity Interests that are not evidenced by a physical certificate become evidenced by a physical certificate, then each applicable Grantor shall promptly (and, in any event, within five Business Days thereafter or such longer period as the Administrative Agent may agree in its sole discretion) (i) notify the Administrative Agent thereof, and (ii) comply with the provisions of clause (a), in each case with respect to such newly-certificated Pledged Equity Interests.

SECTION 2.4 Voting Rights; Dividends, Distributions and Payments. (a) In the event that any dividend or distribution is to be paid on any Pledged Equity Interest or any payment of principal or interest is to be made on any Pledged Note at a time when an Event of Default has not occurred and is continuing, such dividend, distribution or payment may, subject to the terms of the Credit Agreement, be paid directly to each Grantor. In addition, except during the continuance of any Event of Default and following receipt by any relevant Grantor of a notice described in clause (b)(ii), such Grantor may exercise its voting and other consensual rights with respect to the Pledged Equity Interests and Pledged Notes, provided that the same is exercised in a manner not prohibited under the terms of this Agreement or any other Loan Document. Notwithstanding the foregoing, subject to the limitations set forth herein, all distributions paid on the Pledged Equity Interests in the form of additional Equity Interests shall be paid and delivered to the Administrative Agent and held as additional Collateral hereunder.

(b) Each Grantor agrees that if any Event of Default shall have occurred and only so long as such Event of Default is continuing:

(i) such Grantor shall, promptly upon receipt thereof and without any request therefor by the Administrative Agent, deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all dividends, distributions, interest, principal, other cash payments and Proceeds of the Collateral, all of which shall be held by the Administrative Agent as Collateral for use in accordance with Section 6.3; and

(ii) after the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this clause:

(A) the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Equity Interests or other Equity Interests constituting Collateral, and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Equity Interests and such other Collateral; and

(B) such Grantor shall promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

(c) All dividends, distributions, interest, principal, cash payments and proceeds which may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Administrative Agent shall, until delivery to the Administrative Agent, be held by each Grantor separate and apart from such Grantor’s other property in trust for the Administrative Agent.

SECTION 2.5 Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all Commitments shall have irrevocably terminated, at which time the security interest granted herein shall automatically terminate and all rights to the Collateral shall automatically revert to the Grantors. In the event that any part of the Collateral is sold, transferred or disposed of in connection with a sale, transfer or disposition permitted under the Credit Agreement (other than a sale, transfer or disposition to a Grantor) the security interest granted herein shall automatically terminate with respect to such Collateral and all rights therein shall automatically revert to the applicable Grantor or Grantors. Upon any such termination, the Administrative Agent will, at each Grantor’s sole expense, deliver to such Grantor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Equity Interests and all Pledged Notes, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents or instruments as such Grantor shall reasonably request to evidence such termination or release (including the execution and delivery of appropriate U.C.C.-3 termination statements and other releases as may be reasonably necessary and appropriate to effect the release and shall authorize the filing, as applicable, of all such documents or instruments).

SECTION 2.6 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Lender Party:

(i) to assert any claim or demand or to enforce any right or remedy against any Grantor, any other Loan Party or any other Person under the provisions of any Loan Document or otherwise; or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation of any Grantor or any other Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Obligation of any Grantor or any other Loan Party, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other Loan Party or otherwise;

(d) any reduction, limitation, impairment or termination of any Secured Obligation of any Grantor or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of any Grantor, any other Loan Party or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

(f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any other Loan Party, any surety or any guarantor or otherwise (including as a result of any proceeding of the nature referred to in Section 8.1.9 of the Credit Agreement), other than (i) performance in accordance with the requirements of the Loan Documents or (ii) the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) having been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, having been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer).

SECTION 2.7 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of such Grantor’s duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b) each Grantor will comply in all respects with all Laws relating to the ownership and operation of the Collateral, except where the failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of such Grantor’s duties or obligations under such Grantor’s Organizational Documents or any contract or agreement included in the Collateral; and

(d) neither the Administrative Agent nor any other Lender Party shall have any obligation or liability under any Organizational Document or any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.8 Waiver of Subrogation. Each Grantor hereby irrevocably waives to the extent permitted by applicable Law and until all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all the Commitments have been irrevocably terminated, any claim or other rights which such Grantor may now or hereafter acquire against Holdings, the Borrowers or any other Loan Party that arises from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against Holdings, the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract or Law. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that such Grantor will receive direct and indirect benefits for the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants unto each Lender Party, as of the date such Grantor becomes a party to this Agreement, the making of each Credit Extension and each pledge and delivery by such Grantor to the Administrative Agent of any Collateral, as set forth in this Article.

SECTION 3.1 Ownership, No Liens, etc. Such Grantor has pledged to the Administrative Agent, for its benefit and the benefit of each other Lender Party, all the Pledged Equity Interests that it is required to pledge pursuant to the terms of the Credit Agreement. Such Grantor is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all Liens (subject to the Liens permitted by Section 7.2.3 of the Credit Agreement). All of the Pledged Equity Interests have been duly authorized, validly issued and are fully paid and non-assessable, and have not been issued or transferred in violation of any securities or other applicable Law. Except as permitted by the Credit Agreement, there are no existing options, warrants, calls or purchase rights with respect to the Pledged Equity Interests.

SECTION 3.2 Valid Security Interest. Execution and delivery of this Agreement, together with (i) the delivery to the Administrative Agent of any Pledged Equity Interests in certificated form and Pledged Notes, in each case of each Securities Issuer that is a Domestic Subsidiary, and (ii) the filing of appropriate U.C.C.-1 financing statements with respect to any Pledged Equity Interests that are uncertificated of each Securities Issuer that is a Domestic Subsidiary, is effective to create a valid, perfected, first priority security interest therein (subject to the Liens permitted by Section 7.2.3 of the Credit Agreement) and all Proceeds thereof, securing the Secured Obligations, in favor of the Administrative Agent for the ratable benefit of the Lender Parties.

SECTION 3.3 As to Pledged Notes.

(a) Item A of Schedule I hereto correctly sets forth, as of the date of the initial Credit Extension, a true and complete list of all intercompany Indebtedness owing to any Loan Party.

(b) Each Pledged Note has been duly authorized, executed, endorsed, issued and delivered, and is the legal, valid and binding obligation of each borrower thereunder, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

SECTION 3.4 As to Pledged Shares.

(a) Item B of Schedule I hereto correctly sets forth, as of the date of the initial Credit Extension, a true and complete list of all of the issued and outstanding capital stock of each Securities Issuer owned by a Grantor.

(b) In the case of any Pledged Shares constituting Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding voting capital stock (or, in the case of a Securities Issuer that is an Excluded Foreign Subsidiary, solely 66% of the issued and outstanding voting capital stock) and 100% of the non-voting shares of capital stock of each Securities Issuer thereof owned by the applicable Grantor.

SECTION 3.5 As to Pledged Membership Interests and Pledged Partnership Interests, etc.

(a) Items C and D of Schedule I hereto correctly sets forth, as of the date of the initial Credit Extension, true and complete lists of all of the issued and outstanding membership interests or partnership interests, as the case may be, of each Securities Issuer owned by a Grantor.

(b) In the case of any Pledged Membership Interests and Pledged Partnership Interests constituting Collateral, all of such Pledged Equity Interests are duly authorized and validly issued, fully paid and non-assessable, and constitute all of the issued and outstanding partnership interests and membership interests held by such Grantor in the applicable Securities Issuer (other than voting partnership interests or membership interests in any Excluded Foreign Subsidiary, in which case only 66% of the issued and outstanding voting partnership interests or membership interests of such Grantor in such Excluded Foreign Subsidiary). In the case of any Pledged Membership Interests and Pledged Partnership Interests, in each case of a Securities Issuer that is a Domestic Subsidiary, constituting Collateral that are not certificated, all appropriate U.C.C. financing statement filings have been filed (or will be filed by the times required by the Credit Agreement) to perfect in favor of the Administrative Agent a first priority security interest therein (subject to the Liens permitted by Section 7.2.3 of the Credit Agreement), and other than filings and other actions contemplated by any of the Loan Documents, no further authorization or approval or other action by, and no notice or further filing with, any Governmental Authority is required with respect thereto.

(c) Except as otherwise permitted by the Credit Agreement, each LLC Agreement and Partnership Agreement to which the Grantor is a party, true and complete copies of which have been furnished to the Administrative Agent, has been duly authorized, executed, and delivered by such Grantor, has not been amended or otherwise modified except as permitted by the Credit Agreement, is in full force and effect, and is binding upon and enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor’s rights and remedies generally and (ii) general principles of equity (whether considered at a proceeding at law or in equity). There exists no material default (or other default that could reasonably be expected to impair the interests or rights of the Administrative Agent in any material respect) under any such LLC Agreement or Partnership Agreement by such Grantor.

(d) With respect to any Pledged Membership Interests or Pledged Partnership Interests, in each case of a Securities Issuer that is a Domestic Subsidiary, that are evidenced by certificates, the applicable LLC Agreement or Partnership Agreement, as the case may be, expressly provides that such Pledged Membership Interests or Pledged Partnership Interests, as the case may be, are “securities” governed by Article 8 of the U.C.C. and are required to be in certificated form.

(e) Such Grantor has the power and legal capacity to execute and carry out the provisions applicable to such Grantor of all such LLC Agreements and Partnership Agreements, as the case may be, to which such Grantor is a party.

(f) The state of organization of each Securities Issuer of any Pledged Membership Interests and Pledged Partnership Interests constituting a part of the Collateral is as set forth in Item C or Item D of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).

SECTION 3.6 Other Equity Interests. As of the date of the initial Credit Extension, the Grantors have no Subsidiaries other than (a) the Securities Issuers, (b) Excluded Foreign Subsidiaries and (c) Subsidiaries of Excluded Foreign Subsidiaries.

SECTION 3.7 Authorization, Approval, etc. Other than filings and other actions taken on or contemplated to be taken immediately following the date of the initial Credit Extension or pursuant to Section 4.6, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority in the United States or any other Person in the United States is required either for (a) the pledge by such Grantor of any Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor or (b) the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except, with respect to the Pledged Equity Interests, as may be required in connection with a disposition of such Pledged Equity Interests by Laws affecting the offering and sale of securities generally.

SECTION 3.8 Due Execution, Validity, etc. Such Grantor has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into and perform such Grantor’s obligations under this Agreement. The execution, delivery and performance by such Grantor of this Agreement does not contravene or result in a default under (a) such Grantor’s (i) Organizational Documents or (ii) Material Agreements in any material respect, (b) contravene any Law binding on such Grantor, (c) violate, conflict with, result in a breach of, or result in the impairment, forfeiture or non-renewal of, any material permit, license, authorization, approval, entitlement, accreditation or privilege of any Governmental Authority or (d) result in, or require the creation or imposition of, any Lien on any such Grantor’s properties (other than Liens in favor of the Administrative Agent for the benefit of the Lender Parties). This Agreement has been duly authorized by such Grantor, has been duly executed and delivered by or on behalf of such Grantor and constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ARTICLE IV

COVENANTS

SECTION 4.1 Protect Collateral; Further Assurances, etc. No Grantor will create or suffer to exist any Lien on the Collateral (except a Lien permitted by Section 7.2.3 of the Credit Agreement). Each Grantor will take reasonable action to warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons (other than the Administrative Agent and the other Lender Parties). Each Grantor agrees that at any time, and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Except as permitted by the Credit Agreement, no Grantor will permit any Securities Issuer to issue any Equity Interest unless the same (or, in the case of a Securities Issuer that is an Excluded Foreign Subsidiary, solely 66% of the same that is voting Equity Interest) is promptly delivered and pledged to the Administrative Agent hereunder pursuant to the requirements of Section 7.1.9 of the Credit Agreement.

SECTION 4.2 Powers, etc. (a) Each Grantor agrees that all Pledged Equity Interests in certificated form delivered by such Grantor pursuant to this Agreement will be accompanied by duly executed undated blank powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent. Each Grantor will, from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such powers or equivalent instruments, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the Collateral and will, from time to time upon the request of the Administrative Agent during the continuance of any Event of Default, promptly transfer any Pledged Equity Interests or other Equity Interests constituting Collateral into the name of any nominee designated by the Administrative Agent.

(b) Each Grantor agrees that all Pledged Equity Interests of each Securities Issuer that is a Domestic Subsidiary and that are not in certificated form shall be perfected at all times by the filing of the appropriate U.C.C. financing statements and any such further action as is required to perfect in favor of the Administrative Agent a first priority security interest therein.

SECTION 4.3 Continuous Pledge. Subject to Sections 2.4, 2.5 and 7.2 and other limitations set forth in the Loan Documents, each Grantor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Equity Interests constituting Collateral, all dividends and distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to such Grantor in respect of any Collateral.

SECTION 4.4 LLC Agreements, Partnership Agreements and other Organizational Documents. (a) Each Grantor shall at such Grantor’s own expense:

(i) Except as otherwise permitted by the Credit Agreement, (i) perform in all material respects the terms and provisions of each LLC Agreement, Partnership Agreement or other Organizational Document directly relating to the Pledged Equity Interests, as the case may be, to which such Grantor is a party, (ii) maintain such LLC Agreement, Partnership Agreement or other Organizational Document relating to the Pledged Equity Interests, as the case may be, (iii) enforce, in such Grantor’s reasonable business judgment, such LLC Agreement, Partnership Agreement or other Organizational Document relating to the Pledged Equity Interests, as the case may be, and (iv) upon the occurrence and during the continuance of any Event of Default, take all such action to such end as may from time to time be requested by the Administrative Agent; except for all purposes of this clause (i), where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(ii) from time to time (A) furnish to the Administrative Agent such information regarding the Collateral as the Administrative Agent may reasonably request, and (B) upon the occurrence and during the continuance of any Event of Default, upon the request of the Administrative Agent, make to any other party to such LLC Agreement, Partnership Agreement or other Organizational Document relating to the Collateral, as the case may be, such requests for information and for action as such Grantor is entitled to make thereunder.

(b) No Grantor shall consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any LLC Agreement, Partnership Agreement or other Organizational Document relating to the Collateral in violation of Section 7.2.11 of the Credit Agreement.

SECTION 4.5 As to Pledged Notes. (a) If so required pursuant to the terms of the Credit Agreement, any applicable intercompany Indebtedness owing to a Grantor (i) shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Administrative Agent (the foregoing to include, if the borrower of such intercompany Indebtedness is a Borrower, the requirement that such intercompany Indebtedness is subordinated to the repayment of the Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent) and (ii) such promissory note shall be pledged and delivered to the Administrative Agent pursuant to the terms of this Agreement.

(b) Each Grantor will not, without the prior written consent of the Administrative Agent enter into any agreement amending, supplementing or waiving any subordination provision of any Pledged Note.

SECTION 4.6 Additional Collateral. Upon any Person becoming, from and after the date of the initial Credit Extension, either a direct or indirect Subsidiary of any Grantor, or upon any Grantor acquiring additional Equity Interests of any existing Subsidiary, each applicable Grantor shall comply with the applicable provisions contained in Section 7.1.8 of the Credit Agreement.

ARTICLE V

THE Administrative AGENT

SECTION 5.1 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in such Grantor’s own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all actions and execute any and all documents and instruments that may, in the judgment of the Administrative Agent, be necessary to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, after the occurrence and during the continuance of any Event of Default, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(a) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable;

(b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(c) execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(d) (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) receive, collect, sign and indorse any drafts or other instruments, documents and chattel paper in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (vii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lender Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement and the reasonable and documented expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor.

SECTION 5.3 Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. The

Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Equity Interests, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, and (b) the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any loss, damage, depreciation or other diminution in the value of any of the Collateral, except in respect of any damages attributable solely to any such Person’s gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction.

SECTION 5.4 Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record one or more U.C.C. financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, in each case for the purpose of perfecting, continuing or protecting the security granted hereunder by each Grantor, in (i) any U.C.C. filing office and (ii) any other offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement, in each case, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party; provided, that the Administrative Agent shall provide such Grantor notice of the filing of any such statements with any Governmental Authority outside the United States. Each Grantor authorizes the Administrative Agent to use any collateral description it determines to be reasonably appropriate to describe the Collateral granted pursuant to Section 2.1, which description may include “whether now owned or hereafter acquired” or using words of similar impact or any other description the Administrative Agent, in its reasonable discretion, chooses in any such U.C.C. financing statements, including, in any event, the description contained in Exhibit B hereto.

ARTICLE VI

REMEDIES

SECTION 6.1 Remedies. If any Event of Default shall have occurred and be continuing the Administrative Agent may:

(a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, as provided in Section 5.1 and clause (b) of Section 2.4), all the rights and remedies of a secured party on default under the U.C.C. and also may, without demand of performance or other demand, presentment, obtaining a final judgment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other

Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least 10 days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchase or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Section, any Lender Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Lender Party from any Grantor as a credit against the purchase price, and such Lender Party may upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor;

(b) exercise any and all rights and remedies of each Grantor under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under this Agreement or any other Loan Document and the Assigned Agreements or otherwise in respect of the Collateral, including any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral; and

(c) enforce compliance with, and take any and all actions with respect to, each LLC Agreement, Partnership Agreement or other Organizational Document, as the case may be, to the fullest extent as though the Administrative Agent were the absolute owner of the Pledged Membership Interests, Pledged Partnership Interests, Pledged Shares and other Collateral, including the right to receive all distributions and other payments that are made pursuant to such LLC Agreement , Partnership Agreement or other Organizational Document, as the case may be.

SECTION 6.2 Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to any Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10.3 of the Credit Agreement and Section 6.4) in whole or in part by the Administrative Agent for the ratable benefit of the Lender Parties against all or any part of the Secured Obligations in accordance with Section 8.6 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all Commitments shall have irrevocably terminated, shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.4 Indemnity and Expenses. Each Grantor agrees to jointly and severally indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents, Affiliates and their Related Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from any such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Grantor agrees to pay all costs and expenses of the Administrative Agent and the Lenders with respect to this Agreement as provided in Section 10.3 of the Credit Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.

SECTION 7.2 Amendments, etc.; Additional Grantors; Successors and Assigns.

(a) Except for updates, modifications, and other supplements to the schedules to this Agreement made by the Borrower from time to time by delivering a replacement schedule to the Administrative Agent, no amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 10.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b) Upon the execution and delivery by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and refer to such Additional Collateral Grantor and (ii) the disclosure schedule attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedule I attached hereto, as appropriate, and the Administrative Agent may attach such supplemental disclosure schedules to such Schedules, and each reference to such Schedules shall refer to such Schedules as amended or supplemented by such supplemental disclosure schedules.

(c) Any Grantor that becomes an Excluded Foreign Subsidiary or is sold, transferred or disposed of in accordance with the terms of the Credit Agreement after the date hereof shall, promptly upon such occurrences or such sale, transfer or disposition be automatically released from the terms hereof and of the other Loan Documents (and the Collateral owned by such Subsidiary shall automatically be released from the Liens in favor of the Administrative Agent pursuant hereto and the other Loan Documents), and the Administrative Agent will, at each Grantor’s sole expense and without representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination or release (including the execution and delivery of appropriate U.C.C.-3 termination statements and other releases as may be necessary and appropriate to effect the release and shall authorize the filing, as applicable, of all such documents and instruments).

(d) In the event that any Foreign Subsidiary previously categorized as an “Excluded Foreign Subsidiary” under the Loan Documents ceases to satisfy such qualifications, the Borrowers shall promptly (and in any event within five Business Days thereafter) cause such Foreign Subsidiary to execute and deliver a Pledge Agreement Supplement pursuant to the requirements therefor as set forth in the Credit Agreement.

(e) This Agreement shall be binding upon each Grantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that no Grantor may assign except as permitted by the Credit Agreement such Grantor’s obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Credit Extension held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to the provisions of Section 10.10 of the Credit Agreement.

SECTION 7.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 10.2 of the Credit Agreement. All notices to each Grantor shall be sent care of AMRC at the address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.

SECTION 7.4 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 7.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.6 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.7 Waivers. Each Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Administrative Agent to take possession, exercise control over or dispose of any item of Collateral, where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Law, or of the time, place or terms of sale in connection with the exercise of the Administrative Agent’s rights hereunder. Each Grantor waives, to the extent permitted by applicable Law, any bonds, security or sureties required by the Administrative Agent with respect to any of the Collateral. Without limiting the foregoing, each Grantor agrees that such Grantor will not invoke, claim or assert any benefit of applicable Law, or take or attempt to take any action that could reasonably be expected to have the effect of delaying, impeding or preventing the Administrative Agent from exercising any of its rights or remedies with respect to the Collateral as herein provided.

SECTION 7.8 Governing Law, Entire Agreement, Etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.9 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR GRANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND LENDER PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH GRANTOR MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO SUCH GRANTOR OR SUCH GRANTOR’S PROPERTY, SUCH GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF SUCH GRANTOR’S OBLIGATIONS UNDER THIS AGREEMENT.

SECTION 7.10 Waiver of Jury Trial, etc. EACH LENDER PARTY AND GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY

WAIVES ANY RIGHTS SUCH GRANTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT SUCH GRANTOR HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.

SECTION 7.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GRANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.

SECTION 7.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

APPLIED MEDICAL CORPORATION

By:

Name:
Title:

APPLIED MEDICAL RESOURCES CORPORATION

By:

Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:

Name:
Title:

APPLIED MEDICAL PROPERTIES I, LLC

By: Applied Medical Resources Corporation, as its Sole Member

By:

Name:
Title:

PLEDGE AGREEMENT

SIGNATURE PAGE

APPLIED MEDICAL PROPERTIES II, LLC

By: Applied Medical Resources Corporation, as its Sole Member

By:

Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A.,
as Administrative Agent

By:

Name:
Title:

PLEDGE AGREEMENT

SIGNATURE PAGE

Schedule I

to

Pledge Agreement

Item A. Pledged Notes

Grantor	Securities Issuer	Original Principal Amount and Date

Item B. Pledged Shares

Grantor	Securities Issuer	Authorized Shares	Outstanding Shares (Class and Par Value)	% of Shares Pledged	Certificate No. of Pledged Shares

Item C. Pledged Membership Interests

Grantor	State of Organization of Securities Issuer	Securities Issuer	No. of Outstanding Membership Interests	Membership Interests % of Interests Pledged	Certificate No. of Pledged Membership Interests (if applicable)

PLEDGE AGREEMENT SCHEDULE I

Item D. Pledged Partnership Interests

Grantor	State of Organization of Securities Issuer	Securities Issuer	Type and no. of outstanding Pledged Partnership Interests	Partnership % of Pledge Partnership Interest	Certificate No. of Pledged Partnership Interests (if applicable)

EXHIBIT A

to

Pledge Agreement

FORM OF PLEDGE AGREEMENT SUPPLEMENT

[Date]

Citibank, N.A., as

Administrative Agent

20 Pacifica, Suite 300

Irvine, CA 92618

Attention:	Alison Davis

Senior Vice President

APPLIED MEDICAL CORPORATION

Ladies and Gentlemen:

Reference is made to the Pledge Agreement, dated as of April [    ], 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used herein without being defined have the meanings provided for in the Pledge Agreement), by Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”) and certain other Persons listed on the signature pages thereto as a “Grantor”(the Borrowers, such other Persons and the Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of Citibank, N.A., as administrative agent (together with any successors thereto in such capacity, the “Administrative Agent”) for each of the Lender Parties.

The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Pledge Agreement as if the undersigned were an original party thereto and agrees that each reference in the Pledge Agreement to a “Grantor” shall also mean and refer to the undersigned.

The undersigned hereby pledges and collaterally assigns to the Administrative Agent for the ratable benefit of the Lender Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Lender Parties, as collateral for the Secured Obligations, a security interest in, all of the right, title and interest of the undersigned in and to the undersigned’s Collateral, whether now owned or hereafter acquired, subject to all of the terms and provisions of the Pledge Agreement, as if such Collateral of the undersigned had been subject to the Pledge Agreement on the date of its original execution.

The undersigned has attached hereto a supplement to Schedule I to the Pledge Agreement, and the undersigned hereby certifies that such supplement is accurate and complete as of the date first above written.

The undersigned hereby makes each representation and warranty set forth in Article III of the Pledge Agreement as to itself and as to the undersigned’s Collateral to the same extent as each other Grantor, and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Pledge Agreement to the same extent as all the other Grantors.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:

Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A.,
as Administrative Agent

By:

Name:
Title:

PLEDGE AGREEMENT SUPPLEMENT

SIGNATURE PAGE

EXHIBIT B

to

Pledge Agreement

FORM OF FINANCING STATEMENT ATTACHMENT

[Insert copy of collateral description attachment from U.C.C.-1 financing statement filed against Holdings, as Grantor hereunder and debtor thereunder]

EXHIBIT H

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April [        ], 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by APPLIED MEDICAL RESOURCES CORPORATION, a California corporation, and APPLIED MEDICAL DISTRIBUTION CORPORATION, a California corporation (each a “Borrower” and collectively the “Borrowers”), and each of the other Persons (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) listed on the signature pages hereof as a “Grantor” (the Borrowers, such other Persons and the Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), the Borrowers, the Lenders parties thereto from time to time, and the Administrative Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrowers;

WHEREAS, as a condition precedent to the making of the initial Credit Extension under the Credit Agreement, each Grantor is required to execute and deliver this Agreement; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and each other Lender Party to make Credit Extensions (including the initial Credit Extension) to the Borrowers pursuant to the Credit Agreement, each Grantor agrees, with the Administrative Agent for its benefit and the benefit of each other Lender Party, as follows:

ARTICLE I

DEFINITIONS

The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Additional Grantors” is defined in clause (b) of Section 7.2.

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in clause (a) of Section 4.16.

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs (including both source code, object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (a); (c) all licenses and leases of software programs; (d) all firmware associated therewith; (e) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the clauses (a) through (c); and (f) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Copyright Collateral” means all copyrights of each Grantor (including Community designs, copyrights in software and databases and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act)), whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of such Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule IV attached hereto (as such Schedule may be amended or supplemented from time to time), and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule IV attached hereto (as such Schedule may be amended or supplemented from time to time), the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” is defined in the first recital.

“Deposit Account” has the meaning provided for in the U.C.C. and includes, without limitation, each deposit account, lock-box account, concentration account and collateral accounts maintained by each Grantor, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained with a bank (including, without limitation, those accounts identified on Item F of Schedule I attached hereto, as such Schedule may be amended or supplemented from time to time).

“Grantor” and “Grantors” are defined in the preamble.

“Holdings” is defined in the first recital.

“Intellectual Property Collateral” means, collectively, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Investment Accounts” means, collectively, the Collateral Account, Commodities Accounts, Deposit Accounts and Securities Accounts.

“Patent Collateral” means (a) all letters patent and applications for letters patent throughout the world, including each patent and patent application referred to in Item A of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time); (b) all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time); (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b) above; and (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time), and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time), and all rights corresponding thereto throughout the world.

“Proceeds” has the meaning provided for in the U.C.C. and includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any claim of any Grantor against third parties for past, present or future infringement of any Intellectual Property Collateral, (d) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, the Collateral, and (e) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of the Collateral.

“Receivables Collateral” means all Collateral relating to the right of payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights evidenced by any Account, Document, Instrument, Chattel Paper, General Intangible or Investment Property.

“Secured Obligations” is defined in Section 2.2.

“Securities Account” means all “securities accounts” as defined in Article 8 of the U.C.C. and shall include, without limitation, all the accounts identified on Item G of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).

“Security Agreement Supplement” is defined in clause (b) of Section 7.2.

“Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, Instruments, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.

“Trademark” is defined in the definition “Trademark Collateral”.

“Trademark Collateral” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, certification marks, collective marks, logos, internet domain names, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time); (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time); (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b) above; (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b) above; and (e) all proceeds of, and rights associated with, the foregoing, including any claim by each Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item B of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time), or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secret” is defined in the definition “Trade Secrets Collateral”.

“Trade Secrets Collateral” means common law and statutory trade secrets and all other confidential or proprietary information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (including all patent applications in preparation for filing anywhere in the world) (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form (including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses), including each Trade Secret license referred to in Schedule V attached hereto (as such Schedule may be amended or supplemented from time to time), and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“U.C.C.” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of applicable Law, the perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to such matters “U.C.C.” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

SECTION 1.1 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.2 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings. Without limiting the foregoing the following terms are used herein as defined in the U.C.C.: Account, Authenticate, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodities Accounts, Control, Documents, Electronic Chattel Paper, Entitlement Holder, Entitlement Orders, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangibles, Security Entitlements, Uncertificated Securities and Tangible Chattel Paper.

ARTICLE II

SECURITY INTEREST

SECTION 2.1 Grant of Security Interest. Each Grantor hereby pledges and collaterally assigns to the Administrative Agent for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a security interest in, all of its right, title and interest in and to the following, whether now or hereafter existing or acquired (collectively, the “Collateral”):

(a) all Equipment of such Grantor;

(b) all Inventory of such Grantor;

(c) all Accounts of such Grantor;

(d) all Intellectual Property Collateral of such Grantor;

(e) all Computer Hardware and Software Collateral of such Grantor;

(f) all General Intangibles of such Grantor;

(g) all Investment Property of such Grantor;

(h) all Deposit Accounts of such Grantor;

(i) all Chattel Paper of such Grantor;

(j) all Commercial Tort Claims of such Grantor;

(k) all Goods of such Grantor;

(l) all Instruments of such Grantor;

(m) all Payment Intangibles of such Grantor;

(n) all Documents of such Grantor;

(o) all Supporting Obligations of such Grantor;

(p) all Letter-of-Credit Rights of such Grantor;

(q) all Fixtures of such Grantor;

(r) all of such Grantor’s other property and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, the Administrative Agent or any Lender Party from or for such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(s) all of such Grantor’s books, records, documents, instruments, electronic databases, computer records, ledger cards, customer lists, manuals, files, correspondence, tapes, drafts and related data processing software, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any and all of the foregoing Collateral; and

(t) all Proceeds of any and all of the foregoing Collateral;

provided, however, that the Collateral shall not include a grant of security interest in (i) any asset or property right of Grantor of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or such Grantor’s loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) to which such Grantor is party; (ii) any asset or property right of Grantor of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (iii) all Equity Interests of any Subsidiary of Holdings; (iv) all Pledged Notes (as defined in the Pledge Agreement); (v) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d); (vi) vehicles; and (vii) property described in Item 7.2.3(c) in Schedule I to the Credit Agreement securing Ongoing

Indebtedness represented by the Term Loan described in Paragraph 1 of Item 7.2.2 in Schedule I to the Credit Agreement (or Permitted Refinancing Indebtedness in respect thereof); provided that, notwithstanding anything herein to the contrary, the security interest granted hereunder shall, in any event, cover and the term “Collateral” shall include, the Deposit Accounts and Securities Accounts listed on Schedule I.

SECTION 2.2 Security for Obligations. This Agreement secures the prompt payment in full in cash of all Obligations, including all amounts payable by Holdings, the Borrowers and each other Loan Party under or in connection with the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the “Secured Obligations”).

SECTION 2.3 Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all Commitments shall have irrevocably terminated, at which time the security interest granted herein shall automatically terminate and all rights to the Collateral shall automatically revert to the Grantors. In the event that any part of the Collateral is sold, transferred or disposed of in connection with a sale, transfer or disposition permitted under the Credit Agreement (other than a sale, transfer or disposition to a Grantor) the security interest granted herein shall automatically terminate with respect to such Collateral and all rights therein shall automatically revert to the applicable Grantor or Grantors. Upon any such termination or release, the Administrative Agent will, at each Grantor’s sole expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents or instruments as such Grantor shall reasonably request to evidence such termination or release (including the execution and delivery of appropriate U.C.C.-3 termination statements and other releases as may be reasonably necessary and appropriate to effect the release) and shall authorize the filing, as applicable, of all such documents or instruments.

SECTION 2.4 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Lender Party:

(i) to assert any claim or demand or to enforce any right or remedy against any Grantor, any other Loan Party or any other Person under the provisions of any Loan Document or otherwise; or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation of any Grantor or of any other Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other Loan Party or otherwise;

(d) any reduction, limitation, impairment or termination of any Secured Obligation of any Grantor or of any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of any Grantor or of any other Loan Party or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

(f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any other Loan Party, any surety or any guarantor or otherwise (including as a result of any proceeding of the nature referred to in Section 8.1.9 of the Credit Agreement), other than (i) performance in accordance with the requirements of the Loan Documents or (ii) the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) having been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, having been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer).

SECTION 2.5 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b) each Grantor will comply in all respects with all Laws relating to the ownership and operation of the Collateral, except where the failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts or agreements included in the Collateral; and

(d) neither the Administrative Agent nor any other Lender Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.6 Waiver of Subrogation. Each Grantor hereby irrevocably waives to the extent permitted by applicable Law and until all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all Commitments shall have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against Holdings, the Borrowers or any other Loan Party that arises from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against Holdings, the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract or Law. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants unto each Lender Party, as of the date it becomes a party to this Agreement, the making of each Credit Extension and each pledge and delivery by such Grantor to the Administrative Agent of any Collateral, as set forth in this Article.

SECTION 3.1 Location of Grantors; Collateral, etc. Item D of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies for such Grantor the state in which it is organized and the relevant organizational identification number (or states that one does not exist). All of the Inventory (other than Inventory that is in-transit to a customer, distributor or Excluded Foreign Subsidiary, or to a location specified in Item A of Schedule I attached hereto) of such Grantor having a cost in excess of $2,000,000 at any single location are located at the places specified in Item A of Schedule I attached hereto (as such

Schedule may be amended or supplemented from time to time). The principal place of business and chief executive office of such Grantor and the office where such Grantor keeps its material records concerning the Collateral (other than any Collateral delivered to the Administrative Agent pursuant to the terms hereof), and the originals of all material Instruments (other than Pledged Notes, as defined in and delivered to the Administrative Agent pursuant to the terms of the Pledge Agreement) and Tangible Chattel Paper, are located at the places specified in Item B of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time). Except as set forth in Item C of Schedule I attached hereto, as of the date hereof such Grantor has not been known by any legal name different from the one set forth on the signature page hereto at any time during the five years prior to the date hereof. Except as notified by such Grantor to the Administrative Agent, such Grantor is not a party to any one or more Federal or state government contracts having purchase price obligations exceeding $5,000,000 in the aggregate at any one time outstanding.

SECTION 3.2 Ownership, No Liens, etc. Such Grantor owns its portion of the Collateral free and clear of any Lien, except for the security interest created by this Agreement and except as otherwise permitted by Section 7.2.3 of the Credit Agreement.

SECTION 3.3 Chattel Paper and Instruments. To the extent constituting Collateral and otherwise required hereby, such Grantor has delivered to the Administrative Agent exclusive Control of all Electronic Chattel Paper and possession of all originals of all Instruments (excluding (i) checks deposited in the ordinary course of business in Deposit Accounts and (ii) promissory notes permitted pursuant to Section 7.2.6 of the Credit Agreement (other than promissory notes permitted pursuant to clauses (a) and (p) of Section 7.2.6 of the Credit Agreement) and Tangible Chattel Paper currently owned or held by such Grantor (duly endorsed in blank in favor of the Administrative Agent). Notwithstanding the foregoing, if no Event of Default has occurred and is continuing and if the aggregate amount of Instruments (excluding (i) checks deposited in the ordinary course of business in Deposit Accounts and (ii) promissory notes permitted pursuant to Section 7.2.6 of the Credit Agreement (other than promissory notes permitted pursuant to clauses (a) and (p) of Section 7.2.6 of the Credit Agreement) and Tangible Chattel Paper not delivered to the Administrative Agent, together with Electronic Chattel Paper in which the Administrative Agent does not have Control, has a face amount of less than $500,000 individually or $1,000,000 in the aggregate, such Grantor shall not be required to deliver or provide Control, as the case may be, of the same to the Administrative Agent.

SECTION 3.4 Intellectual Property Collateral. With respect to any Intellectual Property Collateral, in each case except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) such Intellectual Property Collateral that is exclusively owned by such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor’s rights and remedies generally and (ii) general principles of equity (whether considered at a proceeding at law or in equity);

(b) with respect to Patent Collateral, Trademark Collateral and Copyright Collateral that is exclusively owned by such Grantor and for which applications are pending or for which a patent or trademark or copyright registration is in force, such Grantor has made all filings and recordations required by applicable law to have been made with the United States Patent and Trademark Office, the United States Copyright Office, or with any applicable foreign equivalent patent, trademark or copyright office to record its interest in such Patent Collateral, Trademark Collateral and Copyright Collateral;

(c) in the case of any such Intellectual Property Collateral that is exclusively owned by such Grantor, such Grantor is the exclusive owner of the entire right, title and interest in and to such Intellectual Property Collateral and except as listed in Item 6.7 of the Disclosure Schedule to the Credit Agreement no written claim has been made to such Grantor that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party;

(d) in the case of any such Intellectual Property Collateral that is licensed by such Grantor, such Grantor is in compliance with all the material terms of such license; and

(e) such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain any Intellectual Property Collateral that is under the sole ownership of such Grantor in full force and effect throughout the world.

Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor owns or is entitled to use by license or otherwise, all patents, trademarks, trade secrets, copyrights, technology, know-how, processes and other intellectual property that is necessary for the conduct of such Grantor’s business.

SECTION 3.5 Commercial Tort Claims. Except for matters disclosed in Item E of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) no Grantor owns any Commercial Tort Claims having a value of more than $500,000 individually or $1,000,000 in the aggregate. Upon the relevant Grantor’s execution of such documents as the Administrative Agent reasonably requests for perfection thereof, the Administrative Agent has a perfected first priority security interest in such Commercial Tort Claims (subject to no other Liens other than Liens permitted under Section 7.2.3 of the Credit Agreement).

SECTION 3.6 Investment Accounts. Item F of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Deposit Account required to be subject to the Administrative Agent’s Control pursuant to the terms of the Credit Agreement of each Grantor, Item G of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Securities Account of each Grantor and Item H of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Commodities Account of each Grantor. Each Grantor is the sole owner of each such Deposit Account and the sole Entitlement Holder of each such Securities Account and Commodities Account, as the case may be, and such Grantor has not consented or has knowledge that any Person, other than the Administrative Agent, has Control over any interest in any such Investment Account.

SECTION 3.7 Letter of Credit Rights. Item I of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies all letters of credit to which such Grantor has rights. To the extent required hereby, such Grantor has used commercially reasonable efforts to obtain the consent of each issuer of each such letter of credit to the assignment of the proceeds thereof to the Administrative Agent and to the extent such consent has been received, the Administrative Agent has exclusive Control over the Letter-of-Credit Rights related to such letters of credit. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing and the aggregate face amount of Letters of Credit over which the Administrative Agent does not have Control does not exceed $500,000 individually or $1,000,000 in the aggregate at any time, such Grantor shall not be required to deliver or provide Control, as the case may be, of the same to the Administrative Agent.

SECTION 3.8 Valid Security Interest. Upon (a) the filing of U.C.C. financing statements in the U.C.C. filing offices of each jurisdiction referred to in Item D of Schedule I attached hereto that names each Grantor as “Debtor” and the Administrative Agent as “Secured Party” and adequately describes the Collateral; (b) the filing of customary intellectual property short form agreements with the United States Patent and Trademark Office and the United States Copyright Office, as the case may be, with respect to the applicable Intellectual Property Collateral (other than Trade Secrets); (c) consent of each applicable issuer with respect to Letter of Credit Rights and (d) execution of a control agreement establishing the Administrative Agent’s Control with respect to each Investment Account to the extent required to be subject to the Administrative Agent’s Control pursuant to the terms of the Credit Agreement, the security interest granted pursuant to this Agreement creates a valid, first priority perfected security interest in such Collateral and all Proceeds thereof, subject to no other Liens other than Liens permitted under Section 7.2.3 of the Credit Agreement.

SECTION 3.9 Authorization, Approval, etc. Other than filings and other actions taken on or contemplated to be taken immediately following the date of the initial Credit Extension, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either for (a) the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by such Grantor or (b) the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder (other than the taking of those actions referred to in Section 3.8).

SECTION 3.10 Due Execution, Validity, Etc. Such Grantor has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into and perform its obligations under this Agreement. The execution, delivery and performance by such Grantor of this Agreement does not contravene or result in a default under (a) such Grantor’s (i) Organizational Documents or (ii) Material Agreements in any material respect, (b) contravene any Law binding on such Grantor, (c) violate, conflict with, result in a breach of, or result in the impairment, forfeiture or non-renewal of, any material permit, license, authorization, approval, entitlement, accreditation or privilege of any Governmental Authority or (d) result in, or require the creation or imposition of, any Lien on any such Grantor’s properties (other than Liens in favor of the Administrative Agent for the benefit of the Lender Parties). This Agreement has been duly authorized by such Grantor, has been duly executed and delivered on behalf of such Grantor and constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until all Commitments have irrevocably terminated and all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification liabilities) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and performed in full, such Grantor will, perform the obligations set forth in this Section.

SECTION 4.1 Inventory. Each Grantor hereby agrees that it shall:

(a) keep all of its Inventory (other than Inventory sold in the ordinary course of business or that is in-transit to a location specified in Item A of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) having a cost in excess of $2,000,000 at any single location, and the Documents evidencing the same, at the places therefor specified in Items A, or B of Schedule I attached hereto to (as such Schedule may be amended or supplemented from time to time) unless such Grantor has given notice to the Administrative Agent of another location, and all action, if any, necessary to maintain in accordance with the terms hereof the Administrative Agent’s perfected first priority security interest therein shall have been taken with respect to such Inventory and Documents;

(b) comply with the covenants contained in Section 7.1.3 of the Credit Agreement relating to the maintenance of its properties;

(c) comply with the covenants contained in clause (b) of Section 7.1.2 of the Credit Agreement regarding the payment of taxes and other charges of Governmental Authorities; and

(d) not deliver any Document evidencing any Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefore or to the Administrative Agent.

SECTION 4.2 Receivables Collateral and General Intangibles. (a) Each Grantor shall keep its principal place of business, chief executive office and the office where it keeps its records concerning the material Receivables Collateral and all originals of the Instruments and Tangible Chattel Paper, at the places specified in Section 3.1 unless such Grantor has given at least 30 days’ (or such shorter period of time as the Administrative Agent shall agree) prior notice to the Administrative Agent and all actions, if any, necessary to maintain the Administrative Agent’s perfected first priority security interest shall have been taken with respect to such Collateral to the extent required hereby; not change its name or state of organization unless such Grantor has given at least 30 days’ (or such shorter period of time as the Administrative Agent shall agree) prior notice to the Administrative Agent and all actions, if any, necessary to maintain the Administrative Agent’s perfected first priority security interest shall have been taken with respect to all of the Collateral (subject to the limitations set forth herein); hold and preserve such records, Instruments and Chattel Paper; and permit representatives of the Administrative Agent at any time during normal business hours, upon reasonable notice, to inspect and make abstracts of the same.

(b) During the continuance of any Event of Default each Grantor shall, at the request of the Administrative Agent, take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables Collateral.

SECTION 4.3 Investment Property. With respect to any such property constituting Collateral, each Grantor will, on or prior to the date that is 90 days after the Effective Date (or such longer period of time as the Administrative Agent may agree), take any and all actions necessary to cause the Administrative Agent to obtain exclusive Control of any Investment Property owned by such Grantor in a manner acceptable to the Administrative Agent,. For purposes of this Section, the Administrative Agent shall have exclusive Control of Investment Property if (i) such Investment Property consists of Certificated Securities if such Grantor delivers such Certificated Securities to the Administrative Agent (with appropriate endorsements if such Certificated Securities are in registered form); (ii) such Investment Property consists of Uncertificated Securities if such Grantor has used commercially reasonable efforts to have the issuer thereof to agree, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, that it will comply with instructions originated by the Administrative Agent without further consent by such Grantor; and (iii) such Investment Property consists of Security Entitlements and either (A) the Administrative Agent becomes the Entitlement Holder thereof or (B) the appropriate Securities Intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent, that it will comply with Entitlement Orders originated by the Administrative Agent without further consent by such Grantor.

SECTION 4.4 Intellectual Property Collateral. (a) No Grantor shall, unless such Grantor shall either (i) reasonably and in good faith determine that any of the Patent Collateral is of immaterial economic value to such Grantor or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

(b) No Grantor shall, and no Grantor shall permit any of its licensees to, unless such Grantor shall either (i) reasonably and in good faith determine that any of the Trademark Collateral is of immaterial economic value to such Grantor or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise:

(A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use;

(B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral;

(C) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration; or

(D) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

(c) No Grantor shall, unless such Grantor shall either reasonably and in good faith determine that any of the Copyright Collateral or any of the Trade Secrets Collateral is of immaterial economic value to such Grantor or have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

(d) Each Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any material item of the Intellectual Property Collateral could reasonably be expected to become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse final, unappealable determination (including the institution of, or any such final determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any material item of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

(e) Promptly following the end of each Fiscal Quarter, if any Grantor or any of its agents, employees, designees or licensees has, during such Fiscal Quarter, filed an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall provide the Administrative Agent with notice thereof and, if requested by the Administrative Agent thereafter, shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest in such Intellectual Property Collateral (subject to no other Liens other than Liens permitted under Section 7.2.3 of the Credit Agreement).

(f) Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

SECTION 4.5 Bailees, Warehouses and Leased Premises. With respect to Inventory forming a part of the Collateral that shall at any time be in the possession or control of any warehouse, bailee or any of any Grantor’s agents or processors, or located on any leased premises, each Grantor will, to the extent required and subject to the terms under Section 7.2.17 of the Credit Agreement, cause such parties to deliver Bailee Waivers and Landlord Waivers, as applicable, to the Administrative Agent.

SECTION 4.6 Chattel Paper and Instruments. With respect to any such property constituting Collateral and to the extent required by Section 3.3, each Grantor will deliver to the Administrative Agent all Tangible Chattel Paper and Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent. Each Grantor will, to the extent required by Section 3.3, provide the Administrative Agent with exclusive Control over all Electronic Chattel Paper by having the Administrative Agent identified as the assignee of the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the U.C.C.

SECTION 4.7 Letters of Credit. Each Grantor will, to the extent required by Section 3.7, deliver to the Administrative Agent all letters of credit in which it is the beneficiary thereof, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent. Each Grantor will, to the extent required by Section 3.7, take any and all actions necessary (or reasonably requested by the Administrative Agent), from time to time, to cause the Administrative Agent to obtain exclusive Control of any Letter-of-Credit Rights with respect to any such letters of credit owned by such Grantor in a manner reasonably acceptable to the Administrative Agent.

SECTION 4.8 Commercial Tort Claims. Each Grantor shall advise the Administrative Agent promptly upon such Grantor becoming aware, after the date hereof, that it owns any Commercial Tort Claims having a value of $500,000 or more individually or $1,000,000 or more in the aggregate. With respect to any such Commercial Tort Claims, such Grantor will execute and deliver such documents as the Administrative Agent reasonably requests in order to create, perfect and protect the Administrative Agent’s first priority security interest in such Commercial Tort Claim.

SECTION 4.9 Collateral Generally. (a) The Administrative Agent may, at any time following the occurrence and during the continuance of any Event of Default, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent after the occurrence and during the continuance of any Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

(b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent is authorized to endorse, in the name of each Grantor, any item,

howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.10 Insurance. Each Grantor will maintain or cause to be maintained insurance as provided in Section 7.1.4 of the Credit Agreement. All proceeds of insurance maintained by each Grantor so covering the Collateral shall, subject to the reinvestment rights set forth in the Credit Agreement, be applied to the payment of the Secured Obligations to the extent required by the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the Proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 7.1.4 of the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable.

SECTION 4.11 Deposit Accounts. To the extent required by Section 7.2.16 of the Credit Agreement, each Grantor will take any and all actions necessary to cause the Administrative Agent to obtain exclusive Control over all Deposit Accounts owned by such Grantor.

SECTION 4.12 Investment Accounts. On or prior to the date that is 90 days after the Effective Date (or such longer period as the Administrative Agent may consent in its sole discretion), each Grantor will take any and all actions necessary to cause the Administrative Agent to obtain exclusive Control over all Securities Accounts and Commodities Accounts owned by such Grantor.

SECTION 4.13 Transfers and Other Liens. No Grantor shall (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except as permitted by Section 7.2.3 of the Credit Agreement.

SECTION 4.14 Further Assurances, etc. Subject to exceptions contained in the Credit Agreement and other Loan Documents, each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will:

(a) execute (if applicable) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including using commercially reasonable efforts to procure any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof, in each case with respect to Federal or state government contracts having purchase price obligations exceeding $5,000,000 in the aggregate at any time outstanding), as may be necessary, as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

(b) furnish to the Administrative Agent, from time to time at the Administrative Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 4.15 Filing Financing Statements. With respect to the the grant of the security interest hereunder, and pursuant to applicable law, each Grantor hereby authorizes the Administrative Agent to authenticate and to file or record one or more U.C.C. financing or continuation statements, and amendments thereto, and make filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), in each case for the purpose of perfecting, confining, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party. Each Grantor authorizes the Administrative Agent to use any collateral description it determines to be reasonably appropriate to describe the Collateral, which description may include terms such as “all assets” or “all personal property,” in each case “whether now owned or hereafter acquired” or words of similar impact or any other description the Administrative Agent, in its reasonable discretion, chooses in any such U.C.C. financing statements, including, in any event, the description contained in Exhibit B hereto.

SECTION 4.16 Collateral Account.

(a) Upon notice by the Administrative Agent to any Grantor pursuant to this Section following the occurrence and during the continuance of any Event of Default, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit to a deposit account (the “Collateral Account”) of such Grantor maintained by or on behalf of the Administrative Agent, and until such Proceeds are so deposited they shall be held in trust for the benefit of the Administrative Agent and shall not be commingled with the other assets of such Grantor.

(b) The Administrative Agent shall apply any amount in the Collateral Account to the payment of any Secured Obligations in accordance with Section 8.6 of the Credit Agreement. Subject to the rights of the Administrative Agent, each Grantor shall have the right on each Business Day, with respect to and to the extent of collected funds in the Collateral Account, to require the Administrative Agent to purchase any Cash Equivalent Investment, provided that, in the case of Certificated Securities, the Administrative Agent will retain possession thereof as Collateral and, in the case of other Investment Property, the Administrative

Agent will take such actions, including registration of such Investment Property in its name, as it shall determine is necessary to perfect its security interest therein.

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.1 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and for so long as an Event of Default continues, any and all actions and execute any and all documents and instruments that may, in the judgment of the Administrative Agent, be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, after the occurrence and during the continuance of any Event of Default each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(a) (i) demand payment of its Receivables Collateral; (ii) enforce payments of its Receivables Collateral by legal proceedings or otherwise; (iii) exercise all of its rights and remedies with respect to proceedings brought to collect its Receivables Collateral; (iv) sell or assign its Receivables Collateral upon such terms, for such amount and at such times as the Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any of its Receivables Collateral; (vi) discharge and release any of its Receivables Collateral; (vii) prepare, file and sign such Grantor’s name on any proof of claim in bankruptcy or other similar document against any Loan Party of any of its Receivables Collateral; (viii) notify the post office authorities to change the address for delivery of the such Grantor’s mail to an address designated by the Administrative Agent, and open and dispose of all mail addressed to such Grantor; and (ix) endorse such Grantor’s name upon any Chattel Paper, Document, Instrument, invoice, or similar document or agreement relating to any Receivables Collateral or any goods pertaining thereto;

(b) in the case of any Intellectual Property Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest (for the benefit of itself and the other Lender Parties) in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(c) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable;

(d) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(e) execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(f) (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (vii) notify, or require any Grantor to notify, Account Debtors to make all payments directly to the Administrative Agent and change the post office box number or other address to which the Account Debtors make payments; (viii) assign, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, as applicable and to the extent permitted under any agreement pertaining thereto, any Intellectual Property Collateral (along with the goodwill of the business to which any such Intellectual Property Collateral pertains), throughout the world for such terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (ix) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lender Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor.

SECTION 5.3 Administrative Agent Has No Duty. (a) The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any loss, damages, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise, except in respect of any damages attributable solely to any such Person’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent to take any steps to perfect the security interest granted hereunder or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of its Obligations.

ARTICLE VI

REMEDIES

SECTION 6.1 Remedies. If any Event of Default shall have occurred and for so long as an Event of Default is continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, as provided in Section 5.1), all the rights and remedies of a secured party on default under the U.C.C. and also may:

(i) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon the request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at its premises or another place designated by the Administrative Agent (whether or not the U.C.C. applies to the affected Collateral);

(ii) without demand of performance or other demand, presentment, obtaining a final judgment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, 10 days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchase or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Section, any Lender Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Lender Party from any Grantor as a credit against the purchase price, and such Lender Party may upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor;

(iii) with respect to the Intellectual Property Collateral, on demand, to cause the security interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot reasonably be obtained);

(iv) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located and occupy (without the requirement to pay rent) the same until the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all the Commitments have been irrevocably terminated; and

(v) to notify any or all depository institutions with which any Investment Accounts are maintained to remit and transfer all monies, securities and other property on deposit in such Investment Accounts or deposited or received for deposit thereafter to the Administrative Agent, for deposit in the Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Secured Obligations as provided herein.

(b) Without limiting clause (a), the Administrative Agent may exercise any and all rights and remedies of each Grantor under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under this Agreement or any other Loan Document or otherwise in respect of the Collateral, including any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral.

SECTION 6.2 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held, to the extent permitted under applicable Law, by the Administrative Agent as additional collateral security for all or any part of the Secured Obligations, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10.3 of the Credit Agreement and Section 6.3) in whole or in part by the Administrative Agent for the ratable benefit of the Lender Parties against all or any part of the Secured Obligations in accordance with Section 8.6 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after all the Secured Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer), and the irrevocable termination of all the Commitments, shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.3 Indemnity and Expenses. Each Grantor agrees to jointly and severally indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents, Affiliates and their Related Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), as set forth in Section 10.3 of the Credit Agreement. Each Grantor will promptly following demand pay to the Administrative Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of one primary counsel and, if necessary, one local counsel in each applicable jurisdiction, which the Administrative Agent may incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent or the other Lender Parties hereunder or (d) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 6.4 Grant of License. Each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property Collateral now owned or licensed or hereafter acquired or licensed by such Grantor, wherever the same may be located throughout the world, solely to the extent required to exercise its rights hereunder; provided, however, that no such license or sublicense is granted in the case of any such Collateral if such license or sublicense would be prohibited by, or give rise to a right to terminate any contract governing such Collateral. The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.

SECTION 7.2 Amendments, etc.; Additional Grantors; Successors and Assigns.

(a) Except for updates, modifications, and other supplements to the schedules to this Agreement made by the Borrower from time to time by delivering a replacement schedule to the Administrative Agent, no amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 10.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and refer to such Additional Grantor and (ii) the disclosure schedule attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V attached hereto, as appropriate, and the Administrative Agent may attach such supplemental disclosure schedules to such Schedules, and each reference to such Schedules shall refer to such Schedules as supplemented by such supplemental disclosure schedules.

(c) Any Grantor that becomes an Excluded Foreign Subsidiary or is sold, transferred or disposed of in accordance with the terms of the Credit Agreement after the date hereof shall, promptly upon such occurrence, sale, transfer or disposition be automatically released from the terms hereof and of the other Loan Documents (and the Collateral owned by such Subsidiary shall automatically be released from the Liens in favor of the Administrative Agent pursuant hereto and the other Loan Documents), and the Administrative Agent will execute and deliver to such Grantor (without representation or warranty) such documents as such Grantor shall reasonably request to evidence such termination or release (including the execution and delivery of appropriate U.C.C.-3 termination statements and other releases as may be necessary and appropriate to effect the release and shall authorize the filing, as applicable, of all such documents and instruments).

(d) Upon any Grantor entering into a transaction permitted by Section 7.2.2(e) of the Credit Agreement and incurring a Lien in respect thereof (as permitted by Section 7.2.3(b)

of the Credit Agreement), the Administrative Agent agrees to promptly release the Lien granted hereunder with respect to any property subject to such transaction and upon request of such Grantor, and the Administrative Agent will promptly execute and deliver to such Grantor such documents and other instruments as such Grantor shall reasonably request to evidence such release (including, without limitation, the authorization to file any U.C.C. financing statements relating to such release, without representation or warranty and at the sole expense of such Grantor).

(e) Upon any Grantor entering into any transaction involving the sale, transfer or other disposition of any of the Collateral (other than a sale, transfer or other disposition to another Grantor) permitted pursuant to Section 7.2 of the Credit Agreement, the security interest granted in such Collateral shall automatically be released and the Administrative Agent agrees, upon the request of such Grantor, to promptly execute and deliver to such Grantor (without representation or warranty) such documents and other instruments as such Grantor shall reasonably request to evidence such release (including, without limitation, the authorization to file any U.C.C. financing statements relating to such release, without representation or warranty and at the sole expense of such Grantor).

(f) This Agreement shall be binding upon each Grantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, except as permitted by the Credit Agreement, no Grantor may assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Credit Extension held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to the provisions of Section 10.10 of the Credit Agreement.

SECTION 7.3 Protection of Collateral. The Administrative Agent may from time to time, at its option and at the expense of the Grantors, perform any act which any Grantor agrees hereunder to perform and which failure has caused an Event of Default to exist, and the Administrative Agent may from time to time take any other action necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.4 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 10.2 of the Credit Agreement. All notices to each Grantor shall be sent care of AMRC at its address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.

SECTION 7.5 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.7 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.8 Waivers. Each Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Administrative Agent to take possession, exercise control over or dispose of any item of Collateral, where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Law, or of the time, place or terms of sale in connection with the exercise of the Administrative Agent’s rights hereunder. Each Grantor waives, to the extent permitted by applicable Law, any bonds, security or sureties required by the Administrative Agent with respect to any of the Collateral. Without limiting the foregoing, each Grantor agrees that it will not invoke, claim or assert any benefit of applicable Law, or take or attempt to take any action that could reasonably be expected to have the effect of delaying, impeding or preventing the Administrative Agent from exercising any of its rights or remedies with respect to the Collateral as herein provided. Each Grantor also consents that the Administrative Agent, in connection with the enforcement of the Administrative Agent’s rights and remedies under this Agreement after the occurrence and during the continuance of an Event of Default, may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court.

SECTION 7.9 Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR GRANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND LENDER PARTY HEREBY

EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

SECTION 7.11 Waiver of Jury Trial. EACH LENDER PARTY AND GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR ANY GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.

SECTION 7.12 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GRANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.

SECTION 7.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

APPLIED MEDICAL RESOURCES CORPORATION

By:
Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:
Name:
Title:

APPLIED MEDICAL PROPERTIES I, LLC
By: Applied Medical Resources Corporation, as its Sole Member

By:
Name:
Title:

SECURITY AGREEMENT

SIGNATURE PAGE

APPLIED MEDICAL PROPERTIES II, LLC
By: Applied Medical Resources Corporation, as its Sole Member

By:
Name:
Title:

The undersigned Grantor has executed this Agreement for the purpose of being bound by all sections herein, except that Grantor’s grant of security interests under Section 2.1 of this Agreement is limited solely to clause (h) thereof.

APPLIED MEDICAL CORPORATION

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

SECURITY AGREEMENT

SIGNATURE PAGE

SCHEDULE I

to

Security Agreement

Item A. Location of Inventory

Grantor Mailing Address	County	State

Item B. Principal Place of Business/Chief Executive Office

Grantor Mailing Address	County	State

Item C. Prior Legal Names

Grantor	Prior Legal Name

Item D. State of Organization and Identification Number

Grantor	State of Organization	Organizational Identification Number

Item E. Commercial Tort Claims

Grantor	Description of Commercial Tort Claim

Item F. Deposit Accounts

Grantor	Bank Mailing Address	Account Name and Number

Item G. Securities Accounts

Grantor	Bank Mailing Address	Account Name and Number

Item H. Commodities Accounts

Grantor	Bank Mailing Address	Account Name and Number

Item I. Letters of Credit

Grantor	Bank Mailing Address	Account Name and Number

SCHEDULE II

to

Security Agreement

Item A. Patents

Issued Patents

Grantor	Country	Patent No.	Issue Date	First Named Inventor	Title

Pending Patent Applications

Grantor	Country	Serial No.	Filing Date	First Named Inventor	Title

Item B. Patent Licenses

Country or Territory	Licensor	Licensee	Date	Effective Date	Expiration Date	Matter

SCHEDULE III

to

Security Agreement

Item A. Trademarks

Registered Trademarks

Grantor	Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Grantor	Country	Trademark	Serial No.	Filing Date

Item B. Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

SCHEDULE IV

to

Security Agreement

Item A. Copyrights

Registered Copyrights

Grantor	Country	Registration No.	Registration Date	Author(s)	Title

Copyrights Pending Registration Applications

Grantor	Country	Series No.	Filing Date	Author(s)	Title

Item B. Copyright Licenses

Grantor	Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

SCHEDULE V

to

Security Agreement

Trade Secret Licenses

Grantor	Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

EXHIBIT A

to

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date]

Citibank, N.A.,

as Administrative Agent

20 Pacifica, Suite 900

Irvine, CA 92618

Attention:	Alison Davis

Senior Vice President

APPLIED MEDICAL CORPORATION

Ladies and Gentlemen:

Reference is made to the Security Agreement, dated as of April [_], 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without being defined have the meanings provided for in the Security Agreement), by Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”) and certain other Persons listed on the signature pages thereto (the Borrowers, such other Persons and the Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of Citibank, N.A., as administrative agent (together with any successors thereto in such capacity, the “Administrative Agent”) for each of the Lender Parties.

The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to a “Grantor” shall also mean and refer to the undersigned.

The undersigned hereby collaterally assigns and pledges to the Administrative Agent, for the ratable benefit of the Lender Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Lender Parties, as collateral for the Secured Obligations, a pledge and assignment of, and a security interest in, all of the right, title and interest of the undersigned in and to its Collateral, whether now owned or hereafter acquired, subject to all of the terms and provisions of the Security Agreement, as if such Collateral of the undersigned had been subject to the Security Agreement on the date of its original execution.

The undersigned has attached hereto supplements to Schedules I through V to the Security Agreement, and the undersigned hereby certifies that such supplements are accurate and complete as of the date first above written.

Each Grantor authorizes the Administrative Agent (i) to file one or more U.C.C. financing or continuation statements, and amendments thereto, naming the undersigned as debtor and the Administrative Agent as secured party and (ii) to use any collateral description it determines to be reasonably appropriate to describe the Collateral, which description may include terms such as “all assets” or “all personal property,” in each case “whether now owned or hereafter acquired” or words of similar impact or any other description the Administrative Agent, in its reasonable discretion, chooses in any such U.C.C. financing statements.

The undersigned hereby makes each representation and warranty set forth in Article III of the Security Agreement as to itself and as to its Collateral to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as all the other Grantors.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

SECURITY AGREEMENT SUPPLEMENT

SIGNATURE PAGE

EXHIBIT B

to

Security Agreement

FORM OF FINANCING STATEMENT ATTACHMENTS

[Insert copy of collateral description attachment from each Grantor’s U.C.C.-1 financing statement]

EXHIBIT I-1

BAILEE WAIVER

[Date]

[Name and address of warehouse]

Citibank, N.A., as

    Administrative Agent

20 Pacifica, Suite 300

Irvine, CA 92618

Attention:	Alison Davis

Senior Vice President

Re:	[[Name of Loan Party] :Warehouse Location]

[Name of Loan Party] (together with its successors and assigns, the “Company”) has entered into certain financing arrangements with Citibank, N.A., as administrative agent (together with its successors in such capacity, the “Administrative Agent”) for certain financial institutions (collectively, the “Lenders”) and, as a condition to the Lenders and the Administrative Agent entering into financial arrangements with the Company, the Administrative Agent requires, among other things, that it have a security interest on substantially all of the Company’s assets. Accordingly, the Administrative Agent has requested that [Name of Warehousemen] (together with your successors, the “Warehouseman”), as the owner of the premises located at the above address (the “Premises”), at which Premises the Company now stores, or may hereafter store, certain of its property (“Collateral”), sign and return to the Administrative Agent the enclosed copy of this Bailee Waiver showing that the Warehouseman agrees to the following terms:

(a) The Administrative Agent’s liens, claims, demands, rights and security interests in all or any part of the Collateral shall be prior to all liens, claims, demands, rights and security interests which the Warehouseman may assert against the Company or the Collateral, other than any claim the Warehouseman may have for any accrued and unpaid warehousing fees charged by the Warehouseman for actual storage of the Collateral.

(b) The Warehouseman may issue only non-negotiable warehouse receipts and other non-negotiable documents of title which evidence the Collateral (“Receipts”) to or for the account of the Company.

(c) Until the Warehouseman receives written notice from the Administrative Agent that it is exercising its rights under this Bailee Waiver, the Warehouseman is authorized to release the Collateral to the Company upon the Company’s request. On and after the delivery of any such notice, the Administrative Agent shall have sole dominion and control over the Collateral and the Warehouseman will refuse to release the Collateral to or on behalf of the Company and will only release the Collateral as directed in writing by the Administrative Agent. The Warehouseman shall have no duty to inquire or determine whether the Administrative Agent is entitled to send such notice and may conclusively presume (without any inquiry) that the person delivering the same is authorized to do so. Without limiting the foregoing, the Company agrees that the Warehouseman shall be entitled to conclusively comply with the instructions and demands of the Administrative Agent following delivery of such notice, including if such instructions are contrary to the instructions or demands that the Company may deliver to the Warehouseman.

(d) Following a written request to the Warehouseman from the Administrative Agent, the Warehouseman will deliver to the Administrative Agent, at the address specified above, no later than one Business Day (as defined below) after the Warehouseman’s release of the Collateral, a copy of each receipt describing to whom such Collateral was released and the quantity and description of the released Collateral. “Business Day” means any day on which the Administrative Agent is open for business and is neither a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

(e) The Warehouseman represents and warrants that there are no other bailee waivers covering the Collateral and the Warehouseman is not aware of any lien, claim or encumbrance with respect to the Collateral (other than as described herein). The Warehouseman agrees to inform all of persons who seek to obtain a security interest in the Collateral located on or at the Premises that the Collateral is subject to the first priority security interest of the Administrative Agent.

(f) If the Administrative Agent undertakes to enforce its security interest in the Collateral, the Warehouseman will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises and will not hinder the Administrative Agent’s actions in enforcing its liens on the Collateral.

(g) This Bailee Waiver may be terminated by the Company only upon delivery to the Warehouseman of a written notification thereof jointly executed by Company and the Administrative Agent. This Agreement may be terminated by the Administrative Agent at any time, with or without cause, upon its delivery of written notice thereof to each of Company and the Warehouseman. The Company agrees that (a) the Warehouseman will have no liability to the Company if the Warehouseman complies with the Administrative Agent’s instructions as described above and (b) it will indemnify and hold the Warehouseman harmless in all respects if the Warehouseman complies with such instructions, except to the extent of the Warehouseman’s bad faith, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Company further agrees that it will continue to pay all warehousing fees and other expenses related to the storage of the Collateral and will reimburse the Warehouseman for all reasonable costs or expenses that the Warehouseman incurs as a result of the Warehouseman’s compliance with the terms of this Bailee Waiver. The Administrative Agent shall not be liable or responsible for the payment of any such fees and expenses.

To assist the Administrative Agent in keeping accurate records relating to the Collateral, the Warehouseman agrees to provide the Administrative Agent such information regarding the Collateral as it may reasonably request from time to time.

The terms of this Bailee Waiver can only be modified or terminated by a written agreement signed by the Administrative Agent.

Very truly yours,

[NAME OF LOAN PARTY]

By:
Name:
Title:

Address:

Attention:

Agreed to this day of ,

[NAME OF BAILEE]

By:
Name:
Title:

Address:

Attention:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

BAILEE WAIVER

SIGNATURE PAGE

EXHIBIT I-2

LANDLORD WAIVER

WHEREAS, [Name of Landlord] (together with its successors and assigns, the “Landlord”), is the owner of real property commonly known and numbered as [Identity of Real Property] and more particularly described in Exhibit A attached hereto (the “Premises”), and has leased the Premises to [Name of Loan Party] (together with its successors and assigns, the “Tenant”) under a lease dated [                    ] and described in Exhibit B attached hereto (as the same may be amended from time to time, including any renewal, extension or substitution thereof, the “Lease”); and

WHEREAS, pursuant to the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation, the Borrowers, the Lenders and Citibank, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), the Tenant has granted the Administrative Agent, on behalf of the Lenders, a security interest on substantially all of the Tenant’s property, including the Tenant’s inventory, machinery, equipment, accounts, furniture, inventory, trade fixtures (such as equipment bolted to floors) and all other personal property (excluding building fixtures such as plumbing, lighting and HVAC systems, collectively, the “Personal Property”) which may from time to time be located on or be affixed to the Premises as security for all loans and financial accommodations which the Lenders may make to the Tenant from time to time; and

WHEREAS, the Lenders are willing to make such loans and financial accommodations only if the Landlord subordinates to the Administrative Agent and the Lenders any liens, claims, demands, or rights or security interests which the Landlord may have or acquire with respect to the Personal Property.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord agrees as follows:

The Landlord hereby waives any and all liens, claims, demands, rights and security interests which the Landlord now has or may hereafter acquire with respect to any or all of the Personal Property that may from time to time be located on the Premises (regardless of the means in which the Personal Property is installed or affixed to the Premises or whether the Property is a “fixture” within the meaning of the then applicable Uniform Commercial Code or other applicable law). The Landlord agrees that the Personal Property shall not form a part of the Premises regardless of how it is installed, affixed or located on the Premises.

The Landlord certifies that (a) it is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of the Landlord, there is no defense, offset, claim or counterclaim by or in favor of the Landlord against the Tenant under the Lease or against the obligations of the Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured and the Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease and (e) except as disclosed to the Administrative Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

The Landlord agrees to send to the Administrative Agent at its address specified in paragraph 6 a copy of any notice of default or other notice to take possession of the Premises, in each case as and when sent to the Tenant. Upon receipt of such notice, the Administrative Agent shall have 30 days to cure any such default (but in no event shall Administrative Agent be required to cure any such default); provided, however, in the event any such default is not reasonably susceptible to being cured within 30 days, such 30-day cure period shall be extended as reasonably necessary to allow the Administrative Agent an opportunity to cure such default provided that Administrative Agent has commenced such cure within such 30-day period and thereafter continues to diligently pursue such cure to completion.

The Tenant agrees that (a) the Landlord will have no liability to the Tenant if the Landlord complies with the Administrative Agent’s instruction as described in this Waiver and (b) it will indemnify and hold harmless the Landlord in all respects if the Landlord complies with such instructions.

Subject to paragraph 3, if (a)(i) the Landlord intends to terminate the Lease or otherwise exercise its right to require the Tenant to surrender the Premises (other than upon expiration of the Lease by its own terms) or to remove the Personal Property from the Premises or (ii) the Tenant defaults on its obligations to the Administrative Agent or the Lenders or (b) the Lease expires by its own terms (absent a default thereunder):

(i) the Landlord will cooperate with the Administrative Agent in its efforts to assemble all of the Personal Property located on the Premises and shall not hinder the Administrative Agent in enforcing its liens on the Personal Property;

(ii) the Landlord will permit the Administrative Agent to remain on the Premises, in the case of clause (a), for up to 60 days after the later of (x) the passage of any cure period under the Lease with respect to any action proposed to be taken by the Landlord pursuant to clause (a) and (y) the date the Administrative Agent declares a default under its financing arrangements with the Tenant, and in the case of clause (b), for up to 20 days after the Administrative Agent’s receipt of written notice of such expiration, provided that the Administrative Agent, for the period of time the Administrative Agent uses the Premises, (A) pays or causes to be paid the rental payments or, in the case where the Lease has terminated, the rental payments that would have become due under the Lease for such period if the Lease had not been terminated, for the period of time the Administrative Agent uses the Premises and (B) provides and retains the liability and property insurance coverage and pays utilities required, or which would have been required if the Lease had not been terminated, under the Lease. If any injunction or stay is issued that prohibits the Administrative Agent from removing the Personal Property from the Premises, the commencement of such 90-day period shall be deferred until such injunction or stay is lifted;

(iii) during the period referred to in clause (ii), the Administrative Agent or its representatives may enter upon the Premises at reasonable times for the purpose of removing,

repossessing, inspecting, conducting public auctions or private sales, appraising, maintaining, preparing for sale, repairing, leasing, selling or severing the Personal Property, provided that the Administrative Agent repairs any and all physical damage to the Premises caused by the taking of any such actions;

(iv) the Landlord shall cooperate with the Administrative Agent’s reasonable efforts to re-lease the Premises; and

(v) the Administrative Agent may exercise its rights with respect to the Personal Property as provided in this Waiver without assuming the Lease and the obligations contained therein or incurring any liability to the Landlord, except as provided in this paragraph.

All notices hereunder shall be in writing and delivered as follows: if to the Administrative Agent, Citibank, N.A., 20 Pacifica, Suite 300, Irvine, CA 92618, Attention: Alison Davis, Senior Vice President (Telecopier Number: (949) 623-6830) and if the Landlord, [Name and Address], Attention: [                    ] (Telecopier Number: [                    ]). All such notices shall be sent by telecopier, certified mail, return receipt requested, or other reputable overnight courier.

This Waiver shall remain in full force and effect until you have been advised in writing by the Administrative Agent that the Tenant has paid all of its Obligations payable by Tenant under or in connection with the Credit Agreement, the Notes (as defined in the Credit Agreement) and each other Loan Document (as defined in the Credit Agreement) to the Administrative Agent and the Lenders (other than unasserted contingent indemnification obligations).

This Waiver shall be governed by and interpreted in accordance with the laws of the State of New York. This Waiver shall be binding upon the Landlord and the Landlord’s successors and assigns, inure to the benefit of the Administrative Agent, the Lenders and their successors and assigns. This Waiver can only be modified or terminated by a written agreement signed by the Administrative Agent. This Waiver may be executed in counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement. The Landlord and the Administrative Agent waive their right to a jury trial in respect of any claim or cause of action arising out of this Waiver.

IN WITNESS WHEREOF, the Landlord has executed this Waiver this          day of             .

LANDLORD: [Name of Landlord]

By:
Name: Title:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A., as Administrative Agent

By:
Name: Title:

LANDLORD WAIVER

SIGNATURE PAGE

Exhibit A

Description of Premises

Exhibit B

Description of Lease

EXHIBIT J

GUARANTY

GUARANTY, dated as of April [    ], 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, this “Guaranty”), made by each of the Persons (such capitalized term not otherwise defined herein, and all other capitalized terms not otherwise defined herein, to have the meanings provided for in Article I) listed on the signature pages hereof as a “Guarantor” (such Persons, together with the Additional Guarantors, (as defined herein), are collectively referred to as the “Guarantors” and individually as a “Guarantor”), in favor of CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and the Administrative Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrowers;

WHEREAS, each Guarantor is a Subsidiary of Holdings or a Borrower;

WHEREAS, as a condition precedent to the making of the initial Credit Extension under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Commitments and the making of Credit Extensions from time to time to the Borrowers by the Lenders;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and each other Lender Party to make Credit Extensions (including the initial Credit Extension) to the Borrowers pursuant to the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of each other Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Additional Guarantor” is defined in clause (b) of Section 4.2.

“Administrative Agent” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the first recital.

“Credit Agreement” is defined in the first recital.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantor” and “Guarantors” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Guaranty Supplement” is defined in clause (b) of Section 4.2.

“Holdings” is defined in the first recital.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the “Guaranteed Obligations”):

(a) all Obligations of Holdings, the Borrowers and each other Loan Party, including all amounts payable under or in connection with the Credit Agreement and each other Loan Document (including this Guaranty), whether for principal, interest, fees, expenses or otherwise; and

(b) subject to the limitations set forth in Section 10.3 and 10.4 of the Credit Agreement, any and all costs and expenses incurred by each Lender Party in enforcing any of its rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against Holdings, the Borrowers, any other Loan Party or any Collateral before or as a condition to the obligations of each Guarantor hereunder. Notwithstanding the foregoing, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state Law.

SECTION 2.2 Acceleration of Guaranty. Each Guarantor agrees that, if any Event of Default under Section 8.1.9 of the Credit Agreement shall occur or the Credit Extensions are declared due and payable, each Guarantor will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Guaranteed Obligations that are then due and payable.

SECTION 2.3 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all Commitments shall have irrevocably terminated. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of such Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;

(b) the failure of any Lender Party:

(i) to assert any claim or demand or to enforce any right or remedy against Holdings, the Borrowers, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;

(d) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(e) any defense, set-off or counterclaim which may at any time be available to or be asserted by Holdings, the Borrowers or any other Loan Party against any Lender Party;

(f) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

(g) any other circumstances (other than the payment of the Guaranteed Obligations under the Loan Documents as provided in the first sentence of this Section) which might otherwise constitute a defense available to, or a legal or equitable discharge of, Holdings, the Borrowers, any other Loan Party or any Guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.9 of the Credit Agreement.

SECTION 2.4 Reinstatement, etc. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of Holdings, the Borrowers, any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver. Each Guarantor hereby waives, to the extent permitted under applicable law, promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property or exhaust any right or take any action against Holdings, the Borrowers, any other Loan Party or any other Person (including any other guarantor of the Guaranteed Obligations) or any collateral securing the Guaranteed Obligations.

SECTION 2.6 Waiver of Subrogation. Each Guarantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Guaranteed Obligations under the Loan Documents (other than unasserted contingent indemnification obligations) have been paid in full in cash (or, in the case of Letter of Credit Outstandings not then due and owing, have been cash collateralized or back-stopped by another letter of credit, in each case in an amount equal to 103% of such Letter of Credit Outstandings, on terms, pursuant to documentation and, in the case of the back-stop letter of credit, from a financial institution, all in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) and all Commitments shall have been irrevocably terminated, any claim or other rights which it may now or hereafter acquire against Holdings, the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against Holdings, the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract or Law. If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent on behalf of the Lender Parties to be credited and applied against the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free of Taxes. All payments made by the Guarantors hereunder shall be free and clear of all Taxes except as provided in Section 4.6 of the Credit Agreement.

ARTICLE III

REPRESENTATIONS AND COVENANTS

SECTION 3.1 Representations and Warranties. Each Guarantor hereby represents and warrants, as of the date it becomes a party to this Guaranty and the making of each Credit Extension, to the Administrative Agent as set forth below:

(a) such Guarantor is validly organized and existing and in good standing (to the extent the concept of good standing is applicable under the laws of such jurisdiction) under the Laws of its jurisdiction of organization, and has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into this Guaranty and the other Loan Documents to which it is a party and to perform the obligations contemplated hereby and thereby;

(b) the execution and delivery by such Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by such Guarantor of the transactions contemplated hereby and thereby, are within each such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary action of such Guarantor. This Guaranty and such other Loan Documents to which such Guarantor is a party have each been duly executed and delivered by such Guarantor and each constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity); and

(c) the execution, delivery and performance of this Guaranty and the other Loan Documents to which such Guarantor is a party do not (i) contravene or result in a default under such Guarantor’s Organizational Documents, (ii) contravene or result in a default in any material respect under any Material Agreement to which such Guarantor is a party, (iii) contravene any Law binding on such Guarantor, (iii) require any filings, consents or authorizations with any Governmental Authority which have not been duly obtained or (v) result in the creation or imposition of any Lien on such Guarantor’s properties (other than Liens pursuant to the Loan Documents).

SECTION 3.2 Covenants. Each Guarantor agrees to comply with all the covenants contained in the Credit Agreement and the other Loan Documents that are applicable to it.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.

SECTION 4.2 Amendments, etc.; Additional Guarantors; Successors and Assigns.

(a) No amendment to or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 10.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each a “Guaranty Supplement”), such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor, and each reference in this Guaranty to “Guarantor” shall also mean and refer to such Additional Guarantor.

(c) Any Guarantor that becomes an Excluded Foreign Subsidiary or is sold or disposed of in accordance with the terms of the Credit Agreement after the date hereof shall, promptly following a notification by such Guarantor to the Administrative Agent, be automatically released from the terms hereof and of the other Loan Documents. Promptly following such notice by such Guarantor, the Administrative Agent shall, at the sole cost of the Guarantor, sign any releases or similar documentation reasonably requested by such Guarantor in order to evidence such release.

(d) This Guaranty shall be binding upon each Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that no Guarantor may assign its obligations hereunder without the prior written consent of the Administrative Agent (except in the case of an assignment resulting directly from a consolidation or merger of such Guarantor into or with another Loan Party as permitted under clause (a) of Section 7.2.9 of the Credit Agreement). Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Credit Extension held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 10.10 and Article IX of the Credit Agreement.

SECTION 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 10.2 of the Credit Agreement. All notices to each Guarantor shall be sent care of AMRC at its address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.

SECTION 4.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrative Agent and each other Lender Party shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

SECTION 4.5 Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Lender Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Lender Party, as the case may be, to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Administrative Agent or any such Lender Party shall have made any demand under this Guaranty. The Administrative Agent and each other Lender Party agrees promptly to notify AMRC and the Administrative Agent (if applicable) after any such set-off and application made by the Administrative Agent or any such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any of the other Lender Parties may have.

SECTION 4.6 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.

SECTION 4.7 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4.8 Governing Law; Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 4.9 Waiver of Jury Trial. EACH GUARANTOR AND LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN

CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR ANY GUARANTOR. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS GUARANTY.

SECTION 4.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR ANY GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH LENDER PARTY AND GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 4.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GUARANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH OTHER PARTY HERETO ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.

SECTION 4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

APPLIED MEDICAL PROPERTIES I, LLC
By: Applied Medical Resources Corporation, as its Sole Member

By:
Name:
Title:

APPLIED MEDICAL PROPERTIES II, LLC
By: Applied Medical Resources Corporation, as its Sole Member

By:
Name:
Title:

GUARANTY

SIGNATURE PAGE

Acknowledged and Accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

GUARANTY

SIGNATURE PAGE

EXHIBIT A

to

Guaranty

FORM OF GUARANTY SUPPLEMENT

[Date]

Citibank, N.A.,

    as Administrative Agent

20 Pacifica, Suite 300

Irvine, CA 92618

Attention:	Alison Davis

Senior Vice President

APPLIED MEDICAL CORPORATION

Ladies and Gentlemen:

Reference is made to the Guaranty, dated as of April [_], 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Guaranty”; capitalized terms used herein without being defined have the meanings provided for in the Guaranty), by each of the Persons listed on the signature pages thereto as a Guarantor (together with such Persons executing an agreement in substantially the form hereof, each as “Guarantor” and collectively the “Guarantors”), in favor of Citibank, N.A., as administrative agent (together with any successors thereto in such capacity, the “Administrative Agent”) for each of the Lender Parties.

The undersigned hereby agrees, as of the date first above written, to become a Guarantor under the Guaranty as if it were an original party thereto and agrees that each reference in the Guaranty to a Guarantor shall also mean and refer to the undersigned.

The undersigned hereby jointly and severally (together with each other Guarantor) unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, all the Guaranteed Obligations, subject to all the terms of the Guaranty.

The undersigned hereby makes each representation and warranty set forth in Section 3.1 of the Guaranty as to itself to the same extent as each other Guarantor, and hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Guaranty to the same extent as all the other Guarantors.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

GUARANTY SUPPLEMENT

SIGNATURE PAGE

EXHIBIT K

EFFECTIVE DATE CERTIFICATE

APPLIED MEDICAL CORPORATION

[            ] [    ], [            ]

This Effective Date Certificate (this “Certificate”) is delivered pursuant to Section 5.1.14 of the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

The undersigned, each an Authorized Officer of Holdings and each Borrower, as applicable, hereby certify, represent and warrant for and on behalf of Holdings and each Borrower, as of the date of the initial Credit Extension, as follows:

Authority. The undersigned are authorized and empowered to execute and deliver this Certificate for and on behalf of Holdings and each Borrower.

Material Agreements. Attached at Annex I hereto are true and correct copies of the Material Agreements.

Representations and Warranties. Both before and after giving effect to the initial Credit Extension, the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects, provided that such representations and warranties (a) that relate to an earlier date and shall be true and correct in all material respects as of such earlier date shall be true and correct as of such earlier date and (b) shall be true and correct in all respects if they are qualified by a materiality standard.

No Default or Event of Default. No Default or Event of Default has occurred or is continuing or would result from the making of the initial Credit Extension.

IN WITNESS WHEREOF, each of the undersigned has executed this Effective Date Certificate in his aforesaid capacity as of the date first set forth above.

APPLIED MEDICAL CORPORATION

By:

Name:
Title:

APPLIED MEDICAL RESOURCES CORPORATION

By:

Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:

Name:
Title:

EFFECTIVE DATE CERTIFICATE

SIGNATURE PAGE

Annex I

Material Agreements

EXHIBIT L

SOLVENCY CERTIFICATE

APPLIED MEDICAL CORPORATION

[                ] [     ], [                ]

This Solvency Certificate (this “Certificate”) is delivered to Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 5.1.13 of the Credit Agreement, dated as of April 17, 2012 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and the Administrative Agent. Capitalized terms used herein without definition have the meanings provided in the Credit Agreement.

I hereby certify to the Administrative Agent and each Lender, in good faith and to the best of my knowledge and belief, as follows:

The undersigned duly qualified and acting [Chief Financial Officer] of Holdings is employed in a position involving responsibility for the management of the financial affairs and the preparation of financial statements of Holdings and its Subsidiaries. I have, together with other officers of Holdings, acted on behalf of Holdings in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.

I have carefully reviewed the contents of this Certificate.

In connection with the issuance of this Certificate, I have reviewed and relied upon the financial statements delivered pursuant to Section 5.1.7 of the Credit Agreement and have no reason to believe that they are not a fair and reasonable presentation as of the dates thereof of the financial position of Holdings and the Subsidiaries. In addition, I have reviewed such other information that I have deemed necessary and appropriate.

Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, as follows:

(a) Holdings and its Subsidiaries on a consolidated basis are Solvent; and

(b) neither Holdings nor any of its Subsidiaries has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of Holdings or any of its Subsidiaries.

I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby.

I am delivering this Certificate in my capacity as the Chief Financial Officer of Holdings and not in my personal capacity.

I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate as of the date first set forth above.

APPLIED MEDICAL CORPORATION

By:
Name:
Title:

SOLVENCY CERTIFICATE

SIGNATURE PAGE

EXHIBIT M

INCREMENTAL COMMITMENT JOINDER AGREEMENT

INCREMENTAL COMMITMENT JOINDER AGREEMENT, dated as of [                    ] (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, this “Agreement”), among [NAME OF INCREMENTAL LENDER] (the “Incremental Lender(s)”), APPLIED MEDICAL CORPORATION (“Holdings”) and APPLIED MEDICAL RESOURCES CORPORATION and APPLIED MEDICAL DISTRIBUTION CORPORATION (each a “Borrower” and collectively the “Borrowers”) in favor of CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of April 17, 2012, (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined); and

WHEREAS, pursuant to Section 2.10 of the Credit Agreement one or more existing Lenders or new Lenders may provide an Incremental Commitment (as defined below) to the Borrowers;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Incremental Commitment and Incremental Loans. The Incremental Lender agrees to make, from and after the date fully executed counterparts of this Agreement have been exchanged among the parties hereto and AMRC and the Administrative Agent have each confirmed that all the conditions to the effectiveness of this Agreement have been satisfied (the “Incremental Commitment Effective Date”), loans (collectively, the “Incremental Loans”) [and participate in Letters of Credit] to the Borrowers pursuant to the [Delayed Draw Term Loan Commitment] [Revolving Loan Commitment] in an aggregate principal amount not to exceed [$            ] (each, an “Incremental Commitment”) on the terms and subject to the conditions set forth below. 36[Schedule I hereto sets forth each Incremental Lender’s Incremental Commitment as of the date hereof.] 37[The Incremental Commitment is in addition to the Incremental Lender’s existing Commitments under the Credit Agreement, which shall continue to be subject in all respects by the terms of the Credit Agreement and the other Loan Documents].

SECTION 2. Confirmations, Etc. The Incremental Lender (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any

[36]	Include if there are multiple Incremental Lenders signing the Incremental Commitment Joinder Agreement.
[37]	Include if the Incremental Lender is an existing Lender under the Credit Agreement.

other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform. in accordance with the terms of the Credit Agreement, all obligations that are required to be performed by it as an Incremental Lender.

SECTION 3. Terms of Incremental Commitment. The Incremental Lender hereby agrees to make its Incremental Commitment and Incremental Loans [and participate in Letters of Credit] on the following terms and conditions:

(a) Applicable Margin. The Applicable Margin for the Incremental Loans is [        %] [the same as provided in the Credit Agreement].

(b) Maturity Date. The maturity date for the Incremental Commitment and the Incremental Loans is [                    ].

[(c) Amortization. The amortization for the Incremental Loans is as follows                    .]

(c) Other. [COMPLETE].

SECTION 4. Incremental Lender Obligations. The Incremental Lender acknowledges and agrees that, upon its execution of this Agreement, such Incremental Lender shall become a Lender under, and entitled to the benefits of, the Credit Agreement and the other Loan Documents with respect to its Incremental Commitment and Incremental Loans, and shall be subject to and bound by the terms thereof.

SECTION 5. Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Commitment and Incremental Loans shall otherwise be subject in all respects to the provisions of the Credit Agreement and the other Loan Documents.

SECTION 6. Borrowers’ Certifications. By its execution of this Agreement, each Borrower hereby certifies, as of the Incremental Commitment Effective Date, that:

(a) both before and after giving effect to any Incremental Loan made as of the Incremental Commitment Effective Date, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, provided, that any such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard;

(b) both before and after giving effect to any Incremental Loan made as of the Incremental Commitment Effective Date, no Default or an Event of Default has occurred and is continuing; and

(c) attached at Annex I hereto is a true and correct copy of the resolutions of the Board of Directors of each Borrower authorizing the incurrence of the Incremental Commitment and the Incremental Loans.

SECTION 7. 38[Eligible Assignee. By its execution of this Agreement, the Incremental Lender represents and warrants that it is an Eligible Assignee.]

SECTION 8. 2[Notices. For purposes of the Credit Agreement, the initial notice address for the Incremental Lender shall be as set forth below its signature below.]

SECTION 9. 2[Foreign New Lenders. The Incremental Lender that is a Foreign Lender, hereby delivers to the Administrative Agent those forms that are required to be delivered pursuant to clause (e) of Section 4.6 of the Credit Agreement].

SECTION 10. Note Evidencing Incremental Loans. If requested by the Incremental Lender, the Borrowers agree to promptly deliver to such Incremental Lender [a Delayed Draw Term][Revolving] Note evidencing its Incremental Loans] [a replacement [Delayed Draw Term] [Revolving] Note evidencing its [Incremental Loans][Incremental Commitment], provided that the Incremental Lender delivers to AMRC substantially contemporaneously therewith its existing [Delayed Draw Term] [Revolving] Note being replaced].

SECTION 11. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

SECTION 12. Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same

[38]	Include if the Incremental Lender is not an existing Lender under the Credit Agreement.

agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“pdf.”) or similar format) shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

[NAME OF INCREMENTAL LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

APPLIED MEDICAL CORPORATION

By:
Name:
Title:

APPLIED MEDICAL RESOURCES CORPORATION

By:
Name:
Title:

APPLIED MEDICAL DISTRIBUTION CORPORATION

By:

Name:
Title:

ACCEPTED AND ACKNOWLEDGED

CITIBANK, N.A.,

    as Administrative Agent

INCREMENTAL COMMITMENT JOINDER AGREEMENT

SIGNATURE PAGE

By:
Name:
Title:

SCHEDULE I

to Incremental Commitment Joinder Agreement

Incremental Commitments

Incremental Lender	Incremental Commitment

ANNEX I

to Incremental Commitment Joinder Agreement

Board of Directors’ Resolutions

EXHIBIT N-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 17, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for Lenders.

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this Certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and each Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this Certificate, the undersigned agrees that (a) if the information provided on this Certificate changes, the undersigned shall promptly so inform each Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished each Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided for in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[ ]

EXHIBIT N-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 17, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for Lenders.

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this Certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this Certificate, the undersigned agrees that (a) if the information provided on this Certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided for in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[ ]

EXHIBIT N-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 17, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for Lenders.

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this Certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this Certificate, the undersigned agrees that (a) if the information provided on this Certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided for in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[ ]

EXHIBIT N-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 17, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Applied Medical Corporation (“Holdings”), Applied Medical Resources Corporation and Applied Medical Distribution Corporation (each a “Borrower” and collectively the “Borrowers”), the Lenders and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for Lenders.

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this Certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any Notes evidencing such Loans), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and each Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this Certificate, the undersigned agrees that (a) if the information provided on this Certificate changes, the undersigned shall promptly so inform each Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished each Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided for in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[ ]